Exhibit 10.1

$415,000,000

AMENDED AND RESTATED

CREDIT AGREEMENT

among

THE PANTRY, INC.

as Borrower,

and

THE DOMESTIC SUBSIDIARIES OF THE BORROWER

FROM TIME TO TIME PARTIES HERETO,

as Guarantors,

THE LENDERS PARTIES HERETO,

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

CREDIT SUISSE FIRST BOSTON,

ACTING THROUGH ITS CAYMAN ISLANDS BRANCH,

as Syndication Agent,

and

WELLS FARGO BANK,

as Documentation Agent

Dated as of March 12, 2004

WACHOVIA CAPITAL MARKETS, LLC,

and

CREDIT SUISSE FIRST BOSTON,

ACTING THROUGH ITS CAYMAN ISLANDS BRANCH,

as Co-Lead Arrangers and Joint Book Runners

i

Schedules

Schedule 1.1-1	Account Designation Letter
Schedule 1.1-2	Form of Mortgage
Schedule 1.1-3	Material Contracts
Schedule 1.1-4	Existing Letters of Credit
Schedule 1.1-5	Existing Hedging Agreements
Schedule 2.1(a)	Schedule of Lenders and Commitments
Schedule 2.1(b)(i)	Form of Notice of Borrowing
Schedule 2.1(e)	Form of Revolving Note
Schedule 2.2(d)	Form of Term Note
Schedule 2.5(d)	Form of Swingline Note
Schedule 2.8(a)	Form of Notice of Prepayment
Schedule 2.11	Form of Notice of Conversion/Extension
Schedule 2.19	Section 2.19 Certificate
Schedule 3.1-1	Jurisdictions of Incorporation/Organization
Schedule 3.1-2	Subsidiaries; Capital Structure
Schedule 3.2(b)	Conflicts with Contractual Obligations; Consents
Schedule 3.5(b)	Real Properties
Schedule 3.5(c)	Locations of Collateral
Schedule 3.7	Tax Assessments
Schedule 3.11	ERISA
Schedule 3.13	Environmental Matters
Schedule 3.17	Related Agreements
Schedule 3.21	Intellectual Property
Schedule 4.1-1	Form of Secretary’s Certificate
Schedule 4.1-2	Mortgaged Properties
Schedule 4.1-3	Form of Solvency Certificate
Schedule 5.9	Form of Joinder Agreement
Schedule 5.10	Golden Gallon Assets Held for Sale
Schedule 6.1	Indebtedness
Schedule 6.2	Liens
Schedule 6.3	Investments
Schedule 6.4	Contingent Obligations
Schedule 6.8-1	Existing Sale and Lease-Back Transactions
Schedule 6.8-2	Permitted Sale and Lease-Back Properties
Schedule 9.2	Schedule of Lenders’ Lending Offices
Schedule 9.6(c)	Form of Commitment Transfer Supplement

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 12, 2004, among THE PANTRY, INC., a Delaware corporation, (the “Borrower”), those Domestic Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages hereto and such other Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (individually a “Guarantor” and collectively the “Guarantors”), the several banks and other financial institutions as may from time to time become parties to this Credit Agreement (individually a “Lender” and collectively the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the guarantors party thereto, the lenders party thereto and Wachovia Bank National Association, as agent, are parties to that certain Credit Agreement dated as of April 14, 2003 (as amended and modified, the “Existing Credit Agreement”);

WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement on the terms and conditions hereinafter set forth;

WHEREAS, in connection with the refinancing of the Existing Credit Agreement in accordance with the terms hereof, the Borrower has requested that the Lenders make loans and other financial accommodations to the Borrower in the amount of $415,000,000, as more particularly described herein; and

WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Borrower on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms.

As used in this Credit Agreement, terms defined in the preamble to this Credit Agreement have the meanings therein indicated, and the following terms have the following meanings:

“1997 Senior Subordinated Note Indenture” shall mean the indenture dated as of October 23, 1997, between the Borrower, the guarantors named therein and United States Trust Company of New York, as trustee, pursuant to which the Senior Subordinated Notes were issued, as such indenture may be amended from time to time to the extent permitted under Section 6.13.

“1997 Senior Subordinated Notes” shall mean the 10 1/4% Senior Subordinated Notes due 2007 of the Borrower issued pursuant to the 1997 Senior Subordinated Note Indenture, as such notes may be amended from time to time to the extent permitted under Section 6.13.

“Account Designation Letter” shall mean the Notice of Account Designation Letter dated the Closing Date from the Borrower to the Administrative Agent substantially in the form attached hereto as Schedule 1.1-1.

“Additional Acquisition” shall have the meaning set forth in Section 6.7(e).

“Additional Credit Party” shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.9.

“Additional Loan” shall have the meaning set forth in Section 2.3.

“Additional Mortgage” shall have the meaning set forth in Section 5.11(a).

“Additional Mortgage Policy” shall have the meaning set forth in Section 5.11(a).

“Additional Mortgaged Property” shall have the meaning set forth in Section 5.11(a).

“Administrative Agent” shall have the meaning set forth in the first paragraph of this Credit Agreement and any successors in such capacity.

“Affiliate” shall mean as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall be deemed an Affiliate of the Borrower solely by reason of the relationship created by the Credit Documents.

“Affiliate Agreements” shall mean, collectively, all employment agreements, consulting agreements, and any other agreements, documents or arrangements between any Credit Party and any of its Affiliates, executive officers, directors, shareholders or any Affiliates of any such officers, directors or shareholders.

“Agreement” or “Credit Agreement” shall mean this Amended and Restated Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced from time to time by Wachovia at its principal office in

Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

“Alternate Base Rate Loans” shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

“Applicable Margin” shall mean, for any day, the rate per annum set forth below opposite the applicable Level then in effect based on the Leverage Ratio, it being understood that the Applicable Margin for (a) Revolving Loans that are Alternate Base Rate Loans shall be the percentage set forth under the column “Alternate Base Rate Margin for Revolving Loans”, (b) Revolving Loans that are LIBOR Rate Loans shall be the percentage set forth under the column “LIBOR Rate Margin for Revolving Loans and Letter of Credit Fee”, (c) the portion of the Term Loan consisting of Alternate Base Rate Loans shall be the percentage set forth under the column “Alternate Base Rate Margin for Term Loan”, (d) the portion of the Term Loan consisting of LIBOR Rate Loans shall be the percentage set forth under the column “LIBOR Rate Margin for Term Loan”, and (e) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee:”

Level	Leverage Ratio	Alternate Base Rate Margin for Revolving Loans	LIBOR Rate Margin for Revolving Loans	Alternate Base Rate Margin for Term Loan	LIBOR Rate Margin for Term Loan	Commitment Fee
I	≥ 3.50 to 1.0	1.50%	2.75%	1.50%	2.75%	0.75%
II	< 3.50 to 1.0	1.50%	2.75%	1.25%	2.50%	0.75%

The Applicable Margin shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the quarterly financial information in the case of the first three Fiscal Quarters, and annual financial information in the case of the fourth Fiscal Quarter, and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of

Sections 5.1(a), (b) and (c) pursuant to which the Borrower notifies the Administrative Agent of a change in the applicable pricing Level based on the financial information contained therein (each an “Interest Determination Date”). Such Applicable Margin shall be effective from such Interest Determination Date until the next such Interest Determination Date. Notwithstanding the foregoing, the initial Applicable Margin shall be based on Level I until the first Interest Determination Date occurring after December 31, 2004. After the Closing Date, if the Borrower shall fail to provide the quarterly or annual financial information and certifications in accordance with the provisions of Sections 5.1(a), (b) and (c), the Applicable Margin from such Interest Determination Date shall, on the date five (5) Business Days after the date by which the Borrower was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Leverage Ratio.

“Asset Disposition” shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of the Borrower or any of its Subsidiaries whether by sale, lease, transfer or otherwise. The term “Asset Disposition” shall not include (a) the sale, lease or transfer of assets permitted by Sections 6.7(a), (c) and (f) hereof, (b) any Recovery Event or (c) any Equity Issuance.

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Borrower” shall have the meaning set forth in the first paragraph of this Credit Agreement.

“Borrowing Date” shall mean, in respect of any Loan, the date such Loan is made.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease” shall mean any lease of property, real, personal or mixed, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capital Stock” shall mean (a) in the case of a corporation, Capital Stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of Capital Stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Carry Forward” shall have the meaning set forth in Section 6.6(d).

“Cash” shall mean money, currency or a credit balance in a Deposit Account.

“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s and (g) money market mutual funds (i) that invest substantially all of their assets in investments of the types referenced in clauses (a) – (f) and (ii) having the highest rating available from S&P or Moody’s.

“Change of Control” shall mean (a) any Person or “group” other than the Permitted Holders shall have acquired or hold “beneficial ownership,” directly or indirectly, of, or shall have acquired or hold by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower or 35% or more of the economic interests of the Borrower, unless the Permitted Holders beneficially own, directly or indirectly, a greater percentage than such Person or “group” of the combined voting power of all Voting Stock of the Borrower or of the economic interests of the Borrower, as applicable, (b) the Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Borrower then in office or (c) a “Change of Control” as defined in the Senior Subordinated Note Indenture or the indenture or other documentation pursuant to which any Subordinated Indebtedness permitted under subsection 6.1(f) is issued shall have occurred. As used herein, “beneficial ownership” and “group” shall have the meanings provided in Rule 13d-3 and Rule 13d-5, respectively, of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

“Closing Date” shall mean the date of this Credit Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents and any other collateral from time to time securing the Credit Party Obligations.

“Collateral Account” shall have the meaning set forth in the Collateral Account Agreement.

“Collateral Account Agreement” shall mean the Collateral Account Agreement executed and delivered by the Borrower and the Administrative Agent on the Closing Date, as such Collateral Account Agreement may be amended, modified, supplemented or restated from time to time.

“Commitment” shall mean the Revolving Commitment, the LOC Commitment, the Swingline Commitment, and the Term Loan Commitment, individually or collectively, as appropriate.

“Commitment Fee” shall have the meaning set forth in Section 2.6(a).

“Commitment Percentage” shall mean the Revolving Commitment Percentage and/or the Term Loan Commitment Percentage, as appropriate.

“Commitment Period” shall mean the period from and including the Closing Date to but not including the Revolving Commitment Termination Date.

“Commitment Transfer Supplement” shall mean a Commitment Transfer Supplement, substantially in the form of Schedule 9.6(c).

“Confidential Information” shall have the meaning set forth in Section 9.15.

“Consolidated Capital Expenditures” shall mean, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries and including Additional Acquisitions, but excluding expenditures made in connection with any Permitted Acquisition) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries net of the amount of any reimbursement payments made to the Borrower or any of its Subsidiaries by any third parties in connection with any such expenditures to the extent that such expenditures have actually been made by the Borrower or its Subsidiaries for such Fiscal Year.

“Consolidated EBITDA” shall mean, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net

Income, has been deducted for (i) Consolidated Interest Expense for such period, (ii) total federal, state, local and foreign income, franchise, value added and similar taxes for such period, (iii) total depreciation expense for such period, (iv) total amortization expense for such period, including but not limited to goodwill, organization costs and other intangibles and (v) fees and expenses incurred in connection with the closing of this Credit Agreement, the closing of the Senior Subordinated Notes, any secondary offering of the Borrower’s Capital Stock and similar capital events (including, without limitation, debt and equity issuances), plus/minus (c) an amount which, in the determination of Consolidated Net Income, has been deducted (or added as the case may be) for other non-recurring non-cash items decreasing or increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for the Borrower and its Subsidiaries in conformity with GAAP.

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any consecutive four Fiscal Quarter period, the ratio of (a) Consolidated Pro Forma EBITDA for such period, to (b) the sum of Consolidated Interest Expense for such period plus Scheduled Debt Payments for such period plus total federal, state, local and foreign income, franchise, value added and similar taxes paid in cash during such period plus Consolidated Capital Expenditures (net of any proceeds of any related financing with respect to such expenditures as permitted under Section 6.1(c)) for such period plus cash dividends and cash repurchases of Capital Stock of the Borrower made pursuant to Section 6.5(c).

“Consolidated Interest Expense” shall mean, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including Letter of Credit Fees and net cash costs under Hedging Agreements (excluding any mark-to-market adjustments related thereto), but excluding, however, any amortization or write-off of deferred financing costs, any prepayment penalties with respect to the 1997 Senior Subordinated Notes and the loans under the Existing Credit Agreement and any amounts referred to in Section 2.6 payable to the Administrative Agent and the Lenders on or before the Closing Date.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or such Person’s assets are acquired by the Borrower or any of its Subsidiaries, (c) any after-tax gains or losses attributable to asset sales of any Pension Plan, (d) the cumulative effect of any adopted accounting change included in the current Fiscal Year’s income statement and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net non-cash extraordinary losses.

“Consolidated Pro Forma EBITDA” shall mean, for any consecutive four Fiscal Quarter period, without duplication, (a) Consolidated EBITDA for such four Fiscal Quarter period, plus

(b) for any business acquired during such four Fiscal Quarter period, (i) EBITDA of such acquired business determined as though such business were acquired as of the first day of such period by the Borrower and its Subsidiaries; provided that, with respect to the Golden Gallon Acquisition, the EBITDA of the Golden Gallon Assets shall be adjusted for the incremental lease expense associated with the Sale Leaseback Transaction, plus (ii) the amount of any historical extraordinary or nonrecurring costs or expenses or other verifiable costs or expenses that will not continue after the acquisition date (including without limitation (A) excess owner/management compensation and (B) cost savings resulting from the Golden Gallon Acquisition allocable to such period; provided that the aggregate amount of all such cost savings shall be limited to $2,600,000), plus (iii) any reasonable operating expenses (including, without limitation, allocated general and administrative expenses) to be eliminated and any costs savings resulting from the inclusion of such acquired business under existing contractual arrangements, in each case that are approved by the Administrative Agent.

“Consolidated Pro Forma Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt (excluding the 1997 Senior Subordinated Notes) as of the last day of the Fiscal Quarter of the Borrower ending on or immediately prior to such date, net of cash and Cash Equivalents in excess of $30,000,000 on the balance sheet of the Borrower as of the last day of such Fiscal Quarter, such netted amount not to exceed $10,000,000, to (b) Consolidated Pro Forma EBITDA for the four consecutive Fiscal Quarter period ending as of the last day of the Fiscal Quarter of the Borrower ending on or immediately prior to such date of determination.

“Consolidated Total Debt” shall mean, as of any date of determination, all Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” shall mean, at any time, the excess of (i) current assets (excluding cash and Cash Equivalents) of the Credit Parties and their Subsidiaries on a consolidated basis at such time less (ii) current liabilities (but excluding the current portion of any long-term Indebtedness) of the Credit Parties and their Subsidiaries on a consolidated basis at such time, all in accordance with GAAP.

“Contingent Obligation” shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (c) under Hedge Agreements. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and (ii) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (A) or (B) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

“Continuing Directors” shall mean the directors of the Borrower on the Closing Date and each other director, if in each case such other director’s nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

“Contractual Obligation” shall mean, as applied to any Person, any provision of any Capital Stock issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Copyright Licenses” shall mean any written agreement naming any Credit Party as licensor and granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 3.21.

“Copyrights” shall mean (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright office including, without limitation, any thereof referred to in Schedule 3.21, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 3.21.

“Credit Documents” shall mean this Credit Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, any Commitment Transfer Supplement, the LOC Documents and the Security Documents and all other agreements, documents, certificates and instruments delivered to the Administrative Agent or any Lender by any Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Hedging Agreement).

“Credit Party” or “Credit Parties” shall mean any of the Borrower or the Guarantors, individually or collectively, as appropriate.

“Credit Party Obligations” shall mean, without duplication, (a) all of the obligations, indebtedness and liabilities of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents including principal, interest, fees, reimbursements and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (b) all liabilities and obligations, whenever arising, owing from the Credit Parties or any of their Subsidiaries to any Hedging Agreement Provider arising under any Secured Hedging Agreement permitted pursuant to Section 6.3(h).

“Debt Issuance” shall mean the incurrence of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries (excluding, for purposes hereof, any Equity Issuance or any Indebtedness of the Credit Parties and their Subsidiaries permitted to be incurred pursuant to Section 6.1 hereof (other than Indebtedness incurred after the Closing Date pursuant to Section 6.1(g)).

“Default” shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Defaulting Lender” shall mean, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the term of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Administrative Agent or any Lender when due an amount owed by such Lender pursuant to the terms of this Credit Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disqualified Capital Stock” shall mean, with respect to any Person, Capital Stock of such Person as to which (a) the maturity, (b) mandatory redemption or (c) redemption, repurchase, conversion or exchange at the option of the holder thereof occurs, or may occur, on or prior to the date that is six months after the Term Loan Maturity Date; provided, however, that such Capital Stock that would not otherwise be characterized as Disqualified Capital Stock under this definition shall not constitute Disqualified Capital Stock solely as a result of provisions thereof giving holders thereof the right to require such Person to repurchase or redeem Capital Stock upon the occurrence of a “change of control” occurring prior to the Term Loan Maturity Date, if (i) such repurchase obligation may not be triggered unless an Event of Default under this Agreement also arises and (ii) no such repurchase or redemption is permitted to be consummated unless and until all Credit Party Obligations (other than inchoate indemnification and reimbursement obligations) shall have been satisfied in full.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s Domestic Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

“Domestic Subsidiary” shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“EBITDA” shall mean for any business acquired by the Borrower and its Subsidiaries, “Consolidated EBITDA” as defined herein substituting references to such acquired business for references to “the Borrower and its Subsidiaries” as used in such definition.

“Employee Benefit Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was maintained or contributed to by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” shall mean any written investigation, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” shall mean any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other published requirements of Governmental Authorities relating to (a) environmental matters, including those relating to any Hazardous Materials Activity, (b) the generation, use, storage, transportation or disposal of Hazardous Materials, or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Borrower or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. §136 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

“Equity Issuance” shall mean any issuance by any the Borrower or any of its Subsidiaries to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants (excluding any shares of its Capital Stock pursuant to the exercise of stock options held by officers or employees of the Credit Parties) or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term “Equity Issuance” shall not include (i) any Asset Disposition, (ii) any Debt Issuance or (iii) any issuance of shares of Capital Stock of the Borrower as consideration for or in connection with a Permitted Acquisition.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” shall mean, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of the Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Borrower or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower or such Subsidiary and with respect to liabilities arising after such period for which the Borrower or such Subsidiary could be liable under the Code or ERISA.

“ERISA Event” shall mean (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standards of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of an Employee Benefit Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the withdrawal by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which constitutes grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or it is insolvent pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could give rise to the imposition on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits or for a qualified domestic relations order) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under

Section 501(a) of the Code; (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan; or (l) the adoption of an amendment to any Employee Benefit Plan requiring the provision of security to such Employee Benefit Plan pursuant to Section 307 of ERISA.

“Eurodollar Reserve Percentage” shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Excess Cash Flow” shall mean, with respect to the Fiscal Year ending September 29, 2005 and each Fiscal Year ending thereafter for the Credit Parties and their Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBITDA for such period minus (b) Consolidated Capital Expenditures actually made by any Credit Party or Subsidiary for such period to the extent not financed with the proceeds of Indebtedness minus (c) Scheduled Debt Payments made during such period minus (d) Consolidated Interest Expense actually paid in cash by a Credit Party or Subsidiary for such period minus (e) amounts actually paid in cash in respect of total federal, state, local and foreign income, value added and similar taxes for such period minus (f) increases or plus decreases in Consolidated Working Capital for such period from the same period in the prior fiscal year minus (g) cash paid during such Fiscal Year as consideration in connection with a Permitted Acquisition to the extent such cash paid has not been previously deducted in calculating Excess Cash Flow for a prior Fiscal Year pursuant to clause (h), minus (h) cash to be paid as consideration in connection with a Permitted Acquisition to extent a Credit Party has entered into a letter of intent during such Fiscal Year with respect to such Permitted Acquisition; provided that, if such letter of intent (or the purchase agreement with respect to such Permitted Acquisition) is terminated or if such Permitted Acquisition not consummated, the Borrower shall promptly prepay the Loans and/or cash collateralize the LOC Obligations in an amount equal to 50% of such cash to the extent required by, and in accordance with the terms of, Section 2.8(b)(v).

“Existing Hedging Agreements” shall mean the Hedging Agreements described on Schedule 1.1-5.

“Existing Letters of Credit” shall mean the letters of credit described by date of issuance, amount, purpose and the date of expiry on Schedule 1.1-4 hereto.

“Existing Purchasing Lender” shall have the meaning set forth in Section 9.6(c).

“Extension of Credit” shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

“Facilities” shall mean any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or operated by the Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Federal Funds Effective Rate” shall have the meaning set forth in the definition of “Alternate Base Rate”.

“Fee Letter” shall mean the letter agreement dated February 12, 2004 addressed to the Borrower from Wachovia and Wachovia Capital Markets, LLC, as amended, modified or otherwise supplemented.

“Financial Plan” shall have the meaning set forth in Section 5.1(l).

“First Priority” shall mean, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that (a) such Lien has priority over any other Lien on such Collateral other than any Permitted Encumbrances having priority by operation of law over the Liens purported to be created pursuant to the Security Documents and (b) such Lien is the only Lien (other than Permitted Encumbrances) to which such Collateral is subject.

“Fiscal Quarter” shall mean a fiscal quarter of any Fiscal Year.

“Fiscal Year” shall mean the fiscal year of the Borrower and its Subsidiaries ending on the last Thursday in September of each calendar year.

“Flood Hazard Property” shall mean a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Freeman Spogli” shall mean Freeman Spogli & Co. Incorporated, a Delaware corporation and Freeman Spogli & Co. LLC, a Delaware limited liability company, and/or affiliated investment funds of either of them.

“GAAP” shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 6.6 to the provisions of Section 1.3.

“Golden Gallon Acquisition” shall mean the acquisition by the Credit Parties of the Golden Gallon business and assets (the “Golden Gallon Assets”) from certain Subsidiaries of Ahold USA, Inc. in accordance with the terms of that certain Purchase Agreement dated as of August 25, 2003 (as amended, modified or supplemented from time to time with the consent of the Administrative Agent).

“Golden Gallon Assets” shall have the meaning set forth in the definition of Golden Gallon Acquisition.

“Golden Gallon Assets Held for Sale” shall mean those certain Golden Gallon Assets set forth on Schedule 5.10 to be disposed of by the Credit Parties after the consummation of the Golden Gallon Acquisition.

“Government Acts” shall have the meaning set forth in Section 2.20.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Authorization” shall mean any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Guarantor” shall mean any of the Domestic Subsidiaries identified as a “Guarantor” on the signature pages hereto and the Additional Credit Parties which execute a Joinder Agreement, together with their successors and permitted assigns.

“Guaranty” shall mean the guaranty of the Guarantors set forth in Article X.

“Hazardous Materials” shall mean (a) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, acutely hazardous waste”, “radioactive waste”, “biohazardous waste”, “pollutant”, “toxic pollutant”, “contaminant”, “restricted hazardous waste”, “infectious waste”, “toxic substances”, or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws); (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) any asbestos-containing materials; (g) urea formaldehyde foam insulation; (h) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) pesticides; and (j) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” shall mean any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedging Agreements” shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

“Hedging Agreement Provider” shall mean any Person that enters into a Secured Hedging Agreement with a Credit Party or any of its Subsidiaries that is permitted by Section 6.3(h) to the extent such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Secured Hedging Agreement but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement.

“Incremental Facility” shall have the meaning set forth in Section 2.3.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than any such obligations incurred under ERISA or which represent accounts payable incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person in accordance with GAAP, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Contingent Obligations of such Person with respect to Indebtedness of another Person, (g) the principal portion of all obligations of such Person under Capital Leases, (h) all Disqualified Capital Stock issued by such Person, (i) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, and (j) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer. Obligations under Hedging Agreements shall constitute Contingent Obligations, but not Indebtedness.

“Intellectual Property” shall mean all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses

“Interest Payment Date” shall mean (a) as to any Alternate Base Rate Loan or Swingline Loan, the last day of each March, June, September and December and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period” shall mean, with respect to any LIBOR Rate Loan,

(a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion given with respect thereto; and

(b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:

(i) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

(iii) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

(iv) no Interest Period in respect of any Loan shall extend beyond the applicable Maturity Date and, further with regard to the Term Loan, no Interest Period shall extend beyond any principal amortization payment date unless the portion of the Term Loan consisting of Alternate Base Rate Loans together with the portion of the Term Loan consisting of LIBOR Rate Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and

(v) no more than ten (10) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

“Investment” shall mean (a) any direct or indirect purchase or other acquisition by the Borrower or any of its Subsidiaries of, or of a beneficial interest in, any Capital Stock of any other Person, (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of the Borrower from any Person other than the Borrower or any of its Subsidiaries, of any Capital Stock of such Person, or (c) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar items in the ordinary course of business) or capital contribution by the Borrower or any of its Subsidiaries to any other Person (other than a wholly-owned Subsidiary of the Borrower), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Issuing Lender” shall mean Wachovia or any successor issuing lender hereunder.

“Issuing Lender Fees” shall have the meaning set forth in Section 2.6(c).

“Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Schedule 5.9, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.9.

“Joint Venture” shall mean a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lender” shall have the meaning set forth in the first paragraph of this Credit Agreement.

“Letters of Credit” shall mean (a) any letter of credit issued by the Issuing Lender pursuant to Section 2.4 and (b) any Existing Letter of Credit, in each case as such letter of credit may be amended, modified, extended, renewed or replaced from time to time.

“Letter of Credit Fee” shall have the meaning set forth in Section 2.6(b).

“LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term “LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then “LIBOR” shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

“LIBOR Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s LIBOR Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

“LIBOR Rate” shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 - Eurodollar Reserve Percentage

“LIBOR Rate Loan” shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any priority or other security agreement or preferential arrangement having the practical effect of any of the foregoing, of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Loan” shall mean a Revolving Loan, a Swingline Loan, and/or the Term Loan, as appropriate.

“LOC Commitment” shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender’s LOC Committed Amount as specified in Schedule 2.1(a) or in the Register, as such amount may be reduced from time to time in accordance with the provisions hereof.

“LOC Committed Amount” shall mean, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.4 and, individually, the amount of each Lender’s LOC Commitment as specified in Schedule 2.1(a) or in the Register.

“LOC Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or (b) any collateral security for such obligations.

“LOC Mandatory Borrowing” shall have the meaning set forth in Section 2.4(e).

“LOC Obligations” shall mean, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations, when such obligations are required to be performed, under this Credit Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder or the perfection or priority of any Lien in favor of the Administrative Agent on any material portion of the Collateral.

“Material Contract” shall mean each of the contracts set forth on Schedule 1.1-3 annexed hereto and any other contract or other arrangement to which the Borrower or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

“Maturity Date” shall mean (i) with respect to the Term Loan, the Term Loan Maturity Date and (ii) with respect to the Revolving Loans, the Revolving Commitment Termination Date.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a security instrument (whether designated as a deed of trust, a mortgage, a deed to secure debt or by any similar title) executed and delivered by any Credit Party in favor of the Administrative Agent, substantially in the form of Schedule 1.1-2 annexed hereto or in such other form as may be approved by the Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by the Administrative Agent’s local counsel based on local laws or customary local mortgage, deed to secured debt or deed of trust practices, as such security instrument may be amended, supplemented or otherwise modified from time to time.

“Mortgage Delivery Date” shall mean the end of the second fiscal quarter or the end of the fourth fiscal quarter, as appropriate, of any Fiscal Year.

“Mortgaged Property” shall mean any real property of the Credit Parties subject to a Mortgage.

“Multiemployer Plan” shall mean any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Cash Proceeds” shall mean the aggregate Cash proceeds received by any Credit Party or any Subsidiary in respect of any Asset Disposition, Equity Issuance or Debt Issuance (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received, and including any Cash received under any insurance policy or as a result of the taking of any assets pursuant to the power of eminent domain, condemnation or otherwise), net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes reasonably estimated to be actually payable in connection with such Asset Disposition, Equity Issuance or Debt Issuance as a result of such Asset Disposition, Equity Issuance or Debt Issuance, (c) with respect to any Asset Disposition, payment of the principal amount, premium or penalty, if any, on any Indebtedness (other than the Obligations) secured by a Lien on the assets or Capital Stock sold and required to be repaid because of such Asset Disposition, and (d) with respect to any Asset Disposition, reasonable reserves established in good faith by the Borrower (and reasonably acceptable to the Administrative Agent) in respect of (i) possible adjustments to the sale price, (ii) any retained liabilities or obligations relating to the assets sold and (iii) indemnification obligations undertaken with respect to indemnification provisions and representations and warranties in connection with such Asset Disposition. “Net Cash Proceeds” shall include, without limitation, any Cash received upon the sale or other disposition of any non-cash consideration received by any Credit Party or any Subsidiary in any Asset Disposition, Equity Issuance or Debt Issuance.

“New Purchasing Lender” shall have the meaning set forth in Section 9.6(c).

“Note” or “Notes” shall mean the Revolving Notes, the Swingline Note and/or the Term Notes, collectively, separately or individually, as appropriate.

“Notice of Borrowing” shall mean the written notice of borrowing as referenced and defined in Section 2.1(b)(i) or 2.5(b)(i), as appropriate.

“Notice of Conversion” shall mean the written notice of extension or conversion as referenced and defined in Section 2.11.

“Obligations” shall mean, collectively, Loans and LOC Obligations and all other obligations of the Credit Parties to the Administrative Agent and the Lenders under the Credit Documents.

“Officer’s Certificate” shall mean, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officers’ Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (a) a statement that the officer or officers making or giving such Officers’ Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (c) a statement as to whether, in the opinion of the signers, such condition has been complied with.

“Operating Lease” shall mean, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

“Participant” shall have the meaning set forth in Section 9.6(b).

“Participation Interest” shall mean the purchase by a Lender of a participation interest in Letters of Credit as provided in Section 2.4 and in Swingline Loans as provided in Section 2.5.

“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to a Credit Party of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3.21.

“Patents” shall mean (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 3.21, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 3.21.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

“Pension Plan” shall mean any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Acquisition” shall mean an acquisition of assets or a business effected in accordance with the provisions of Section 6.7(e).

“Permitted Encumbrances” shall mean the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Security Documents):

(a) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 5.3;

(b) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as (A) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (B) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

(c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(d) any attachment or judgment Lien not constituting an Event of Default under Section 7.1(h);

(e) leases or subleases granted to third parties in accordance with any applicable terms of the Security Documents and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Credit Party Obligations;

(f) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Credit Party Obligations;

(g) any (i) interest or title of a lessor or sublessor under any lease permitted under this Agreement, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize (if required to do so pursuant to the provisions of such lease) the rights of such lessee or sublessee under such lease;

(h) Liens arising from filing Uniform Commercial Code financing statements relating to leases permitted by this Agreement or consignments or similar arrangements relating to the sale of goods in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;

(k) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and its Subsidiaries;

(l) licenses of Intellectual Property rights granted by the Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower or such Subsidiary and;

(m) Liens in favor of a Hedging Agreement Provider in connection with any Secured Hedging Agreement, but only if such Hedging Agreement Provider and the Administrative Agent, on behalf of the Lenders, shall share pari passu in the collateral subject to such Liens.

“Permitted Holders” shall mean Freeman Spogli or any successor entity thereof controlled by principals of Freeman Spogli and any entity controlled by, or under common control with, Freeman Spogli.

“Permitted Investments” shall have the meaning set forth in Section 6.3.

“Permitted Liens” shall have the meaning set forth in Section 6.2.

“Permitted Sale Leaseback Transactions” shall mean sale leaseback transactions that are permitted pursuant to Section 6.8 of this Agreement.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pledge Agreement” shall mean the Amended and Restated Pledge Agreement dated as of the Closing Date to be executed in favor of the Administrative Agent by the Borrower and each of the other Credit Parties, as amended, modified, restated or supplemented from time to time.

“Pledged Collateral” shall have the meaning set forth in the Pledge Agreement.

“Prime Rate” shall have the meaning set forth in the definition of Alternate Base Rate.

“PTO” shall mean the Patent and Trademark Office.

“Purchasing Lenders” shall have the meaning set forth in Section 9.6(c).

“Real Property Asset” shall mean, at any time of determination, any interest then owned by any Credit Party in any real property.

“Recovery Event” shall mean (a) theft, loss, physical destruction or damage, taking or similar event with respect to any property or assets owned by the Borrower or any of its Subsidiaries which results in the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason thereof and (b) any event resulting in the receipt by the Borrower or any of its Subsidiaries of business interruption insurance proceeds.

“Register” shall have the meaning set forth in Section 9.6(d).

“Related Agreements” shall mean, collectively, the Related Financing Documents and the Affiliate Agreements.

“Related Financing Documents” shall mean, collectively, the Senior Subordinated Notes, the Senior Subordinated Note Indenture and all other agreements or instruments delivered pursuant to or in connection with any of the foregoing including any purchase agreement or registration rights agreement.

“Related Fund” shall mean, with respect to any Lender or other Person who invests in commercial bank loans in the ordinary course of business, any other fund or trust or entity that invests in commercial bank loans in the ordinary course of business and is advised or managed by such Lender, by an Affiliate of such Lender or other Persons or the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

“Release” shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

“Required Lenders” shall mean Lenders holding in the aggregate greater than 50% of the sum of (i) the Revolving Commitments (and Participation Interests therein) or, if the Revolving Commitments have been terminated, the outstanding Revolving Loans and Participation Interests (including the Participation Interests of the Issuing Lender, in its capacity as a Revolving Lender, in any Letters of Credit and of the Swingline Lender, in its capacity as a Revolving Lender, in Swingline Loans) and (ii) the outstanding Term Loan; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

“Requirement of Law” shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Junior Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower now or hereafter outstanding, and (d) except as permitted pursuant to Section 6.1(f), any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“Revolving Commitment” shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to the amount of such Revolving Lender’s “Revolving Commitment” as specified on Schedule 2.1(a) or in the Register, as such amount may be reduced or increased from time to time in accordance with the terms hereof.

“Revolving Commitment Percentage” shall mean, for each Revolving Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a) or in the Register, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

“Revolving Commitment Termination Date” shall mean the sixth anniversary of the Closing Date.

“Revolving Committed Amount” shall have the meaning set forth in Section 2.1.

“Revolving Lender” shall mean, as of any date of determination, a Lender holding a Revolving Commitment on such date.

“Revolving Loans” shall have the meaning set forth in Section 2.1.

“Revolving Note” or “Revolving Notes” shall mean the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc.

“Sale Leaseback Transaction” shall mean the sale leaseback transactions entered into by the Credit Parties in connection with the Golden Gallon Acquisition, the proceeds of which were used to consummate the Golden Gallon Acquisition.

“Scheduled Debt Payments” shall mean, as of any date of determination for the Borrower and its Subsidiaries, the sum of all scheduled payments of principal on Indebtedness for the applicable period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination), as such scheduled payments may be adjusted from time to time as a result of mandatory prepayments made pursuant to Section 2.8(b).

“Secured Hedging Agreement” shall mean (a) any Existing Hedging Agreement and (b) any Hedging Agreement between a Credit Party and a Hedging Agreement Provider, as amended, modified, supplemented, extended or restated from time to time.

“Security Agreement” shall mean the Amended and Restated Security Agreement dated as of the Closing Date given by the Borrower and the other Credit Parties to the Administrative Agent, as amended, modified or supplemented from time to time in accordance with its terms.

“Security Documents” shall mean the Security Agreement, the Pledge Agreement, the Mortgages, the Additional Mortgages, the Collateral Account Agreement and any other documents executed and delivered in connection with the granting, attachment and perfection of the Administrative Agent’s security interests and liens arising thereunder, including, without limitation, Uniform Commercial Code financing statements.

“Senior Subordinated Note Indenture” shall mean the indenture dated as of February 13, 2004, among the Borrower, the guarantors named therein and Wachovia, as trustee, pursuant to which the Senior Subordinated Notes were issued, as such indenture may be amended from time to time to the extent permitted under Section 6.13.

“Senior Subordinated Notes” shall mean the 7.75% Senior Subordinated Notes due 2014 of the Borrower issued pursuant to the Senior Subordinated Note Indenture, as such notes may be amended from time to time to the extent permitted under Section 6.13.

“Solvent” shall mean, with respect to any Person, that as of the date of determination both (a) (i) the then fair saleable value of the property of such Person is (A) greater than the total amount of liabilities (including contingent liabilities) of such Person and (B) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subordinated Indebtedness” shall mean (a) the Indebtedness of the Borrower evidenced by the Senior Subordinated Notes and any subordinated indebtedness issued in compliance with Section 6.1(f) and (b) any other Indebtedness of the Borrower subordinated in right of payment to the Credit Party Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Administrative Agent and the Required Lenders.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.5(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

“Swingline Committed Amount” shall have the meaning set forth in Section 2.5(a).

“Swingline Lender” shall mean Wachovia or any successor swingline lender hereunder.

“Swingline Loan” or “Swingline Loans” shall have the meaning set forth in Section 2.5(a).

“Swingline Mandatory Borrowing” shall have the meaning set forth in Section 2.5(b)(ii).

“Swingline Note” shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.5(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Taxes” shall have the meaning set forth in Section 2.19.

“Term Loan” shall have the meaning set forth in Section 2.2(a).

“Term Loan Lender” shall mean, as of any date of determination, a Lender holding a Term Loan Commitment or a portion of outstanding Term Loan on such date.

“Term Loan Commitment” shall mean, with respect to each Term Loan Lender, the commitment of such Lender to make its portion of the Term Loan in a principal amount equal to such Lender’s Term Loan Commitment Percentage of the Term Loan Committed Amount (and for purposes of making determinations of Required Lenders hereunder after the Closing Date, the principal amount outstanding on the Term Loan).

“Term Loan Commitment Percentage” shall mean, for any Term Loan Lender, the percentage identified as its Term Loan Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6.

“Term Loan Committed Amount” shall have the meaning set forth in Section 2.2(a).

“Term Loan Maturity Date” shall mean the seventh anniversary of the Closing Date.

“Term Note” or “Term Notes” shall mean the promissory notes of the Borrower in favor of each of the Term Loan Lenders evidencing the portion of the Term Loan provided pursuant to Section 2.2(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“Trademark License” shall means any agreement, written or oral, providing for the grant by or to a Credit Party of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3.21.

“Trademarks” shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress and service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3.21, and (b) all renewals thereof, including, without limitation, any thereof referred to in Schedule 3.21.

“Tranche” shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a “LIBOR Tranche”.

“Transfer Closing Date” shall have the meaning set forth in each Commitment Transfer Supplement.

“2.19 Certificate” shall have the meaning set forth in Section 2.19.

“Type” shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

“Voting Stock” shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wachovia” shall mean Wachovia Bank, National Association, a national banking association.

“Works” shall mean all works which are subject to copyright protection pursuant to Title 17 of the United States Code.

Section 1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Credit Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Section 1.3 Accounting Terms.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower shall notify the Administrative Agent that it wishes to amend any covenant in Section 6.6 to appropriately reflect the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 6.6 for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

Section 1.4 Time References.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

THE LOANS; AMOUNT AND TERMS

Section 2.1 Revolving Loans.

(a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make available to the Borrower from time to time such Revolving Lender’s Revolving Commitment Percentage of revolving credit loans (“Revolving Loans”) in an aggregate principal amount of up SEVENTY MILLION DOLLARS ($70,000,000) (as reduced from time to time as provided in Section 2.7, the “Revolving Committed Amount”) for the purposes hereinafter set forth; provided, however, that (i) with regard to each Revolving Lender individually, the sum of such Revolving Lender’s share of outstanding Revolving Loans plus such Revolving Lender’s Revolving Commitment Percentage of outstanding Swingline Loans plus such Revolving Lender’s Revolving Commitment Percentage of LOC Obligations shall not exceed such Revolving Lender’s Revolving Committed Amount, and (ii) with regard to the Revolving Lenders collectively, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided that all Revolving Loans made on the Closing Date or on any of the first two Business Days following the Closing Date shall only consist of Alternate Base Rate Loans.

(b) Revolving Loan Borrowings.

(i) Notice of Borrowing. The Borrower may request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent not later than 12:00 p.m. on the Business Day prior to the date of requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such request for borrowing shall be irrevocable, shall be substantially in the form of the Notice of Borrowing (a “Notice of Borrowing”) attached hereto as Schedule 2.1(b)(i) and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Revolving Lender’s share thereof.

(ii) Advances. Each Revolving Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 9.2, or at such other office as the Administrative Agent may designate in writing, by 1:00 p.m. on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

(c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Revolving Commitment Termination Date.

(d) Interest. Subject to the provisions of Section 2.10, Revolving Loans shall bear interest as follows:

(i) Alternate Base Rate Loans. During such periods as Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Margin; and

(ii) LIBOR Rate Loans. During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Margin.

Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

(e) Revolving Notes. Each Revolving Lender’s Revolving Commitment shall be evidenced by a duly executed promissory note of the Borrower to such Revolving Lender in substantially the form of Schedule 2.1(e).

Section 2.2 Term Loan Facility.

(a) Term Loan. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make available to the Borrower on the Closing Date such Term Loan Lender’s Term Loan Commitment Percentage of a term loan in Dollars (the “Term Loan”) in the aggregate principal amount of THREE HUNDRED FORTY-FIVE MILLION DOLLARS ($345,000,000) (the “Term Loan Committed Amount”), for the purposes hereinafter set forth. The Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request; provided that on the Closing Date the Term Loan shall only consist of Alternate Base Rate Loans. Amounts repaid or prepaid on the Term Loan may not be reborrowed.

(b) Repayment of Term Loan. The principal amount of the Term Loan shall be repaid in twenty-eight (28) consecutive quarterly installments as follows, unless accelerated sooner pursuant to Section 7.2:

Principal Amortization Payment Date	Term Loan Principal Amortization Payment
June 30, 2004	$4,000,000
September 30, 2004	$4,000,000
December 31, 2004	$4,000,000
March 31, 2005	$4,000,000
June 30, 2005	$4,000,000
September 30, 2005	$4,000,000
December 31, 2005	$4,000,000
March 31, 2006	$4,000,000
June 30, 2006	$4,000,000
September 30, 2006	$4,000,000
December 31, 2006	$4,000,000
March 31, 2007	$4,000,000
June 30, 2007	$4,000,000
September 30, 2007	$4,000,000
December 31, 2007	$4,000,000
March 31, 2008	$4,000,000
June 30, 2008	$4,000,000
September 30, 2008	$4,000,000
December 31, 2008	$4,000,000
March 31, 2009	$4,000,000
June 30, 2009	$4,000,000
September 30, 2009	$4,000,000
December 31, 2009	$4,000,000
March 31, 2010	$4,000,000
June 30, 2010	$4,000,000
September 30, 2010	$4,000,000
December 31, 2010	$4,000,000
Term Loan Maturity Date	$237,000,000

The outstanding principal amount of the Term Loan and all accrued but unpaid interest and other amounts payable with respect to the Term Loan shall be repaid on the Term Loan Maturity Date.

(c) Interest on the Term Loan. Subject to the provisions of Section 2.10, the Term Loan shall bear interest as follows:

(i) Alternate Base Rate Loans. During such periods as the Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Margin; and

(ii) LIBOR Rate Loans. During such periods as the Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Margin.

Interest on the Term Loan shall be payable in arrears on each Interest Payment Date.

(d) Term Notes. Each Term Loan Lender’s Term Loan Commitment shall be evidenced by a duly executed promissory note of the Borrower to such Term Loan Lender in substantially the form of Schedule 2.2(d).

Section 2.3 Incremental Facilities.

Subject to the terms and conditions set forth herein, the Borrower shall have the right, at any time and from time to time, to incur additional Indebtedness under this Agreement in the form of up to three additional term loan facilities (each an “Incremental Facility”) in an aggregate amount of up to $50,000,000. The following terms and conditions shall apply to each Incremental Facility: (a) the loans made under any such Incremental Facility (each an “Additional Loan”) shall constitute Credit Party Obligations and will be secured and guaranteed with the other Loans on a pari passu basis, (b) the interest rate margin applicable to any such Incremental Facility shall be the same as the interest rate margin for the Term Loan, (c) any such Incremental Facility shall be entitled to the same voting rights as the Term Loan and shall be entitled to receive proceeds of prepayments on the same basis as the Term Loan, (d) any such Incremental Facility shall be obtained from existing Lenders (at the discretion of the existing Lenders) and/or from other banks, financial institutions or investment funds; provided that such other banks, financial institutions or investment funds shall enter into such joinder agreements to give effect thereto as the Administrative Agent and the Borrower may reasonably request, (e) any such Incremental Facility shall have a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Term Loan and a final maturity no sooner than the Term Loan Maturity Date, (f) any such Incremental Facility shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof, (g) the proceeds of any Additional Loan will be used to finance capital expenditures and working capital and other general corporate purposes, including Permitted Acquisitions, (h) the Borrower shall execute such promissory notes as are necessary to reflect the Additional Loans under any such Incremental Facility, (i) the conditions to Extensions of Credit in Section 4.2(a) and (b) shall have been satisfied, (j) the Administrative Agent shall have received updated searches of Uniform Commercial Code filings in such jurisdictions as deemed pertinent by the Administrative Agent in its reasonable discretion and (k) the Administrative Agent shall have received from the Borrower updated financial projections and an officer’s certificate, in each case in form and substance satisfactory to the Administrative Agent, demonstrating that, after giving effect to any such Incremental Facility on a pro forma basis, the Borrower will be in compliance with the financial covenants set forth in Section 6.6. The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Agreement or any other Credit Document as may be necessary to incorporate the terms of any new Incremental Facility therein in accordance with this Section 2.3.

Section 2.4 Letter of Credit Subfacility.

(a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Revolving Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed FIFTY MILLION DOLLARS ($50,000,000) (the “LOC Committed Amount”), (ii) the sum of outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not at any time exceed the Revolving Committed Amount, (iii) all Letters of Credit shall be denominated in U.S. Dollars and (iv) Letters of Credit shall be issued for lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers’ compensation and other insurance programs, and trade letters of credit. Except as otherwise expressly agreed upon by all the Revolving Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date (or potential draw date) extending beyond the date that is ten (10) days prior to the Revolving Commitment Termination Date, unless such Letter of Credit is or will be cash collateralized on terms satisfactory to the Issuing Lender. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $25,000 (or such lesser amount as approved by the Administrative Agent). Wachovia shall be the Issuing Lender on all Letters of Credit issued after the Closing Date. The Borrower’s reimbursement obligations in respect of each Existing Letter of Credit, and each Lender’s participation obligations in connection therewith, shall be governed by the terms of this Credit Agreement.

(b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance, or such shorter period in each instance as may be agreed to by the Issuing Lender. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Revolving Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

(c) Participations. Each Revolving Lender, (i) on the Closing Date with respect to each Existing Letter of Credit and (ii) upon issuance of any other Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender’s participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Revolving Lender shall pay to the Issuing Lender its Revolving Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to and in accordance with the provisions of subsection (d) hereof. The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

(d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing Lender on the day on which the drawing under any Letter of Credit (with the proceeds of a Revolving Loan obtained hereunder or otherwise) is honored in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Alternate Base Rate plus two percent (2%) for so long as such amount shall be unreimbursed. Unless the Borrower shall notify the Issuing Lender and the Administrative Agent prior to 11:00 a.m. on the date the drawing is honored of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan (a “LOC Mandatory Borrowing”) in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Revolving Lender’s Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the

Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Revolving Lender’s obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations under the Credit Documents and shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Revolving Lender’s respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2). The proceeds of such LOC Mandatory Borrowing shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each LOC Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of LOC Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such LOC Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any LOC Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each such Revolving Lender hereby agrees that it shall forthwith fund (as of the date the LOC Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Revolving Lender shall fail to fund its Participation Interest on the date the LOC Mandatory Borrowing would otherwise have occurred, then the amount of such Revolving Lender’s unfunded Participation Interest therein shall bear interest payable by such Revolving Lender to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

(f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(g) Uniform Customs and Practices. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the “UCP”), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

(h) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.4(a), a Letter of Credit issued hereunder shall upon the request of the Borrower be issued for the account of any Subsidiary of the Borrower, provided that notwithstanding such request, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such request shall not affect the Borrower’s reimbursement obligations hereunder with respect to such Letter of Credit.

Section 2.5 Swingline Loan Subfacility.

(a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a “Swingline Loan” and, collectively, the “Swingline Loans”) for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed TEN MILLION DOLLARS ($10,000,000) (the “Swingline Committed Amount”), and (ii) the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

(b) Swingline Loan Borrowings.

(i) Notice of Borrowing and Disbursement. The Swingline Lender will make Swingline Loans available to the Borrower on any Business Day upon request made by the Borrower not later than 12:00 Noon on such Business Day. A notice of request for Swingline Loan borrowing shall be made in the form of Schedule 2.1(b)(i) with appropriate modifications (which notice may be made by fax).

(ii) Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on the Revolving Commitment Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (i) the Revolving Commitment Termination Date, (ii) the occurrence of any Event of Default described in Section 7.1(f) or Section 7.1(g), (iii) upon acceleration of the Credit Party Obligations under the Credit Documents, whether on account of an Event of Default described in Section 7.1(f) or Section 7.1(g) or any other Event of Default, and (iv) the exercise of remedies in accordance with the provisions of

Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a “Swingline Mandatory Borrowing”). Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Swingline Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (A) the amount of Swingline Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (B) whether any conditions specified in Section 4.2 are then satisfied, (C) whether a Default or an Event of Default then exists, (D) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (E) the date of such Swingline Mandatory Borrowing, or (F) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Swingline Mandatory Borrowing or contemporaneously therewith. In the event that any Swingline Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Swingline Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (I) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (II) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the date upon which the purchase occurs hereunder to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Swingline Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

(c) Interest on Swingline Loans. Subject to the provisions of Section 2.10, Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Margin for Revolving Loans that are Alternate Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

(d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.5(d).

Section 2.6 Fees.

(a) Commitment Fee. In consideration of the Revolving Commitments, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Revolving Lenders a commitment fee (the “Commitment Fee”) in an amount equal to the Applicable Margin per annum on the average daily unused amount of the Revolving Committed Amount. For purposes of computation of the Commitment Fee, LOC Obligations and Swingline Loans shall be considered usage of the Revolving Committed Amount. The Commitment Fee shall be payable quarterly on the last Business Day of each calendar quarter for such calendar quarter then ending.

(b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Issuing Lender for the ratable benefit of the Revolving Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Margin per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. In addition to such Letter of Credit Fee, the Issuing Lender shall charge, and retain for its own account without sharing by the other Revolving Lenders, an additional facing fee (the “Letter of Credit Facing Fee”) of one-quarter of one percent (.25%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender shall promptly pay over to the Administrative Agent for the ratable benefit of the Revolving Lenders (including the Issuing Lender in its capacity as a Revolving Lender), the Letter of Credit Fee. The Letter of Credit Fee and the Letter of Credit Facing Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter for such calendar quarter then ending.

(c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”).

(d) Administrative Fee. The Borrower agrees to pay to the Administrative Agent the annual administrative fee as described in the Fee Letter.

Section 2.7 Commitment Reductions.

(a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than five Business Days’ prior notice (which notice may be made by fax) to the Administrative Agent (which shall notify the Revolving Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Loans made on the effective date thereof, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations would exceed the Revolving Committed Amount.

(b) Mandatory Reductions. On any date that the Revolving Loans are required to be prepaid pursuant to the terms of Section 2.8(b) (ii), (iii), (iv) and (v) the Revolving Committed Amount shall be automatically permanently reduced by the amount of such required prepayment and/or reduction.

(c) Revolving Commitment Termination Date. The Revolving Commitment, the Swingline Commitment and the LOC Commitment shall automatically terminate on the Revolving Commitment Termination Date.

Section 2.8 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of a Revolving Loan and the Term Loan shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof, and each partial prepayment of a Swingline Loan shall be in a minimum principal amount of $100,000 and integral multiples of $50,000 in excess thereof. The Borrower shall give the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) three Business Days’ irrevocable notice (which notice may be made by fax) of an optional payment in the case of LIBOR Rate Loans and one Business Day’s irrevocable notice in the case of Alternate Base Rate Loans, such notice to be substantially in the form of Schedule 2.8(a). All optional prepayments pursuant to this Section 2.8(a) shall be applied as the Borrower may elect. All prepayments under this Section 2.8(a) shall be subject to Section 2.18, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Term Loan may not be reborrowed.

(b) Mandatory Prepayments.

(i) Revolving Committed Amount. If at any time after the Closing Date, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall exceed the Revolving Committed Amount, the Borrower immediately shall prepay the Loans in an amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (vi) below).

(ii) Asset Dispositions. Promptly following any Asset Disposition in excess of $2,000,000 in the aggregate (for all Asset Dispositions) in any Fiscal Year, the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to the Net Cash Proceeds derived from such Asset Disposition (such prepayment to be applied as set forth in clause (vi) below); provided, however, that so long as no Default or Event of Default has occurred and is continuing, such Net Cash Proceeds shall not be required to be so applied to the extent the Borrower delivers to the Administrative Agent a certificate stating that the Borrower intends to reinvest such Net Cash Proceeds in assets or properties utilized or intended to be utilized in any business permitted under Section 6.12 (including Permitted Acquisitions) within 270 days of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested by the end of the applicable period shall be applied to repay the Loans and/or cash collateralize the LOC Obligations immediately thereafter.

(iii) Issuances. Immediately upon receipt by any Credit Party of proceeds from (A) any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to (1) if such Debt Issuance is made pursuant to Section 6.1(g), fifty percent (50%) of the Net Cash Proceeds of such Debt Issuance and (2) if such Debt Issuance is any other Debt Issuance, one hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance (each such prepayment to be applied as set forth in clause (vi) below), or (B) any Equity Issuance, the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to fifty percent (50%) of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause (vi) below).

(iv) Recovery Event. Promptly following the receipt of Cash proceeds from a Recovery Event in excess of $1,000,000 in the aggregate (for all Recovery Events) in any Fiscal Year, the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to such Net Cash Proceeds (such prepayment to be applied as set forth in clause (vi) below); provided, however, that, so long as no Default or Event of Default has occurred and is continuing at the time of such Recovery Event, (A) the Borrower and its Subsidiaries may retain Net Cash Proceeds consisting of business interruption insurance proceeds and (B) any other Net Cash Proceeds shall not be required to be so applied to the extent the Borrower delivers to the Administrative Agent a certificate stating that the Borrower intends to use such Net Cash Proceeds to repair, restore or replace the assets subject to the Recovery Event within 270 days of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested by the end of the applicable period shall be applied to repay the Loans and/or cash collateralize the LOC Obligations immediately thereafter.

(v) Excess Cash Flow. If the Leverage Ratio is greater than 3.00 to 1.0 at the end of any Fiscal Year (commencing with the Fiscal Year ending September 29, 2005), within 90 days after such Fiscal Year end, the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an amount equal to 50% of the Excess Cash Flow earned during such Fiscal Year minus any voluntary prepayments of the Term Loan pursuant to Section 2.8(a) made during such Fiscal Year. Any payments of Excess Cash Flow shall be applied as set forth in clause (vi) below.

(vi) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.8(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 2.8(b)(i), to the Revolving Loans and then (after all Revolving Loans have been repaid) to a Cash collateral account in respect of LOC Obligations, (B) with respect to all amounts prepaid pursuant to Sections 2.8(b)(ii) through (v), (1) first, pro rata to the Term Loan and the Incremental Facilities (ratably to the remaining amortization payments relating thereto) and (2) second, to the Revolving

Loans with a corresponding reduction in the Revolving Commitments and (after all Revolving Loans have been repaid) to the Collateral Account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.8(b) shall be subject to Section 2.18 and be accompanied by interest on the principal amount prepaid through the date of prepayment. In the event any amount required to be paid pursuant to this Section 2.8(b) is required to be applied to repay any LIBOR Rate Loan on any day other than the last day of the applicable Interest Period, so long as no Default or Event of Default has occurred and is continuing, the Borrower may request that such repayment amounts not be applied to the applicable LIBOR Rate Loan immediately, but rather be deposited in the Collateral Account. The Administrative Agent shall apply all such deposited amounts to repay the applicable LIBOR Rate Loans, in each case as of the last day of their respective Interest Periods (or, at the direction of the Borrower, at any earlier date) until the allocable amounts held in the Collateral Account for payment of such LIBOR Rate Loans have been exhausted. Upon the occurrence of a Default or an Event of Default, the Administrative Agent may, in its sole discretion, immediately apply all amounts held in the Collateral Account for payment of LIBOR Rate Loans to satisfy any of the Obligations.

(c) Hedging Obligations Unaffected. Any prepayment made pursuant to this Section 2.8 shall not affect the Borrower’s obligation to continue to make payments under any Hedging Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Hedging Agreement.

Section 2.9 Minimum Borrowing Amounts and Principal Amount of Tranches; Lending Offices.

(a) Minimum Borrowing Amounts. Each Revolving Loan which is an Alternate Base Rate Loan shall be in a minimum aggregate amount of $1,000,000 and in integral multiples of $50,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less). Each Revolving Loan which is a LIBOR Rate Loan shall be in a minimum aggregate amount of $2,000,000 and in integral multiples of $100,000 in excess thereof. Each Term Loan which is an Alternate Base Rate Loan shall be in a minimum aggregate amount of $1,000,000 and in integral multiples of $50,000 in excess thereof. Each Term Loan which is a LIBOR Rate Loan shall be in a minimum aggregate amount of $3,000,000 and in integral multiples of $100,000 in excess thereof. Each Swingline Loan borrowing shall be in a minimum aggregate amount of $50,000 and in integral amounts of $25,000 in excess thereof.

(b) Tranches. All borrowings, payments and prepayments in respect of Revolving Loans and the Term Loan shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount of the Revolving Loans and the Term Loan comprising any Tranche shall be (a) with respect to Alternate Base Rate Loans, $1,000,000 or a whole multiple of $50,000 in excess thereof and (b) with respect to LIBOR Rate Loans, $2,000,000 or a whole multiple of $100,000 in excess thereof.

(c) Lending Offices. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

Section 2.10 Default Rate and Payment Dates.

Upon the occurrence and during the continuance of an Event of Default, at the option of the Required Lenders, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Alternate Base Rate plus the Applicable Margin plus 2%).

Section 2.11 Conversion Options.

(a) The Borrower may, in the case of Revolving Loans and the Term Loan, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans, by giving the Administrative Agent at least three Business Days’ prior irrevocable written notice (which notice may be by fax) of such election. A form of Notice of Conversion/ Extension is attached as Schedule 2.11. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $100,000 in excess thereof.

(b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.11(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

Section 2.12 Computation of Interest and Fees.

(a) Interest payable hereunder with respect to Alternate Base Rate Loans based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

(c) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

Section 2.13 Pro Rata Treatment and Payments.

(a) Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Revolving Lenders. Subject to the terms of this Section 2.13(a) and to Section 2.13(b), each payment under this Credit Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.6, second, to interest then due and owing in respect of the Credit Party Obligations of the Borrower, third, to principal then due and owing hereunder and under the Credit Party Obligations of the Borrower and, fourth, to all amounts then due and owing in respect of the Credit Party Obligations. Each payment on account of any fees pursuant to Section 2.6 shall be made pro rata in accordance with the respective amounts due and owing (except as to the portion of the Letter of Credit retained by the Issuing Lender and the Issuing Lender Fees). Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Revolving Loans and on the Term Loan shall be made pro rata to the Lenders according to the respective amounts due and owing. Prepayments made pursuant to Section 2.16 shall be applied in accordance with such Section. Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.8(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest, fees and other amounts shall be made without defense, set-off or counterclaim (except as provided in Section 2.19(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s office specified on Schedule 9.2 in Dollars and in immediately available funds not later than 12:00 Noon on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b) Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the exercise of remedies (other than the invocation of default interest pursuant to Section 2.10) by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

SECOND, to payment of any fees owed to the Administrative Agent in its capacity as such;

THIRD, to the payment of all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, and including with respect to any Secured Hedging Agreement, any fees, premiums and scheduled periodic payments due under such Secured Hedging Agreement and any interest accrued thereon;

FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations and the payment or cash collateralization of the outstanding LOC Obligations, and including with respect to any Secured Hedging Agreement, any breakage, termination or other payments due under such Secured Hedging Agreement and any interest accrued thereon;

SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above;

SEVENTH, the payment of the surplus to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses ”THIRD”, “FOURTH”, “FIFTH,” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause ”FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in the Collateral Account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses ”FIFTH,” and “SIXTH” above, and thereafter pursuant to clause “SEVENTH,” in the manner provided in this Section 2.13(b). Notwithstanding the foregoing terms of this Section 2.13(b), only Collateral proceeds and payments under the Guaranty with respect to Secured Hedging Agreements shall be applied to obligations under any Secured Hedging Agreement.

Section 2.14 Non-Receipt of Funds by the Administrative Agent.

(a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the

Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, in accordance with the terms hereof, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Effective Rate.

(b) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

(c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section 2.14 shall be conclusive in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

Section 2.15 Inability to Determine Interest Rate.

Notwithstanding any other provision of this Credit Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that they wish to rescind or modify their request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

Section 2.16 Illegality.

Notwithstanding any other provision of this Credit Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender’s Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees to promptly pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate (which certificate shall include a description of the basis for the computation) as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

Section 2.17 Requirements of Law.

(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for tax on or determined by reference to the overall net income or profits of such Lender and changes in the rate of such tax);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit. A certificate (which certificate shall include a description of the basis for the computation) as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

(b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.

(c) The agreements in this Section 2.17 shall survive the termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

Section 2.18 Indemnity.

The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section (which certificate shall include a description of the basis for the computation) submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

Section 2.19 Taxes.

(a) All payments made by the Borrower hereunder or under any Note shall be, except as provided in Section 2.19(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of (i) the jurisdiction in which it is organized, (ii) the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein or (iii) a jurisdiction in which a Lender is deemed to be doing business and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Credit Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 9.6(d) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8ECI (or successor forms) certifying such Lender’s entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, either Internal Revenue Service Form W-8BEN or W-8ECI as set forth in clause (i) above, or (x) a certificate substantially in the form of Schedule 2.19 (any such certificate, a “2.19 Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying such Lender’s entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Credit Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Borrower’s request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.19(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.19(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.19(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.19, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.19(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

(c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

(d) If the Borrower pays any additional amount pursuant to this Section 2.19 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower’s payments to such Lender pursuant to this Section 2.19, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.19(d) shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.19(d) to the Borrower or any other party.

(e) The agreements in this Section 2.19 shall survive the termination of this Credit Agreement and the payment of the Notes and all other amounts payable hereunder.

Section 2.20 Indemnification; Nature of Issuing Lender’s Duties.

(a) In addition to its other obligations under Section 2.4, the Borrower hereby agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called “Government Acts”).

(b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender’s rights or powers hereunder.

(c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

(d) Nothing in this Section 2.20 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.4(d) hereof. The obligations of the Borrower under this Section 2.20 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

(e) Notwithstanding anything to the contrary contained in this Section 2.20, the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of, and the Borrower shall retain all rights it may have against the Issuing Lender by reason of, the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender), as determined by a court of competent jurisdiction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:

Section 3.1 Organization; Qualification; Good Standing; Subsidiaries; Etc.

(a) Organization and Powers. Each Credit Party is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization as specified in Schedule 3.1-1 annexed hereto. Each Credit Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents and Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

(b) Qualification and Good Standing. Each Credit Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

(c) Conduct of Business. The Borrower and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to Section 6.12.

(d) Subsidiaries. All of the Subsidiaries of the Borrower as of the Closing Date are identified in Schedule 3.1-2 annexed hereto, as such Schedule 3.1-2 may be supplemented from time to time pursuant to the provisions of Section 5.1(o). The Capital Stock of each of the Subsidiaries of the Borrower identified in Schedule 3.1-2 annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of the Borrower identified in Schedule 3.1-2 annexed hereto is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and will not have a Material Adverse Effect. Schedule 3.1-2 annexed hereto correctly sets forth for the Borrower and each of its Subsidiaries (i) the ownership interest of the Borrower and each of its Subsidiaries in each of the Subsidiaries of the Borrower identified therein and (ii) the number of issued and outstanding shares of Capital Stock of each such Subsidiary and the owners thereof.

Section 3.2 Authorization of Borrowing, Etc.

(a) Authorization of Borrowing. The execution, delivery and performance of the Credit Documents and the Related Agreements have been duly authorized by all necessary corporate, limited liability company or partnership action on the part of each Credit Party that is a party thereto.

(b) No Conflict. The execution, delivery and performance by the Credit Parties of the Credit Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Credit Documents and such Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or the Bylaws of the Borrower or any of its Subsidiaries or any order, judgment or decree of any Governmental Authority binding on the Borrower or any of its Subsidiaries, (ii) except as set forth in Schedule 3.2(b), conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of the Administrative Agent on behalf of the Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed on Schedule 3.2(b).

(c) Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Credit Documents and such Related Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for (i) filings and recordings required to create or protect the Liens contemplated by the Security Documents and (ii) filings required under the federal securities laws disclosing this Agreement and the transactions contemplated hereby.

(d) Binding Obligation. Each of the Credit Documents and Related Agreements has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(e) Valid Issuance of Borrower’s Capital Stock and the Senior Subordinated Notes.

(i) Borrower’s Capital Stock. The Capital Stock of the Borrower is duly and validly issued, fully paid and nonassessable. No stockholder of the Borrower has or will have any preemptive rights to subscribe for any additional Capital Stock of the Borrower. The issuance and sale of the outstanding Capital Stock of the Borrower either (A) has been registered or qualified under applicable federal and state securities laws or (B) is exempt therefrom.

(ii) Senior Subordinated Notes. The Borrower had the corporate power and authority to issue the Senior Subordinated Notes at the time they were issued. The Senior Subordinated Notes are the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. The subordination provisions of the Senior Subordinated Notes are enforceable against the holders thereof and the Loans and all other monetary Credit Party Obligations are within the definition of “Senior Indebtedness” included in such provisions. The Senior Subordinated Notes either (A) have been registered or qualified under applicable federal and state securities laws or (B) are exempt therefrom.

Section 3.3 Financial Condition.

The Borrower has heretofore delivered to the Lenders, at the Lenders’ request, the following financial statements and information: (a) audited financial statements of the Borrower and its Subsidiaries for the Fiscal Years 2001, 2002 and 2003, consisting of balance sheets and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows for such period, (b) unaudited financial statements of the Borrower and its Subsidiaries for the fiscal period from September 25, 2003 to the last day of the most recent Fiscal Quarter ending prior to the Closing Date for which such financial statements are available, consisting of a balance sheet and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows for the period ending on such date, (c) a pro forma balance sheet of the Borrower and its Subsidiaries as of December 25, 2003 and (d) five-year projections for the Borrower and its Subsidiaries, all in reasonable detail and certified by the chief financial officer of the Borrower that (i) with respect to the audited and unaudited financial statements, the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, they fairly present the financial condition of the Borrower and its Subsidiaries as at the dates indicated and (ii) with respect to the pro forma balance sheet and the projections were prepared in good faith based upon, to the best of such officer’s knowledge, reasonable assumptions. None of the Borrower nor any of its Subsidiaries has (and will not have following the Closing Date) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material and adverse in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole.

Section 3.4 No Material Adverse Change; No Restricted Junior Payments.

Since December 25, 2003, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by Section 6.6.

Section 3.5 Title to Properties; Collateral Locations.

(a) Title to Properties; Liens. The Borrower and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in Section 3.3 or in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b) Real Property. As of the Closing Date, Schedule 3.5(b) annexed hereto contains a true, accurate and complete list of (i) all fee properties and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 3.5(b) annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and the Credit Parties do not have knowledge of any default that has occurred and is continuing thereunder which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(c) Location of Collateral. Set forth in Schedule 3.5(c) is (i) a list of all locations where any tangible personal property of the Borrower and its Subsidiaries is located and (ii) the chief executive office and principal place of business of the Borrower and its Subsidiaries as of the Closing Date.

Section 3.6 Litigation; Adverse Facts.

There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of the Credit Parties, threatened against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any other Governmental Authority, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 3.7 Financial Condition.

Except to the extent permitted by Section 5.3, all tax returns and reports of the Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid prior to delinquency. Except as set forth in Schedule 3.7, the Credit Parties know of no proposed tax assessment against the Borrower or any of its Subsidiaries which is not being actively contested by the Borrower or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

Section 3.8 Contractual Obligations; Restrictive Agreements; Material Contracts.

(a) Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

(b) Neither the Borrower nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(c) All Material Contracts are in full force and effect and no material defaults currently exist thereunder.

Section 3.9 Governmental Regulation.

Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Credit Party Obligations unenforceable.

Section 3.10 Securities Activities.

(a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

(b) No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Borrower and its Subsidiaries taken as a group do not own Margin Stock except as identified in the financial statements referred to in Section 3.3 and Section 5.1 and the aggregate value of all Margin Stock owned by the Borrower and its Subsidiaries taken as a group does not exceed 25% of the value of their assets.

Section 3.11 Employee Benefit Plans.

(a) The Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code is so qualified.

(b) No ERISA Event has occurred or is reasonably expected to occur.

(c) Except to the extent required under Section 4980B of the Code or except as set forth in Schedule 3.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

(d) As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

(e) As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Borrower, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $1,000,000.

(f) No “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) of $1,000,000 or more has occurred or is reasonably expected to occur.

Section 3.12 Broker’s Fees.

No broker’s or finder’s fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and the Borrower hereby indemnifies the Lenders against, and agrees that it will hold the Lenders harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

Section 3.13 Environmental Protection.

Except as set forth in Schedule 3.13 annexed hereto:

(a) neither the Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (i) any Environmental Law, (ii) any Environmental Claim, or (iii) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(b) neither the Borrower nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law;

(c) there are and, to the Credit Parties’ knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(d) each of the Borrower and its Subsidiaries maintains an environmental management system for its and each of its Subsidiaries’ operations that demonstrates a commitment to environmental compliance and includes procedures for (i) preparing and updating written compliance manuals covering pertinent regulatory areas, (ii) tracking changes in applicable Environmental Laws and modifying operations to comply with new requirements thereunder, (iii) training employees to comply with applicable environmental requirements and updating such training as necessary, (iv) performing regular internal compliance audits of each Facility and ensuring correction of any incidents of non-compliance detected by means of such audits, and (v) reviewing the compliance status of off-site waste disposal facilities;

(e) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

Notwithstanding anything in this Section to the contrary, no event or condition has occurred or is occurring with respect to the Borrower or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on Schedule 3.13 annexed hereto, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.14 Employee Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date and none of the Borrower or any of their Subsidiaries (a) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years or (b) has knowledge of any potential or pending strike, walkout or work stoppage.

Section 3.15 Solvency.

Each Credit Party is and, upon the incurrence of any Credit Party Obligations by such Credit Party on any date on which this representation is made, will be, Solvent.

Section 3.16 Matters Relating to Collateral.

(a) Creation, Perfection and Priority of Liens. Subject to Sections 5.10 and 5.11, the execution and delivery of the Security Documents by the Credit Parties, together with (i) the actions taken on or prior to the date hereof pursuant to Sections 4.1(d), 4.1(e), 5.10 and 5.11 and the filing of any Uniform Commercial Code financing statements and PTO filings delivered to the Administrative Agent for filing (but not yet filed) and the recording of any Mortgages or amendments to Mortgages delivered to the Administrative Agent for recording (but not yet recorded), and (ii) the delivery to the Administrative Agent of any Pledged Collateral will be, upon the due and proper completion of such filings and recordings, effective to create or to continue in favor of the Administrative Agent for the benefit of the Lenders, as security for the Credit Party Obligations, a valid and perfected First Priority Lien on all of the Collateral, subject to the periodic filing of Uniform Commercial Code continuation statements in respect of Uniform Commercial Code financing statements filed by or on behalf of the Administrative Agent.

(b) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge or grant by any Credit Party of the Liens purported to be created in favor of the Administrative Agent pursuant to any of the Security Documents or (ii) the exercise by the Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by applicable law), except for filings or recordings contemplated by Section 3.16(a) and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

(c) Absence of Third-Party Filings. Except such as may have been filed in favor of the Administrative Agent as contemplated by Section 3.16(a) or except as such may constitute Permitted Encumbrances, (i) no effective Uniform Commercial Code financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the Intellectual Property is on file in the PTO.

(d) Margin Regulations. The pledge of the Pledged Collateral pursuant to the Pledge Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(e) Information Regarding Collateral. All information supplied to the Administrative Agent by or on behalf of any Credit Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

Section 3.17 Related Agreements.

The Borrower has delivered to the Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto. Schedule 3.17 annexed hereto lists all Affiliate Agreements as of the Closing Date. Except as set forth in Schedule 3.17 annexed hereto, none of the Related Agreements have been amended, amended and restated, supplemented, restated or otherwise modified on or before the Closing Date since the date any such Related Agreement was first entered into.

Section 3.18 Disclosure.

No representation or warranty (except with respect to projections and pro forma financial information that are covered in the next sentence) of the Borrower or any of its Subsidiaries contained in any Credit Document or Related Agreement or in any other document, certificate or written statement furnished to the Lenders by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries, in the case of any document not furnished by the Borrower and its Subsidiaries) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Credit Parties (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

Section 3.19 Permits.

Each of the Credit Parties, prior to and after giving effect to the transactions contemplated by the Credit Documents and the Related Agreements, has such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances that are material to the condition (financial or otherwise), business or operations of any Credit Party (“Permits”) and is (and will be immediately after the consummation of such transactions) in compliance in all respects with all applicable laws as are necessary to own, lease or operate its properties and to conduct its businesses in the manner as presently conducted and to be conducted immediately after the consummation of such transactions except where failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect, and all such Permits are valid and in full force and effect and will be valid and in full force and effect immediately upon consummation of such transactions except for those where the failure to be valid or in effect could not reasonably be expected to result in a Material Adverse Effect. Each of the Credit Parties, prior to and after giving effect to such transactions, is and will be in compliance in all respects with its obligations under such Permits except where failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits except where such revocation or termination could not reasonably be expected to result in a Material Adverse Effect.

Section 3.20 Indebtedness.

Except as otherwise permitted under Section 6.1 and Section 6.4, the Borrower and its Subsidiaries have no Indebtedness.

Section 3.21 Intellectual Property.

Each of the Borrower and its Subsidiaries owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how, processes and other intellectual property necessary for each of them to conduct its business as currently conducted. Set forth on

Schedule 3.21 is a list of all Intellectual Property owned by the Borrower and its Subsidiaries. Except as provided on Schedule 3.21, no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property of the Borrower and its Subsidiaries or the validity or effectiveness of any such Intellectual Property, nor do the Borrower or any of its Subsidiaries know of any such claim, and, to the knowledge of the Borrower and its Subsidiaries, the use of such Intellectual Property by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Schedule 3.21 may be updated from time to time by the Borrower to include new Intellectual Property by giving written notice thereof to the Administrative Agent.

Section 3.22 Investments.

All Investments of each of the Borrower and its Subsidiaries are Permitted Investments.

Section 3.23 Tax Shelter Regulations.

The Borrower does not intend to treat the Loans and the Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans, Letters of Credit and Participation Interests in Swingline Loans and Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

Section 3.24 VoiceStream Wireless.

The Uniform Commercial Code financing statements referenced in Schedule 6.2 naming a Credit Party as debtor and Voicestream Wireless Corp. as secured party relate to amounts currently in dispute by Voicestream Wireless Corp. and the Credit Parties. All amounts owed to Voicestream Wireless Corp. relating to such financing statements will not exceed $50,000 at any time.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1 Conditions to Closing Date and Initial Loans.

This Credit Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans and the Term Loan on the Closing Date is subject to, the satisfaction of the following conditions precedent:

(a) Execution of Agreement. The Administrative Agent shall have received (i) counterparts of this Credit Agreement for the Credit Parties, the Administrative Agent and each Lender, (ii) for the account of each Revolving Lender and Term Loan Lender, a Revolving Note and Term Note, as applicable, (iii) for the account of the Swingline Lender, the Swingline Note, and (iv) counterparts of the Security Agreement, the Pledge Agreement, each Mortgage and each other Security Document, in each case conforming to the requirements of this Credit Agreement and executed by a duly authorized officer of each party thereto

(b) Authority Documents. The Administrative Agent shall have received the following, together with a secretary’s certificate in substantially the form of Schedule 4.1-1 annexed hereto:

(i) Certificates of Incorporation; Charter Documents. Copies of the certificates of incorporation or other charter documents, as applicable, of each Credit Party certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation and by a secretary or assistant secretary of such Credit Party as of the Closing Date to be true and correct and in force and effect as of the Closing Date

(ii) Resolutions. Copies of resolutions of the board of directors or comparable managing body of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

(iii) Bylaws. A copy of the bylaws or comparable operating agreement of each Credit Party certified by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

(iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of the Borrower and its Subsidiaries in such state and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

(v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

(c) Legal Opinions of Counsel. The Administrative Agent shall have received opinions of legal counsel for the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, which opinions shall provide, among other things, that the execution and delivery of the Credit Documents by the Credit Parties and the consummation of the transactions contemplated thereby will not violate the corporate instruments and material agreements of the Credit Parties, and shall otherwise be in form and substance acceptable to the Administrative Agent and the Lenders.

(d) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lenders’ security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii) Uniform Commercial Code financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Lenders’ security interests in the Collateral; and

(iii) duly executed consents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Lenders’ security interest in the Collateral.

(e) Liability, Casualty, Business Interruption and Environmental Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability, casualty, business interruption and environmental insurance meeting the requirements set forth herein or in the Security Documents. The Administrative Agent shall be named as loss payee, mortgagee and/or additional insured, as its interest may appear, on all such insurance policies for the benefit of the Lenders.

(f) Fees. The Administrative Agent and the Lenders shall have received all fees, if any, owing pursuant to the Fee Letter and Section 2.6.

(g) Litigation. There shall not exist any pending, ongoing or threatened litigation or investigation affecting or relating (i) to the Credit Parties or any of their Subsidiaries, or (ii) this Credit Agreement or the other Credit Documents that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date which, in the case of clause (i), could be reasonably expected to have a Material Adverse Effect.

(h) Solvency Certificate. The Administrative Agent shall have received an officer’s certificate for the Credit Parties prepared by the chief financial officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and of the Credit Parties taken as a whole, in each case after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Schedule 4.1-3 hereto.

(i) Account Designation Letter. The Administrative Agent shall have received the executed Account Designation Letter in the form of Schedule 1.1-1 hereto.

(j) Consents. The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the financings and other transactions contemplated hereby have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of such transactions.

(k) Compliance with Laws. The financings and other transactions contemplated hereby shall be in compliance in all material respects with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

(l) Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to any Credit Party.

(m) Material Adverse Effect. No material adverse change shall have occurred since December 25, 2003 in the business, properties, prospects, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

(n) Financial Statements. The Administrative Agent shall have received copies of the financial statements referred to in Section 3.3 hereof, each in form and substance satisfactory to it.

(o) Officer’s Certificates. The Administrative Agent shall have received a certificate or certificates executed by a responsible officer of the Borrower as of the Closing Date stating that (i) no action, suit, investigation or proceeding is pending, ongoing or, to the knowledge of any Credit Party, threatened in any court or before any other Governmental Authority that purports to affect any Credit Party or any other transaction contemplated by the Credit Documents, which action, suit, investigation or proceeding could be reasonably expected to have a Material Adverse Effect and (ii) immediately after giving effect to this Credit Agreement, the other Credit Documents, and all the transactions contemplated therein to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (C) the Credit Parties are in compliance with each of the financial covenants set forth in Section 6.6.

(p) Senior Subordinated Notes. The Borrower shall have issued $250,000,000 in Senior Subordinated Notes, the proceeds of which shall be used in part to refinance the 1997 Senior Subordinated Notes.

(q) Consolidated Pro Forma Leverage Ratio. The Administrative Agent shall have received evidence reasonably satisfactory thereto provided by the Borrower that, after giving effect to the closing of this Agreement and the Extensions of Credit and the other transactions contemplated hereby, Consolidated Pro Forma Leverage Ratio shall be no greater than 4.20 to 1.0.

(r) Patriot Act Certificate. The Administrative Agent shall have received, at least five (5) Business Days prior to the Closing Date, a certificate satisfactory thereto, for benefit of itself and the Lenders, provided by the Borrower that sets forth information required by the Patriot Act (as defined in Section 9.18) including, without limitation, the identity of the

Borrower, the name and address of the Borrower and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Borrower in accordance with the Patriot Act.

(s) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

Section 4.2 Conditions to All Extensions of Credit.

The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

(a) Representations and Warranties. The representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct on and as of the date of such Extension of Credit as if made on and as of such date except to the extent such representations and warranties specifically relate to any earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

(b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

(c) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), the sum of outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount.

(c) Additional Conditions to Revolving Loans. If a Revolving Loan is requested, all conditions set forth in Section 2.1 shall have been satisfied.

(d) Additional Conditions to Letters of Credit. If the issuance of a Letter of Credit is requested, all conditions set forth in Section 2.4 shall have been satisfied.

(e) Additional Conditions to Swingline Loans. If a Swingline Loan is requested, all conditions set forth in Section 2.5 shall have been satisfied.

Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute representations and warranties by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) through (e) of this Section have been satisfied.

ARTICLE V

AFFIRMATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations (other than inchoate indemnification and reimbursement obligations) together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder and under the other Credit Documents, are paid in full, the Credit Parties shall, and shall cause each of their Subsidiaries, to perform the covenants set forth in this Article V.

Section 5.1 Financial Statements and Other Reports.

The Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Borrower will deliver to the Administrative Agent and the Lenders:

(a) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 90 days after the end of the fourth Fiscal Quarter of each Fiscal Year, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of the Borrower that they fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (ii) a narrative report describing the operations of the Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

(b) Year-End Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of the Borrower that they fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (ii) a narrative report describing the operations of the Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (iii) in the case of such consolidated financial statements, a report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by the Borrower, which report shall be unqualified, shall express no doubts about the ability of the Borrower and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(c) Officers’ and Compliance Certificates. (i) Together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to subsections (a) and (b) above, an Officers’ Certificate of the Borrower stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers’ Certificate, of any condition or event that constitutes a Default or an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto; and (ii) together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to subsections (b) and (c) above, a Officer’s Certificate of the Borrower demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the negative covenants contained in Article VI;

(d) Reconciliation Statements. If, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 3.3, the consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to subsections (a), (b) or (l) of this Section 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subsections had no such change in accounting principles and policies been made, then (i) together with the first delivery of financial statements pursuant to subsections (a), (b) or (l) of this Section 5.1 following such change, consolidated financial statements of the Borrower and its Subsidiaries for (A) the current Fiscal Year to the effective date of such change and (B) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (ii) together with each delivery of financial statements pursuant to subsections (a), (b) or (l) of this Section 5.1 following such change, a written statement of the chief accounting officer or chief financial officer of the Borrower setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in Section 6.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

(e) Accountants’ Certification. Together with each delivery of consolidated financial statements of the Borrower and its Subsidiaries pursuant to subsection (b) above, a written statement by the independent certified public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement and the other Credit Documents as they relate to accounting matters, (ii) stating whether, in connection with their audit examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subsection (c) above is not correct or that the matters set forth in the Officer’s Certificates delivered therewith pursuant to clause (ii) of subsection (c) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

(f) Accountants’ Reports. Promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

(g) SEC Filings and Press Releases. Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its security holders or by any Subsidiary of the Borrower to its security holders other than the Borrower or another Subsidiary of the Borrower, (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority or private regulatory authority, and (iii) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries; provided, however, the Borrower shall not be required to deliver the foregoing information to (A) the Administrative Agent and the Lenders if such information is readily available to such Persons through an online service such as EDGAR, unless specifically required by the Administrative Agent and (B) the Lenders to the extent such information has been delivered to the Administrative Agent and the Borrower has confirmed that such information has been made available to the Lenders by the Administrative Agent through an online service such as IntraLinks or otherwise distributed by the Administrative Agent to the Lenders;

(h) Events of Default, etc. Promptly (but in any event within two (2) Business Days thereof) upon any officer of a Credit Party obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default, or becoming aware that any Lender has given any notice (other than to the Administrative Agent) or taken any other action with respect to a claimed Default or Event of Default, (ii) that any Person has given any notice to the Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.1(b), (iii) of any condition or event that would be required to be disclosed in a current report filed by the Borrower with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) or (iv) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers’ Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Default or Event of Default, default, event or condition, and what action the Credit Parties have taken, are taking and propose to take with respect thereto;

(i) Litigation or Other Proceedings. Promptly upon any officer of any Credit Party obtaining knowledge of (i) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries (collectively, “Proceedings”) not previously disclosed in writing by a Credit Party to the Lenders or (ii) any material development in any Proceeding that, in any case:

(A) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

(B) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to the Credit Parties to enable the Lenders and their counsel to evaluate such matters;

(j) ERISA Events. Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that could reasonably be expected to result in a material liability, a written notice specifying the nature thereof, what action the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(k) ERISA Notices. With reasonable promptness, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (ii) all notices received by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event that could reasonably be expected to result in a material liability; and (iii) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;

(l) Financial Plans. As soon as practicable and in any event no later than 45 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (the “Financial Plan” for such Fiscal Year), including (i) forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (ii) such other information and projections as any Lender may reasonably request;

(m) Insurance. As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to the Administrative Agent outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by the Borrower and its Subsidiaries in the immediately succeeding Fiscal Year;

(n) Board of Directors. With reasonable promptness, written notice of any change in the Board of Directors of the Borrower;

(o) New Subsidiaries. Promptly upon any Person becoming a Subsidiary of the Borrower, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of the Borrower and (b) all of the data required to be set forth in Schedule 3.1-2 annexed hereto with respect to all Subsidiaries of the Borrower (it being understood that such written notice shall be deemed to supplement Schedule 3.1-2 annexed hereto for all purposes of this Agreement);

(p) Material Contracts. Promptly, and in any event within 10 Business Days after any Material Contract of the Borrower or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to the Borrower or such Subsidiary, as the case may be, a written statement describing such event with copies of such material amendments, and an explanation of any actions being taken with respect thereto;

(q) Uniform Commercial Code Search Report. As promptly as practicable after the filing by the Administrative Agent of any Uniform Commercial Code financing statement pursuant to the terms hereof or the Security Documents, copies of completed Uniform Commercial Code searches evidencing the proper filing, recording and indexing of all such Uniform Commercial Code financing statement and listing all other effective financing statements that name such Credit Party as debtor, together with copies of all such other financing statements not previously delivered to the Administrative Agent by or on behalf of the Borrower or such Credit Party;

(r) Collateral Information. Upon the reasonable request of the Administrative Agent, the Borrower shall provide to the Administrative Agent (i) an updated list of all locations of any Collateral and (ii) an updated list of any or all of the Intellectual Property of the Borrower and its Subsidiaries.

(s) Asset Dispositions, Etc. Within 90 days after the end of each Fiscal Year of the Borrower, a certificate containing information regarding the amount of all Asset Dispositions,

Debt Issuances, and Equity Issuances that were made during the prior Fiscal Year and amounts received in connection with any Recovery Event during the prior Fiscal Year together with a statement demonstrating a calculation of Excess Cash Flow;

(t) Environmental Report. As soon as practicable and in any event within 30 days after the end of each Fiscal Year, a management report in form and substance satisfactory to the Administrative Agent summarizing the status of any environmental remediation actions taken by the Borrower and its Subsidiaries during the previous Fiscal Year, any reserves established by the Borrower and its Subsidiaries with respect to such remediation actions, all expenses incurred by the Borrower and its Subsidiaries in connection with such remediation actions and any change to the Borrower’s environmental insurance coverage;

(u) Notice of Reportable Transaction Treatment. Promptly after the Borrower has notified the Administrative Agent of its intention to treat the Loans and the Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

(v) Other Information. With reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Lender through the Administrative Agent.

Section 5.2 Corporate Existence, Etc.

Except as permitted under Section 6.7, the Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however that neither the Borrower nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

Section 5.3 Payment of Taxes, Claims and Other Obligations; Tax Consolidation.

(a) The Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

(b) The Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Borrower or any of its Subsidiaries).

Section 5.4 Maintenance of Properties; Insurance.

(a) Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Borrower and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

(b) Insurance. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance, casualty insurance and environmental insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry; provided that environmental insurance shall not be required for properties in a state where any environmental liabilities or losses would be indemnified or reimbursed by a trust fund established by such state and such trust fund is solvent. Without limiting the generality of the foregoing, the Borrower will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to the Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (A) name the Administrative Agent for the benefit of the Lenders as an additional insured thereunder as its interests may appear and (B) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent for the benefit of the Lenders as the loss payee or mortgagee thereunder and provides for at least 30 days prior written notice to the Administrative Agent of any modification or cancellation of such policy.

Section 5.5 Books and Records; Inspection Rights; Lender Meeting.

(a) Books and Records; Inspection Rights. The Borrower shall, and shall cause each of its Subsidiaries, to keep proper books of records and account in which complete entries consistent with sound business practices sufficient to support the preparation of financial statements conforming with GAAP shall be made of its dealings and transactions in relation to its businesses and activities. The Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of the Borrower or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that the Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

(b) Lender Meeting. The Borrower will, upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and the Lenders once during each Fiscal Year to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and the Administrative Agent) at such time as may be agreed to by the Borrower and the Administrative Agent.

Section 5.6 Compliance with Laws, Etc.

The Borrower shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

Section 5.7 Environmental Review and Investigation, Disclosure, Etc.

(a) Environmental Review and Investigation. The Borrower agrees that the Administrative Agent may, from time to time and in its reasonable discretion, (i) retain, at the Borrower’s expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for the Borrower and (ii) in the event (A) the Administrative Agent reasonably believes that the Borrower has breached any representation, warranty or covenant contained in Sections 3.6, 3.13, 5.6, 5.7 or 5.8 or that there has been a material violation of Environmental Laws at any Facility or by the Borrower or any of its Subsidiaries at any other location or (B) an Event of Default has occurred and is continuing, subject to the terms of any applicable lease, conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by the Borrower or any of its Subsidiaries, the Borrower shall only be obligated to use its best efforts to obtain permission for the Administrative Agent’s professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, subject to the terms of any applicable lease, the Borrower hereby grants to the Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by the Borrower or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by the Borrower and the Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. The Borrower and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Administrative Agent pursuant to this Section will be obtained and shall be used by the Administrative Agent and the Lenders for the purposes of the Lenders’ internal credit decisions, to monitor and police the Loans and to protect the Lenders’ security interests created by the Credit Documents. The Administrative Agent agrees to deliver a copy of any such report to the Borrower with the understanding that the Borrower acknowledges and agrees that (1) it will indemnify and hold harmless the Administrative Agent and each Lender from any costs, losses or liabilities relating to the Borrower’s use of or reliance on such report, (2) neither the Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (3) by delivering such report to the Borrower, neither the Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

(b) Environmental Disclosure. The Borrower will deliver to the Administrative Agent and the Lenders:

(i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrower or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a material adverse effect on the facility or facilities where the Release occurred, and (B) any remedial action taken by the Borrower or any other Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a material adverse effect on the facility or facilities where the Hazardous Materials Activities occurred, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a material adverse effect on the facility or facilities to which the Environmental Claims relate;

(iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by the Borrower or any of its Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a material adverse effect on the facility or facilities to which such Environmental Claims relate, (B) any Release required to be reported to any federal, state or local governmental or regulatory agency the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a material adverse effect on the facility or facilities to which the Environmental Claims relate, and (C) any request for information from any governmental agency that suggests such agency is investigating whether the Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, have a reasonable possibility of resulting in a material adverse effect on the facility or facilities at which the Hazardous Materials Activity occurred;

(iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by the Borrower or any of its Subsidiaries that could reasonably be expected to (1) expose the Borrower or any of its Subsidiaries to, or result in, Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a material adverse effect on the facility or facilities to which the Environmental Claims relate or (2) affect the ability of the Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by the Borrower or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject the Borrower or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws; and

(v) Other Information. With reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section.

Section 5.8 Hazardous Materials Activities; Environmental Claims/Violations.

(a) Remedial Actions Relating to Hazardous Materials Activities. The Borrower shall, to the extent required by applicable law and orders of Governmental Authorities having jurisdiction, promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws. In the event the Borrower or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, the Borrower or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local Governmental Authorities except when, and only to the extent that, the Borrower’s or such Subsidiary’s liability with respect to such Hazardous Materials Activity is being contested in good faith by the Borrower or such Subsidiary.

(b) Actions with Respect to Environmental Claims and Violations of Environmental Laws. The Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by the Borrower or its Subsidiaries except when, and only to the extent that, the Borrower’s or such Subsidiary’s liability with respect to such Hazardous Materials Activity is being contested in good faith by the Borrower or such Subsidiary and (ii) make an appropriate response to any Environmental Claim against the Borrower or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder.

Section 5.9 Additional Guarantors.

The Credit Parties will cause each of their Domestic Subsidiaries, whether newly formed, after acquired or otherwise existing, to promptly (and in any event within 30 days (or such longer period of time as agreed to by the Administrative Agent) after its formation or acquisition) become a Guarantor hereunder by way of execution of a Joinder Agreement. The guaranty obligations of any such Additional Credit Party shall be secured by, among other things, the Collateral (subject to prohibitions on the granting of security interests imposed by state gaming laws and regulations with regard to any gaming license and related assets used by the Credit Parties) of the Additional Credit Party and a pledge of 100% of the Capital Stock or other equity interest of its Domestic Subsidiaries and a pledge by the Borrower or other Credit Party which is the owner of the Capital Stock or other equity interest in such Subsidiary of 100% of such Capital Stock or other equity interest. In connection with the foregoing, the Credit Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.1(b)-(e), 5.10 and 5.11 and such other documents or agreements as the Administrative Agent may reasonably request.

Section 5.10 Pledged Assets.

Each Credit Party will, and will cause each of its Subsidiaries to, grant a First Priority Lien (subject in each case to Permitted Liens) in favor of the Administrative Agent in its real and personal property pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request, provided, no Lien shall be granted by any Credit Party in favor of the Administrative Agent (a) if any such security interest is prohibited by applicable state gaming laws and regulations with regard to any gaming license and related assets used by such Credit Party, (b) on any leasehold interest held by a Credit Party in any leased store property or (c) on any property subject to a sale leaseback transaction permitted by Section 6.8. Each Credit Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants regarding personal property as set forth in the Security Documents. The parties hereto acknowledge and agree that the Real Property Assets and the vehicles included in the Golden Gallon Assets Held for Sale shall not be required to be pledged in favor of the Administrative Agent, for the benefit of the Lenders, until the first Mortgage Delivery Date of 2005; provided that, prior to the first Mortgage Delivery Date of 2005, the Administrative Agent shall have the right to require that such Golden Gallon Assets Held for Sale be promptly pledged to the Administrative Agent upon the occurrence and during the continuance of a Default or an Event of Default. To the extent such Real Property Assets and vehicles have not been sold by the first Mortgage Delivery Date of 2005, they will be promptly pledged until such time as the same are disposed of (to the extent permitted) in accordance with the provisions hereof. The parties hereto further acknowledge and agree that in connection with the disposition of any asset (including Real Property Assets) included in the Golden Gallon Assets Held for Sale that have been pledged to the Administrative Agent, the Administrative Agent is authorized to and shall take such actions as necessary to release its Liens thereon without further consent and approval from the Lenders.

Section 5.11 Matters Relating to Additional Real Property Collateral.

(a) Additional Real Property Collateral. From and after the Closing Date, in the event that (i) the Borrower or any Guarantor acquires any fee interest in real property or (ii) at the time any Person becomes a Guarantor, such Person owns or holds any fee interest in real property, in either case excluding (w) any such Real Property Asset held for sale as approved by the Administrative Agent, (x) any such Real Property Asset the encumbrancing of which requires the consent of any applicable then-existing senior lienholder, where the Borrower and its Subsidiaries are unable to obtain such senior lienholder’s consent, (y) so long as no Event of Default shall have occurred and be continuing, any such Real Property Asset that the Borrower or such Guarantor intends to sell and lease back in accordance with Section 6.8 within 270 days of the date of acquisition of such Real Property Asset or the date such Person becomes a Guarantor, as the case may be and (z) unless and until any such Real Property Asset is required to be pledged to the Administrative Agent pursuant to the terms of Section 5.10, any Real Property Asset included in the Golden Gallon Assets Held for Sale (any such non-excluded Real Property Asset described in the foregoing clauses (i) or (ii) being an “Additional Mortgaged Property”), the Borrower will promptly notify the Administrative Agent of that fact and the Borrower or such Guarantor shall deliver to the Administrative Agent, on or before the next Mortgage Delivery Date which occurs at least 30 days after such Person acquires such Additional Mortgaged Property or becomes a Guarantor (or such longer period of time as agreed to by the Administrative Agent) or, in the case of any such Real Property Asset which was excluded from being an Additional Mortgaged Property pursuant to clause (y) above, and which was not sold and leased back within the applicable 270-day period, on or before the next Mortgage Delivery Date which occurs at least 30 days after the expiration of such 270-day period, as the case may be, the following:

(A) Additional Mortgage. A fully executed and notarized Mortgage (an “Additional Mortgage”), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Credit Party in such Additional Mortgaged Property;

(B) Opinions of Counsel. Unless otherwise approved by the Administrative Agent, with respect to each Additional Mortgaged Property with a fair market value of $2,500,000 or more or which Additional Mortgaged Property is located in a jurisdiction as to which the Administrative Agent, the Lenders or their predecessors under the Existing Credit Agreement have not previously received an opinion as to the enforceability of the form of Mortgage to be executed with respect to such Mortgaged Property (1) a favorable opinion of counsel to such Credit Party, in form and substance satisfactory to the Administrative Agent and its counsel, as to the due authorization, execution and delivery by such Credit Party of such Additional Mortgage and such other matters as the Administrative Agent may reasonably request, and (2) an opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the form of Additional Mortgage to be recorded in such states and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(C) Title Insurance. Unless otherwise approved by the Administrative Agent, with respect to each Additional Mortgaged Property with a fair market value of $2,500,000 or more or if any Credit Party is purchasing title insurance or is otherwise being provided with title insurance with respect to such Additional Mortgaged Property, an ALTA mortgagee title insurance policy or an unconditional commitment therefor (an “Additional Mortgage Policy”) with respect to such Additional Mortgaged Property, in an amount satisfactory to the Administrative Agent, insuring fee simple title to such Additional Mortgaged Property vested in such Credit Party and assuring the Administrative Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to a standard survey exception, which Additional Mortgage Policy (1) shall include an endorsement for mechanics’ liens, for future advances under this Agreement and for any other matters reasonably requested by the Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent;

(D) Title Report. Unless otherwise approved by the Administrative Agent, a title report issued by a title company with respect thereto, in form and substance satisfactory to the Administrative Agent, and copies of all recorded documents listed as exceptions to title or otherwise referred to in such title report;

(E) Matters Relating to Flood Hazard Properties. (1) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (x) whether such Additional Mortgaged Property is a Flood Hazard Property and (y) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (2) if such Additional Mortgaged Property is a Flood Hazard Property, such Credit Party’s written acknowledgement of receipt of written notification from the Administrative Agent (x) that such Additional Mortgaged Property is a Flood Hazard Property and (y) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (3) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that the Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

(F) Environmental Audit. Unless otherwise approved by the Administrative Agent, reports and other information, in form, scope and substance satisfactory to the Administrative Agent, concerning any environmental hazards or liabilities to which the Borrower or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property.

(b) Florida Real Property. In the event that the real property securing the Credit Party Obligations located in the State of Florida increases in value after the Closing Date by an amount that the Administrative Agent in the exercise of its reasonable discretion deems to be material, then the Borrower hereby agrees upon request by the Administrative Agent to amend the Mortgages on the Florida real property to reflect such increase in value and to pay any recording or other real property taxes or fees arising as a result of such increased value and the recording of such amendments.

Section 5.12 Interest Rate Protection.

For a period of two years after the Closing Date, the Borrower shall maintain in effect one or more Hedging Agreements with respect to the Loans, in an aggregate notional principal amount of not less than 40% of the Term Loan borrowed or outstanding on the Closing Date, each such Hedging Agreement to be in form and substance satisfactory to the Administrative Agent.

Section 5.13 Use of Proceeds.

The proceeds of the Extensions of Credit shall be used solely by the Borrower as follows:

(a) with respect to the Loans, to (i) refinance certain existing indebtedness of the Borrower, (ii) pay fees and expenses in connection with the Credit Documents, (iii) pay prepayment penalties and call premiums on the 1997 Senior Subordinated Notes that will be refinanced by the Senior Subordinated Notes and (iv) provide for working capital and other general corporate purposes of the Borrower and its Subsidiaries.

(b) the Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

Section 5.14 Post-Closing Covenants.

(a) UCC Termination. Within 14 days after the Closing Date (or such extended period of time as agreed to by the Administrative Agent), the Administrative Agent shall have received copies of Uniform Commercial Code termination statements with respect to all Uniform Commercial Code filings naming a Credit Party as debtor and Par Finance Corporation as secured party.

(b) UCC Amendments. Within 90 days after the Closing Date (or such extended period of time as agreed to by the Administrative Agent), the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, copies of Uniform Commercial Code amendments, amending the collateral description to cover only specific equipment, with respect to all Uniform Commercial Code filings naming a Credit Party as debtor and either Sierracities.com Inc. or First Sierra Financial, Inc. as secured party.

Section 5.15 Further Assurances.

Upon the request of the Administrative Agent promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

ARTICLE VI

NEGATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations (except for inchoate indemnification and reimbursement obligations) together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder and under the other Credit Documents, are paid in full, the Credit Parties and their Subsidiaries shall be subject to the restrictions set forth in this Article VI.

Section 6.1 Indebtedness.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a) the Credit Parties may become and remain liable with respect to the Credit Party Obligations (including, without limitation, the Incremental Facilities);

(b) the Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by Section 6.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

(c) the Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases and Indebtedness incurred in the ordinary course of business to finance the cost of acquisition or the cost of construction, improvement or remodeling of an asset used in the business of the Borrower and its Subsidiaries; provided that (i) the principal amount of such Indebtedness does not exceed the sum of 100% of such cost of acquisition plus the reasonable fees and expenses incurred in connection therewith, (ii) any lien or encumbrance securing such Indebtedness is placed on such asset not more than 90 days after its acquisition or the completion of construction, improvement or remodeling, as the case may be; and (iii) the aggregate amount of Indebtedness in respect of such Capital Leases and other Indebtedness does not exceed $45,000,000 at any time outstanding;

(d) the Borrower may become and remain liable with respect to Indebtedness to any Guarantor, and any Guarantor may become and remain liable with respect to Indebtedness to the Borrower or any other Guarantor; provided that (i) all such intercompany Indebtedness shall be evidenced by promissory notes and such promissory notes shall be delivered to the Administrative Agent together with such allonges or endorsements as the Administrative Agent may require, (ii) all such intercompany Indebtedness owed by the Borrower to any of the Guarantors shall be subordinated in right of payment to the payment in full of the Credit Party Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, (iii) any payment by any Guarantor under the Guaranty shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Guarantor to the Borrower or to any other Guarantor for whose benefit such payment is made and (iv) notwithstanding any other term in this Section 6.1 or in any other Section of the Credit Agreement to the contrary, the amount of intercompany Indebtedness owed to R&H Maxxon, Inc. and Kangaroo, Inc. and incurred by the Borrower and the other Guarantors (if any) after the Closing Date, when combined with the amount of Investments in R&H Maxxon, Inc. and Kangaroo, Inc. made pursuant to Section 6.3(b), shall not exceed $100,000 at any time outstanding;

(e) the Borrower and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 6.1 annexed hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the Closing Date and as the date of such renewal, refinancing or extension;

(f) the Borrower may remain liable with respect to Indebtedness under the Senior Subordinated Notes and renewals, refinancings or extensions thereof on terms similar to the Senior Subordinated Notes and otherwise acceptable to the Administrative Agent;

(g) the Borrower may become and remain liable with respect to unsecured subordinated indebtedness in an amount not to exceed $75,000,000, subject to Section 2.8(b)(iii), provided that (i) the terms and conditions of such subordinated indebtedness shall be the same as those of the Senior Subordinated Notes or as is otherwise approved by the Required Lenders and (ii) after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, the Borrower is in pro forma compliance with Section 6.6 and no Event of Default has occurred and is continuing or would otherwise arise as a result of the incurrence of the Indebtedness;

(h) the Borrower may become and remain liable with respect to unsecured subordinated indebtedness incurred or assumed in connection with Permitted Acquisitions,

provided that (i) the terms and conditions of such subordinated indebtedness shall be the same as those of the Senior Subordinated Notes or as is otherwise approved by the Administrative Agent and (ii) after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, the Borrower is in pro forma compliance with Section 6.6 and no Event of Default has occurred and is continuing or would otherwise arise as a result of the incurrence of the Indebtedness; and

(i) the Borrower and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

Section 6.2 Liens and Related Matters.

(a) Prohibition on Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except the following Liens shall be permitted (the “Permitted Liens”):

(i) Permitted Encumbrances;

(ii) Liens granted pursuant to the Security Documents;

(iii) Liens existing as of the Closing Date and described in Schedule 6.2 annexed hereto; provided that (A) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and (B) the principal amount of the Indebtedness secured by such Liens shall not be increased, extended, renewed, refunded or refinanced except as permitted pursuant to the terms of Section 6.1;

(iv) purchase money Liens securing Indebtedness (and refinancings thereof) permitted under Section 6.1(c);

(v) Cash collateral securing letters of credit (other than Letters of Credit issued hereunder) in an amount not to exceed $40,000,000; and

(vi) other Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding.

(b) Equitable Lien in Favor of the Lenders. If the Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provision whereby the Credit Party Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by the Required Lenders to the creation or assumption of any such Lien that is not a Permitted Lien.

(c) No Further Negative Pledges. Except with respect to (i) specific property encumbered to secure Indebtedness permitted pursuant to the terms of Section 6.1(c) or to be sold pursuant to an executed agreement with respect to an asset sale permitted pursuant to the terms of Section 6.7, or (ii) subject to compliance with Section 6.12, prohibitions on Liens imposed by the gaming laws and regulations of the state of South Carolina with regard to Global Communications, Inc.’s gaming license and assets related to its video poker and lottery ticket sales activities in that state, or restrictions imposed by gaming laws or regulations in other jurisdictions as such laws or regulations affect the Borrower’s or its Subsidiaries’ assets used in their video poker and lottery ticket sales activities, neither the Borrower nor any of its Subsidiaries shall enter into any agreement (other than the Senior Subordinated Note Indenture or any other agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

(d) No Restrictions on Subsidiary Distributions to the Borrower or Other Subsidiaries. Except as provided herein, the Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by the Borrower or any other Subsidiary of the Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to the Borrower or any other Subsidiary of the Borrower, (iii) make loans or advances to the Borrower or any other Subsidiary of the Borrower, or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary of the Borrower; provided that the foregoing clause (iv) shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (B) arising by virtue of any agreement, option or right with respect to the sale or transfer of any asset permitted by Section 6.7 and (C) customary provisions in leases, licenses or other contracts restricting the assignment, subletting or sublicensing or transfer thereof.

Section 6.3 Investments; Joint Ventures.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make, own or hold any Investment in any Person, including any Joint Venture, except the following Investments shall be permitted (the “Permitted Investments”):

(a) the Borrower and its Subsidiaries may make and own Investments in Cash Equivalents;

(b) the Borrower and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date, and may make additional Investments, in any Subsidiaries of the Borrower; provided that, notwithstanding any term in this Section 6.3 or in any other Section of this Credit Agreement to the contrary, Investments in R&H Maxxon, Inc. and Kangaroo, Inc. made by the Borrower and the other Guarantors (if any) after the Closing Date, when combined with the amount of outstanding intercompany Indebtedness owed to R&H Maxxon, Inc. and Kangaroo, Inc. pursuant to Section 6.1(d), shall not exceed $100,000 at any time outstanding;

(c) the Borrower and its Subsidiaries may make intercompany loans permitted under subsection 6.1(d);

(d) the Borrower and its Subsidiaries may make Consolidated Capital Expenditures permitted by Section 6.6(d);

(e) the Borrower and its Subsidiaries may make and own Investments in connection with Permitted Acquisitions made in accordance with Section 6.7(e); provided that such Investments shall at all times be Subsidiaries of the Borrower;

(f) the Borrower and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 6.3 annexed hereto;

(g) the Borrower or any of its Subsidiaries may make loans to their employees for the purpose of purchasing Capital Stock of the Borrower; provided that the aggregate amount of such loans shall not exceed $1,000,000 at any time outstanding;

(h) the Credit Parties may enter into Hedging Agreements relating to the Loans hereunder and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks in the ordinary course of business and not for speculative purposes; and

(i) the Borrower and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $10,000,000.

Section 6.4 Contingent Obligations.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

(a) Subsidiaries of the Borrower may become and remain liable with respect to Contingent Obligations in respect of the Guaranty;

(b) the Credit Parties may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit, surety bonds issued in the ordinary course that are required by applicable law or regulation and Hedging Agreements permitted pursuant to Section 6.3(h);

(c) the Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with asset sales permitted pursuant to Section 6.7;

(d) the Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries in an aggregate amount not to exceed at any time $5,000,000;

(e) the Borrower and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 6.4 annexed hereto;

(f) Guarantors may become and remain liable with respect to Contingent Obligations arising under guaranties of the Senior Subordinated Notes as set forth in and to the extent required under the Senior Subordinated Note Indenture as in effect on the Closing Date;

(g) the Borrower may become and remain liable with respect to Contingent Obligations under guarantees in respect of Capital Leases and Operating Leases permitted hereunder that are entered into by the Borrower’s Subsidiaries in the ordinary course of business or under guarantees in respect of obligations of the Borrower’s Subsidiaries (other than Indebtedness for borrowed money) permitted hereunder that are incurred in the ordinary course of business; and

(h) the Borrower and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of the Borrower and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $10,000,000.

Section 6.5 Restricted Junior Payments.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (a) the Borrower may make regularly scheduled payments of interest in respect of the Senior Subordinated Notes and of any Subordinated Indebtedness issued in accordance with Sections 6.1(g) and (h) hereof in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Senior Subordinated Indenture or the indenture pursuant to which such other Subordinated Indebtedness is issued, as the case may be, in each case, as such indenture may be amended from time to time to the extent permitted under Section 6.13(b), (b) the Borrower may make Restricted Junior Payments pursuant to and in accordance with stock option plans, stock purchase plans or other benefit plans for management or employees of the Borrower or any Subsidiary including the redemption or purchase of shares of common stock of the Borrower held by former employees of the Borrower or any Subsidiary following the termination of their employment, in an amount not to exceed $500,000 (plus any amounts received by the Borrower after the Closing Date and prior to making such Restricted Junior Payment from the issuance of additional shares of its common stock to members of management or employees of the Borrower and its Subsidiaries), and (c) the

Borrower may make cash dividends and repurchase Capital Stock of the Borrower in an aggregate amount not to exceed $10,000,000 per Fiscal Year; provided that (i) the Borrower shall be in pro forma compliance with Section 6.6 both before and after giving pro forma effect to each such Restricted Junior Payment, (ii) the Consolidated Pro Forma Leverage Ratio shall not exceed 3.00 to 1.0 both before and after giving pro forma effect to each such Restricted Junior Payment, and (iii) no Event of Default shall have occurred and be continuing or would otherwise arise as a result of any such Restricted Junior Payment.

Section 6.6 Financial Covenants.

Commencing on the day immediately following the Closing Date, the Credit Parties shall, and shall cause their Subsidiaries to, comply with the following financial covenants:

(a) Consolidated Pro Forma Leverage Ratio. The Consolidated Pro Forma Leverage Ratio, as of the last day of each Fiscal Quarter of the Borrower occurring during the periods indicated below, shall be less than or equal to the following:

Period	Ratio
Closing Date through September 29, 2004	4.75 to 1.00
September 30, 2004 through September 28, 2005	4.50 to 1.00
September 29, 2005 through September 27, 2006	4.25 to 1.00
September 28, 2006 through September 26, 2007	4.00 to 1.00
September 27, 2007 through September 24, 2008	3.75 to 1.00
September 25, 2008 and thereafter	3.50 to 1.00

(b) Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio, as of the last day of each Fiscal Quarter of the Borrower occurring during the periods below, shall be greater than or equal to the following:

Period	Ratio
Closing Date through September 29, 2004	1.00 to 1.00
September 30, 2004 through September 28, 2005	1.05 to 1.00
September 29, 2005 through September 27, 2006	1.10 to 1.00
September 28, 2006 through September 23, 2009	1.15 to 1.00
September 24, 2009 and thereafter	1.20 to 1.00

(c) Consolidated Capital Expenditures. Consolidated Capital Expenditures made during any Fiscal Year of the Borrower shall be less than or equal to the greater of (i) 30% of Consolidated Pro Forma EBITDA as of the end of the immediately preceding Fiscal Year or (ii) the amount set forth below with respect to such Fiscal Year:

Fiscal Year	Consolidated Capital Expenditure Limit
2004	$55,000,000
2005	$50,000,000
2006	$45,000,000
2007	$45,000,000
2008	$45,000,000
2009	$45,000,000
2010	$45,000,000

; provided that the foregoing limit shall be increased by the unused amount (the “Carry Forward”) available for Consolidated Capital Expenditures under this Section 6.6(d) for the immediately preceding Fiscal Year (excluding any Carry Forward available from any prior Fiscal Year), such Carry Forward not to exceed $12,500,000 for any Fiscal Year; provided further, that with respect to any Fiscal Year, Consolidated Capital Expenditures made during any such Fiscal Year shall be deemed to be made first with respect to the Carry Forward from the previous Fiscal Year and then with respect to the applicable limitation for such year.

Section 6.7 Restriction on Fundamental Changes, Asset Sales and Acquisitions.

The Borrower shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of the Borrower or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or Capital Stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

(a) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, (i) any Guarantor or other Subsidiary of the Borrower may be merged with or into the Borrower or any wholly-owned Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any wholly-owned Guarantor and (ii) in connection with any Permitted Acquisition, the Borrower or any Guarantor may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (A) if such merger involves the Borrower, the Borrower shall be the continuing or surviving corporation and (B) if such a merger involves a wholly-owned Guarantor, such wholly-owned Guarantor shall be the continuing or surviving corporation or such continuing or surviving corporation shall be a wholly-owned Subsidiary of the Borrower and shall comply with Sections 5.9, 5.10 and 5.11 hereof;

(b) the Borrower and its Subsidiaries may make Consolidated Capital Expenditures permitted under Section 6.6(d);

(c) the Borrower and its Subsidiaries may sell inventory in the ordinary course of business and dispose of obsolete, worn out or surplus property in the ordinary course of business;

(d) subject to Section 6.11, the Borrower and its Subsidiaries may make asset sales not otherwise permitted by this Section 6.7 of (i) assets having a fair market value not in excess of $15,000,000 in the aggregate in any four Fiscal Quarter period, or $75,000,000 in the aggregate during the term of this Credit Agreement; provided that properties acquired in Permitted Acquisitions shall be excluded from the foregoing baskets to the extent the sale of such properties is contemplated at the time of such Permitted Acquisitions, (ii) so long as no Default or Event of Default shall have occurred and be continuing, the Golden Gallon Assets Held for Sale and (iii) sale and leasebacks permitted by Section 6.8; provided that (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof, (B) at least 80% of the consideration received shall be Cash, except, with respect to transactions involving Golden Gallon Assets Held for Sale, as the Administrative Agent may otherwise agree, and (C) the Net Cash Proceeds of such asset sales shall be applied as required by Section 2.8(b)(ii);

(e) the Borrower or any Subsidiary of the Borrower may make acquisitions (each a “Permitted Acquisition”) of assets and businesses (including acquisitions of the Capital Stock or other equity interests of another Person); provided that:

(i) immediately prior to and after giving effect to any such acquisition, the Borrower and its Subsidiaries shall be in compliance with the provisions of Section 6.12 hereof;

(ii) such Person becomes a Subsidiary of the Borrower, or such business, property or other assets are acquired by the Borrower or a Subsidiary of the Borrower;

(iii) prior to the consummation of such acquisition, the Borrower shall deliver to the Administrative Agent (A) an Officers’ Certificate (1) certifying that no Default or Event of Default under this Agreement shall then exist or shall occur as a result of such acquisition and (2) demonstrating that after giving effect to such acquisition and to all Indebtedness to be incurred or assumed or repaid in connection with or as consideration for such acquisition, that the Borrower would be in pro forma compliance with the financial covenants referred to in Section 6.6 for the four consecutive Fiscal Quarter period ending immediately prior to the date of the proposed acquisition (and demonstrating that the Consolidated Pro Forma Leverage Ratio would be at least 0.25 to 1.0 lower than the applicable covenant level set forth in Section 6.6(a) after giving effect to such acquisition on a pro forma basis); provided that if such acquisition is consummated during the first 30 days after the end of a Fiscal Quarter, then such pro forma compliance shall be determined for the four consecutive Fiscal Quarter period ending on the last day of the penultimate Fiscal Quarter prior to the date of such acquisition, (B) a copy of all environmental reports obtained in connection with such acquisition and a copy of the principal documents (e.g., purchase agreement, merger agreement) related to such acquisition, (C) a copy, prepared in conformity with GAAP or otherwise acceptable to the Administrative Agent, of financial statements of the Person or business so acquired for the immediately preceding four consecutive Fiscal Quarter period corresponding to the calculation period for the financial covenants in the preceding clause (A) (and, if an asset purchase, pro forma financial statements on a historical basis), and (D) such other information as the Administrative Agent may reasonably request;

(iv) the Borrower shall, and shall cause its Subsidiaries to, comply with the requirements of Sections 5.9, 5.10 and 5.11 hereof with respect to such acquisitions;

(v) after giving effect to such acquisition, there shall be at least $20,000,000 of borrowing availability under the Revolving Committed Amount;

(vi) such acquisition is not a “hostile” acquisition and has been approved by the Board of Directors and/or shareholders of the Borrower and the Person that is the subject of the acquisition; and

(vii) with respect to any single acquisition (or series of related acquisitions) of 20 or more stores or any single acquisition (or series of related acquisitions) where the purchase price is equal to or greater than $10,000,000, such Person has EBITDA for the twelve month period ending as of the most recent fiscal quarter end of such Person prior to the acquisition date in an amount greater than $0, after giving effect to all adjustments to EBITDA permitted pursuant to Regulation S-X;

provided, however, to the extent an acquisition fails to meet the requirements set forth in Section 6.7(e)(iii)(A)(2) or Section 6.7(e)(v) above, but otherwise satisfies the other requirements set forth in this Section 6.7(e), the Borrower and its Subsidiaries may make such acquisition (each an “Additional Acquisition”) subject to the following conditions: (1) no more than 5 stores may be acquired in any Fiscal Year pursuant to Additional Acquisitions, (2) the total consideration paid for Additional Acquisitions in any Fiscal Year shall not exceed $5,000,000 in the aggregate, (3) for purposes of this Credit Agreement, any such Additional Acquisition shall be treated as a capital expenditure rather than a Permitted Acquisition and shall be included in the calculation of Consolidated Capital Expenditures for the relevant period and (4) each such Additional Acquisition shall be subject to the approval of the Administrative Agent.

(f) the Borrower may amend its Certificate of Incorporation to create and issue classes or series of preferred stock pursuant thereto; provided that any class or series of preferred stock issued under such authorized “blank check” preferred stock shall not be Disqualified Capital Stock;

(g) the Borrower may terminate any Hedging Agreement permitted pursuant to Section 6.3(h); and

(h) the Borrower and its Subsidiaries may make transfers of any of their properties or assets to another Person in transactions in which 80% of the consideration received by the transferor consists of properties or assets (other than Cash) that will be used in the business of the transferor; provided that (i) the aggregate fair market value (as determined in good faith by the board of directors of the Borrower) of the property or assets being transferred by the Borrower or such Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the board of directors of the Borrower) of the property or assets received by the Borrower or such Subsidiary in such exchange, (ii) the aggregate fair market value (as determined in good faith by the board of directors of the Borrower) of all property or assets transferred by the Borrower and any of its Subsidiaries in connection with such exchanges in any Fiscal Year shall not exceed $20,000,000 and (iii) the terms of any such transaction shall be reasonably satisfactory to the Administrative Agent.

Section 6.8 Sales and Lease-Backs.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Borrower or any of its Subsidiaries) or (b) which the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any of its Subsidiaries) in connection with such lease; provided that (i) the Borrower and its Subsidiaries may remain liable as lessee or as a guarantor or other surety with respect to any lease entered into by the Borrower or any such Subsidiary prior to the Closing Date and set forth on Schedule 6.8-1 annexed hereto, (ii) to the extent such sale and lease-back transaction relates to properties or assets owned by the Borrower or any of its Subsidiaries as of the Closing Date and set forth on Schedule 6.8-2 or acquired by the Borrower or any of its Subsidiaries after the Closing Date, the Borrower and its Subsidiaries may become liable as lessee, guarantor or other surety with respect to new leases that would otherwise be prohibited by this Section 6.8 to the extent that (A) such lease, if a Capital Lease, is permitted pursuant to Section 6.1(c), (B) the consideration received is at least equal to the fair market value of the property sold as determined in good faith by the Borrower’s Board of Directors, (C) such sale and lease-back transaction occurs within 270 days of the acquisition or completion of construction, improvement or remodeling, as the case may be, of such property or asset by the Borrower or any of its Subsidiaries; (D) the aggregate amount of assets sold pursuant to all sales and lease-backs (excluding the properties listed on Schedule 6.8-2 and properties acquired in Permitted Acquisitions that are made subject to sale leaseback transactions contemplated at the time of such Permitted Acquisitions with respect to such properties) made after the Closing Date shall not exceed $20,000,000 and (E) the Net Cash Proceeds derived from the sale and leaseback of such sold properties or assets owned by the Borrower and its Subsidiaries shall be applied in accordance with Section 2.8(b)(ii) and (iii) without limiting the foregoing terms of this Section 6.8, the Borrower and its Subsidiaries shall have the right to subject existing properties of the Borrower and its Subsidiaries or properties acquired in Permitted Acquisitions to Permitted Sale Leaseback Transactions in exchange for properties that are already subject to such Permitted Sale Leaseback Transactions in an aggregate amount not to exceed $5,000,000 in value for the exchanged properties during any fiscal year and $15,000,000 in value for the exchanged properties during the term of this Agreement.

Section 6.9 Sale or Discount of Receivables.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

Section 6.10 Transactions with Shareholders and Affiliates.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of the Borrower or with any Affiliate of the Borrower or of any such holder (collectively “Related Persons”) on terms that are less favorable to the Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time in an arm’s length transaction from Persons who are not Related Persons; provided that the foregoing restriction shall not apply to (a) any transaction between the Borrower and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (b) reasonable and customary fees paid to members of the Board of Directors of the Borrower, (c) Affiliate Agreements relating to any services (including, without limitation, consulting, management, broker or investment banking services) to be provided by Freeman Spogli or any of its Affiliates to the Borrower or any of its Subsidiaries as in effect on the Closing Date or as amended from time to time to the extent permitted under Section 6.13, (d) compensation arrangements and benefit plans for officers and other employees of the Borrower and its Subsidiaries entered into or maintained or established in the ordinary course of business and in accordance with historic practices of the Borrower and its Subsidiaries or (e) any Investment made in accordance with Section 6.3.

Section 6.11 Disposal of Subsidiary Capital Stock; Formation of New Subsidiaries.

(a) Disposal of Subsidiary Capital Stock. Except for any sale of 100% of the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.7(d), the Borrower shall not:

(i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or

(ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of any of its Subsidiaries (including such Subsidiary), except to the Borrower, another Subsidiary of the Borrower, or to qualify directors if required by applicable law.

(b) Formation of New Subsidiaries. The Borrower will not, nor will it permit any Subsidiary to, create, form or acquire any Subsidiaries, except for Domestic Subsidiaries which are joined as Additional Credit Parties in accordance with the terms hereof.

Section 6.12 Conduct of Business.

From and after the Closing Date, the Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries on the Closing Date and similar or related businesses. The fair market value of the consolidated assets utilized by the Borrower and its Subsidiaries in gaming activities and the revenue derived by the Borrower and its Subsidiaries from gaming activities shall not exceed an amount equal to 4% of the consolidated assets and 4% of the consolidated revenues, respectively, of the Borrower and its Subsidiaries.

Section 6.13 Restrictions on Certain Amendments; Senior Debt Status.

(a) Amendments or Waivers of Certain Related Agreements. Neither the Borrower nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Related Agreement (other than any Related Agreement evidencing or governing any Subordinated Indebtedness) after the Closing Date without in each case obtaining the prior written consent of Required Lenders to such amendment or waiver.

(b) Amendments of Documents Relating to Subordinated Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to the Borrower or the Lenders.

(c) Designation of “Designated Senior Indebtedness”. The Borrower shall not designate any Indebtedness as “Designated Senior Indebtedness” (as defined in the Senior Subordinated Note Indenture or the indenture pursuant to which any Subordinated Indebtedness permitted under Section 6.1(f) is issued) for purposes of the Senior Subordinated Note Indenture or such other Indenture without the prior written consent of Required Lenders.

(d) Amendments to Organizational Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to, amend, modify or change its certificate of incorporation, certificate of designation (or corporate charter or other similar organizational document) operating agreement or bylaws (or other similar document) in any respect that is materially adverse to the interests of the Lenders.

Section 6.14 Fiscal Year.

No Credit Party shall change its Fiscal Year-end from the last Thursday in September without the consent of the Administrative Agent.

Section 6.15 Management Fees.

The Borrower shall not, nor shall they permit any of its Subsidiaries, directly or indirectly, to pay any management, consulting or similar fees to any Affiliate or to any manager, director, officer or employee of the Borrower or any of its Subsidiaries.

Section 6.16 Letters of Credit.

The maximum amount of all letters of credit issued (including Letters of Credit issued hereunder) or bankers’ acceptances facilities created for the account of the Borrower and its Subsidiaries and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), shall not exceed $55,000,000 in the aggregate at any one time.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1 Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a) Payment Default. Failure by the Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by the Borrower to pay when due any amount payable to the Issuing Lender in reimbursement of any drawing under a Letter of Credit (it being understood that the payment of such amount with the proceeds of Revolving Loans in accordance with Section 2.4(d) hereof shall not be a failure by the Borrower to pay when due such amount); or failure by the Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

(b) Defaults in Other Agreements. (i) Failure of the Borrower or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 7.1(a)) or Contingent Obligations with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by the Borrower or any of its Subsidiaries with respect to any other material term of (A) one or more items of Indebtedness or Contingent Obligations in the aggregate principal amounts referred to in clause (i) above or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness or Contingent Obligation(s) or the beneficiary or beneficiaries of such Indebtedness or Contingent Obligation(s) (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or (iii) breach or default any Secured Hedging Agreement; or

(c) Breach of Certain Covenants. Failure of the Borrower to perform or comply with any term or condition contained in Sections 5.1(c), 5.1(h), 5.13 or Article VI of this Agreement; or

(d) Breach of Representation and Warranty. Any representation, warranty, certification or other statement made by the Borrower or any of its Subsidiaries in any Credit Document or in any statement or certificate at any time given by the Borrower or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect on the date as of which made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Credit Documents, other than any such term referred to in any other subsections of this Section, and such default shall not have been remedied or waived within 30 days after its occurrence; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Borrower or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or (iii) there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Borrower or any of its Subsidiaries, and any such event described in clause (ii) or (iii) shall continue for 60 days unless dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) the Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or (iii) the Board of Directors of the Borrower or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clauses (i) or (ii) above; or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $5,000,000 (not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against the Borrower or any of its Subsidiaries decreeing the dissolution or split up of the Borrower or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

(j) Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $1,000,000; or

(k) Change of Control. There shall occur a Change of Control;

(l) Invalidity of Guaranty; Failure of Security; Repudiation of Credit Party Obligations. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Credit Party Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Security Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Credit Party Obligations or any other termination of such Security Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of the Administrative Agent or any Lender to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or

(m) Seniority of Credit Party Obligations. Any default (which is not waived or cured within the applicable period of grace) or event of default shall occur under any of the Senior

Subordinated Notes, or the subordination provisions contained therein shall cease to be in full force and effect or to give the Lenders the rights, powers and privileges purported to be created thereby, or the Credit Party Obligations shall fail to be deemed senior Indebtedness under the terms of the Senior Subordinated Notes.

Section 7.2 Acceleration; Remedies.

Upon the occurrence of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(f) or Section 7.1(g) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and (b) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) (x) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith and (y) direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable. In addition to the foregoing rights and remedies, upon the occurrence of an Event of Default, the Administrative Agent and the Lenders shall have to right to exercise any or all of their rights and remedies under the Credit Documents and applicable law. Any amounts described in clause (b)(ii)(y) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Collateral Account Agreement.

ARTICLE VIII

THE AGENT

Section 8.1 Appointment.

Each Lender hereby designates and appoints Wachovia as the Administrative Agent of such Lender under this Credit Agreement, and each such Lender irrevocably authorizes Wachovia, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Credit Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Credit Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or otherwise exist against the Administrative Agent.

Section 8.2 Delegation of Duties.

The Administrative Agent may execute any of its duties under this Credit Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint one of its Affiliates as its agent to perform its the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

Section 8.3 Exculpatory Provisions.

Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Credit Agreement (except for its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Credit Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of the Borrower to perform their obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by the Borrower of any of the agreements contained in, or conditions of, this Credit Agreement, or to inspect the properties, books or records of the Borrower.

Section 8.4 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and (b) the Administrative Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Credit Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and all future holders of the Notes.

Section 8.5 Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

Section 8.6 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 8.7 Indemnification.

The Lenders agree to indemnify the Administrative Agent in its capacity hereunder (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section shall survive the termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

Section 8.8 Administrative Agent in Its Individual Capacity.

The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

Section 8.9 Successor Administrative Agent.

The Administrative Agent may resign as the Administrative Agent upon 30 days’ prior notice to the Borrower and the Lenders. If the Administrative Agent shall resign as the Administrative Agent under this Credit Agreement and the Notes, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower with such approval not to be unreasonably withheld (provided, however if an Event of Default shall exist at such time, no approval of the Borrower shall be required hereunder), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Credit Agreement or any holders of the Notes. After any retiring Agent’s resignation as the Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Credit Agreement.

Section 8.10 Nature of Duties.

Except as otherwise expressly stated herein, any agent listed on the cover page to this Agreement (other than the Administrative Agent) shall have no obligations, responsibilities or duties under this Credit Agreement or under any other Credit Document other than obligations, responsibilities and duties applicable to all Lenders in their capacity as the Lenders; provided, however, that any such agent shall be entitled to the same rights, protections, exculpations, notices and indemnifications granted to the Administrative Agent under this Article VIII in their capacity as an agent hereunder.

Section 8.11 Security Documents.

Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Security Document as secured party and to be the agent for and representative of Lenders thereunder, and each Lender agrees to be bound by the terms of each Security Documents; provided that Administrative Agent shall not (a) enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Security Document unless approved in accordance with the terms of Section 9.1 or (b) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Security Document), in each case without the prior consent of the Required Lenders (or, if required pursuant to Section 9.1, all Lenders); provided further, however, that, without further written consent or authorization from the Lenders, the Administrative Agent may execute any documents or instruments necessary to (i) release or subordinate any Lien encumbering any item of Collateral that is the subject of a financing, sale, sale and lease back or other disposition of assets permitted by this Agreement or to which the Required Lenders (or, if required pursuant to Section 9.1, all Lenders) have otherwise consented or (ii) release any Guarantor from the Guaranty if all of the Capital Stock of such Guarantor is sold to any Person (other than an Affiliate of the Borrower) pursuant to a sale or other disposition to which the Required Lenders (or, if required pursuant to Section 9.1, all Lenders) have consented. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral under any Security Document or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies under the Security Documents and the Guaranty may be exercised solely by the Administrative Agent for the benefit of Lenders in accordance with the terms thereof and hereof.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendments, Waivers and Release of Collateral.

Neither this Credit Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section nor may the Collateral be released except as specifically provided herein or in the Security Documents or in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall:

(i) without the written consent of each Lender directly affected thereby: (A) reduce or forgive the principal amount, or extend the scheduled date of payment or maturity, of any Loan or Note or any installment thereon; or (B) reduce the stated rate of or forgive any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend or waive the scheduled date of any payment of interest or fee; or (C) provide for Interest Periods greater than six months; or (D) increase the amount or extend the expiration date of any Lender’s Commitment, or

(ii) amend, modify or waive any provision of this Section or change the percentage specified in the definition of Required Lenders without the written consent of each Lender directly affected thereby, or

(iii) amend, modify or waive any provision of Section 2.13 or any other term with respect to the priority of any Loan or the pro rata treatment of payments without the written consent of each Lender directly affected thereby, or

(iv) except as otherwise permitted by this Agreement, release all or substantially all of the Guarantors from their obligations under the Guaranty without the written consent of all of the Lenders and Hedging Agreement Providers, or

(v) release all or substantially all of the Collateral without the written consent of all of the Lenders and Hedging Agreement Providers, or

(vi) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of all of the Required Lenders or the Lenders as appropriate, or

(vii) amend, modify or waive any provision of the Credit Documents affecting the rights or duties of the Administrative Agent (including Article VIII) or the Issuing Lender without the written consent of the Administrative Agent or the Issuing Lender, as applicable, in addition to the Lenders required herein to take such action, or

(viii) without the consent of the Revolving Lenders holding in the aggregate more than 50% of the Revolving Commitments (or if the Revolving Commitments have been terminated, the outstanding Revolving Loans), amend, modify or waive any provision in Section 4.2 or waive any Default or Event of Default (or amend any Credit Document to effectively waive any existing Default or Event of Default) if the effect of such amendment, modification or waiver is that the Revolving Lenders shall be required to fund Revolving Loans when such Revolving Lenders would otherwise not be required to so fund pursuant to the terms of Section 4.2, or

(ix) amend or modify the definition of Credit Party Obligations to delete or exclude any obligation or liability described therein without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby, or

(x) amend, modify or waive the order in which Credit Party Obligations are paid in Section 2.8(b) or Section 2.13(b) without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Issuing Lender, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders, the Issuing Lender and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9 and 8.11); provided, however, that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver. In addition, the Borrower and the Lenders hereby authorize the Administrative Agent to modify this Credit Agreement by unilaterally amending or supplementing Schedule 2.1(a) and Section 9.2 from time to time in the manner requested by the Borrower, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.

Notwithstanding the fact that the consent of all Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use Cash collateral in the context of a bankruptcy or insolvency proceeding.

Section 9.2 Notices.

Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the next Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative Agent, and as set forth on Schedule 9.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower and the
other Credit Parties:	The Pantry, Inc.
1801 Douglas Drive
Sanford, North Carolina
Attention: Chief Financial Officer
Telecopier: (919) 774-3329
Telephone: (919) 774-6700

Administrative Agent:	Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza
201 South College Street, CP-8
Charlotte, North Carolina 28288-0680
Attention: Roger Sherman
Telecopier: (704) 383-0288
Telephone: (704) 715-1880

with a copy to:

Wachovia Bank, National Association
One Wachovia Center, TW-5
Charlotte, North Carolina 28288-0760
Attention: Douglas Boothe
Telecopier: (704) 383-7611
Telephone: (704) 383-7553

Section 9.3 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.4 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans, provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

Section 9.5 Payment of Expenses and Taxes.

The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Credit Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse the Administrative Agent and, after the occurrence of an Event of Default, the Lenders for all costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), and (c) on demand, to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective Affiliates, parents, subsidiaries, officers, directors, employees, agents, trustees, advisors and attorneys-in-fact harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans (all of the foregoing, collectively, the “indemnified liabilities”); provided, however, that the Borrower shall not have any obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender, as determined by a court of competent jurisdiction. The agreements in this Section shall survive repayment of the Loans, Notes and all other amounts payable hereunder.

Section 9.6 Successors and Assigns; Participations; Purchasing Lenders.

(a) This Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower and the Guarantors may not assign or transfer any of their rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of each Lender.

(b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Credit Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of any participant if the Participant’s participation is not increased as a result thereof), (ii) except as otherwise permitted by this Agreement, release all or substantially all of the Guarantors from their obligations under the Guaranty, (iii) release all or substantially all of the Collateral, or (iv) consent to the assignment or transfer by the Borrower or the Guarantors of any of their rights and obligations under this Credit Agreement. In the case of any such participation, the Participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c) Any Lender may, in accordance with applicable law, at any time sell or assign to (i) any Lender or any Affiliate or Related Fund of any Lender (each an “Existing Purchasing Lender”) and (ii) with the consent of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (in each case, which consent shall not be unreasonably withheld or delayed), to one or more additional banks or financial institutions or entities (each a “New Purchasing Lender”; together with the Existing Purchasing Lenders, the “Purchasing Lenders”), all or any part of its rights and obligations under this Credit Agreement and the Notes in minimum amounts of $1,000,000 (or such lesser amount as approved by the Administrative Agent) with respect to its Revolving Commitment, its Revolving Loans or its Term Loan (or, if less, the entire amount of such transferor Lender’s interests and obligations), pursuant to a Commitment Transfer Supplement executed by such Purchasing Lender, such transferor Lender, the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that any sale or assignment to an Existing Purchasing Lender shall not require the consent of the Administrative Agent or the Borrower nor shall any such sale or assignment be subject to the minimum assignment amounts specified herein. Upon such execution, delivery, acceptance and recording, from and after the Transfer Closing Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Credit Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender’s rights and obligations under this Credit Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Credit Agreement and the Notes. On or prior to the Transfer Closing Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Notes delivered to the Administrative Agent pursuant to such Commitment Transfer Supplement new Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked “canceled”.

(d) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a duly executed Commitment Transfer Supplement, together with payment to the Administrative Agent by the transferor Lender or the Purchasing Lender, as agreed between them, of a registration and processing fee of $3,500.00 for each Purchasing Lender (other than an Affiliate or Related Fund of a Lender to the extent of the Commitment of such Lender that is assigned to such Affiliate or Related Fund and provided that, in the case of contemporaneous assignments by a Lender to more than one Affiliate or Related Fund of a Person, only a single such $3,500 fee shall be payable for all such contemporaneous assignments) listed in such Commitment Transfer Supplement and the Notes subject to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

(f) The Borrower authorizes each Lender to disclose to any Participant, pledgee or Purchasing Lender (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Credit Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Credit Agreement, in each case subject to Section 9.15.

(g) At the time of each assignment pursuant to this Section to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a 2.19 Certificate) described in Section 2.19.

(h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Credit Agreement (including, without limitation, any right to payment of principal and interest under any Note) to secure obligations of such Lender, including without limitation, (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Lender that is a fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders; it being understood that the requirements for assignments set forth in this Section 9.6 shall not apply to any such pledge or assignment of a security interest, except with respect to any foreclosure or similar action taken by such pledgee or assignee with respect to such pledge or assignment; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.7 Adjustments; Set-off.

(a) Each Lender agrees that if any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(f) or Section 7.1(g), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall purchase for Cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the applicable Credit Party, any such notice being expressly waived by the applicable Credit Party to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the applicable Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the Credit Party Obligations and claims of every nature and description of the Administrative Agent and the Lenders against the Credit Parties, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, whether or not such Lender, the Administrative Agent or any other Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured; provided that any amount received by a Lender pursuant to this Section 9.7(b) shall be transferred to the Administrative Agent and distributed in accordance with the terms of Section 2.13(b). The aforesaid right of set-off may be exercised by such Lender against the applicable Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of such Credit Party, or against anyone else claiming through or against such Credit Party or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the applicable Credit Party and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 9.8 Table of Contents and Section Headings.

The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

Section 9.9 Counterparts.

This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Credit Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

Section 9.10 Effectiveness.

This Credit Agreement shall become effective on the date on which all of the parties hereto have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section 9.2 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it. Upon this Credit Agreement becoming effective, the Existing Credit Agreement shall be deemed amended and restated by this Credit Agreement and all obligations of the lenders under the Existing Credit Agreement to make extensions of credit thereunder shall terminate.

Section 9.11 Severability.

Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.12 Integration.

This Credit Agreement and the Notes represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrower or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

Section 9.13 Governing Law.

This Credit Agreement and the Notes and the rights and obligations of the parties under this Credit Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Each of the Credit Parties agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Credit Agreement and the other Credit Documents.

Section 9.14 Consent to Jurisdiction and Service of Process.

All judicial proceedings brought against the Borrower and/or any other Credit Party with respect to this Credit Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Credit Agreement, each of the Borrower and the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available. Each of the Borrower and the other Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrower and the other Credit Parties to be effective and binding service in every respect. Each of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Administrative Agent or any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction.

Section 9.15 Confidentiality.

The Administrative Agent and each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, Affiliates, auditors or counsel (provided that any such parties shall have been made aware of this Section) or to another Lender) any information with respect to the Borrower and its Subsidiaries which is furnished pursuant to this Credit Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public (collectively, the “Confidential Information”), except that any Lender may disclose any such Confidential Information (a) as has become generally available to the public other than by a breach of this Section, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the OCC or the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (d) to any prospective Participant or assignee (including any assignee or pledgee of a Lender’s obligations pursuant to Section 9.6(h)) in connection with any contemplated transfer pursuant to Section 9.6, provided that such prospective transferee shall have been made aware of this

Section and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement, (e) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications (f) to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, provided that such prospective counterparty shall have been made aware of this Section and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement and (g) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Credit Documents or any Hedging Agreement. Notwithstanding anything herein to the contrary, Confidential Information shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, with the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analysis) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

Section 9.16 Acknowledgments.

The Borrower and the other Credit Parties each hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Credit Agreement and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

(c) no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.

Section 9.17 Waivers of Jury Trial.

THE BORROWER, THE OTHER CREDIT PARTIES, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.18 USA Patriot Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

ARTICLE X

GUARANTY

Section 10.1 The Guaranty.

In order to induce the Lenders to enter into this Credit Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders as follows: such Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Credit Party Obligations. If any or all of the Credit Party Obligations becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent and the Lenders, on order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Credit Party Obligations.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor would otherwise be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

Section 10.2 Bankruptcy.

Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all indebtedness of the Borrower to the Lenders whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(f) or Section 7.1(g), and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for the account of the Lenders, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a

Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

Section 10.3 Nature of Liability.

The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or any other Guarantor, or (e) any payment made to the Administrative Agent or the Lenders on the indebtedness which the Administrative Agent or such Lenders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

Section 10.4 Independent Obligation.

The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

Section 10.5 Authorization.

Each of the Guarantors authorizes the Administrative Agent and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Credit Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any guarantor or any other party for the payment of this Guaranty or the indebtedness and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

Section 10.6 Reliance.

It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 10.7 Waiver.

(a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Lender to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s or any Lender’s power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. The Administrative Agent or any of the Lenders may, at their election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the indebtedness has been paid. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent and each of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

(b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders against the Borrower or any other guarantor of the indebtedness of the Borrower owing to the Lenders (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty, until the Credit Party Obligations have been paid in full and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent and the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the indebtedness of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders to secure payment of the indebtedness of the Borrower.

Section 10.8 Limitation on Enforcement.

The Lenders agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Credit Agreement. The Lenders further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.

Section 10.9 Confirmation of Payment.

The Administrative Agent and the Lenders will, upon request after payment of the indebtedness and obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that the such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.

Section 10.10 Release of Guarantor.

A Guarantor shall be released from all of its obligations under this Guaranty at any time as such Guarantor sells all of its assets and ceases to exist or the Borrower sells all of the Capital Stock of such Guarantor, in each case in a transaction in permitted by the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:	THE PANTRY, INC.,
a Delaware corporation

	By:	/s/ Daniel J. Kelly
	Name:	Daniel J. Kelly
	Title:	Chief Financial Officer, Vice President–Finance and Secretary

GUARANTORS:	R & H MAXXON, INC.,
a South Carolina corporation

	By:	/s/ Daniel J. Kelly
	Name:	Daniel J. Kelly
	Title:	Executive Vice President and Assistant Secretary

KANGAROO, INC.,
a Georgia corporation

	By:	/s/ Daniel J. Kelly
	Name:	Daniel J. Kelly
	Title:	Executive Vice President and Assistant Secretary

ADMINISTRATIVE AGENT	WACHOVIA BANK, NATIONAL ASSOCIATION,
AND LENDERS:	as Administrative Agent and a Lender

	By:	/s/ Douglas S. Boothe
	Name:	Douglas S. Boothe
	Title:	Director

CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH, as a Lender

	By:	/s/ S. William Fox
	Name:	S. William Fox
	Title:	Director

	By:	/s/ David J. Dodd
	Name:	David J. Dodd
	Title:	Associate

WELLS FARGO BANK

	By:	/s/ S. Michael St. Gene
	Name:	S. Michael St. Gene
	Title:	Vice President

GUARANTY BANK

	By:	/s/ Michael J. Ansolabehere
	Name:	Michael J. Ansolabehere
	Title:	Vice President

IKB CAPITAL CORPORATION

	By:	/s/ Wolfgang Boeker
	Name:	Wolfgang Boeker
	Title:	Senior Vice President

RAYMOND JAMES BANK, FSB

	By:	/s/ William C. Beiler
	Name:	William C. Beiler
	Title:	Executive Vice President

CREDIT INDUSTRIAL ET COMMERCIAL

	By:	/s/ Anthony Rock
	Name:	Anthony Rock
	Title:	Vice President

	By:	/s/ Marcus Edwards
	Name:	Marcus Edwards
	Title:	Vice President

[signature pages continue]

Exhibit 10A

Schedule 1.1-1

NOTICE OF ACCOUNT DESIGNATION

Dated March     , 2004

Wachovia Bank, National Association,

as Administrative Agent under the

Credit Agreement referred to below

Charlotte Plaza

201 South College Street, CP-8

Charlotte, North Carolina 28288-0680

Attn: Syndication Agency Services

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you by The Pantry, Inc., a Delaware corporation (the “Borrower”), pursuant to Section 4.1 of the Amended and Restated Credit Agreement dated as of March     , 2004 (as amended, restated or otherwise modified, the “Credit Agreement”) by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (individually a “Guarantor” and collectively, the “Guarantors”), the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”).

The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account, unless the Borrower shall designate in writing to the Administrative Agent one or more other accounts:

[INSERT Name of Bank/

ABA Routing Number/

and Account Number]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this              day of March, 2004.

THE PANTRY, INC.

By:
Name:
Title:

Schedule 1.1-2

FORM OF MORTGAGE

Schedule 1.1-3

MATERIAL CONTRACTS

1.	Branded Jobber Contract between BP Products North America, Inc and The Pantry, Inc.

2.	Distributor Franchise Agreement between CITGO and The Pantry, Inc.

3.	Distribution Service Agreement dated as of March 29, 1998 among The Pantry, Lil’ Champ and McLane Company, Inc., as amended.

4.	Third Amendment to the Distribution Service Agreement by and among The Pantry, Lil’ Champ Food Stores, Inc. and McLane Company, Inc. dated October 2, 2002.

5.	Indenture dated as of October 23, 1997 among The Pantry, Sandhills, Lil’ Champ and United States Trust Company of New York, as Trustee.

6.	Indenture dated as of April 19, 2004 among The Pantry, the subsidiaries named therein and Wachovia Bank, National Association, as Trustee.

7.	Fourth Amendment to the Distribution Service Agreement by and between The Pantry and McLane Company, Inc.

Schedule 1.1-4

EXISTING LETTERS OF CREDIT

Auto- Renewal Period	L/C #	CLAS Number	Global Amount	Issue Date	Notify Date	Expiry Date	Beneficiary	L/C Type	Renewal Notice Days	Comments
1 year	S014220	1040237	$150,000.00	11/11/1987	12/2/2004	1/31/2005	KY Dept. of Labor	Financial	60
1 year	S031030	1040286	$2,825,000.00	7/31/1991	1/14/2005	3/15/2005	BP Exploration & Oil	Performance	60	Auto-renewal
1 year	S135673	1040310	$1,250,000.00	10/24/1997	9/24/2004	10/24/2004	DOCKS USA	Financial	30
1 year	S029762	1040278	$1,000.00	4/23/1991	12/2/2004	1/31/2005	Dept of Agric - NC	Financial	60
1 year	S027149	1040260	$1,000.00	7/18/1990	12/2/2004	1/31/2005	Dept of Agric - SC	Performance	60
1 year	S139521	1040443	$2,500,000.00	11/28/1997	7/1/2004	7/31/2004	Chevron Products	Financial	30
1 year	S416342	1040369	$1,983,830.07	5/13/1998		12/31/2004	Greenwich Insurance	Financial
1 year	SM407413C	1040393	$3,750,000.00	1/11/1999	11/2/2004	1/31/2005	Motiva	Financial	90
1 year	SM407742C	1040401	$6,005,000.00	2/9/1999	1/1/2004	1/31/2005	Citgo Petroleum Corporation	Financial	30
1 year	S151995	746032	$1,775,000.00	4/27/1998	1/1/2004	1/31/2005	ExxonMobil	Performance	30	Lil’Champs, Obligor #4581056240
1 year	S152116	746024	$130,000.00	4/28/1998	1/1/2004	1/31/2005	Hauffler Auto	Performance	30	Lil’Champs, Obligor #4581056240
1 year	SM408070C	1040419	$200,000.00	3/10/1999	1/1/2004	3/10/2005	Marathon Ashland Petroleum	Financial	60
1 year	S409516C	1040427	$500,000.00	7/20/1999		7/14/2004	Miller Enterprises, Inc.	Financial
1 year	SM410464	1040435	$1,000,000.00	10/14/1999	12/2/2004	1/31/2005	AMOCO Oil Co	Financial	60
1 year	SM419043C	1209626	$6,526,409.00	11/14/2001	10/12/2004	11/11/2004	Liberty Mutual	Financial	30
1 year	SM419414	1215326	$250,000.00	12/17/2001	1/1/2004	1/31/2005	Colonial Oil	Financial	30	The Pantry & Lil’Champs
1 year	SM420233	1040419	$848,400.00	3/9/2002	11/8/2004	3/8/2005	North Carolina Dept. of Envir.	Financial	120 days
1 year	SM420234	1040427	$25,000.00	3/8/2003	1/7/2004	3/7/2005	South Carolina Dept. of Health	Financial	120 days
1 year	SM420235	1040435	$200,000.00	3/1/2002	11/1/2004	3/1/2005	Commonwealth of Virginia	Financial	120 days
1 year	SM420859		$60,000.00	5/6/2002	3/20/2004	4/19/2005	Indiana Dept. of Environ. Mgmt	Financial	30
1 year	SM420882		$250,000.00		1/1/2004	1/31/2005	Transmontaign	Financial	30	No auto renewal
1 year	SM42220W		$25,000.00	7/31/2002	8/7/2002	7/30/2004	Georgia Dept. of Natural	Financial	60	Auto renewal
1 year	SM422361		$9,000.00	8/14/2002	4/16/2004	8/14/2004	Bureau of Petroleum Systems	Financial	120
1 year	SM422364		$33,710.00	8/14/2002	4/16/2004	8/14/2004	Bureau of Petroleum Systems	Financial	120	Pending Cancellation
1 year	SM422643W		$10,523.00	10/1/2002	6/3/2004	10/1/2004	Bureau of Petroleum Systems	Financial	120
1 year	SM422640W		$72,078.00	10/1/2002	6/3/2004	10/1/2004	Bureau of Petroleum Systems	Financial	120
1 year	SM422235W		$25,000.00	10/19/2003	4/19/2004	4/19/2004	Kentucky Dept of Environ	Financial	0
1 year	SM422232		$77,500.00	10/19/2002	4/19/2004	4/19/2004	Tennesse dept of Enviro	Financial	0
1 year	SM200753		$3,612,700.00	11/1/2003	9/2/2004	11/1/2004	Royal and SunAlliance	Financial	60
1 year	SM200868		$10,000.00	11/8/2002	8/10/2004	12/8/2004	Louisana Dept. of Environ	Financial	120
1 year	Applied For		$1,125,000	Applied For	12/30/2004	2/28/2005	ACE Insurance	Financial	60	Quarterly increases to total of $4,5000,000.

Schedule 1.1-5

EXISTING HEDGING AGREEMENTS

	Expiration	Notional Amount	Pay Rate
Wachovia	4/17/2006	42,000,000	2.99%[1]
Wells Fargo	4/18/2006	25,000,000	1.87%
Wachovia	4/18/2006	25,000,000	1.89%

[1]	On March 15, 2004 the notional amount on this agreement increases to $152,000,000.

3

Schedule 2.1(a)

LENDERS AND COMMITMENTS

Lender	Revolving Commitment	Revolving Commitment Percentage	LOC Commitment	Term Loan Commitment	Term Loan Commitment Percentage
Wachovia Bank, National Association	$25,500,000	36.4285714286%	$18,214,285.71	$311,500,000	90.2898550725%
Credit Suisse First Boston	$10,000,000	14.2857142857%	$7,142,857.14	$0	0.0000000000%
Wells Fargo Bank, N.A.	$10,000,000	14.2857142857%	$7,142,857.14	$10,000,000	2.8985507246%
Guaranty Bank	$7,500,000	10.7142857143%	$5,357,142.86	$3,500,000	1.0144927536%
IKB Capital Corporation	$5,000,000	7.1428571429%	$3,571,428.57	$5,000,000	1.4492753623%
Raymond James Bank, FSB	$5,000,000	7.1428571429%	$3,571,428.57	$5,000,000	1.4492753623%
Crêdit Industriel et Commercial	$7,000,000	10.0000000000%	$5,000,000.00	$10,000,000	2.8985507246%
Total:	$70,000,000.00	100%	$50,000,000	$345,000,000.00	100%

Schedule 2.1(b)(i)

FORM OF NOTICE OF BORROWING

[Date]

Wachovia Bank, National Association,

as Administrative Agent under the

Credit Agreement referred to below

Charlotte Plaza

201 South College Street, CP-8

Charlotte, North Carolina 28288-0680

Attention: Syndication Agency Services

Ladies and Gentlemen:

Pursuant to Section [2.1(b)][2.5(b)] of the Amended and Restated Credit Agreement dated as of March     , 2004 (as amended, restated or otherwise modified, the “Credit Agreement”) by and among The Pantry, Inc., a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower from time to time party thereto (individually a “Guarantor” and collectively, the “Guarantors”), the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”), the Borrower hereby requests that the following Loans be made on [date] as follows (the “Proposed Borrowing”):

I.	Revolving Loans requested:

(1)	Total Amount of Revolving Loans Requested $

(2)	Amount of (1) to be allocated

to LIBOR Rate Loans $

(3)	Amount of (1) to be allocated

to Alternate Base Rate Loans $

(4)	Interest Periods and amounts to be allocated

thereto in respect of the LIBOR Rate Loans

referenced in (2) (amounts must total (2)):

(i)	one month. $

(ii)	two months $

(iii)	three months $

(iv)	six months $

Total	LIBOR Rate Loans $

NOTE:	REVOLVING LOAN BORROWINGS MUST BE IN MINIMUM AMOUNTS OF (A) WITH RESPECT TO LIBOR RATE LOANS $2,000,000 AND $100,000 INCREMENTS IN EXCESS THEREOF AND (B) WITH RESPECT TO ALTERNATE BASE RATE LOANS, $1,000,000 AND $50,000 INCREMENTS IN EXCESS THEREOF.

II.	Swingline Loans requested:

(1)	Total Amount of Swingline Loans Requested $

NOTE:	SWINGLINE LOAN BORROWINGS MUST BE IN MINIMUM AMOUNTS OF $50,000 AND IN INTEGRAL AMOUNTS OF $25,000 IN EXCESS THEREOF.

Terms defined in the Credit Agreement shall have the same meanings when used herein.

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

(A) The representations and warranties made by the Credit Parties in the Credit Agreement, in the Security Documents or which are contained in any certificate furnished at any time under or in connection therewith shall be true and correct on and as of the date of the Proposed Borrowing as if made on and as of such date except to the extent such representations and warranties specifically relate to any earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

(B) No Default or Event of Default has occurred and is continuing after giving effect to the Proposed Borrowing.

(C) Immediately after giving effect to the Proposed Borrowing (and the application of the proceeds thereof), the sum of outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount.

Very truly yours,

THE PANTRY, INC.

By:
Name:
Title:

Schedule 2.1(e)

FORM OF REVOLVING NOTE

Lender:	,

FOR VALUE RECEIVED, the undersigned, THE PANTRY, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay, on the Maturity Date (as defined in the Credit Agreement referred to below), to the order of the above-named Lender (the “Lender”) at the office of the Administrative Agent (as defined below) located at Charlotte Plaza, 201 South College Street, CP-8, Charlotte, North Carolina 28288-0680, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

The holder of this Note is authorized to endorse the date and amount of each Revolving Loan made pursuant to Section 2.1 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule I annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.

This Note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement dated as of March     , 2004 (as amended, restated or otherwise modified, the “Credit Agreement”) by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”), and is entitled to the benefits thereof. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence and during the continuance of any Event of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. The Borrower agrees that Sections 5-1401 and 5-1402 of the General Obligations law of the State of New York shall apply to this Note.

THE PANTRY, INC.

By:
Name:
Title:

SCHEDULE 1

to

Revolving Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan[1]	Interest Rate	Interest Period	Principal Paid or Converted	Principal Balance	Notation Made By

[1]	The type of Loan may be represented by “L” for LIBOR Rate Loans or “ABR” for Alternate Base Rate Loans.

Schedule 2.2(d)

FORM OF TERM NOTE

Lender:	,

FOR VALUE RECEIVED, the undersigned, THE PANTRY, INC., a Delaware corporation, hereby unconditionally promises to pay, on each date specified in the Credit Agreement referred to below for the payment of principal and on the Maturity Date (as defined in the Credit Agreement), to the order of the above-named Lender (the “Lender”) at the office of the Administrative Agent (as defined below) located at Charlotte Plaza, 201 South College Street, CP-8, Charlotte, North Carolina 28288-0680, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of the Term Loan made by the Lender to the undersigned pursuant to Section 2.2 of the Credit Agreement. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

The holder of this Note is authorized to endorse the date and amount of each Term Loan pursuant to Section 2.2 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule I annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.

This Note is one of the Term Notes referred to in the Amended and Restated Credit Agreement dated as of March     , 2004 (as amended, restated or otherwise modified, the “Credit Agreement”) by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”), and is entitled to the benefits thereof. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence and during the continuance of any Event of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. The Borrower agrees that Sections 5-1401 and 5-1402 of the General Obligations law of the State of New York shall apply to this Note.

THE PANTRY, INC.

By:
Name:
Title:

SCHEDULE 1

to

Term Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan[1]	Interest Rate	Interest Period	Maturity Date	Principal Paid Or Converted	Principal Balance	Notation Made By

1 The type of Loan may be represented by “L” for LIBOR Rate Loans or “ABR” for Alternate Base Rate Loans.

Schedule 2.5(d)

FORM OF SWINGLINE NOTE

$10,000,000	, 2004

FOR VALUE RECEIVED, the undersigned, THE PANTRY, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay, on each date specified in the Credit Agreement referred to below for the payment of principal and on the Maturity Date (as defined in the Credit Agreement referred to below), to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (the “Swingline Lender”) at the office of the Administrative Agent (as defined below) located at Charlotte Plaza, 201 South College Street, CP-8, Charlotte, North Carolina 28288-0680, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) TEN MILLION DOLLARS ($10,000,000), or, if less, (b) the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the undersigned pursuant to Section 2.5 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

The holder of this Note is authorized to endorse the date and amount of each Swingline Loan made pursuant to Section 2.5 of the Credit Agreement and each payment of principal and interest with respect thereto on Schedule I annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.

This Note is the Swingline Note referred to in the Amended and Restated Credit Agreement dated as of March     , 2004 (as amended, restated or otherwise modified, the “Credit Agreement”) by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”), and is entitled to the benefits thereof. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence and during the continuance of any Event of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. The Borrower agrees that Sections 5-1401 and 5-1402 of the General Obligations law of the State of New York shall apply to this Note.

THE PANTRY, INC.

By:
Name:
Title:

SCHEDULE 1

to

Swingline Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount Of Loan	Principal Paid	Principal Balance	Notation Made By

Schedule 2.8(a)

FORM OF NOTICE OF PREPAYMENT

Dated as of:

Wachovia Bank, National Association,

as Administrative Agent under the

Credit Agreement referred to below

Charlotte Plaza

201 South College Street, CP-8

Charlotte, North Carolina 28288-0680

Attn: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you by The Pantry, Inc. (the “Borrower”), in connection with the Amended and Restated Credit Agreement dated as of March     , 2004 (as amended, restated or otherwise modified, the “Credit Agreement”) by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”).

1. The Borrower hereby provides notice to the Administrative Agent that it shall voluntarily prepay the following [Alternate Base Rate Loans] [LIBOR Rate Loans] in an amount equal to                     .

2. The Loan to be prepaid is a [check applicable box]

•	Revolving Loan

•	Term Loan

3. The Borrower shall prepay the above-referenced Loans on the following Business Day:                     . (Complete with a Business Day at least one (1) Business Day subsequent to the date of this Notice of Prepayment with respect to an Alternate Base Rate Loan and three (3) Business Days subsequent to the date of this Notice of Prepayment with respect to any LIBOR Rate Loan).

4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment this              day of                     ,                     .

THE PANTRY, INC.

By:
Name:
Title:

Schedule 2.11

FORM OF NOTICE OF CONVERSION/EXTENSION

[Date]

Wachovia Bank, National Association,

    as Administrative Agent under the

    Credit Agreement referred to below

Charlotte Plaza

201 South College Street, CP-8

Charlotte, North Carolina 28288-0680

Attn: Syndication Agency Services

Ladies and Gentlemen:

Pursuant to Section 2.11 of the Amended and Restated Credit Agreement, dated as of March     , 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Pantry, Inc. (the “Borrower”), the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”), the Borrower hereby requests conversion or extension of the following Loans be made on [date] as follows (the “Proposed Conversion/Extension”):

Applicable Loan

Revolving Loan
Term Loan

(1)	Total Amount of Loans to be converted/extended	$

(2)	Amount of (1) to be allocated to LIBOR Rate Loans	$

(3)	Amount of (1) to be allocated to Alternate Base Rate Loans	$

(4)	Interest Periods and amounts to be allocated thereto in respect of the LIBOR Rate Loans referenced in (2) (amounts must total (2)):

(i) one month	$

(ii) two months	$

(iii) three months	$

(iv) six months	$

Total LIBOR Rate Loans	$

NOTE:	CONVERSIONS TO LIBOR LOANS MUST BE IN MINIMUM AMOUNTS OF $2,000,000 AND $100,000 INCREMENTS IN EXCESS THEREOF.

Terms defined in the Credit Agreement shall have the same meanings when used herein.

The undersigned hereby certifies that, as of the date hereof and as of the date of the Proposed Conversion/Extension, no Default or Event of Default has occurred and is continuing after giving effect to the Proposed Conversion/Extension.

Very truly yours,

THE PANTRY, INC.

By:
Name:
Title:

Schedule 2.19

2.19 CERTIFICATE

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of March,     , 2004, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Pantry, Inc. (the “Borrower”), the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wachovia Bank, National Association, as Administrative Agent. Terms defined in the Credit Agreement shall have the same meanings when used herein. Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By:
Name:
Title:

Schedule 3.1-1

JURISDICTIONS OF INCORPORATION/ORGANIZATION

Borrower

Name	State of Incorporation
The Pantry, Inc.	Delaware

Subsidiaries

Name of Subsidiary	State of Incorporation
R. & H. Maxxon, Inc.	South Carolina
Kangaroo, Inc.	Georgia

5

Schedule 3.1-2

SUBSIDIARIES; CAPITAL STRUCTURE

1.	Kangaroo, Inc has authorized 100,000 shares of common stock, no par value per share, of which 9,900 shares, all of which are owned by The Pantry, Inc., are issued and outstanding.

2.	R. & H. Maxxon, Inc. has authorized 10,000 shares of common stock, $10.00 par value per share, of which 2,210 shares, all of which are owned by The Pantry, Inc., are issued and outstanding.

6

Schedule 3.2(b)

CONFLICTS WITH CONTRACTUAL OBLIGATIONS; CONSENTS

None.

7

Schedule 3.5 (b)

REAL PROPERTIES

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	1001		7/1/1971	Alachua	3423 SE HAWTHORNE RD	GAINESVILLE, FL 32641
L	1002		7/1/1971	Alachua	4310 SE HAWTHORNE RD	GAINESVILLE, FL 32641
L	1003		7/1/1971	Alachua	6825 SE 221ST STREET	HAWTHORNE, FL 32640
O	1010	1010	11/20/1971	Marion	5198 SE ABSHIER BLVD	BELLEVIEW, FL 34420
O	1013	1013	1/14/1972	Bradford	2158 N TEMPLE AVENUE	STARKE, FL 32091
L	1014		1/6/1972	Duval	5573 PLAYA WAY	JACKSONVILLE, FL 32211
L	1030		5/14/1972	Osceola	4899 E ERLO BRONSON	ST CLOUD, FL 34771
L	1034		7/2/1972	St. Johns	138 NORTH SR 13	JACKSONVILLE, FL 32092
O	1035	1035	7/16/1972	St. Johns	9900 SHANDS PIER RD	JACKSONVILLE, FL 32259
O	1040	1040	10/14/1972	St. Johns	120 VILANO ROAD	ST AUGUSTINE, FL 32095
O	1041	1041	12/2/1972	Levy	392 N. HATHAWAY AVE	BRONSON, FL 32612
O	1042	1042	12/16/1972	Sumter	8727 N US 301	WILDWOOD, FL 34785
O	1043	1043	12/9/1972	St. Johns	6929 A1A, S	ST AUGUSTINE, FL 32086
L	1051		2/1/1973	Duval	5959 OLD KINGS RD	JACKSONVILLE, FL 32254
L	1058		5/18/1973	Duval	15411 N. MAIN ST	JACKSONVILLE, FL 32218
L	1060	1060	6/29/1973	St. Johns	465 STATE ROAD 16	ST AUGUSTINE, FL 32095
L	1063		12/14/1973	Orange	2691 ORANGE BLOSSOM	ZELLWOOD, FL 32798
L	1064		4/19/1974	Duval	1696 HAMMOND BLVD	JACKSONVILLE, FL 32221
O	1066	1066	1/31/1974	Seminole	1920 FRENCH AVENUE	SANFORD, FL 32771
O	1069	1069	3/8/1974	St. Johns	4760 US 1, N, SUITE	ST AUGUSTINE, FL 32095
O	1084	1084	7/26/1974	Duval	11985 BEACH BLVD	JACKSONVILLE, FL 32246
L	1085		8/1/1974	Duval	630 US 90 WEST	BALDWIN, FL 32234
L	1086		10/11/1974	Duval	9763 103RD STREET	JACKSONVILLE, FL 32210
O	1095	1095	7/25/1975	Duval	2810 SR A1A	ATLANTIC BEACH, FL 32233
O	1101	1101	8/27/1976	St. Johns	511 ANASTASIA BLVD	ST AUGUSTINE, FL 32084
O	1102	1102	9/24/1976	Duval	5708 NW 34TH ST	GAINESVILLE, FL 32653
O	1106	1106	11/18/1976	Alachua	203 NE 39TH AVE	GAINESVILLE, FL 32609
L	1107		12/16/1976	Alachua	3520 N WALDO RD	GAINESVILLE, FL 32609
L	1110		3/3/1977	Seminole	551 W HWY 436	ALTAMONTE SPRINGS, FL 32714
O	1113	1113	11/3/1977	Seminole	1119 E 25TH ST	SANFORD, FL 32771
O	1119	1119	8/23/1977	Alachua	16130- 10 N.W. US HW	ALACHUA, FL 32615
L	1120		8/23/1977	Alachua	410 NW SANTA FE BLVD	HIGH SPRINGS, FL 32643
L	1125		4/27/1978	Duval	13857 N MAIN ST	JACKSONVILLE, FL 32218
O	1127	1127	8/3/1978	Duval	953 NEW BERLIN RD	JACKSONVILLE, FL 32218
O	1132	1132	2/15/1979	Duval	9750 OLD ST AUG. RD	JACKSONVILLE, FL 32257
O	1133	1133	3/21/1979	Duval	6655 OLD KINGS RD,N	JACKSONVILLE, FL 32219
O	1136	1136	9/12/1979	Duval	2950 EDGEWOOD AVE,N	JACKSONVILLE, FL 32254
L	1137		10/4/1979	Duval	12743 ATLANTIC BLVD	JACKSONVILLE, FL 32225
L	1138		9/11/1979	Alachua	4234 SW 20TH AVENUE	GAINESVILLE, FL 32607
O	1142	1142	7/24/1980	Alachua	3509 WILLISTON ROAD	GAINESVILLE, FL 32608
L	1145		6/26/1980	Duval	907 S LANE AVE	JACKSONVILLE, FL 32205
L	1146		7/31/1980	Duval	301 ATLANTIC BLVD	NEPTUNE BEACH, FL 32266

8

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	1147		10/2/1980	Duval	5553 ST AUGUSTINE RD	JACKSONVILLE, FL 32207
L	1148		10/9/1980	Duval	4152 OLD MIDDLEBURG	JACKSONVILLE, FL 32210
L	1150		2/12/1981	Duval	1081 US 301	BALDWIN, FL 32234
L	1153		5/4/1981	Duval	1255 N MAIN STREET	JACKSONVILLE, FL 32206
L	1156		10/9/1981	Orange	3965 SILVER STAR RD	ORLANDO, FL 32808
O	1158	1158	9/17/1981	Duval	1005 EDGEWOOD AVE, S	JACKSONVILLE, FL 32205
L	1159		10/29/1981	Duval	1765 JONES ROAD	JACKSONVILLE, FL 32220
L	1160		12/10/1981	Duval	7603 103RD STREET	JACKSONVILLE, FL 32210
L	1161		11/14/1982	St. Johns	3690 US 1, S	ST AUGUSTINE, FL 32086
L	1165		3/25/1982	Duval	7079 N MAIN ST	JACKSONVILLE, FL 32208
L	1167		6/10/1982	Alachua	14225 W NEWBERRY RD	NEWBERRY, FL 32669
L	1168		6/17/1982	Clay	1312 BLANDING BLVD	ORANGE PARK, FL 32065
L	1169		7/2/1982	St. Johns	351 A1A BEACH BLVD	ST AUGUSTINE BEACH, FL 32084
L	1170		10/28/1982	Clay	1300 IDLEWILD AVE	GREEN COVE SPRINGS, FL 32043
O	1172	1172	1/6/1983	Clay	2468 BLANDING BLVD	MIDDLEBURG, FL 32068
L	1174		2/17/1983	Duval	9615 HECKSCHER DR	JACKSONVILLE, FL 32226
L	1176		3/25/1983	St. Johns	8880 A1A SOUTH	ST AUGUSTINE, FL 32086
L	1177		5/6/1983	Duval	10401 NORMANDY BLVD	JACKSONVILLE, FL 32221
L	1178		6/2/1983	Duval	5700 PHILLIPS HWY	JACKSONVILLE, FL 32216
L	1179		6/9/1983	Duval	11410 OLD ST AUGUSTI	JACKSONVILLE, FL 32258
L	1180		7/21/1983	Duval	8350 BAYMEADOWS RD	JACKSONVILLE, FL 32256
L	1181		8/11/1983	Levy	553 N MAIN ST	WILLISTON, FL 32696
L	1182		8/18/1983	Levy	349 E NOBLE AVE	WILLISTON, FL 32696
L	1184		11/3/1983	Orange	2901 US HIGHWAY 441	PLYMOUTH, FL 32768
L	1185		9/16/1983	Duval	770 MCDUFF AVE	JACKSONVILLE, FL 32254
L	1187		10/13/1983	Duval	1601 PENMAN ROAD	JACKSONVILLE BEACH, FL 32250
O	1195	1195	8/9/1984	Duval	4525 SUNBEAM RD	JACKSONVILLE, FL 32257
L	1196		8/2/1984	Duval	11531-15 SAN JOSE BL	JACKSONVILLE, FL 32223
L	1198		11/2/1984	Clay	2816 BLANDING BLVD	MIDDLEBURG, FL 32068
L	1200		11/15/1984	Duval	10910 ATLANTIC BLVD	JACKSONVILLE, FL 32225
L	1201		2/14/1985	St. Johns	651 SR 13 N	JACKSONVILLE, FL 32259
O	1202	1202	3/14/1985	Alachua	14411 N.W. US HIGHWA	ALACHUA, FL 32615
L	1203		4/18/1985	Orange	14902 E COLONIAL DR	ORLANDO, FL 32826
O	1205	1205	6/13/1985	Osceola	101 BUENAVENTURA BLV	KISSIMMEE, FL 34743
L	1206		5/23/1985	Duval	777 TALLEYRAND AVE	JACKSONVILLE, FL 32202
O	1208	1208	6/20/1985	Duval	5408 MAIN STREET	JACKSONVILLE, FL 32208
L	1210		7/18/1985	Duval	1031 BEACH BLVD	JACKSONVILLE BEACH, FL 32250
L	1212		10/31/1985	Duval	14801 NORMANDY BLVD	JACKSONVILLE, FL 32234
L	1214		2/13/1986	St. Johns	2525 SR 207	ST AUGUSTINE, FL 32086
L	1215		4/24/1986	Duval	9901 NEW KINGS RD	JACKSONVILLE, FL 32219
O	1220	1220	12/4/1986	Alachua	7404 NE WALDO RD	GAINESVILLE, FL 32609
L	1222		11/20/1986	Duval	12453 PHILLIPS HWY	JACKSONVILLE, FL 32256
O	1223	1223	3/12/1987	Alachua	5200 NE WALDO RD	GAINESVILLE, FL 32609
O	1226	1226	2/19/1987	Seminole	7499 SR 427	SANFORD, FL 32773
O	1227	1227	5/3/1987	Orange	18359 E COLONIAL DR	ORLANDO, FL 32820
O	1228	1228	5/3/1987	Clay	3075 HWY 17	GREEN COVE SPRINGS, FL 32043

9

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
O	1229	1229	5/28/1987	Flagler	4850 E HIGHWAY 100	FLAGLER BEACH, FL 32136
L	1230		6/17/1987	Flagler	1501 ST JOE GRADE	PALM COAST, FL 32137
O	1231	1231	8/6/1987	Duval	3605 ST JOHN’S BLUFF	JACKSONVILLE, FL 32224
O	1233	1233	2/3/1988	Flagler	500 E MOODY STREET	BUNNELL, FL 32110
L	1234		12/22/1987	Volusia	2910 HOWLAND BLVD	DELTONA, FL 32725
L	1235		2/26/1988	Lake	401 US HWY 441	LADY LAKE, FL 32159
O	1236	1236	2/18/1988	Osceola	4301 13TH STREET	ST CLOUD, FL 34769
O	1237	1237	3/11/1988	Marion	3232 W SILVER SPGS B	OCALA, FL 34475
O	1238	1238	4/21/1988	Marion	14780 NE HWY 315	FT MCCOY, FL 32134
O	1239	1239	4/14/1988	Osceola	1700 N THACKER AVENU	KISSIMMEE, FL 32741
O	1240	1240	4/22/1988	Orange	2438 SHADER ROAD	ORLANDO, FL 32804
O	1241	1241	6/15/1988	Orange	6201 EDGEWATER DR	ORLANDO, FL 32810
O	1242	1242	8/25/1988	Marion	17980 N US HWY 441	ORANGE LAKE, FL 32681
O	1244	1244	7/16/1988	Seminole	2095 COUNTY RD 427 N	LONGWOOD, FL 32750
O	1245	1245	8/18/1988	Duval	202 EDGEWOOD AVE, S	JACKSONVILLE, FL 32254
L	1246		6/15/1988	Duval	10500 PHILLIPS HWY	JACKSONVILLE, FL 32256
O	1248	1248	7/31/1988	St. Johns	800 S PONCE DELEON B	ST AUGUSTINE, FL 32084
L	1249		8/4/1988	St. Johns	224 SAN MARCO AVE	ST AUGUSTINE, FL 32084
O	1250	1250	1/12/1989	Duval	5711 BOWDEN ROAD, #1	JACKSONVILLE, FL 32216
O	1251	1251	11/16/1988	Marion	7676 N US HWY 441	OCALA, FL 34475
O	1253	1253	12/28/1988	Duval	5001 HECKSCHER DR	JACKSONVILLE, FL 32226
L	1255		1/19/1989	St. Johns	2330 SR 16 & I-95	ST AUGUSTINE, FL 32095
O	1256	1256	4/5/1989	Volusia	1712 DOYLE ROAD	DELTONA, FL 32738
L	1257		2/9/1989	Duval	721 CHAFFEE RD, S	JACKSONVILLE, FL 32221
O	1259	1259	4/20/1989	Marion	12995 N US HWY 441	CITRA, FL 34475
O	1261	1261	6/30/1989	Orange	2986 SILVER STAR RD	ORLANDO, FL 32808
O	1262	1262	10/12/1989	Nassau	551726 US HWY 1	HILLIARD, FL 32046
O	1263	1263	9/15/1989	Volusia	1380 HOWLAND BLVD	DELTONA, FL 32738
O	1265	1265	1/18/1990	Flagler	1201 PALM HARBOR PKW	PALM COAST, FL 32137
O	1266	1266	2/15/1990	Osceola	1297 SIMPSON RD	KISSIMMEE, FL 34744
O	1267	1267	4/12/1990	Flagler	#3 KINGSWOOD DR	PALM COAST, FL 32137
L	1268		9/13/1990	St. Johns	1710 SR 207	ST AUGUSTINE, FL 32086
L	1269		4/11/1991	Volusia	312 DIRKSEN DRIVE	DEBARY, FL 32725
L	1270		4/4/1991	Duval	10100 GRANITE PLACE	JACKSONVILLE, FL 32226
O	1271	1271	5/24/1991	Volusia	1520 N US 1	ORMOND BEACH, FL 32174
O	1272	1272	6/27/1991	Volusia	100 US 17-92	DEBARY, FL 32713
O	1273	1273	8/15/1991	Volusia	2798 ELKCAM BLVD	DELTONA, FL 32738
L	1274		7/3/1991	Osceola	2655 N JOHN YOUNG PK	KISSIMMEE, FL 34741
O	1276	1276	1/16/1992	Orange	808 CHICKASAW TRAIL,	ORLANDO, FL 32825
O	1277	1277	4/16/1992	Seminole	690 W AIRPORT BLVD	SANFORD, FL 32773
O	1278	1278	12/10/1992	Flagler	5484 N OCEANSHORE BL	PALM COAST, FL 32137
O	1279	1279	3/30/1995	St. Johns	2919 COASTAL HWY	ST AUGUSTINE, FL 32095
L	1280		9/3/1992	Duval	9001 SOUTHSIDE BLVD	JACKSONVILLE, FL 32256
L	1281		3/14/1996	Volusia	400 WELCOME CENTER D	DELTONA, FL 32725
L	1282		10/7/1993	Duval	11025 PHILLIPS HWY	JACKSONVILLE, FL 32256
L	1283		8/20/1993	Flagler	191 CYPRESS POINT PK	PALM COAST, FL 32164

10

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	1284		3/17/1994	Osceola	1400 OSCEOLA PARKWAY	KISSIMMEE, FL 34744
O	1285	1285	12/22/1994	Clay	2816 HENLEY ROAD	GREEN COVE SPRINGS, FL 32043
O	1286	1286	5/11/1995	Citrus	7985 NORTH CITRUS AV	CRYSTAL RIVER, FL 34428
L	1287		11/30/1995	Duval	14641 DUVAL ROAD	JACKSONVILLE, FL 32218
L	1288		6/13/1996	Orange	1500 N WEKIVA SPRING	APOPKA, FL 32712
L	1289		8/15/1996	Duval	12500 BEACH BLVD	JACKSONVILLE, FL 32246
O	1290	1290	8/21/1997	Flagler	890 PALM COAST PKWY	PALM COAST, FL 32137
O	1291	1291	10/17/1996	Brevard	7290 GEORGE T. EDWARD	MELBOURNE, FL 32940
L	1294		1/19/2000	Bradford	312 W. BROWNLEE	STARKE, FL 32091
L	1295		6/15/2000	Alachua	14300 W NEWBERRY RD	NEWBERRY, FL 32669
L	1296		7/20/2000	Duval	13697 BEACH BLVD	JACKSONVILLE, FL 32224
L	1297		9/28/2000	Clay	5105 CR 218	MIDDLEBURG, FL 32068
L	1299		2/9/2000	St. Johns	4301 US A1A, SOUTH	ST AUGUSTINE, FL 32084
L	1301		5/2/1998	Alachua	7515 W NEWBERRY ROAD	GAINESVILLE, FL 32606
L	1302		5/2/1998	Alachua	3901 SW ARCHER RD	GAINESVILLE, FL 32608
L	1303		5/2/1998	Alachua	2320 SW ARCHER RD	GAINESVILLE, FL 32608
L	1304		5/2/1998	Alachua	5310 NW 13 ST	GAINESVILLE, FL 32653
O	1305		5/2/1998	Alachua	2300 E UNIVERSITY AV	GAINESVILLE, FL 32609
L	1306		5/2/1998	Alachua	100 COTTONWOOD CENTE	ARCHER, FL 32618
L	1307		5/2/1998	Alachua	20 NE WALDO ROAD	GAINESVILLE, FL 32641
O	1309		5/2/1998	Gilchrist	705 N MAIN ST	TRENTON, FL 32693
L	1310		5/2/1998	Alachua	4103 SW 43RD ST	GAINESVILLE, FL 32608
L	1311		5/2/1998	Alachua	9303 NW 39TH AVE	GAINESVILLE, FL 32606
O	1313		4/29/1998	Alachua	4221 NW 16TH BLVD	GAINESVILLE, FL 32605
L	1314		3/31/1998	Alachua	1255 W UNIVERSITY AV	GAINESVILLE, FL 32601
L	1320		9/1/1998	Duval	300 BEACH BLVD	JACKSONVILLE BEACH, FL 32250
L	1321		9/1/1998	Clay	629 BLANDING BLVD	ORANGE PARK, FL 32073
O	1322		9/1/1998	Baker	340 E MACCLENNY AVE	MACCLENNY, FL 32063
O	1323		9/1/1998	Clay	205 S. LAWRENCE BLVD	KEYSTONE HEIGHTS, FL 32656
L	1401		3/8/2001	Duval	2425 MAYPORT ROAD	ATLANTIC BEACH, FL 32233
L	1413		9/11/2003	St. Johns	715 STATE ROAD 207	ST. AUGUSTINE, FL 32086-3831
L	1998		7/9/1972	St. Johns	140 N SR 13	JACKSONVILLE, FL 32259
L	2003		1/28/1999	Seminole	4625 W. LAKE MARY BL	LAKE MARY, FL 32746
L	2005		1/28/1999	Brevard	4790 N US1	MIMS, FL 32754
L	2006		1/28/1999	Putnam	1986 STATE ROAD 20	HAWTHORNE, FL 32640
O	2046		1/28/1999	Volusia	1101 DERBYSHIRE	HOLLY HILL, FL 32117
O	2049		1/28/1999	Seminole	4140 E SR46	SANFORD, FL 32771
O	2050		1/28/1999	Volusia	1591 DUNLAWTON AVE	PORT ORANGE, FL 32119
L	2051		1/28/1999	Marion	909 NE 28TH STREET	OCALA, FL 34470
O	2053		1/28/1999	Putnam	1171 HIGHWAY 17S	SATSUMA, FL 32189
L	2054		1/28/1999	Putnam	2110 HIGHWAY 17S	CRESCENT CITY, FL 32112
O	2072		1/28/1999	Volusia	239 N. CENTER STREET	PIERSON, FL 32180
O	2074		1/28/1999	Volusia	2123 INTERNATIONAL S	DELAND, FL 32724
O	2102		1/28/1999	Volusia	2185 W. STATE ROAD 4	DELAND, FL 32720
O	2103		1/28/1999	Orange	10 E. SILVER STAR RO	OCOEE, FL 34761
O	2104		1/28/1999	Volusia	1058 N. US 1	ORMOND BEACH, FL 32174

11

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
O	2105		1/28/1999	Marion	13873 S.E. HIGHWAY 4	WEIRSDALE, FL 32195
O	2106		1/28/1999	Orange	8299 SILVER STAR ROA	ORLANDO, FL 32818
O	2107		1/28/1999	Putnam	551 S. SUMMIT STREET	CRESCENT CITY, FL 32112
O	2108		1/28/1999	Lake	1525 US HWY 27	CLERMONT, FL 34711
L	2109		1/28/1999	Putnam	1205 S STATE ROAD 19	PALATKA, FL 32177
O	2110		1/28/1999	Seminole	5690 WEST SR 46	SANFORD, FL 32771
O	2111		1/28/1999	Brevard	6004 US HIGHWAY 1	SCOTTSMOOR, FL 32775
L	2112		1/28/1999	Clay	101 WEST WALKER DRIV	KEYSTONE HEIGHTS, FL 32656
O	2114		1/28/1999	Lake	810 US HWY 27	MINNEOLA, FL 34755
O	2115		1/28/1999	Volusia	1099 W.INT’L SPEEDWA	DELAND, FL 32720
O	2116		1/28/1999	Orange	17503 W SR 50	OAKLAND, FL 34760
O	2117		1/28/1999	Putnam	241 S. HIGHWAY 17	EAST PALATKA, FL 32131
O	2118		1/28/1999	Lake	24425 SR 44	EUSTIS, FL 32736
O	2119		1/28/1999	Citrus	8486 N. CARL G. ROSE	HERNANDO, FL 34442
O	2120		1/28/1999	Marion	14870 S US HIGHWAY 4	SUMMERFIELD, FL 34491
O	2122		4/22/1999	Marion	3550 N US HIGHWAY 44	OCALA, FL 34475
O	2123		1/28/1999	Marion	6155 SW HIGHWAY 200	OCALA, FL 34476
O	2125		2/4/1999	Polk	45489 US HWY 27	DAVENPORT, FL 33837
O	2157		1/28/1999	Putnam	1140 CR 309	WELAKA, FL 32193
L	2183		1/28/1999	Seminole	5700 REDBUG LAKE ROA	WINTER SPRINGS, FL 32707
O	2184		1/28/1999	Volusia	1022 E. NEW YORK AVE	DELAND, FL 32724
O	2207		1/28/1999	Orange	12390 E. COLONIAL DR	ORLANDO, FL 32826
O	2209		1/28/1999	Polk	101 POLO PARK BLVD E	DAVENPORT, FL 33837
L	2233		1/28/1999	Putnam	1136 SR 20	INTERLACHEN, FL 32148
O	2234		1/28/1999	Volusia	1701 N. VOLUSIA AVE	ORANGE CITY, FL 32763
O	2235		1/28/1999	Putnam	624 S STATE ROAD 19	PALATKA, FL 32177
O	2236		1/28/1999	Brevard	2498 TURPENTINE RD	MIMS, FL 32754
O	2258		1/28/1999	Volusia	1717 S US 17	BARBERVILLE, FL 32105
O	2271		1/28/1999	Volusia	1695 N. US 17	SEVILLE, FL 32190
L	2272		1/28/1999	Putnam	1140 CR 309	CRESCENT CITY, FL 32112
L	2290		1/28/1999	Lake	19516 E SR 44	EUSTIS, FL 32726
O	2291		1/28/1999	St. Johns	6750 US1 SOUTH	ST AUGUSTINE, FL 32086
O	2292		1/28/1999	Lake	7609 US 441	LEESBURG, FL 34748
L	2298		1/28/1999	St. Johns	6573 A1A SOUTH	ST AUGUSTINE, FL 32084
O	2307		1/28/1999	Putnam	131 SR 207	EAST PALATKA, FL 32131
O	2314		1/28/1999	Marion	10143 SE SUNSET HARB	SUMMERFIELD, FL 34491
L	2318		1/28/1999	Marion	14990 NW HIGHWAY 225	FAIRFIELD, FL 32634
L	2319		1/28/1999	Marion	4899 NE JACKSONVILLE	OCALA, FL 34479
O	2321		1/28/1999	Marion	13002 NE JACKSONVILL	SPARR, FL 32192
O	2322		1/28/1999	Marion	15877 E HWY 40	SILVER SPRINGS, FL 34488
O	2326		1/28/1999	Marion	12475 NW GAINESVILLE	LOWELL, FL 32663
O	2328		1/28/1999	Marion	1940 SE 58TH AVENUE	OCALA, FL 34471
O	2329		1/28/1999	Putnam	902 SR 20	INTERLACHEN, FL 32148
O	2330		1/28/1999	Marion	6000 W SR 40	OCALA, FL 34482
O	2332		1/28/1999	Lake	10030 CR 44	LEESBURG, FL 34788
O	2334		1/28/1999	Orange	4914 ROCK SPRINGS RO	APOPKA, FL 32712

12

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	2356		1/28/1999	Bradford	1701 S. WATER STREET	STARKE, FL 32091
L	2357		1/28/1999	Bradford	19499 NW SR 16	STARKE, FL 32091
L	2398		1/28/1999	Volusia	431 N. ATLANTIC AVE	DAYTONA BEACH, FL 32118
O	2403		1/28/1999	Lake	23932 SR46 (SORRENTO	SORRENTO, FL 32776
O	2404		1/28/1999	Orange	1252 S. APOPKA BLVD	APOPKA, FL 32703
O	2405		1/28/1999	Marion	225 NE 28TH AVE	OCALA, FL 34471
O	2406		1/28/1999	Seminole	4181 ORANGE BLVD	LAKE MONROE, FL 32747
L	2407		1/28/1999	Lake	933 HIGHWAY 448	TAVARES, FL 32778
O	2408		1/28/1999	Volusia	3930 SR 44	NEW SMYRNA BEACH, FL 32168
O	2416		1/28/1999	Alachua	6905 NE HWY 301	HAWTHORNE, FL 32640
O	2419		1/28/1999	Volusia	446 S LAKEVIEW DRIVE	LAKE HELEN, FL 32744
O	2426		1/28/1999	Putnam	519 N. SUMMIT STREET	CRESCENT CITY, FL 32112
L	2427		1/28/1999	Bradford	23039 NW SR 16	STARKE, FL 32091
L	2428		1/28/1999	Putnam	643 N. HIGHWAY 17	PALATKA, FL 32177
L	2429		1/28/1999	Volusia	2600 N. DIXIE FREEWA	NEW SMYRNA BEACH, FL 32168
O	2430		1/28/1999	Volusia	905 S SPRING GARDEN	DELAND, FL 32720
L	2432		1/28/1999	Union	585 SW 6TH STREET	LAKE BUTLER, FL 32054
L	2478		1/28/1999	Putnam	1420 HWY 20	INTERLACHEN, FL 32148
O	2483		1/28/1999	Seminole	905 SR 434	ALTAMONTE SPRINGS, FL 32714
L	2485		1/28/1999	Seminole	303 E. 25TH STREET	SANFORD, FL 32771
L	2501		1/28/1999	Lake	42404 STATE ROAD 19	ALTONA, FL 32702
O	2502		1/28/1999	Seminole	1000 LOCWOOD ROAD	OVIEDO, FL 32765
O	2503		1/28/1999	Lake	2101 SR 19	TAVARES, FL 32778
O	2504		1/28/1999	Orange	10001 LAKE UNDERHILL	ORLANDO, FL 32825
O	2505		1/28/1999	Volusia	399 S US 17/92	DEBARY, FL 32713
O	2525		1/28/1999	Volusia	1805 S. RIDGEWOOD AV	EDGEWATER, FL 32132
L	2527		1/28/1999	Orange	347 N. THOMPSON ROAD	APOPKA, FL 32703
L	2548		1/28/1999	Bradford	11735 SW SR 231	BROOKER, FL 32622
O	2574		1/28/1999	Volusia	1520 SR 40	ORMOND BEACH, FL 32174
O	2575		1/28/1999	Lake	100 MILLER STREET	FRUITLAND PARK, FL 34731
O	2576		1/28/1999	St. Johns	1115 A1A BEACH BLVD	ST AUGUSTINE BEACH, FL 32084
L	2577		1/28/1999	Putnam	1119 SR 100	FLORAHOME, FL 32140
L	2612		1/28/1999	Volusia	2495 TOMOKA FARMS RD	PORT ORANGE, FL 32124
L	2613		1/28/1999	Volusia	2497 S. WOODLAND BLV	DELAND, FL 32720
L	2643		1/28/1999	Putnam	3300 CRILL AVENUE	PALATKA, FL 32177
L	2645		1/28/1999	Volusia	2590 OLD NEW YORK AV	DELAND, FL 32720
O	2655		1/28/1999	Seminole	135 E. SR 46	GENEVA, FL 32732
L	2759		1/28/1999	Seminole	691 HUNT CLUB BLVD	LONGWOOD, FL 32779
O	2777		1/28/1999	Marion	1777 HIGHWAY 17S	POMONA PARK, FL 32181
O	2798		1/28/1999	Lake	2999 W. MAIN STREET	LEESBURG, FL 34748
L	2799		1/28/1999	Lake	25615 SR 46	SORRENTO, FL 32776
O	2800		1/28/1999	Lake	8049 SR 48	YALAHA, FL 34797
O	2802		1/28/1999	Putnam	2803 SILVER LAKE DRI	PALATKA, FL 32177
L	2803		1/28/1999	Putnam	1900 ST JOHNS AVENUE	PALATKA, FL 32177
O	2804		1/28/1999	Lake	391 N. CENTRAL AVENU	UMATILLA, FL 32784
O	2805		1/28/1999	Orange	400 FRANKLIN STREET	OCOEE, FL 34761

13

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
O	2806		1/28/1999	Volusia	320 N. SR 415	OSTEEN, FL 32764
L	2842		1/28/1999	Union	SR121/SR229	RAIFORD, FL 32083
L	2846		1/28/1999	Volusia	1380 SR 40 W	BARBERVILLE, FL 32105
L	2856		1/28/1999	Marion	24282 NE HWY 315 (FT	ORANGE SPRINGS, FL 32182
L	2901		1/28/1999	Marion	7590 E. HWY 25	BELLEVIEW, FL 34420
L	2902		1/28/1999	Marion	6961 N US HWY 441	OCALA, FL 34475
L	2903		1/28/1999	Sumter	9985 N. US 301	WILDWOOD, FL 34785
O	2904		1/28/1999	Volusia	2095 E SR 44	DELAND, FL 32724
L	2907		1/28/1999	Marion	5160 S. PINE AVENUE	OCALA, FL 34480
O	2908		1/28/1999	Marion	8664 SW 103RD STREET	OCALA, FL 34481
O	2910		1/28/1999	Volusia	601 BEVILLE ROAD	S. DAYTONA, FL 32119
L	2911		1/28/1999	Bradford	5754 NAVARRE AVENUE	HAMPTON, FL 32112
O	6009		4/14/1983	Putnam	400 SR 26	MELROSE, FL 32666
L	6013		9/1/1969	Clay	5341 HIGHWAY 17	GREEN COVE SPRINGS, FL 32043
L	6015		6/1/1970	Putnam	7450 CRILL AVENUE	PALATKA, FL 32177
L	6016		8/1/1970	Clay	1890 KINGSLEY AVE	ORANGE PARK, FL 32073
O	6019		9/28/1983	Clay	2000 STATE ROAD 16W	GREEN COVE SPRINGS, FL 32043
O	6020		8/29/1971	Nassau	1015 ATLANTIC BLVD	FERNANDINA BEACH, FL 32034
L	6030		9/21/1983	Duval	1403 N 3RD STREET	JACKSONVILLE BEACH, FL 32250
L	6031		7/8/1982	Duval	773 ATLANTIC BLVD	ATLANTIC BEACH, FL 32233
L	6032		1/25/1973	Duval	11325 W BEAVER ST	JACKSONVILLE, FL 32220
O	6034		4/14/1973	Clay	102 SUZANNE AVE	ORANGE PARK, FL 32073
L	6036		3/3/1973	Putnam	310 S CR 21	HAWTHORNE, FL 32640
O	6038	38	4/23/1985	Duval	7992 NORMANDY BLVD	JACKSONVILLE, FL 32221
O	6039	39	8/11/1983	Duval	4024 SOUTHSIDE BLVD	JACKSONVILLE, FL 32216
L	6041		8/4/1973	Nassau	542114 US HIGHWAY 1	CALLAHAN, FL 32011
O	6042	42	6/22/1973	Clay	2584 SR 220	DOCTORS INLET, FL 32030
L	6049		5/10/1974	Duval	2511 NEW BERLIN RD	JACKSONVILLE, FL 32226
O	6051	51	10/10/1985	Bradford	2652 S E STATE RD 21	MELROSE, FL 32666
L	6056		3/1/1975	Nassau	540684 LEM TURNER RD	CALLAHAN, FL 32011
O	6058	58	5/14/1975	Alachua	5420 W SR 235 (P.O.	LACROSSE, FL 32658
O	6059	59	7/3/1975	Alachua	1516 SE 4TH ST	GAINESVILLE, FL 32641
L	6065		2/3/1976	Clay	3895 OLD JENNINGS RD	MIDDLEBURG, FL 32068
L	6066		2/12/1976	Alachua	101 NW US 441	MICANOPY, FL 32667
L	6068		4/1/1976	Putnam	708 HWY 20, #A/BOX 3	HOLLISTER, FL 32147
L	6069		4/30/1976	Putnam	882 W RIVER ROAD	PALATKA, FL 32177
O	6070	70	6/24/1976	Marion	16991 EAST HIGHWAY 4	SILVER SPRINGS, FL 34488
L	6071		7/2/1976	Duval	6405 BLANDING BLVD	JACKSONVILLE, FL 32244
O	6073	73	10/21/1976	Duval	8181 103RD ST	JACKSONVILLE, FL 32210
L	6075		7/31/1980	St. Johns	158 A1A N	PONTE VEDRA BEACH, FL 32082
L	6076		1/13/1977	Duval	2733 STARRETT RD	JACKSONVILLE, FL 32226
L	6078		6/30/1977	Clay	4305 HIGHWAY 17	ORANGE PARK, FL 32073
O	6079	79	7/14/1977	Lake	24421 SR 40/BOX 336	ASTOR, FL 32102
L	6080		7/13/1983	Duval	7211 103RD ST	JACKSONVILLE, FL 32210
O	6081	81	7/22/1977	Volusia	4622 S CLYDE MORRIS	PORT ORANGE, FL 32119
O	6082	82	8/12/1977	Volusia	1379 BEVILLE RD	DAYTONA BEACH, FL 32119

14

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	6083		10/17/1977	Volusia	201 N MAIN	DAYTONA BEACH, FL 32118
O	6084	84	1/20/1978	St. Johns	1790 SR 13	JACKSONVILLE, FL 32259
L	6086		11/22/1977	Brevard	1500 SINGLETON AVE N	TITUSVILLE, FL 32796
L	6087		11/3/1977	Brevard	2455 N WICKHAM RD	MELBOURNE, FL 32935
L	6088		11/17/1977	Nassau	551114 US HIGHWAY 1	HILLIARD, FL 32046
L	6090		10/27/1977	Duval	1012-5 MARGARET ST	JACKSONVILLE, FL 32204
L	6092		12/15/1977	Brevard	150 NEWFOUND HARBOR	MERRITT ISLAND, FL 32952
L	6093		4/6/1978	Brevard	255 OCEAN BLVD	SATELLITE BEACH, FL 32937
O	6094	94	3/23/1978	Brevard	3164 MAIN ST, W	MIMS, FL 32754
L	6095		3/2/1978	Nassau	718 SOUTH U.S. HWY 17	YULEE, FL 32097
L	6099		5/2/1978	St. Johns	123 KINGS ST	ST AUGUSTINE, FL 32084
L	6100		4/5/1984	Clay	1690 WELLS RD	ORANGE PARK, FL 32073
L	6101		6/13/1978	Duval	13967 MOUNT PLEASANT	JACKSONVILLE, FL 32225
L	6104		5/17/1979	Orange	1419 NORTH DEAN ROAD	ORLANDO, FL 32825
L	6107		5/29/1978	Citrus	6241 W CARDINAL ST	HOMOSASSA SPRINGS, FL 34446
L	6109	109	10/12/1978	Nassau	540251 US HIGHWAY 1	CALLAHAN, FL 32011
L	6111		8/26/1978	Citrus	1943 NW HWY 19	CRYSTAL RIVER, FL 34428
O	6116	116	12/19/1978	Duval	13434 ST AUGUSTINE R	JACKSONVILLE, FL 32258
O	6118	118	8/4/1981	St. Johns	2800 US 1, S	ST AUGUSTINE, FL 32086
O	6120	120	9/13/1979	Pasco	15434 HWY 19, N	HUDSON, FL 34667
L	6122		8/2/1979	Clay	2682 BLANDING BLVD	MIDDLEBURG, FL 32068
L	6125		1/11/1980	Volusia	4036 S NOVA RD	PORT ORANGE, FL 32127
O	6128	128	4/10/1980	Brevard	6155 N COURTENAY	MERRITT ISLAND, FL 32953
O	6130	130	1/31/1980	Duval	8838 ATLANTIC BLVD	JACKSONVILLE, FL 32211
O	6131	131	3/6/1980	Brevard	4001 N WICKHAM RD	MELBOURNE, FL 32935
L	6132		3/27/1980	Brevard	1823 KNOX MCRAE DR	TITUSVILLE, FL 32780
L	6134		3/25/1980	Pasco	17346 SHADY HILLS RD	SPRING HILL, FL 34610
L	6136		3/24/1980	Pasco	17943 US 41	SPRING HILL, FL 34610
L	6137		12/3/1980	Orange	4490 S SEMORAN	ORLANDO, FL 32822
L	6142		4/8/1981	Brevard	5881 BABCOCK ST NE	PALM BAY, FL 32907
O	6145	145	1/13/1982	Brevard	7175 HWY 1 N	COCOA, FL 32927
L	6146	146	1/21/1982	Alachua	3525 SW 34TH ST	GAINESVILLE, FL 32608
L	6147		3/18/1982	Duval	6003-5 ROOSEVELT BLV	JACKSONVILLE, FL 32244
O	6149	149	6/10/1982	Brevard	701 S PARK AVENUE	TITUSVILLE, FL 32780
O	6150	150	5/5/1982	Volusia	2460 OCEAN SHORE BLV	ORMOND BEACH, FL 32176
O	6152	152	5/19/1982	Duval	1092 S MCDUFF AVENUE	JACKSONVILLE, FL 32205
O	6155	155	11/18/1982	Orange	4252 S ORANGE BLOSSO	ORLANDO, FL 32839
O	6156	156	1/5/1983	Brevard	3990 LAKE DRIVE	COCOA, FL 32926
O	6157	157	1/20/1983	Orange	808 S PARK AVENUE	APOPKA, FL 32703
O	6158	158	1/27/1983	Nassau	1403 LEWIS STREET	FERNANDINA BEACH, FL 32034
O	6159	159	1/13/1983	Duval	8804 LONE STAR RD	JACKSONVILLE, FL 32211
O	6160	160	3/9/1983	Duval	1310 S 3RD ST	JACKSONVILLE BEACH, FL 32250
O	6161	161	3/17/1983	Alachua	45 SW 250TH ST	NEWBERRY, FL 32669
L	6162		3/31/1983	Alachua	7302 SW ARCHER RD	GAINESVILLE, FL 32608
O	6163	163	8/10/1983	Duval	1001 N LANE AVENUE	JACKSONVILLE, FL 32254
L	6164		5/11/1983	Duval	13550 ATLANTIC BLVD	JACKSONVILLE, FL 32225

15

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
O	6165	165	5/4/1983	Orange	11205 S ORG BLOSSOM	ORLANDO, FL 32837
O	6166	166	7/21/1983	Brevard	1709 N HARBOR CITY B	MELBOURNE, FL 32935
O	6167	167	9/18/1983	Volusia	1150 OCEAN SHORE BLV	ORMOND BEACH, FL 32176
O	6168	168	10/13/1983	Volusia	2625 BEVILLE RD	DAYTONA BEACH, FL 32119
O	6169	169	1/4/1984	Duval	14376 BEACH BLVD	JACKSONVILLE, FL 32224
L	6173		6/18/1984	Duval	7911 BLANDING BLVD	JACKSONVILLE, FL 32244
O	6175	175	5/12/1983	Baker	584 SIXTH ST	MACCLENNY, FL 32063
L	6177		10/10/1984	Marion	4750 S US HIGHWAY 41	DUNNELLON, FL 34432
L	6179		1/26/1984	St. Johns	4205 US 1, S	ST AUGUSTINE, FL 32086
L	6182		2/22/1984	Duval	12020 FT CAROLINE RD	JACKSONVILLE, FL 32225
O	6183	183	11/10/1983	Citrus	743 HIGHWAY 41 SOUTH	INVERNESS, FL 34450
L	6184		3/1/1984	Citrus	2275 S SUN COAST BLV	HOMOSASSA, FL 34448
L	6185		2/15/1984	Brevard	6801 HIGHWAY 1 N	COCOA, FL 32927
L	6186		6/13/1984	Duval	5111 BAYMEADOWS RD	JACKSONVILLE, FL 32217
L	6188		3/28/1984	Duval	1003 N EDGEWOOD AVEN	JACKSONVILLE, FL 32254
L	6189		5/16/1984	Orange	7661 MAGNOLIA HOMES	ORLANDO, FL 32810
L	6190		8/8/1984	Duval	14003 BEACH BLVD	JACKSONVILLE, FL 32250
L	6194		7/25/1984	Alachua	3907 NW 13TH ST	GAINESVILLE, FL 32609
O	6195	195	11/29/1984	Pasco	6226 ROWAN RD	NEW PORT RICHEY, FL 34653
L	6196		11/15/1984	Duval	8820 W 103RD ST	JACKSONVILLE, FL 32210
L	6198		2/8/1985	Duval	6621 ARYGLE FOREST B	JACKSONVILLE, FL 32244
L	6199		2/8/1985	Duval	2952 DUNN AVENUE	JACKSONVILLE, FL 32218
L	6207		2/8/1984	Duval	5946 NEW KINGS RD	JACKSONVILLE, FL 32209
O	6210	210	3/7/1985	Brevard	1060 EMERSON DR NE	PALM BAY, FL 32907
L	6211		8/6/1984	Clay	8090 SR 100	KEYSTONE HEIGHTS, FL 32656
L	6212		8/24/1984	Volusia	31 INLET HARBOR RD	PONCE INLET, FL 32127
L	6216		8/27/1984	Polk	123 W BAY ST	DAVENPORT, FL 33837
L	6219		8/27/1984	Polk	207 SR 17	LAKE HAMILTON, FL 33851
L	6220		8/27/1984	Polk	14581 US HWY 27	LAKE WALES, FL 33853
L	6224		8/27/1984	Polk	3044 HWY 60	LAKE WALES, FL 33853
L	6226		1/10/1985	Duval	9551 BAYMEADOWS RD	JACKSONVILLE, FL 32256
L	6228		3/27/1985	Brevard	4775-1 FAY BLVD	COCOA, FL 32927
O	6229	229	12/19/1985	Brevard	2595 EMERSON DRIVE	PALM BAY, FL 32909
O	6230	230	4/3/1985	Duval	9509 SAN JOSE BLVD	JACKSONVILLE, FL 32257
L	6231		1/7/1985	Alachua	926 W UNIVERSITY AVE	GAINESVILLE, FL 32601
L	6233		3/21/1985	Lake	2754 E SR 44	EUSTIS, FL 32726
L	6234		4/11/1985	Clay	3137 SR 220	MIDDLEBURG, FL 32068
O	6236	236	8/7/1985	Duval	1209 MONUMENT RD	JACKSONVILLE, FL 32225
L	6244		5/1/1985	Duval	3220 BELFORT ROAD	JACKSONVILLE, FL 32216
L	6247		5/1/1985	Duval	2688 OLD MIDDLEBURG	JACKSONVILLE, FL 32210
O	6249	249	5/1/1985	St. Johns	70 MASTERS DRIVE	ST AUGUSTINE, FL 32095
O	6262	262	7/17/1985	Nassau	3331 S FLETCHER AVE	FERNANDINA BEACH, FL 32034
L	6263		8/21/1985	St. Johns	4540 US 1, N	ST AUGUSTINE, FL 32095
L	6264		1/8/1986	Lake	126 N US HWY 27/441	LADY LAKE, FL 32159
L	6265		5/2/1986	Alachua	15089 N.W. US HIGHWA	ALACHUA, FL 32615
O	6267	267	11/7/1985	Clay	338 COLLEGE DR	ORANGE PARK, FL 32065

16

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	6268		12/21/1985	Volusia	5886 S RIDGEWOOD AVE	PORT ORANGE, FL 32127
L	6270		4/17/1986	Alachua	4030 SW 13TH ST	GAINESVILLE, FL 32608
O	6271	271	5/8/1986	Duval	4815 SAN PABLO RD	JACKSONVILLE, FL 32224
O	6272	272	1/22/1986	Putnam	543 SOUTH HWY 17	SAN MATEO, FL 32187
O	6273	273	2/13/1986	Duval	1839 8TH ST, E	JACKSONVILLE, FL 32206
O	6274	274	6/4/1986	Levy	4 HIGHWAY 19 SOUTH	INGLIS, FL 34449
O	6278	278	7/11/1986	St. Johns	8796 E CHURCH ST	HASTINGS, FL 32145
O	6279	279	3/13/1987	Citrus	6296 W GULF TO LAKE	CRYSTAL RIVER, FL 34429
O	6282	282	4/23/1987	Seminole	495 PEARL LAKE CAUSE	ALTAMONTE SPRINGS, FL 32714
O	6283	283	9/11/1986	Pasco	6618 EMBASSY BLVD	PORT RICHEY, FL 34668
O	6284	284	5/15/1986	Nassau	1484 NASSAUVILLE RD	FERNANDINA BEACH, FL 32034
O	6285	285	10/9/1986	Duval	2615 ST JOHNS BLUFF	JACKSONVILLE, FL 32246
O	6286	286	6/6/1986	Clay	4486 CR 218, W	MIDDLEBURG, FL 32068
O	6288	288	3/5/1987	Hernando	999 NORTH BROAD STRE	BROOKSVILLE, FL 34610
O	6289	289	5/13/1987	Putnam	744 S HWY 17	SATSUMA, FL 32189
O	6290	290	8/15/1986	Clay	3128 BLANDING BLVD	MIDDLEBURG, FL 32068
L	6291		1/8/1987	Pasco	3514 GRAND BLVD	NEW PORT RICHEY, FL 34652
L	6292		10/3/1990	Brevard	6375 MINTON ROAD, NE	PALM BAY, FL 32907
O	6293	293	11/21/1986	Duval	4129 SPORTMAN’S CLUB	JACKSONVILLE, FL 32219
O	6294	294	11/14/1986	Orange	1515 WURST RD	OCOEE, FL 34761
O	6295	295	1/16/1987	Clay	1091 BLANDING BLVD	ORANGE PARK, FL 32065
O	6296	296	1/28/1987	Duval	636 S MCDUFF AVE	JACKSONVILLE, FL 32205
O	6298	298	1/23/1987	Lake	451 W MYERS	MASCOTTE, FL 32753
O	6299	299	2/19/1987	Duval	8496 BLANDING BLVD	JACKSONVILLE, FL 32244
L	6501		10/2/1986	Clay	6935 HWY 17	GREEN COVE SPRINGS, FL 32043
L	6502		10/2/1986	Clay	1517 IDLEWILD AVE	GREEN COVE SPRINGS, FL 32043
O	6504	504	10/23/1986	Volusia	807 INDIAN RIVER BLV	EDGEWATER, FL 32132
L	6505		12/17/1986	Duval	3550 UNIVERSITY BLVD	JACKSONVILLE, FL 32277
L	6508		5/20/1987	Clay	6835 SR 21	KEYSTONE HEIGHTS, FL 32656
O	6510	510	6/10/1987	Clay	486 BLANDING BLVD	ORANGE PARK, FL 32073
O	6511	511	7/1/1987	Volusia	799 BILL FRANCE DRIV	DAYTONA BEACH, FL 32114
O	6512	512	9/25/1987	Hernando	13075 SPRINGHILL DRI	SPRING HILL, FL 34609
O	6513	513	9/11/1987	Brevard	900 MALABAR ROAD, SW	PALM BAY, FL 32907
O	6516	516	3/10/1988	Pasco	13703 HWY 19	HUDSON, FL 34667
O	6517	517	9/18/1987	Duval	3051 MONUMENT RD	JACKSONVILLE, FL 32225
O	6518	518	2/18/1988	Duval	8735 N KINGS RD	JACKSONVILLE, FL 32219
O	6519	519	12/16/1987	Clay	804 BLANDING BLVD	ORANGE PARK, FL 32065
L	6521		2/4/1988	Duval	10870 HARTS RD	JACKSONVILLE, FL 32218
L	6522		5/20/1988	Seminole	20 E MITCHELL HAMMOC	OVIEDO, FL 32765
L	6523		3/9/1988	Duval	8840 PHILLIPS HWY	JACKSONVILLE, FL 32256
O	6524	524	1/19/1989	Marion	3873 SW COLLEGE RD	OCALA, FL 34474
L	6525		10/14/1987	Orange	5051 GATEWAY AVE	ORLANDO, FL 32821
L	6526		7/21/1988	Brevard	1990 MICHIGAN AVE	COCOA, FL 32922
O	6527	527	5/31/1989	Alachua	9404 NW 39TH AVENUE	GAINESVILLE, FL 32606
O	6528	528	11/9/1989	Brevard	748 PALM BAY RD, NE	PALM BAY, FL 32905
L	6530		7/14/1988	Duval	4429 BLANDING BLVD	JACKSONVILLE, FL 32210

17

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	6531		4/14/1988	Duval	2775-10 MAYPORT RD	JACKSONVILLE, FL 32233
O	6532	532	2/22/1989	Orange	9988 S ORANGE AVE	ORLANDO, FL 32824
O	6534	534	3/1/1989	Duval	4856 PARK STREET	JACKSONVILLE, FL 32205
O	6535	535	9/30/1988	Alachua	2152 NW 39TH AVE	GAINESVILLE, FL 32605
L	6536		7/11/1989	Duval	12405 N MAIN ST	JACKSONVILLE, FL 32218
O	6537	537	3/25/1991	Putnam	720 S STATE ROAD 19	PALATKA, FL 32177
L	6538		7/13/1989	Osceola	3302 W COLUMBIA	KISSIMMEE, FL 34741
L	6539		10/17/1989	Hillsborou	14611 BRUCE B DOWNS	TAMPA, FL 33613
L	6541		2/14/1990	Hillsborou	10106 MCMULLEN DRIVE	RIVERVIEW, FL 33569
O	6542	542	1/17/1991	Brevard	3088 HARBOR CITY BLV	MELBOURNE, FL 32935
L	6544		10/23/1991	Hillsborou	6005 BIG BEND RD	GIBSONTON, FL 33534
L	6547		10/16/1991	Polk	1013 E HINSON AVENUE	HAINES CITY, FL 33844
O	6548	548	11/20/1991	Clay	695 KINGSLEY AVE	ORANGE PARK, FL 32073
O	6549	549	1/30/1992	Brevard	2200 S FISKE BOULEVA	ROCKLEDGE, FL 32955
O	3255		7/22/1999	Richmond	3477 WRIGHTSBORO RD	AUGUSTA, GA 30909
L	3258		7/22/1999	Richmond	2459 WINDSOR SPRING	AUGUSTA, GA 30906
L	3261		7/22/1999	Richmond	3011 WASHINGTON ROAD	AUGUSTA, GA 30907
L	3262		7/22/1999	Richmond	3434 WRIGHTSBORO ROA	AUGUSTA, GA 30909
L	3263		7/22/1999	Richmond	4101 WINDSOR SPRING	HEPHZIBAH, GA 30815
L	3264		7/22/1999	Richmond	2822 PEACH ORCHARD R	AUGUSTA, GA 30907
O	3265		7/22/1999	Columbia	440 SOUTH BELAIR RD	AUGUSTA, GA 30909
L	3266		7/22/1999	Richmond	3003 DEANS BRIDGE RO	AUGUSTA, GA 30906
L	3270		7/22/1999	Richmond	1494 JONES STREET	AUGUSTA, GA 30901
L	3275		7/22/1999	Richmond	3333 WASHINGTON RD	MARTINEZ, GA 30907
L	3304		11/11/1999	Hall	2640 DAWSONVILLE HWY	GAINESVILLE, GA 30501
L	3305		11/11/1999	Hall	937 QUEEN CITY PARKW	GAINESVILLE, GA 30501
L	3306		11/11/1999	Hall	1724 ATLANTA HWY	GAINESVILLE, GA 30504
L	3307		11/11/1999	Hall	1261 THOMPSON BRIDGE	GAINESVILLE, GA 30501
L	3308		11/11/1999	Hall	615 E E BUTLER ST	GAINESVILLE, GA 30501
L	3309		11/11/1999	Hall	3471 MUNDY MILL RD	OAKWOOD, GA 30542
L	3310		11/11/1999	Habersham	1007 NORTH WAYSIDE	CORNELIA, GA 30531
L	3311		11/11/1999	Hall	1785 BROWNS BRIDGE R	GAINESVILLE, GA 30501
L	3312		11/11/1999	Hall	1680 PARK HILL RD	GAINESVILLE, GA 30501
O	3313		11/11/1999	Habersham	3951 STATE HWY 365	ALTO, GA 30510
L	3314		11/11/1999	Hall	506 JESSE JEWELL PKW	GAINESVILLE, GA 30501
L	3315		11/11/1999	Clarke	615 EAST SPRING ST	MONROE, GA 30655
L	3316		11/11/1999	Clarke	1333 LUMPKIN ST	ATHENS, GA 30606
L	3317		11/11/1999	Jackson	614 S BROAD ST	COMMERCE, GA 30529
L	3318		11/11/1999	Dawson	78 HWY 9 NORTH	DAWSONVILLE, GA 30534
L	3319		11/11/1999	White	301 N MAIN ST	CLEVELAND, GA 30528
L	3320		11/11/1999	White	990 PRINCE AVE	ATHENS, GA 30605
L	3321		11/11/1999	Hall	3350 THOMPSON BRIDGE	GAINESVILLE, GA 30506
L	3322		11/11/1999	Hall	1260 CANDLER RD	GAINESVILLE, GA 30501
L	3323		11/11/1999	Hall	2550 LIMESTONE PKWY	GAINESVILLE, GA 30501
L	3324		11/11/1999	Habersham	5000 TALMADGE DRIVE	HOLLYWOOD, GA 30523
L	3325		11/11/1999	Barrow	634 CHRISTMAS AVE	BETHLEHEM, GA 30620

18

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	3326		11/11/1999	Henry	1080 JODECO RD	STOCKBRIDGE, GA 30281
L	3327		11/11/1999	Henry	500 JONESBORO RD	MCDONOUGH, GA 30253
L	3328		11/11/1999	Henry	5080 BILL GARDNER PK	LOCUST GROVE, GA 30248
L	3330		11/11/1999	Henry	32 E MAIN ST	HAMPTON, GA 30228
L	3331		11/11/1999	Spalding	3420 JACKSON RD	GRIFFIN, GA 30253
L	3332		11/11/1999	Henry	610 MACON ST	MCDONOUGH, GA 30253
L	3333		11/11/1999	Henry	978 HWY 155 W	MCDONOUGH, GA 30253
L	3334		11/11/1999	Habersham	1291 LEVEL GROVE RD	CORNELIA, GA 30531
L	3335		11/11/1999	Clarke	1790 COMMERCE RD	ATHENS, GA 30607
L	3336		11/11/1999	Gwinnett	2275 BUFORD HWY	BUFORD, GA 30518
L	3337		11/11/1999	Dawson	5425 HWY 53 EAST	DAWSONVILLE, GA 30534
L	3338		11/11/1999	Henry	1001 EAGLES LANDING	STOCKBRIDGE, GA 30281
L	3339		11/11/1999	Hall	2412 OLD CORNELIA HW	GAINESVILLE, GA 30507
L	3340		11/11/1999	White	78 S. MAIN STREET	CLEVELAND, GA 30528
L	3341		11/11/1999	Barrow	1334 ATLANTA HWY NW	AUBURN, GA 30203
L	3342		11/11/1999	Hall	5804 CORNELIA HWY	ALTO, GA 30510
L	3343		11/11/1999	Rockdale	2992 HWY 155	STOCKBRIDGE, GA 30281
L	3344		11/11/1999	Henry	3148 JODECO RD	MCDONOUGH, GA 30253
L	3345		11/11/1999	Barrow	93 EAST MAY ST	WINDER, GA 30680
L	3346		11/11/1999	Clarke	290 US HWY 29 N	ATHENS, GA 30601
L	3347		11/11/1999	Henry	181 FAIRVIEW RD	STOCKBRIDGE, GA 30281
L	3349		11/11/1999	Madison	18 HWY 72 WEST	COMER, GA 30629
L	3350		11/11/1999	Henry	4315 JODECO RD	MCDONOUGH, GA 30253
L	3499		10/16/2003	Murray	225 GREEN RD. @ HWY.	CHATSWORTH, GA 30705
L	3501		10/16/2003	Whitfield	4605 CLEVELAND HWY.	COHUTTA, GA 30710
L	3502		10/16/2003	Whitfield	3608 CHATSWORTH HWY.	DALTON, GA 30720
L	3503		10/16/2003	Catoosa	5703 ALABAMA HWY.	RINGGOLD, GA 30736
L	3504		10/16/2003	Whitfield	2622 CHATTANOOGA ROA	ROCKY FACE, GA 30740
L	3505		10/16/2003	Whitfield	2800 S. DIXIE HIGHWA	DALTON, GA 30720
L	3506		10/16/2003	Walker	CHATTANOOGA VALLEY R	FLINSTONE, GA 30725
O	3507		10/16/2003	Walker	118 KAY CONLEY ROAD	ROCK SPRINGS, GA 30739
L	3508		10/16/2003	Walker	1897 MCFARLAND GAP A	ROSSVILLE, GA 30741
O	3509		10/16/2003	Walker	728 PARK CITY RD.	ROSSVILLE, GA 30741
L	3510		10/16/2003	Walker	400 WEST MAIN STREET	LA FAYETTE, GA 30728
L	3511		10/16/2003	Walker	209 LEE GORDON MILL	CHICKAMAUGA, GA 30707
L	3512		10/16/2003	Whitfield	2200 CLEVELAND HWY.	DALTON, GA 30721
L	3513		10/16/2003	Calhoun	1476 RED BUD ROAD	CALHOUN, GA 30701
L	3516		10/16/2003	Murray	3120 HWY. 52 ALT.	CHATSWORTH, GA 30705
L	3518		10/16/2003	Gordon	NORTH HWY. 41	CALHOUN, GA 30701
L	3519		10/16/2003	Gordon	702 E. HIGHWAY 53 SE	CALHOUN, GA 30701
O	3520		10/16/2003	Chattooga	11134 HWY. 27	SUMMERVILLE, GA 30747
L	3521		10/16/2003	Chattooga	406 LYLERLY HWY.	SUMMERVILLE, GA 30747
O	3522		10/16/2003	Floyd	3129 MAPLE STREET	LINDALE, GA 30147
L	3523		10/16/2003	Whitfield	1010 E. WALNUT AVE.	DALTON, GA 30720
O	3525		10/16/2003	Whitfield	201 CARBONDALE RD. S	DALTON, GA 30720
L	3526		10/16/2003	Murray	102 E. FORT STREET	CHATSWORTH, GA 30705

19

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	3528		10/16/2003	Dade	190 SOUTH MAIN STREE	TRENTON, GA 30752
O	3530		10/16/2003	Whitfield	1321 DUG GAP ROAD	DALTON, GA 30720
O	3534		10/16/2003	Walker	1111 NORTH MAIN ST.	LAFAYETTE, GA 30728
L	3536		10/16/2003	Floyd	4818 ALABAMA HWY.	ROME, GA 30161
L	3537		10/16/2003	Floyd	4350 MARTHA BERRY HW	ROME, GA 30161
L	3549		10/16/2003	Floyd	910 NORTH BROAD, NE	ROME, GA 30161
L	3551		10/16/2003	Floyd	6 SHORTER AVENUE	ROME, GA 30165
L	3553		10/16/2003	Catoosa	5337 ALABAMA HWY.	RINGGOLD, GA 30736
L	3554		10/16/2003	Bartow	902 JOE FRANKLIN PAR	EUHARLEE, GA 30120
L	3555		10/16/2003	Walker	1301 LAFAYETTE ROAD	ROSSVILLE, GA 30741
L	3560		10/16/2003	Dade	I-59 @ HWY. 136	TRENTON, GA 30752
L	3561		10/16/2003	Catoosa	4257 CLOUD SPRINGS R	RINGGOLD, GA 30736
L	3563		10/16/2003	Gordon	1401 RED BUD ROAD	CALHOUN, GA 30701
L	3564		10/16/2003	Floyd	3070 CEDARTOWN HWY.	ROME, GA 30161
L	3581		10/16/2003	Whitfield	3390 AIRPORT ROAD	DALTON, GA 30721
L	3587		10/16/2003	Catoosa	3095 BATTLEFIELD PAR	FT. OGLETHORPE, GA 30742
L	3590		10/16/2003	Whitfield	2214 EAST WALNUT AVE	DALTON, GA 30721
L	3604		10/16/2003	Whitfield	1200 CLEVELAND HWY.	DALTON, GA 30721
L	3612		10/16/2003	Whitfield	3901 CLEVELAND HWY.	CAHUTTA, GA 30710
L	3615		10/16/2003	Catoosa	6855 BATTLEFIELD PAR	RINGGOLD, GA 30736
L	3619		10/16/2003	Walker	1001 LAFAYETTE ROAD	CHICKAMAUGA, GA 30707
L	3622		10/16/2003	Catoosa	11400 HIGHWAY 41	RINGGOLD, GA 30736
M	4200		11/11/1999		1785 BROWNS BRIDGE R	GAINESVILLE, GA 30501
M	4201		11/11/1999		937 QUEEN CITY PARKW	GAINESVILLE, GA 30501
M	4203		7/22/1999		3477 WRIGHTSBORO ROA	AUGUSTA, GA 30909
M	4204		11/11/1999		290 US HWY 29 NY	ATHENS, GA 30677
L	732		9/1/1978	WARRICK	611 W STATE RD 62	BOONVILLE, IN 47601
L	737		11/11/1977	WARRICK	720 N 3RD ST	BOONVILLE, IN 47601
L	740		6/26/1978	GIBSON	1002 S MAIN ST	PRINCETON, IN 47670
L	742		7/18/1978	PIKE	901 N MAIN AND FACTO	WINSLOW, IN 47598
L	743		8/15/1977	PIKE	2039 E MAIN ST	PETERSBURG, IN 47567
L	746		6/22/1977		747 SYCAMORE STREET	ROCKPORT, IN 47635
L	747		8/18/1978	VANDERBURG	3015 KRATZVILLE RD	EVANSVILLE, IN 47710
L	751		2/28/1981	VANDERBURG	2400 E RIVERSIDE DR	EVANSVILLE, IN 47714
L	807		12/17/1987	VANDERBURG	5817 STRINGTOWN RD	EVANSVILLE, IN 47711
O	809		12/17/1987	VANDERBURG	1321 N. FULTON AVE.	EVANSVILLE, IN 47710
O	812		12/17/1987	VANDERBURG	325 S KENTUCKY AVE	EVANSVILLE, IN 47714
L	814		12/17/1987	VANDERBURG	960 S WEINBACH AVE	EVANSVILLE, IN 47714
L	815		12/17/1987	VANDERBURG	1650 S KENTUCKY AVE	EVANSVILLE, IN 47714
L	314		3/8/1982	MUHLENBERG	101 N JOHN PRINE AVE	DRAKESBORO, KY 42337
L	351		4/16/1981	CALDWELL	328 SOUTH JEFFERSON	PRINCETON, KY 42445
O	391		5/27/1982	CHRISTIAN	3249 LAFAYETTE RD	HOPKINSVILLE, KY 42240
O	394		6/17/1982	CHRISTIAN	932 NORTH MAIN ST	HOPKINSVILLE, KY 42240
O	419		12/15/1983	LOGAN	1034 N. MAIN STREET	RUSSELLVILLE, KY 42276
O	420		12/8/1983	LOGAN	407 HOPKINSVILLE RD	RUSSELLVILLE, KY 42276
O	427		7/26/1984	HOPKINS	HWY US 41A & 62	NORTONVILLE, KY 42442

20

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	449		4/16/1985	HOPKINS	1350 NORTH MAIN & CH	MADISONVILLE, KY 42431
L	649		2/1/1977	UNION	215 N MORGAN	MORGANFIELD, KY 42437
L	652		9/1/1978	HOPKINS	7050 HANSON ROAD	HANSON, KY 42413
L	653		4/26/1971	HOPKINS	RT 5 GRAPEVINE & MCL	MADISONVILLE, KY 42431
L	657		7/15/1980	WEBSTER	158 US 41 SOUTH	SEBREE, KY 42455
L	659		8/20/1979	HOPKINS	422 CENTER ST	MADISONVILLE, KY 42431
L	670		6/27/1979	CALDWELL	700 N JEFFERSON	PRINCETON, KY 42445
L	672		7/12/1984	MCLEAN	830 MAIN ST	CALHOUN, KY 42327
L	675		8/30/1979	WEBSTER	RT 3 BOX 125A	CLAY, KY 42404
L	677		8/1/1979	DAVIESS	2510 TAMARACK RD	OWENSBORO, KY 42301
L	679		9/1/1977	CHRISTIAN	2175 RUSSELLVILLE RD	HOPKINSVILLE, KY 42240
L	686		4/10/1980	DAVIESS	2737 W PARRISH AVE	OWENSBORO, KY 42301
L	698		9/1/1976	DAVIESS	409 CRABTREE	OWENSBORO, KY 42301
O	702		7/14/1986	HENDERSON	2336 S GREEN ST	HENDERSON, KY 42420
O	706		5/2/1977	HENDERSON	300 WATSON LANE	HENDERSON, KY 42420
L	707		3/28/1977	DAVIESS	3100 WEST 2ND ST	OWENSBORO, KY 42301
L	709		4/15/1977	HOPKINS	2250 ANTON RD	MADISONVILLE, KY 42431
L	711		11/24/1978	HOPKINS	RT 1 BOX 300	DAWSON SPRINGS, KY 42408
L	714		12/15/1980	HENDERSON	1308 ATKINSON ST	HENDERSON, KY 42420
L	717		6/1/1978	HENDERSON	528 MAIN ST.	CORYDON, KY 42406
L	720		6/12/1980	WEBSTER	121 US HWY 41 A SOUT	PROVIDENCE, KY 42450
L	722		8/18/1980	DAVIESS	1355 E 4TH ST	OWENSBORO, KY 42301
O	725		5/22/1981	MUHLENBERG	6059 US HWY 62 W	GRAHAM, KY 42344
L	727		6/26/1981	DAVIESS	5625 STATE RT 144	OWENSBORO, KY 42301
L	800		12/17/1987	HENDERSON	1209 S GREEN ST	HENDERSON, KY 42420
L	801		12/17/1987	HENDERSON	1704 SECOND ST	HENDERSON, KY 42420
L	804		12/17/1987	DAVIESS	1724 LEITCHFIELD RD	OWENSBORO, KY 42303
L	806		12/17/1987	DAVIESS	RT 1, 5611 HWY 54	PHILPOT, KY 42366
L	836		11/9/1989	DAVIESS	1816 TRIPLETT ST	OWENSBORO, KY 42301
L	837		12/14/1989	HENDERSON	197 GARDEN MILE RD	HENDERSON, KY 42420
O	843		12/14/1989	HENDERSON	2001 U.S. 60 EAST	HENDERSON, KY 42420
L	3450		12/21/2000		1503 HWY 65	TALLULAH, LA 71282
O	3451		12/21/2000		4320 DESIARD	MONROE, LA 71201
L	3452		12/21/2000		1514 E MADISON	BASTROP, LA 71220
L	3453		12/21/2000		200 BRIDGE ST	WEST MONROE, LA 71291
L	3454		12/21/2000		1501 NORTH 18TH ST	MONROE, LA 71201
L	3455		12/21/2000		1471 GARRETT RD	MONROE, LA 71202
L	3467		12/21/2000		900 AVENUE G	KENTWOOD, LA 70444
L	3468		12/21/2000		46011 N PUMA DR	HAMMOND, LA 70401
L	3384		6/29/2000	Jackson	1501 BIENVILLE HWY	OCEAN SPRINGS, MS 39564
L	3385		6/29/2000	Forest	7060 HIGHWAY 49 NORT	HATTIESBURG, MS 39402
L	3386		6/29/2000	Forest	2273 HWY 49	BROOKLYN, MS 39425
L	3387		6/29/2000	Perry	91933 HIGHWAY 98	MCLAIN, MS 39456
L	3388		6/29/2000	Lauderdale	1408 ROEBUCK	MERIDIAN, MS 39301
L	3389		6/29/2000	Harrison	13490 HIGHWAY 49 N	GULFPORT, MS 39507
L	3390		6/29/2000	Perry	403 HIGHWAY 98 WEST	NEW AUGUSTA, MS 39462

21

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	3391		6/29/2000	Jones	101 FRONT STREET	SANDERSVILLE, MS 39477
L	3392		6/29/2000	Jones	905 CHANTILLY STREET	LAUREL, MS 39440
L	3393		6/29/2000	Pearl	1102 SOUTH MAIN STRE	POPLARVILLE, MS 39470
L	3394		6/29/2000	Harrison	1056 BEACH BLVD	BILOXI, MS 39470
L	3395		6/29/2000	Forest	4050 HIGHWAY 11 SOUT	HATTIESBURG, MS 39402
L	3396		6/29/2000	Covington	2985 HIGHWAY 49	COLLINS, MS 39428
L	3397		6/29/2000	Simpson	121 PINOLA DRIVE	MAGEE, MS 39111
L	3398		6/29/2000	Lamar	4607 HARDY STREET	HATTIESBURG, MS 39402
L	3399		6/29/2000	Lamar	4904 HARDY STREET	HATTIESBURG, MS 39402
L	3401		6/29/2000	Marion	519 HIGHWAY 98 BYPAS	COLUMBIA, MS 39429
L	3402		9/28/2000	Marion	1911 S AZALEA	WIGGINS, MS 39429
L	3420		9/14/2000	Rankin	2605 COURTHOUSE CIRC	JACKSON, MS 39208
L	3421		9/14/2000	Rankin	1691 W. GOVERNMENT S	BRANDON, MS 39042
L	3423		9/14/2000	Scott	1270 HWY 35 SOUTH	FOREST, MS 39074
L	3424		9/14/2000	Madison	1198 GLUCKSTADT ROAD	MADISON, MS 39110
L	3425		9/14/2000	Hinds	3434 TERRY ROAD	JACKSON, MS 39212
L	3428		9/14/2000	Hinds	1302 NORTH STATE STR	JACKSON, MS 39202
L	3429		9/14/2000	Madison	1008 HWY 51 NORTH	MADISON, MS 39110
L	3430		9/14/2000	Hinds	1157 NORTHSIDE DRIVE	JACKSON, MS 39206
L	3432		9/14/2000	Madison	725 RICE ROAD	RIDGELAND, MS 39157
L	3433		9/14/2000	Rankin	104 GRANTS FERRY ROA	BRANDON, MS 39042
L	3434		9/14/2000	Rankin	320 W. GOVERNMENT ST	BRANDON, MS 39042
L	3435		9/14/2000	Madison	1963 HWY 43	MADISON, MS 39046
L	3436		9/14/2000	Madison	1442 WEST PEACE STRE	CANTON, MS 39046
L	3437		9/14/2000	Rankin	3100 HWY 49 SOUTH	FLORENCE, MS 39073
L	3440		9/14/2000	Pearl	100 CROSS PARK DR	PEARL, MS 39208
L	3443		12/21/2000	Warren	3400 HALLS FERRY RD	VICKSBURG, MS 39180
L	3444		12/21/2000	Warren	3140 INDIANA AVE	VICKSBURG, MS 39180
L	3445		12/21/2000	Warren	574 HWY 61 N	VICKSBURG, MS 39180
L	3446		12/21/2000	Warren	4888 HWY 61 S	VICKSBURG, MS 39180
L	3447		12/21/2000	Warren	4150 WASHINGTON ST	VICKSBURG, MS 39180
L	3448		12/21/2000	Yazoo	1501 JERRY CLOWER BL	YAZOO CITY, MS 39194
L	3449		12/21/2000	Washington	1541 HWY 1 S	GREENVILLE, MS 38701
L	3456		12/21/2000	Rankin	2391 LAKELAND DRIVE	FLOWOOD, MS 39208
L	3457		12/21/2000	Harrison	10010 HWY 49	GULFPORT, MS 39501
L	3458		12/21/2000	Harrison	1000 CEDAR LAKE	BILOXI, MS 39530
L	3459		12/21/2000	Harrison	10073 RODRIQUEZ	D’IBERVILLE, MS 39532
L	3460		12/21/2000	Harrison	124 EAST BEACH	LONG BEACH, MS 39560
L	3461		12/21/2000	Jackson	1104 BIENVILLE BLVD	OCEAN SPRINGS, MS 39564
L	3462		12/21/2000	Harrison	#1 PASS RD	GULFPORT, MS 39501
L	3463		12/21/2000	Hancock	455 HWY 90 W	BAY ST. LOUIS, MS 39520
L	3464		12/21/2000	Harrison	2194 BEACH BLVD	BILOXI, MS 39531
L	3465		12/21/2000	Harrison	11160 COWAN-LORRAINE	GULFPORT, MS 39501
L	3466		12/21/2000	Harrison	11791 HWY 15	D’IBERVILLE, MS 39540
L	3469		12/21/2000	Simpson	1539 SIMPSON HWY	MAGEE, MS 39111
L	101		10/1/1972	LEE	810 HAWKINS AVE	SANFORD, NC 27330

22

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	104		6/6/1982	DURHAM	4835 HOPE VALLEY RD	DURHAM, NC 27707
O	105		3/1/1981	LEE	809 CARTHAGE ST	SANFORD, NC 27330
O	112		1/6/1986	ALAMANCE	110 W HAGGARD ST	ELON COLLEGE, NC 27244
O	116		1/1/1974	HARNETT	1175 HWY 421	LILLINGTON, NC 27546
O	125		1/1/1974	WAKE	601 N MAIN ST	FUQUAY-VARINA, NC 27526
O	130		1/1/1974	ROWAN	264 EAST MAIN STREET	ROCKWELL, NC 28138
L	131		8/20/1973	ROWAN	513 MAIN STREET	CHINA GROVE, NC 28023
O	140		1/1/1974	WATAUGA	1218 STATE FARM RD.	BOONE, NC 28607
L	141		1/1/1973	WATAUGA	771 BLOWING ROCK RD.	BOONE, NC 28607
O	142		1/1/1974	CHATHAM	507 W THIRD ST	SILER CITY, NC 27344
L	144		9/1/1973	LEE	200 NORTH MAIN STREE	BROADWAY, NC 27505
L	146		1/1/1974	CLEVELAND	123 N MAIN ST	BOILING SPRINGS, NC 28017
O	147		7/2/1978	WATAUGA	1056 EAST KING ST.	BOONE, NC 28607
O	150		7/1/1974	RANDOLPH	127 EAST SWANNANOA	LIBERTY, NC 27298
O	157		11/1/1978	IREDELL	250 MAIN ST	TROUTMAN, NC 28166
L	158		6/12/1975	IREDELL	1803 SAFREIT RD	STATESVILLE, NC 28625
O	161		7/7/1975	ALAMANCE	1031 HWY 87 NORTH	ELON COLLEGE, NC 27244
O	163		7/1/1975	CATAWBA	1608 SECOND AVE NW	HICKORY, NC 28601
L	164		7/1/1975	WATAUGA	1220 WEST KING ST.	BOONE, NC 28607
O	170		5/4/1984	GUILFORD	3101 PLEASANT GARDEN	GREENSBORO, NC 27406
O	172		8/29/1975	IREDELL	354 S MAIN ST	MOORESVILLE, NC 28115
L	174		6/8/1976	CHATHAM	620 WEST STREET	PITTSBORO, NC 27312
L	176		1/1/1953	JOHNSTON	208 EAST MAIN STREET	CLAYTON, NC 27520
O	182		8/24/1976	ROWAN	300 S SALISBURY ST	SPENCER, NC 28159
O	186		8/9/1976	LEE	3014 SOUTH HORNER BL	SANFORD, NC 27330
O	192		5/1/1985	FORSYTH	700 JONESTOWN RD	WINSTON-SALEM, NC 27103
O	215		7/1/1976	STOKES	101 E KING ST	KING, NC 27021
O	218		12/5/1985	LEE	1130 N HORNER BLVD	SANFORD, NC 27330
L	219		3/11/1977	LEE	1413 BROADWAY ROAD	SANFORD, NC 27330
O	239		3/24/1978	CATAWBA	1200 E MAIN ST	MAIDEN, NC 28650
O	240		7/21/1977	CATAWBA	334 EAST 20TH ST	NEWTON, NC 28658
L	242		12/12/1977	ALLEGHANY	144 S MAIN ST	SPARTA, NC 28675
L	250		11/16/1979	AVERY	379 SHAWNEEHAW AVE	BANNER ELK, NC 28604
L	258		6/26/1979	LEE	3000 JEFFERSON DAVIS	SANFORD, NC 27330
L	267		12/29/1979	CHATHAM	1516 E 11TH STREET	SILER CITY, NC 27344
O	268		3/10/1980	CATAWBA	1901 SW US HWY 70	HICKORY, NC 28601
L	278		7/17/1980	FORSYTH	744 PINEY GROVE RD	KERNERSVILLE, NC 27284
O	286		3/13/1981	CUMBERLAND	4832 RAMSEY STREET	FAYETTEVILLE, NC 28301
O	294		6/2/1980	CHATHAM	11399 US HWY 15-501	CHAPEL HILL, NC 27514
O	302		3/24/1981	CUMBERLAND	736 S REILLY RD	FAYETTEVILLE, NC 28304
L	303		10/22/1980	GASTON	100 RAKIN ST & S MAI	MT HOLLY, NC 28120
O	305		1/22/1981	CUMBERLAND	1501 PAMALEE DR	FAYETTEVILLE, NC 28303
L	312		7/25/1981	IREDELL	1924 NEWTON DRIVE	STATESVILLE, NC 28677
L	320		10/31/1981	WAKE	3289 AVENT FERRY RD	RALEIGH, NC 27606
O	331		12/31/1971	LEE	1612 TRAMWAY ROAD	SANFORD, NC 27330
L	336		2/1/1971	CUMBERLAND	5659 BRAGG BLVD.	FAYETTEVILLE, NC 28304

23

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
O	355		6/10/1971	LEE	429 EAST WEATHERSPOO	SANFORD, NC 27330
L	357		11/1/1971	RICHMOND	104 S. CHERAW ROAD	HAMLET, NC 28345
L	358		5/18/1976	CUMBERLAND	6428 CAMDEN ROAD	FAYETTEVILLE, NC 28306
O	366		6/26/1982	LEE	812 SOUTH HORNER BLV	SANFORD, NC 27330
O	376		8/21/1981	CUMBERLAND	4000 SOUTH MAIN ST	HOPE MILLS, NC 28348
L	381		11/1/1973	CUMBERLAND	1232 BINGHAM DRIVE	FAYETTEVILLE, NC 28304
L	382		5/1/1974	ORANGE	HWY 70 EAST BYPASS	HILLSBOROUGH, NC 27278
L	385		4/1/1975	LEE	HWY 42 3420 WICKER	SANFORD, NC 27330
L	386		6/15/1974	ORANGE	500 JONES FERRY ROAD	CARRBORO, NC 27510
L	395		9/10/1981	CLEVELAND	3600 W DIXSON BLVD	SHELBY, NC 28150
O	405		10/1/1981	LEE	3006 HAWKINS AVENUE	SANFORD, NC 27330
O	406		10/3/1981	HARNETT	1404 S MAIN ST	LILLINGTON, NC 27546
O	410		12/13/1982	WATAUGA	1996 BLOWING ROCK RD	BOONE, NC 28607
O	413		7/1/1983	CHATHAM	1010 N SECOND AVE E	SILER CITY, NC 27344
L	426		5/10/1984	GUILFORD	295 EAST PARRIS AVE	HIGH POINT, NC 27261
L	437		2/7/1985	NEW HANOVE	6759 CAROLINA BEACH	WILMINGTON, NC 28409
L	438		12/22/1984	LEE	1007 SPRING LANE	SANFORD, NC 27330
L	440		1/10/1985	NEW HANOVE	6306 CAROLINA BEACH	WILMINGTON, NC 28409
L	441		10/4/1984	ALAMANCE	1013 SOUTH MAIN ST	GRAHAM, NC 27253
L	444		4/4/1985	NEW HANOVE	3053 CASTLE HAYNE RD	WILMINGTON, NC 28401
O	450		5/30/1985	NEW HANOVE	2400 N. COLLEGE RD	WILMINGTON, NC 28405
O	454		7/26/1985	GUILFORD	2522 RANDLEMAN RD	GREENSBORO, NC 27406
L	456		6/20/1985	CUMBERLAND	RT 14 BOX 275F	FAYETTEVILLE, NC 28304
O	457		7/18/1985	WAKE	705 E. WILLIAMS STRE	APEX, NC 27502
O	462		9/27/1985	GUILFORD	101 PISGAH CHURCH	GREENSBORO, NC 27405
O	464		8/5/1985	NEW HANOVE	2375 S 17TH STREET	WILMINGTON, NC 28401
O	467		8/8/1985	BRUNSWICK	1130 NORTH HOWE STRE	SOUTHPORT, NC 28461
O	475		11/27/1985	MOORE	1600 US HWY 15 501	SOUTHERN PINES, NC 28387
L	478		1/9/1986	CUMBERLAND	1525 NORTH BRAGG BLV	SPRING LAKE, NC 28390
O	481		2/27/1986	CUMBERLAND	3458 N. MAIN ST.	HOPE MILLS, NC 28348
O	484		8/25/1986	NEW HANOVE	5800 CASTLE HAYNE RD	CASTLE HAYNE, NC 28429
L	486		7/3/1986	CUMBERLAND	6605 RAEFORD RD.	FAYETTEVILLE, NC 28304
O	500		4/22/1987	CUMBERLAND	1300 HOPE MILLS RD	FAYETTEVILLE, NC 28304
L	784		12/15/1986	IREDELL	703 N MAIN ST	MOORESVILLE, NC 28115
L	795		2/27/1992	FORSYTH	2010 W. MOUNTAIN ST.	KERNERSVILLE, NC 27284
L	799		2/8/1989	PITT	316 E 10TH STREET	GREENVILLE, NC 27858
L	816		6/28/1989	WAKE	1807 HARRISON AVE	CARY, NC 27513
L	818		11/2/1989	ORANGE	2015 OLD NC 86	HILLSBOROUGH, NC 27278
L	823		10/19/1989	WAKE	5801 TRYON RD	CARY, NC 27511
L	825		6/30/1989	ONSLOW	2561 ONSLOW DRIVE	JACKSONVILLE, NC 28540
L	826		9/20/1989	PITT	4000 S. MEMORIAL DR.	GREENVILLE, NC 27835
L	827		9/20/1989	PITT	2195 S EVANS ST	GREENVILLE, NC 27834
L	828		3/1/1990	MECKLENBUR	10329 PARK ROAD	CHARLOTTE, NC 28210
L	832		9/20/1989	PITT	501 S. MEMORIAL DRIV	GREENVILLE, NC 27835
L	838		2/21/1990	DURHAM	2503 HWY 55 & RIDDLE	DURHAM, NC 27022
L	846		10/1/1992	WAKE	1800 LAURA DUNCAN RD	APEX, NC 27502

24

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	850		4/5/1995	WAKE	100 FACTORY SHOPS RD	MORRISVILLE, NC 27560
L	851		10/13/1994	ALAMANCE	1110 HUFFMAN MILL RD	BURLINGTON, NC 27216
L	852		11/5/1994	CLEVELAND	1698 E. MARION ST.	SHELBY, NC 28151
L	854		2/8/1995	WILSON	1207 FOREST HILLS RD	WILSON, NC 27896
L	858		8/17/1995	NEW HANOVE	1711 EASTWOOD RD.	WILMINGTON, NC 28405
L	859		9/14/1995	PITT	1900 E FIRETOWER	GREENVILLE, NC 27834
L	860		9/21/1995	CABARRUS	1145 COPPERFIELD BLV	CONCORD, NC 28025
L	861		1/25/1996	GUILFORD	3101 YANCEYVILLE STR	GREENSBORO, NC 27402
L	863		5/16/1996	DURHAM	3793 GUESS ROAD	DURHAM, NC 27705
L	864		11/8/1996	GUILFORD	601 GALLIMORE DAIRY	HIGH POINT, NC 27261
L	869		2/1/1996	WAKE	8500 LITCHFORD ROAD	RALEIGH, NC 27615
L	872		4/4/1997	DARE	1400 SOUTH CROATAN H	KILL DEVIL HILLS, NC 27948
L	890		6/12/1997	PITT	215 W. 3RD STREET	AYDEN, NC 28513
L	891		6/12/1997	CRAVEN	7921 MAIN STREET	VANCEBORO, NC 28586
L	892		6/12/1997	ONSLOW	1505 PINEY GREEN ROA	JACKSONVILLE, NC 28546
L	893		6/12/1997	PITT	211 MILL STREET	WINTERVILLE, NC 28590
L	894		6/12/1997	WAYNE	515 E. NEW HOPE ROAD	GOLDSBORO, NC 27530
L	895		6/12/1997	PITT	1930 N. MEMORIAL DRI	GREENVILLE, NC 27834
L	896		6/12/1997	ONSLOW	1070 PINEY GREEN ROA	JACKSONVILLE, NC 28546
L	898		6/12/1997	LENOIR	1690 HWY 258 N	KINSTON, NC 28504
L	899		6/12/1997	PITT	1125 E. COOPER ST.	WINTERVILLE, NC 28590
L	900		6/12/1997	PITT	4300 EASTERN PINES R	GREENVILLE, NC 27858
L	901		6/12/1997	PITT	2600 S. CHARLES ST.	GREENVILLE, NC 27858
L	906		6/12/1997	CARTERET	1501 LIVE OAK ST.	BEAUFORT, NC 28516
L	914		6/11/1998	WAKE	1001 SE CARY PARKWAY	CARY, NC 27511
L	915		7/30/1998	NEW HANOVE	5717 CASTLE HAYNE RO	CASTLE HAYNE, NC 28429
L	916		5/1/1999	WAKE	3721 TRYON ROAD	RALEIGH, NC 27607
L	918		3/19/1998	CARTERET	605 E. FORT MACON	ATLANTIC BEACH, NC 28512
L	919		3/19/1998	WAYNE	1601 EAST ASH STREET	GOLDSBORO, NC 27530
L	920		3/19/1998	WAYNE	2606 N. WILLIAM STRE	GOLDSBORO, NC 27530
L	921		3/19/1998	WAYNE	1908 U. S. HWY 117 S	GOLDSBORO, NC 27530
L	922		3/19/1998	WAYNE	2101 WAYNE MEMORIAL	GOLDSBORO, NC 27534
L	924		3/19/1998	WAYNE	600 SPENCE AVENUE	GOLDSBORO, NC 27534
L	925		3/19/1998	WAYNE	1814 N. BERKLEY BLVD	GOLDSBORO, NC 27534
L	926		3/19/1998	WAYNE	2007 WAYNE MEMORIAL	GOLDSBORO, NC 27534
L	927		3/19/1998	WAYNE	901 W. GRANTHAM ST.	GOLDSBORO, NC 28530
L	928		3/19/1998	WAYNE	453 BUCK SWAMP ROAD	GOLDSBORO, NC 27530
L	929		3/19/1998	PITT	559 QUEENS ST.	GRIFTON, NC 28530
L	930		3/19/1998	ONSLOW	1731 LEJEUNE BLVD	JACKSONVILLE, NC 28540
L	931		3/19/1998	JOHNSTON	402 SOUTH CHURCH STR	KENLY, NC 27542
L	932		3/19/1998	LENOIR	701 WEST VERNON AVEN	KINSTON, NC 28501
L	933		3/19/1998	LENOIR	107 S. WOOTEN STREET	LA GRANGE, NC 28551
L	934		3/19/1998	CRAVEN	1211 SIMMONS STREET	NEW BERN, NC 28560
L	935		3/19/1998	WAKE	3128 CAPITAL BLVD.	RALEIGH, NC 27604
L	937		3/19/1998	NEW HANOVE	2028 OLEANDER DRIVE	WILMINGTON, NC 28403
L	938		3/19/1998	NEW HANOVE	2305 S. COLLEGE ROAD	WILMINGTON, NC 28412

25

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	939		3/19/1998	WILSON	2928 U.S. HWY 301 S.	WILSON, NC 27893
L	940		3/19/1998	WILSON	4934 U.S. HWY 264 S.	WILSON, NC 27893
L	941		9/28/2000	ORANGE	102 B HWY 54W	CARRBORO, NC 27510
L	3001		7/2/1998	CUMBERLAND	2450 IRELAND DR	FAYETTEVILLE, NC 28306
L	3002		7/2/1998	CUMBERLAND	1764 IRELAND DR.	FAYETTEVILLE, NC 28304
L	3003		7/2/1998	SAMPSON	209 MT. OLIVE DRIVE	NEWTON GROVE, NC 28366
L	3004		7/2/1998	CUMBERLAND	3931 ROSEHILL ROAD	FAYETTEVILLE, NC 28301
L	3005		7/2/1998	CUMBERLAND	5617 ROCKFISH RD./HW	HOPE MILLS, NC 28348
L	3006		7/2/1998	CUMBERLAND	801 NORTH MAIN STREE	SPRING LAKE, NC 28390
L	3007		7/2/1998	CUMBERLAND	1302 ROBESON STREET	FAYETTEVILLE, NC 28305
L	3009		7/2/1998	CUMBERLAND	6454 ROCKFISH RD	FAYETTEVILLE, NC 28306
L	3010		7/2/1998	CUMBERLAND	1571 MCARTHUR ROAD	FAYETTEVILLE, NC 28301
L	3011		7/2/1998	CUMBERLAND	2820 LILLINGTON HWY	SPRING LAKE, NC 28390
L	3012		7/2/1998	CUMBERLAND	901 MCARTHUR ROAD	FAYETTEVILLE, NC 28306
L	3013		7/2/1998	CUMBERLAND	144 CEDAR CREEK RD	FAYETTEVILLE, NC 28301
L	3014		7/2/1998	CUMBERLAND	2501 HOPE MILLS ROAD	FAYETTEVILLE, NC 28302
L	3015		7/2/1998	CUMBERLAND	CAMDEN AND NATAL ROA	FAYETTEVILLE, NC 28306
L	3016		7/2/1998	CUMBERLAND	5542 BRAGG BLVD AT S	FAYETTEVILLE, NC 28306
L	3017		7/2/1998	CUMBERLAND	405 BRAGG BLVD.	SPRING LAKE, NC 28390
L	3018		7/2/1998	ROBESON	504 W MARTIN LUTHER	MAXTON, NC 28364
L	3019		7/2/1998	HARNETT	400 ERWIN ROAD	DUNN, NC 28334
L	3020		7/2/1998	CATAWBA	3261 E. MAIN ST.	CLAREMONT, NC 28610
L	3021		7/2/1998	CATAWBA	903 HWY 16 N	CONOVER, NC 28613
L	3022		7/2/1998	CUMBERLAND	2326 OWEN DR./CUMBER	FAYETTEVILLE, NC 28306
L	3023		7/2/1998	IREDELL	598 NORTH MAIN STREE	MOORESVILLE, NC 28115
L	3024		7/2/1998	CATAWBA	506 SOUTHWEST BLVD	NEWTON, NC 28658
L	3025		7/2/1998	CATAWBA	1612 CONOVER BLVD EA	CONOVER, NC 28613
L	3026		7/2/1998	CATAWBA	2442 W.N.C. HIGHWAY	NEWTON, NC 28658
L	3027		7/2/1998	CUMBERLAND	2001 SKIBO ROAD	FAYETTEVILLE, NC 28304
L	3029		7/2/1998	CUMBERLAND	300 MURCHISON ROAD	SPRING LAKE, NC 28390
L	3031		7/2/1998	CUMBERLAND	8215 CLIFFDALE ROAD	FAYETTEVILLE, NC 28304
L	3032		7/2/1998	LEE	2500 SOUTH HORNER BL	SANFORD, NC 27330
L	3033		7/2/1998	CUMBERLAND	1902 OWEN DRIVE	FAYETTEVILLE, NC 28304
L	3034		7/2/1998	CUMBERLAND	5201 RAEFORD ROAD	FAYETTEVILLE, NC 28304
L	3035		7/2/1998	CUMBERLAND	2110 CEDAR CREEK ROA	FAYETTEVILLE, NC 28301
L	3036		7/2/1998	CUMBERLAND	2990 GILLESPIE STREE	FAYETTEVILLE, NC 28306
L	3037		7/2/1998	CUMBERLAND	3102 BRAGG BLVD/CAIN	FAYETTEVILLE, NC 28302
L	3038		7/2/1998	CUMBERLAND	500 BUNCE RD./CLIFFD	FAYETTEVILLE, NC 28304
L	3039		7/2/1998	CUMBERLAND	316 HWY 210 NORTH	SPRING LAKE, NC 28390
L	3040		7/2/1998	CUMBERLAND	2075 NORTH BRAGG BLV	SPRING LAKE, NC 28390
L	3041		7/2/1998	CUMBERLAND	5762 RAMSEY ST/METHO	FAYETTEVILLE, NC 28311
L	3042		7/2/1998	CUMBERLAND	1135 PAMALEE DR./BLA	FAYETTEVILLE, NC 28303
L	3043		7/2/1998	CUMBERLAND	100 REILLY ROAD	FAYETTEVILLE, NC 28303
L	3044		7/2/1998	UNION	13719 HWY 74 W	INDIAN TRAIL, NC 28079
L	3045		7/2/1998	UNION	4103 HWY 74	MONROE, NC 28110
L	3046		7/2/1998	CUMBERLAND	674 CHICKEN FOOT ROA	HOPE MILLS, NC 28348

26

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	3047		7/2/1998	CUMBERLAND	7910 RAEFORD ROAD	FAYETTEVILLE, NC 28304
L	3048		7/2/1998	HOKE	9615 FAYETTEVILLE RO	RAEFORD, NC 28379
L	3049		7/2/1998	BRUNSWICK	7095 OCEAN HWY NORTH	SOUTH BRUNSWICK, NC 28470
L	3050		7/2/1998	CUMBERLAND	327 CHICKEN FOOT ROA	HOPE MILLS, NC 28348
L	3051		7/2/1998	CUMBERLAND	3319 MURPHY	FAYETTEVILLE, NC 28301
L	3052		7/2/1998	CUMBERLAND	6777 RAEFORD RD/GRAH	FAYETTEVILLE, NC 28304
L	3053		7/2/1998	HARNETT	41 E CORNELIUS HARNE	LILLINGTON, NC 27546
L	3054		7/2/1998	CUMBERLAND	6245 RAMSEY STREET	FAYETTEVILLE, NC 28311
L	3055		7/2/1998	COLUMBUS	1730 JK POWELL BLVD	WHITEVILLE, NC 28472
L	3056		7/2/1998	MOORE	110 US 1 NORTH	VASS, NC 28394
L	3075		11/5/1998	ONSLOW	2868 PINEY GREEN RD.	JACKSONVILLE, NC 28546
L	3076		7/16/1998	LENOIR	700 E. NEW BERN ROAD	KINSTON, NC 28502
L	3077		7/16/1998	EDGECOMBE	235 FAIRVIEW ROAD	ROCKY MOUNT, NC 27801
L	3078		7/16/1998	NASH	7545 NC 48	BATTLEBORO, NC 27809
L	3079		7/16/1998	NASH	5102 DORCHES BLVD	ROCKY MOUNT, NC 27804
L	3080		7/16/1998	NASH	1228 N. CHURCH STREE	ROCKY MOUNT, NC 27804
L	3081		7/16/1998	NASH	3537 SUNSET AVENUE	ROCKY MOUNT, NC 27804
L	3082		7/16/1998	FRANKLIN	102 BICKETT BLVD	LOUISBURG, NC 27549
L	3083		7/16/1998	PITT	700 S. MEMORIAL DRIV	GREENVILLE, NC 27834
L	3084		7/16/1998	NASH	900 RALEIGH ROAD	ROCKY MOUNT, NC 27803
L	3085		7/16/1998	NASH	240 S. WESLEYAN BLVD	ROCKY MOUNT, NC 27804
L	3086		7/16/1998	WILSON	2643 WARD BLVD	WILSON, NC 27896
L	3087		7/16/1998	NASH	1830 N. WESLEYAN BLV	ROCKY MOUNT, NC 27804
L	3088		7/16/1998	DURHAM	4830 HOPE VALLEY ROA	DURHAM, NC 27707
L	3089		7/16/1998	ORANGE	1501 FRANKLIN STREET	CHAPEL HILL, NC 27514
L	3090		7/16/1998	NASH	425 W. THOMAS STREET	ROCKY MOUNT, NC 27801
L	3091		7/16/1998	DURHAM	3705 N. DUKE STREET	DURHAM, NC 27705
L	3092		7/16/1998	WAKE	2101 MILLBROOK ROAD	RALEIGH, NC 27604
L	3093		7/16/1998	DURHAM	3223 NC HWY 55	DURHAM, NC 27713
L	3094		7/16/1998	WAKE	4203 FAYETTEVILLE RO	RALEIGH, NC 27603
L	3095		7/16/1998	WAKE	4330 LOUISBURG ROAD	RALEIGH, NC 27604
L	3096		7/16/1998	NASH	3601 SUNSET AVENUE	ROCKY MOUNT, NC 27804
L	3098		7/16/1998	WAKE	4302 WAKE FOREST ROA	RALEIGH, NC 27609
L	3099		7/16/1998	PITT	1531 SE GREENVILLE B	GREENVILLE, NC 27834
L	3100		7/16/1998	WAKE	6317 CREEDMOOR ROAD	RALEIGH, NC 27612
L	3101		7/16/1998	DURHAM	2229 NC HWY 54 EAST	CHAPEL HILL, NC 27514
L	3102		7/16/1998	ORANGE	201 S ESTES DRIVE	CHAPEL HILL, NC 27515
L	3104		7/16/1998	PITT	1301 ARLINGTON BLVD	GREENVILLE, NC 27834
L	3105		7/16/1998	NASH	367 W WASHINGTON STR	NASHVILLE, NC 27856
L	3106		7/16/1998	NASH	1720 SUNSET AVENUE	ROCKY MOUNT, NC 27804
L	3117		7/16/1998	NASH	3653 US HWY 301S	SHARPSBURG, NC 27878
L	3118		7/30/1998	WAKE	919 DURHAM HIGHWAY	WAKE FOREST, NC 27587
L	3119		10/22/1998	JOHNSTON	1137 N. BRIGHTLEAF B	SMITHFIELD, NC 27577
L	3120		10/22/1998	ONSLOW	4450 GUMBRANCH ROAD	JACKSONVILLE, NC 28540
L	3121		10/22/1998	HARNETT	770 N. RALEIGH STREE	ANGIER, NC 27501
L	3122		10/22/1998	NEW HANOVE	6480 MARKET STREET	WILMINGTON, NC 28405

27

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	3123		8/31/2000	HARNETT	873 LONGBRANCH ROAD	DUNN, NC 28334
L	3125		10/22/1998	ONSLOW	116 PINEY GREEN RD	JACKSONVILLE, NC 28540
L	3126		10/22/1998	ONSLOW	2865 PINEY GREEN RD	MIDWAY PARK, NC 28544
L	3127		10/22/1998	JOHNSTON	234 W. MARKET STREET	SMITHFIELD, NC 27577
L	3128		10/22/1998	JOHNSTON	10081 HWY 70 WEST	CLAYTON, NC 27520
L	3129		10/22/1998	JOHNSTON	825 BROGDEN ROAD &	SMITHFIELD, NC 27577
L	3130		10/22/1998	DUPLIN	2713 HWY 24 WEST	WARSAW, NC 28398
L	3131		11/5/1998	ROBESON	3002 FAYETTEVILLE RD	LUMBERTON, NC 28358
L	3132		11/5/1998	COLUMBUS	424 N. BROWN ST.	CHADBOURN, NC 28431
L	3134		11/5/1998	ROBESON	501 W. 3RD ST.	PEMBROKE, NC 28372
L	3135		11/5/1998	BRUNSWICK	100 YAUPON DR.	OAK ISLAND, NC 28465
L	3136		11/5/1998	SCOTLAND	1135 S. MAIN ST.	LAURINBURG, NC 28352
L	3139		11/5/1998	CUMBERLAND	1208 BRAGG BLVD.	FAYETTEVILLE, NC 28301
L	3141		11/5/1998	CUMBERLAND	1886 N. BRAGG BLVD	SPRING LAKE, NC 28390
L	3142		11/5/1998	CUMBERLAND	3122 FT. BRAGG RD.	FAYETTEVILLE, NC 28303
L	3143		11/5/1998	BRUNSWICK	4523 MAIN STREET	SHALLOTTE, NC 28459
L	3144		11/5/1998	CUMBERLAND	6489 YADKIN RD.	FAYETTEVILLE, NC 28303
L	3146		11/5/1998	WAKE	1720 MAIN ST.	FUQUAY-VARINA, NC 27526
L	3147		11/5/1998	RICHMOND	980 US 1 N.& WIREGRA	ROCKINGHAM, NC 28379
L	3148		11/5/1998	RICHMOND	214 W. BROAD ST.	ROCKINGHAM, NC 28379
L	3151		7/27/2000	NEW HANOVE	6648 GORDON RD.	WILMINGTON, NC 28405
L	3154		2/25/1999	RANDOLPH	11315 N. MAIN STREET	ARCHDALE, NC 27263-2856
L	3156		2/25/1999	BLADEN	318 WEST SEABOARD ST	BLADENBORO, NC 28320-9710
L	3157		2/25/1999	CARTERET	302 W.B. MCLEAN DR.	CAPE CARTERET, NC 28584-9203
L	3158		2/25/1999	MOORE	401 MONROE STREET	CARTHAGE, NC 28327
L	3159		2/25/1999	ORANGE	1509 E. FRANKLIN STR	CHAPEL HILL, NC 27514-2887
L	3160		2/25/1999	FORSYTH	2471 LEWISVILLE-CLEM	CLEMMONS, NC 27012-8709
L	3161		2/25/1999	DURHAM	3301 GUESS ROAD	DURHAM, NC 27705-2105
L	3162		2/25/1999	DURHAM	2301 HOLLOWAY STREET	DURHAM, NC 27703-3315
L	3163		2/25/1999	DURHAM	2322 HIGHWAY 54	DURHAM, NC 27713-9714
L	3164		2/25/1999	CHOWAN	200 N BROAD STREET	EDENTON, NC 27932-1904
L	3165		2/25/1999	PASQUOTANK	1313 W. EHRINGHAUS S	ELIZABETH CITY, NC 27909-4550
L	3166		2/25/1999	BLADEN	340 S. POPLAR STREET	ELIZABETHTOWN, NC 28337-0221
L	3167		2/25/1999	ROBESON	310 WALNUT STREET	FAIRMONT, NC 28340-2036
L	3168		2/25/1999	CUMBERLAND	400 GROVE STREET	FAYETTEVILLE, NC 28301-0926
L	3170		2/25/1999	CUMBERLAND	2410 OWEN DRIVE	FAYETTEVILLE, NC 28306-2929
L	3171		2/25/1999	WAKE	1529 N. MAIN STREET	FUQUAY-VARINA, NC 27526-9024
L	3172		2/25/1999	ALAMANCE	419 S. MAIN STREET	GRAHAM, NC 27253-3303
L	3173		2/25/1999	GUILFORD	5321 W. MARKET STREE	GREENSBORO, NC 27409-2628
L	3174		2/25/1999	CRAVEN	1234 E. MAIN STREET	HAVELOCK, NC 28532-2405
L	3175		2/25/1999	GUILFORD	1901 WESTCHESTER DRI	HIGH POINT, NC 27260-7011
L	3176		2/25/1999	GUILFORD	2608 S. MAIN STREET	HIGH POINT, NC 27263-1941
L	3177		2/25/1999	FORSYTH	801 BODENHAMER STREE	KERNERSVILLE, NC 27284-3130
L	3178		2/25/1999	STOKES	583 S MAIN STREET	KING, NC 27021
L	3179		2/25/1999	LENOIR	2011 W. VERNON AVE.	KINSTON, NC 28504-3329
L	3180		2/25/1999	LENOIR	2305 N. HERITAGE ST.	KINSTON, NC 28501-1601

28

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	3181		2/25/1999	LENOIR	310 EAST NEW BERN RO	KINSTON, NC 28504
L	3182		2/25/1999	FORSYTH	1415 LEWISVILLE-	CLEMMONS, NC 27012
L	3183		2/25/1999	DAVIDSON	1401 WINSTON RD	LEXINGTON, NC 27292-1448
L	3184		2/25/1999	DAVIDSON	905 S. TALBERT BLVD	LEXINGTON, NC 27292-3937
L	3185		2/25/1999	ROCKINGHAM	226 W. HARRISON ST	REIDSVILLE, NC 27320-5012
L	3186		2/25/1999	NASH	737 RALEIGH RD	ROCKY MOUNT, NC 27803-2621
L	3187		2/25/1999	PERSON	804 DURHAM ROAD	ROXBORO, NC 27573-5901
L	3188		2/25/1999	FORSYTH	1065 BETHANIA-RURAL	RURAL HALL, NC 27045-9706
L	3189		2/25/1999	ROWAN	2270 STATESVILLE ROA	SALISBURY, NC 28147-9166
L	3190		2/25/1999	HALIFAX	826 S. MAIN STREET	SCOTLAND NECK, NC 27874-1228
L	3191		2/25/1999	FORSYTH	4401 KERNERSVILLE RD	KERNERSVILLE, NC 27284-8106
L	3192		2/25/1999	CHATHAM	14685 HWY 64 W	SILER CITY, NC 27344
L	3193		2/25/1999	JOHNSTON	1331 BRIGHTLEAF BLVD	SMITHFIELD, NC 27577-4230
L	3194		2/25/1999	IREDELL	102 SIGNAL HILL RD	STATESVILLE, NC 28625-4305
L	3195		2/25/1999	IREDELL	1542 SALISBURY HIGHW	STATESVILLE, NC 28677-6250
L	3196		2/25/1999	DAVIDSON	705 NATIONAL HIGHWAY	THOMASVILLE, NC 27360-2637
L	3197		2/25/1999	DUPLIN	1330 N. NORWOOD STRE	WALLACE, NC 28466-1332
L	3198		2/25/1999	BEAUFORT	481 FIFTH & BRIDGES	WASHINGTON, NC 27889-4308
L	3199		2/25/1999	COLUMBUS	703 N. MADISON STREE	WHITEVILLE, NC 28472-3330
L	3200		2/25/1999	WILKES	610 W MAIN STREET	WILKESBORO, NC 28697-2835
L	3201		2/25/1999	WILSON	2877 WARD BLVD	WILSON, NC 27893-1746
L	3202		2/25/1999	FORSYTH	289 S STRATFORD ROAD	WINSTON-SALEM, NC 27103-1895
L	3203		2/25/1999	FORSYTH	3499 ROBIN HOOD ROAD	WINSTON-SALEM, NC 27106-4701
L	3204		2/25/1999	FORSYTH	4843 COUNTRY CLUB RD	WINSTON-SALEM, NC 27104-4503
L	3205		2/25/1999	FORSYTH	105 HICKORY TREE RD.	WINSTON-SALEM, NC 27107
L	3297		10/7/1999	CHATHAM	201 EAST 11TH ST HWY	SILER CITY, NC 27344
L	3298		10/7/1999	CHATHAM	196 SANFORD ROAD	PITTSBORO, NC 27312
L	3299		10/7/1999	LEE	31065 HORNER BLVD	SANFORD, NC 27330
L	3300		10/7/1999	LEE	12457 HWY 421 SOUTH	BROADWAY, NC 27505
L	3301		10/7/1999	MOORE	11495 HWY 15-501 AND	ABERDEEN, NC 28315
L	3302		10/7/1999	WAKE	1414 E WILLIAMS ST H	APEX, NC 27502
L	3303		10/7/1999	WAKE	2506 S. SAUNDERS AND	RALEIGH, NC 27603
L	3368		1/27/2000	SURRY	2372 ZEPHYR RD	DOBSON, NC 27017
L	3371		1/27/2000	SURRY	2134 W PINE ST	MT AIRY, NC 27030
L	3419		8/31/2000	PITT	2200 SOUTH EVANS STR	GREENVILLE, NC 27858
L	3442		11/16/2000	DURHAM	3406 HWY 70E & PAGE	DURHAM, NC 27703
L	3470		2/8/2001	CABARRUS	3065 DALE EARNHARDT	KANNAPOLIS, NC 28083
L	3471		1/25/2001	WILSON	4940 US 264 W	WILSON, NC 27893
L	3472		1/25/2001	LENOIR	509 E NEW BERN RD	KINSTON, NC 28504
L	3473		1/25/2001	CARTERET	5230 HWY 70 W	MOREHEAD CITY, NC 28557-4506
L	3474		1/25/2001	WAYNE	2035 HWY 70 W	GOLDSBORO, NC 27530-9543
L	3475		1/25/2001	WAKE	3741 CAPITAL BLVD	RALEIGH, NC 27604-3329
L	3476		1/25/2001	GUILFORD	3302 S HOLDEN RD	GREENSBORO, NC 27407-1410
L	3477		1/25/2001	DURHAM	4604 N ROXBORO RD	DURHAM, NC 27704-1410
L	3479		1/25/2001	WAKE	1900 HWY 70 E	GARNER, NC 27529-8794
L	3480		1/25/2001	MOORE	1395 US HWY 1 S	ABERDEEN, NC 28387-6265

29

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	3481		1/25/2001	CUMBERLAND	5336 CLIFFDALE RD	FAYETTEVILLE, NC 28314-2346
L	3487		12/27/2001	BRUNSWICK	16 OCEAN HIGHWAY WES	SUPPLY, NC 28462
L	3488		10/9/2003	WAKE	1302 N HARRISON AVE.	CARY, NC 27513
L	3489		3/20/2003	DURHAM	7840 LEONARDO DRIVE	DURHAM, NC 27713
O	247		5/25/1978	HORRY	348 DICK POND RD	MYRTLE BEACH, SC 29577
L	273		12/21/1979	HORRY	3305 N KINGS HWY	MYRTLE BEACH, SC 29577
O	277		6/12/1980	BEAUFORT	71 MATTHEWS DR & HWY	HILTON HEAD ISLAND, SC 29928
O	288		10/30/1980	CHARLESTON	2572 ASHLEY RIVER RD	CHARLESTON, SC 29414
O	295		10/16/1980	BEAUFORT	1810 RIBALT RD	PORT ROYAL, SC 29902
O	298		10/30/1980	DORCHESTER	4010 ASHLEY PHOSPHAT	CHARLESTON, SC 29420
L	301		4/30/1981	GEORGETOWN	3730 HWY. 17 BYPASS	MURRELLS INLET, SC 29576
O	313		3/19/1981		5830 DORCHESTER RD	CHARLESTON, SC 29405
O	315		4/16/1981	KERSHAW	2507 MAIN STREET	ELGIN, SC 29045
O	317		12/17/1981	FLORENCE	2352 PAMLICO HWY	FLORENCE, SC 29501
O	321		4/8/1982	BERKELEY	1044 REDBANK RD	GOOSE CREEK, SC 29445
O	323		1/7/1982	RICHLAND	317-B ROYAL TOWER RD	IRMO, SC 29063
O	326		10/22/1981	SUMTER	550 SOUTH PIKE EAST	SUMTER, SC 29150
O	327		7/2/1981	FLORENCE	3205 E PALMETTO ST	FLORENCE, SC 29501
O	330		8/13/1981	BERKELEY	215 RED BANK RD.	GOOSE CREEK, SC 29445
O	332		10/8/1981	LEXINGTON	3950 AUGUSTA RD	WEST COLUMBIA, SC 29169
O	334		7/16/1981	HORRY	1011 GLENN BAY RD	SURFSIDE BEACH, SC 29575
L	338		3/9/1981	HORRY	1001 N 62ND AVE	MYRTLE BEACH, SC 29577
O	340		10/22/1981	GREENWOOD	1530 BYPASS NE	GREENWOOD, SC 29646
O	398		11/12/1981	SUMTER	503 BROAD & MILLER S	SUMTER, SC 29150
O	399		1/7/1982	LEXINGTON	1190 SUNSET BLVD	WEST COLUMBIA, SC 29169
L	400		3/10/1983	BEAUFORT	85 POPE AVENUE	HILTON HEAD ISLAND, SC 29928
L	403		11/19/1981	HORRY	2005 BUSINESS HWY 17	GARDEN CITY, SC 29576
L	408		7/15/1982	BEAUFORT	31 ARROW RD	HILTON HEAD ISLAND, SC 29928
O	422		4/13/1984	HORRY	511 HWY 17, 6TH AVE.	NORTH MYRTLE BEACH, SC 29582
L	423		5/10/1984	PICKENS	507 COLLEGE AVE	CLEMSON, SC 29631
L	424		12/20/1984	HORRY	3400 SOCASTEE BLVD	MYRTLE BEACH, SC 29577
L	425		8/10/1984	HORRY	1710 21ST AVE NORTH	MYRTLE BEACH, SC 29577
L	429		7/12/1984	GREENVILLE	485 HAYWOOD RD	GREENVILLE, SC 29607
O	430		9/20/1984	BEAUFORT	1610 FORDING ISLAND	BLUFFTON, SC 29926
L	431		5/24/1984	HORRY	9701 N KINGS HWY	MYRTLE BEACH, SC 29577
O	442		2/21/1985	LEXINGTON	3504 CHARLESTON HWY	WEST COLUMBIA, SC 29169
O	445		2/7/1985	RICHLAND	806 BROAD RIVER RD	COLUMBIA, SC 29210
O	446		5/15/1985	BERKELEY	830 COLLEGE PARK ROA	LADSON, SC 29456
O	448		5/3/1985	BERKELEY	1677 NORTH MAIN	SUMMERVILLE, SC 29483
O	452		5/8/1985	LEXINGTON	3516 BUSH RIVER RD	COLUMBIA, SC 29210
O	453		4/27/1985	RICHLAND	3800 ROSEWOOD DRIVE	COLUMBIA, SC 29205
O	461		7/25/1985	HORRY	860 HWY 17 N.	LITTLE RIVER, SC 29566
L	465		7/17/1985	HORRY	999 HWY 17 SOUTH	SURFSIDE BEACH, SC 29575
O	470		1/15/1986	RICHLAND	4400 BETHEL CHURCH R	FOREST ACRES, SC 29206
O	476		12/18/1985	LEXINGTON	1259 CHAPIN RD	CHAPIN, SC 29036
L	479		1/29/1986	HORRY	1009 THIRD AVE. SO.	MYRTLE BEACH, SC 29577

30

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
O	482		5/8/1986	HORRY	13 E HWY 9 & 90	NORTH MYRTLE BEACH, SC 29572
O	489		11/18/1986	RICHLAND	7800 GARNERS FERRY R	COLUMBIA, SC 29209
O	490		10/3/1986	BEAUFORT	1000 RIBAULT & MORRA	PORT ROYAL, SC 29935
L	492		7/17/1986		1206 PALM BLVD	ISLE OF PALMS, SC 29451
O	494		6/27/1987	CHARLESTON	3586 SAVANNAH HWY	JOHNS ISLAND, SC 29455
O	497		4/3/1987	RICHLAND	2235 DECKER BLVD	COLUMBIA, SC 29209
O	498		5/15/1987		5098 DORCHESTER RD	CHARLESTON, SC 29418
L	499		12/19/1987	DORCHESTER	1365 BOONE HILL RD	SUMMERVILLE, SC 29483
L	528		3/5/1973	LEXINGTON	2015 STATE ST	CAYCE, SC 29033
L	547		9/20/1973	GREENVILLE	932 N E MAIN ST	SIMPSONVILLE, SC 29681
L	571		7/1/1974	KERSHAW	2001 JEFFERSON DAVIS	CAMDEN, SC 29020
L	574		10/16/1986	RICHLAND	2841 BROAD RIVER ROA	COLUMBIA, SC 29210
L	579		7/11/1975	GREENVILLE	1501 RUTHERFORD RD	GREENVILLE, SC 29609
L	584		4/26/1976	RICHLAND	1200 WHALEY ST	COLUMBIA, SC 29201
L	593		1/6/1977	DORCHESTER	201 W 5TH ST NORTH	SUMMERVILLE, SC 29483
L	594		4/1/1977	DORCHESTER	1210 CENTRAL AVE	SUMMERVILLE, SC 29483
L	601		4/27/1977	GREENVILLE	1006 WOODRUFF RD	GREENVILLE, SC 29615
O	603		9/23/1977		1688 HWY 17 NORTH	MOUNT PLEASANT, SC 29464
L	606		12/16/1977	ABBEVILLE	201 N SIDE MAIN	DUE WEST, SC 29639
L	615		11/18/1978	COLLETON	1551 N JEFFRIES RD	WALTERBORO, SC 29488
L	620		9/2/1978	GREENVILLE	2201 WOODRUFF RD.	SIMPSONVILLE, SC 29681
L	621		9/29/1978	YORK	101 MAIN ST	CLOVER, SC 29710
L	626		9/15/1979	YORK	2165 EBENEZER RD &	ROCK HILL, SC 29730
O	773		9/15/1986	GREENVILLE	429 WADE HAMPTON BLV	GREENVILLE, SC 29604
L	775		8/7/1987	CHARLESTON	106 MAIN RD	JOHNS ISLAND, SC 29455
L	787		2/13/1988	BEAUFORT	1 GUMTREE RD	HILTON HEAD ISLAND, SC 29926
O	788		10/16/1987	DORCHESTER	207 OLD TROLLEY RD	SUMMERVILLE, SC 29483
L	790		5/27/1988	HORRY	658 WACHESAW ROAD	MURRELLS INLET, SC 29576
L	791		6/27/1988	GEORGETOWN	315 CHURCH ST	GEORGETOWN, SC 29440
L	792		10/27/1988	HORRY	2591 GLENNS BAY RD	SURFSIDE BEACH, SC 29575
O	794		3/9/1989	DORCHESTER	1595 TROLLEY RD	SUMMERVILLE, SC 29483
L	797		4/27/1989		2213 ASHLEY PHOSPHAT	NORTH CHARLESTON, SC 29418
L	819		7/20/1989	HORRY	4625 DICK POND RD	MYRTLE BEACH, SC 29575
O	820		6/25/1989	CHARLESTON	906 FOLLY ROAD	JAMES ISLAND, SC 29412
L	822		10/19/1989	RICHLAND	3416 LEESBURG RD	COLUMBIA, SC 29209
O	833		11/21/1989	KERSHAW	521 HWY 601 S	LUGOFF, SC 29078
O	839		3/1/1990		42 CENTER STREET	FOLLY BEACH, SC 29439
O	840		9/27/1990		1402 BEN SAWYER BLVD	MOUNT PLEASANT, SC 29464
L	842		4/19/1990	LEXINGTON	5372 SUNSET BLVD	LEXINGTON, SC 29072
L	845		4/23/1993		9195 UNIVERSITY DRIV	NORTH CHARLESTON, SC 29418
L	848		6/17/1994	CHARLESTON	1786 MAIN ROAD	JOHNS ISLAND, SC 29455
L	849		2/23/1995	RICHLAND	2101 CLEMSON RD.	COLUMBIA, SC 29223
L	853		6/15/1995	HORRY	2995 10TH AVE. NO. E	MYRTLE BEACH, SC 29577
L	855		8/13/1998	BEAUFORT	6 PAMETTO BAY ROAD	HILTON HEAD ISLAND, SC 29928
L	862		11/2/1995	BEAUFORT	290 ROBERT SMALLS PA	BEAUFORT, SC 29906
L	873		4/30/1997		2846 HWY 17N	MOUNT PLEASANT, SC 29464

31

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	874		4/30/1997		404 COLEMAN BVLD	MOUNT PLEASANT, SC 29464
L	875		4/30/1997		3689 DORCHESTER RD	CHARLESTON, SC 29405
L	876		4/30/1997	CHARLESTON	1340 CHUCK DAWLEY BL	MOUNT PLEASANT, SC 29464
L	877		4/30/1997		2220 MIDDLE STREET	SULLIVAN’S ISLAND, SC 29482
L	878		4/30/1997		10105 HIGHWAY 17 NOR	MCCLELLANVILLE, SC 29458
L	879		4/30/1997	BERKELEY	2391 HIGHWAY 41	WANDO, SC 29492
L	880		4/30/1997		1805 SAVANNAH HWY	CHARLESTON, SC 29407
L	881		4/30/1997		6303 SAVANNAH HIGHWA	RAVENEL, SC 29470
L	882		4/30/1997		5154 N RHETT AVENUE	CHARLESTON, SC 29406
L	883		4/30/1997		6923 RIVERS AVE	CHARLESTON, SC 29418
L	884		4/30/1997	CHARLESTON	2802 MAYBANK HIGHWAY	JOHNS ISLAND, SC 29455
L	885		4/30/1997	CHARLESTON	503 MAIN ROAD	JOHNS ISLAND, SC 29455
L	886		4/30/1997		4315 SAVANNAH HIGHWA	RAVENEL, SC 29470
L	887		4/30/1997	DORCHESTER	2895 W. 5TH NORTH ST	SUMMERVILLE, SC 29483
L	907		5/30/1997	BEAUFORT	845 ROBERT SMALLS PA	BEAUFORT, SC 29902
L	908		10/30/1997	HORRY	1500 HWY 544	CONWAY, SC 29526
L	909		2/19/1998	HORRY	1695 HWY 501 W	MYRTLE BEACH, SC 29577
L	910		7/16/1998	HORRY	4700 HOLMESTOWN ROAD	MYRTLE BEACH, SC 29575
L	911		8/28/1997	JASPER	HWY. 170/170 ALTERNA	HARDEEVILLE, SC 29927
L	912		8/28/1997	JASPER	HWY. 170/141	RIDGELAND, SC 29936
L	913		8/28/1997	JASPER	I-95, EXIT 8/HWY 278	HARDEEVILLE, SC 29927
L	917		1/22/1998	BEAUFORT	1553 FORDING ISLAND	HILTON HEAD ISLAND, SC 29926
L	3057		7/2/1998	HORRY	2101 HWY 17 SOUTH	NORTH MYRTLE BEACH, SC 29587
L	3058		7/2/1998	GEORGETOWN	10459 OCEAN HWY	PAWLEYS ISLAND, SC 29585
L	3059		7/2/1998	HORRY	5600 HWY 17	MYRTLE BEACH, SC 29575
L	3060		7/2/1998	HORRY	4570 SOCASTEE BLVD.	SOCASTEE, SC 29575
L	3061		7/2/1998	HORRY	400 SEA MOUNTAIN HWY	NORTH MYRTLE BEACH, SC 29582
L	3062		7/2/1998	HORRY	1611 HWY 17 SOUTH	SURFSIDE BEACH, SC 29577
L	3063		7/2/1998	HORRY	HWY 544 AND 137	SOCASTEE, SC 29588
L	3064		7/2/1998	HORRY	3710 HWY 501	MYRTLE BEACH, SC 29579
L	3065		7/2/1998	HORRY	1350 KINGS HWY	NORTH MYRTLE BEACH, SC 29582
L	3066		7/2/1998	HORRY	4509 HWY 17	NORTH MYRTLE BEACH, SC 29582
L	3067		7/2/1998	GEORGETOWN	5146 HWY 17BP/PENDER	MURRELLS INLET, SC 29576
L	3068		7/2/1998	HORRY	3481 HWY 9 EAST	LITTLE RIVER, SC 29566
L	3069		7/2/1998	HORRY	4815 HWY 17 SOUTH	NORTH MYRTLE BEACH, SC 29582
L	3070		7/2/1998	HORRY	2301 DICK POND ROAD	MYRTLE BEACH, SC 29577
L	3071		7/2/1998	HORRY	4408 HWY 501	MYRTLE BEACH, SC 29579
L	3072		7/2/1998	HORRY	1708 HWY 17	LITTLE RIVER, SC 29566
L	3073		7/2/1998	HORRY	4481 SOCASTEE BLVD/H	MYRTLE BEACH, SC 29575
L	3138		11/5/1998	FLORENCE	2701 S. IRBY ST.	FLORENCE, SC 29501
L	3140		11/5/1998	HORRY	3498 HWY 9 EAST	LITTLE RIVER, SC 29566
L	3149		11/5/1998	DARLINGTON	1001 S GOVERNOR WILL	DARLINGTON, SC 29532
L	3150		11/5/1998	HORRY	1390 HWY 501 E.	CONWAY, SC 29526
L	3152		11/5/1998	FLORENCE	3114 E. PALMETTO ST.	FLORENCE, SC 29506
L	3214		7/15/1999	KERSHAW	840 HWY 1 SOUTH	LUGOFF, SC 29078
L	3215		7/15/1999	RICHLAND	8200 TWO NOTCH ROAD	COLUMBIA, SC 29223

32

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip

L	3216		7/15/1999	FLORENCE	3817 W. PALMETTO STR	FLORENCE, SC 29501

L	3217		7/15/1999	MARION	200 E. MCINTYRE STRE	MULLINS, SC 29574

L	3218		7/15/1999	FLORENCE	313 WEST LUCAS STREE	FLORENCE, SC 29501

L	3219		7/15/1999	DILLON	1375 HWY 38 WEST	LATTA, SC 29565

L	3220		7/15/1999	HORRY	1599 US HWY 17	LITTLE RIVER, SC 29566

L	3221		7/15/1999	HORRY	1929 10TH AVE NORTH	MYRTLE BEACH, SC 29577

L	3222		7/15/1999	DILLON	201 HWY 301 SOUTH	DILLON, SC 29536

L	3223		7/15/1999	FLORENCE	4735 E. PALMETTO STR	FLORENCE, SC 29506

L	3224		7/15/1999	HORRY	2863 S. HWY 17 & ATL	GARDEN CITY, SC 29576

L	3225		7/15/1999	HORRY	669 HWY 544	CONWAY, SC 29526

L	3226		7/15/1999	HORRY	1217 3RD AVE. SOUTH	MYRTLE BEACH, SC 29577

L	3227		7/15/1999	FLORENCE	210 NATIONAL CEMETAR	FLORENCE, SC 29501

L	3228		7/15/1999	HORRY	1600 CHURCH STREET	CONWAY, SC 29526

L	3229		7/15/1999	GEORGETOWN	3741 HWY 17 SOUTH	MURRELLS INLET, SC 29576

L	3230		7/15/1999	MARION	1401 E LIBERTY ST	MARION, SC 29571

L	3231		7/15/1999	FLORENCE	3200 PINE NEEDLES RD	FLORENCE, SC 29501

L	3232		7/15/1999	HORRY	2590 GLENNS BAY ROAD	SURFSIDE BEACH, SC 29575

L	3233		7/15/1999	FLORENCE	717 SECOND LOOP ROAD	FLORENCE, SC 29501

L	3235		7/15/1999	DILLON	402 S. RICHARDSON ST	LATTA, SC 29565

L	3236		7/15/1999	FLORENCE	103 PAMPLICO HWY N.	PAMPLICO, SC 29583

L	3237		7/15/1999	FLORENCE	104 GEORGETOWN AVE	JOHNSONVILLE, SC 29555

L	3238		7/15/1999	KERSHAW	433 SUMTER HWY	CAMDEN, SC 29020

L	3239		7/15/1999	KERSHAW	136 E. DEKALB STREET	CAMDEN, SC 29020

L	3240		7/15/1999	FLORENCE	728 SOUTH CASHUA DRI	FLORENCE, SC 29501

L	3241		7/15/1999	HORRY	1405 S. KINGS HWY	MYRTLE BEACH, SC 29577

L	3242		8/12/1999	KERSHAW	2501 N. BROAD STREET	CAMDEN, SC 29020

L	3243		7/22/1999	AIKEN	3540 RICHLAND DRIVE	WEST AIKEN, SC 29801

L	3244		7/22/1999	AIKEN	1850 WHISKEY ROAD	AIKEN, SC 29803

L	3245		7/22/1999	AIKEN	349 EDGEFIELD DRIVE	BELVEDERE, SC 29841

L	3246		7/22/1999	AIKEN	1107 YORK STREET	AIKEN, SC 29801

L	3247		7/22/1999	AIKEN	3533 AUGUSTA ROAD	WARRENVILLE, SC 29851

L	3248		7/22/1999	AIKEN	318 HAMPTON	AIKEN, SC 29801

L	3249		7/22/1999	AIKEN	421 W MARTINTOWN RD	NORTH AUGUSTA, SC 29841

L	3250		7/22/1999	AIKEN	702 SILVER BLUFF RD	AIKEN, SC 29803

L	3251		7/22/1999	AIKEN	1176 AUGUSTA ROAD	BATH, SC 29816

L	3252		7/22/1999	AIKEN	1011 EAST PINE LOG R	AIKEN, SC 29803

L	3253		7/22/1999	AIKEN	101 ATOMIC ROAD	JACKSON, SC 29831

L	3254		7/22/1999	LEXINGTON	I-20 AND RTE 6	LEXINGTON, SC 29072

L	3256		7/22/1999	AIKEN	937 EDGE FIELD RD	NORTH AUGUSTA, SC 29841

L	3257		7/22/1999	AIKEN	2981 WHISKEY ROAD	AIKEN, SC 29803

O	3260		7/22/1999	LEXINGTON	1900 BUSH RIVER ROAD	COLUMBIA, SC 29210

L	3267		7/22/1999	LEXINGTON	5500 SUNSET BLVD	LEXINGTON, SC 29072

L	3271		7/22/1999	AIKEN	2655 COLUMBIA HWY NO	AIKEN, SC 29801

L	3272		7/22/1999	LEXINGTON	4048 CHARLESTON HWY	WEST COLUMBIA, SC 29172

L	3273		7/22/1999	LEXINGTON	1100 SOUTH LAKE DRIV	LEXINGTON, SC 29072

L	3274		7/22/1999	LEXINGTON	959 OLD CHREOKEE RD	LEXINGTON, SC 29072

33

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	3276		7/22/1999	GREENVILLE	101 NORTH MAIN STREE	MAULDIN, SC 29662
L	3277		7/22/1999	GREENVILLE	3713 EAST NORTH ST	GREENVILLE, SC 29615
L	3278		7/22/1999	GREENVILLE	1001 WOODRUFF ROAD	GREENVILLE, SC 29607
L	3280		7/22/1999	GREENVILLE	901 W WADE HAMPTON B	GREER, SC 29650
L	3281		7/22/1999	GREENVILLE	7901 WHITE HORSE RD	GREENVILLE, SC 29611
L	3282		7/22/1999	GREENVILLE	820 CHURCH STREET	GREENVILLE, SC 29601
L	3283		7/22/1999	GREENVILLE	2008 ANDERSON ROAD	GREENVILLE, SC 29611
L	3284		7/22/1999	GREENVILLE	906 HAYWOOD ROAD	GREENVILLE, SC 29615
L	3285		7/22/1999	GREENVILLE	5010 PELHAM RD	GREENVILLE, SC 29615
L	3286		7/22/1999	GREENVILLE	1814 WOODRUFF ROAD	GREENVILLE, SC 29615
L	3287		7/22/1999	GREENVILLE	1609 WEST BLUE RIDGE	GREENVILLE, SC 29611
L	3289		7/22/1999	GREENVILLE	2572 WOODRUFF RD	SIMPSONVILLE, SC 29681
L	3290		7/22/1999	SPARTANBUR	1460 W.O. EZELL BLVD	SPARTANBURG, SC 29301
O	3291		7/22/1999	SPARTANBUR	2204 CHESNEE HWY	SPARTANBURG, SC 29303
L	3292		7/22/1999	SPARTANBUR	1812 EAST MAIN STREE	SPARTANBURG, SC 29301
L	3294		7/22/1999	SPARTANBUR	2195 EAST MAIN STREE	DUNCAN, SC 29334
O	3295		7/22/1999	CHEROKEE	862 WINSLOW AVE	GAFFNEY, SC 29341
L	3296		8/19/1999		2171 N HWY 17	MOUNT PLEASANT, SC 29464
L	3353		11/4/1999		1141 OLD TOWNE ROAD	CHARLESTON, SC 29407
L	3354		11/4/1999		5255 RIVERS AVE	NORTH CHARLESTON, SC 29406
L	3355		11/4/1999		1968 MEETING STREET	CHARLESTON, SC 29404
L	3356		11/4/1999	CHARLESTON	897 FOLLY ROAD	CHARLESTON, SC 29412
L	3357		11/4/1999		349 COLEMAN BLVD	MOUNT PLEASANT, SC 29464
L	3358		11/4/1999		1301 SAM WRITTENBERG	CHARLESTON, SC 29407
L	3359		11/4/1999		1406 SAVANNAH HWY	CHARLESTON, SC 29407
L	3361		1/27/2000	BERKELEY	110 SOUTH HIGHWAY 52	MONCKS CORNER, SC 29461
L	3362		1/27/2000	BERKELEY	2276 N HWY 52	BONNEAU, SC 29431
L	3363		1/27/2000	BERKELEY	3862 BYRNES DRIVE	ST STEPHEN, SC 29431
L	3377		4/20/2000	BEAUFORT	1 B REGENCY PARKWAY	HILTON HEAD ISLAND, SC 29928
L	3378		4/27/2000	SUMTER	1281 BROAD STREET	SUMTER, SC 29150
L	3379		4/27/2000	SUMTER	1 N. WASHINGTON STRE	SUMTER, SC 29150
L	3380		4/27/2000	SUMTER	660 W. LIBERTY STREE	SUMTER, SC 29150
L	3381		4/27/2000	SUMTER	484 PINEWOOD ROAD	SUMTER, SC 29154
L	3382		4/27/2000	SUMTER	2995 BROAD STREET	SUMTER, SC 29154
L	3403		6/29/2000	SPARTANBUR	2445 COUNTRY CLUB RD	SPARTANBURG, SC 29302
L	3404		6/29/2000	UNION	908 S DUNCAN BYPASS	UNION, SC 29379
L	3405		6/29/2000	SPARTANBUR	7800 WARREN H. ABERN	SPARTANBURG, SC 29301
O	3406		6/29/2000	CHEROKEE	100 SHELBY HWY	GAFFNEY, SC 29340
L	3407		6/29/2000	SPARTANBUR	118 CEDAR SPRINGS RD	SPARTANBURG, SC 29302
L	3408		6/29/2000	SPARTANBUR	688 E MAIN STREET	SPARTANBURG, SC 29302
L	3409		6/29/2000	SPARTANBUR	1245 ASHEVILLE HWY	SPARTANBURG, SC 29303
L	3410		6/29/2000	SPARTANBUR	3106 S CHURCH ST	SPARTANBURG, SC 29306
L	3411		6/29/2000	SPARTANBUR	2795 BOILING SPRINGS	BOILING SPRINGS, SC 29316
L	3412		6/29/2000	UNION	2980 FURMAN FENDLEY	JONESVILLE, SC 29353
L	3414		6/29/2000	SPARTANBUR	1605 EAST MAIN STREE	DUNCAN, SC 29334
L	3415		6/29/2000	SPARTANBUR	315 JOHN DODD RD	SPARTANBURG, SC 29303

34

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	3416		6/29/2000	SPARTANBUR	6200 HWY 221	ROEBUCK, SC 29376
L	3417		10/12/2000	SUMTER	2000 WEDGEFIELD RD	SUMTER, SC 29154-4653
L	3418		8/24/2000	HORRY	11 HWY 17 BUSINESS	NORTH SURFSIDE BEACH, SC 29587
L	3438		12/18/2001	CHEROKEE	403 SHELBY HIGHWAY	GAFFNEY, SC 29340
L	3439		6/27/2002	SPARTANBUR	8998 S.C. HWY. 11	CAMPOBELLO, SC 29322
L	3441		8/31/2000	NEWBERRY	HWY 773 & I26	PROSPERITY, SC 29126
L	3482		3/22/2001	HORRY	501 HIGHWAY 17 NORTH	SURFSIDE BEACH, SC 29587
L	3483		4/26/2001	GEORGETOWN	3525 HWY 17 S. BUSIN	MURRELLS INLET, SC 29576
L	3484		5/10/2001	HORRY	1501 HIGHWAY 17 NORT	NORTH MYRTLE BEACH, SC 29464
L	3485		6/28/2001	RICHLAND	927 ELMWOOD DRIVE	COLUMBIA, SC 29201
L	3486		6/28/2001	RICHLAND	5425 FOREST DRIVE	COLUMBIA, SC 29201
L	3490		4/3/2003	HORRY	3791 OLEANDER DRIVE	MYRTLE BEACH, SC 29577
L	3491		5/1/2003	GEORGETOWN	49 BLACK GUM DRIVE	PAWLEY’S ISLAND, SC 29585
M	4202		7/22/1999		349 EDGEFIELD DRIVE	BELVEDERE, SC 29841
O	402		4/6/1982	MONTGOMERY	560 DOVER RD	CLARKSVILLE, TN 37040
O	407		3/30/1982	MONTGOMERY	1874 MEMORIAL DR	CLARKSVILLE, TN 37040
O	443		5/23/1985	MONTGOMERY	648 LA FAYETTE RD	CLARKSVILLE, TN 37042
O	451		5/9/1985	MONTGOMERY	1801 MADISON STREET	CLARKSVILLE, TN 37040
O	458		10/3/1985	SUMNER	601 HARTSVILLE PIKE	GALLATIN, TN 37066
O	463		8/22/1985	MONTGOMERY	301 PROVIDENCE ROAD	CLARKSVILLE, TN 37042
O	472		4/10/1986	BEDFORD	330 MADISON ST	SHELBYVILLE, TN 37160
O	473		12/5/1985	MONTGOMERY	1791 WILMA RUDOLPH B	CLARKSVILLE, TN 37040
O	474		3/20/1986	RUTHERFORD	302 W NORTHFIELD BLV	MURFREESBORO, TN 37129
O	477		5/1/1986	BEDFORD	702 S CANNON BLVD.	SHELBYVILLE, TN 37160
O	485		8/14/1986	BEDFORD	900 N MAIN STREET	SHELBYVILLE, TN 37160
L	763		7/27/1979	CHEATHAM	413 SOUTH MAIN ST	ASHLAND CITY, TN 37015
L	831		8/24/1989	BEDFORD	1316 MADISON AVE	SHELBYVILLE, TN 37160
L	841		3/1/1990	RUTHERFORD	5022 MURFREESBORO RD	LAVERGNE, TN 37086
O	3492		10/16/2003	HAMILTON	6801 SHALLOWFORD & H	CHATTANOOGA, TN 37421
O	3493		10/16/2003	HAMILTON	3200 REDDING ROAD	RED BANK, TN 37415
L	3494		10/16/2003	HAMILTON	11280 DAYTON PIKE	SODDY DAISY, TN 37379
L	3495		10/16/2003	HAMILTON	4011 RINGGOLD ROAD	CHATTANOOGA, TN 37412
L	3496		10/16/2003	HAMILTON	9300 LEE HIGHWAY	OOLTEWAH, TN 37363
L	3497		10/16/2003	HAMILTON	5109 HUNTER ROAD	OOLTEWAH, TN 37363
L	3498		10/16/2003	HAMILTON	8229 MAHAN GAP ROAD	OOLTEWAH, TN 37363
L	3514		10/16/2003	HAMILTON	4806 HWY. 58 NORTH	CHATTANOOGA, TN 37416
L	3515		10/16/2003	HAMILTON	8701 E. BRAINERDL	CHATTANOOGA, TN 37421
L	3517		10/16/2003	HAMILTON	6960 LEE HWY.	CHATTANOOGA, TN 37421
L	3524		10/16/2003	HAMILTON	234 BROWN’S FERRY RD	CHATTANOOGA, TN 37419
L	3527		10/16/2003	HAMILTON	2514 AMNICOLA HWY.	CHATTANOOGA, TN 37406
L	3533		10/16/2003	HAMILTON	5501 HWY. 153	RED BANK, TN 37415
L	3535		10/16/2003	BRADLEY	2300 SPRING PLACE RO	CLEVELAND, TN 37323
L	3538		10/16/2003	HAMILTON	10086 DAYTON OIKE	SODDY DAISY, TN 37379
L	3539		10/16/2003	HAMILTON	6220 HIXSON PIKE	CHATTANOOGA, TN 37402
L	3540		10/16/2003	HAMILTON	1182 MOUNTAIN CREEK	CHATTANOOGA, TN 37405
L	3541		10/16/2003	HAMILTON	1005 HIXSON PIKE	CHATTANOOGA, TN 37405

35

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	3542		10/16/2003	HAMILTON	5216 DAYTON BLVD.	RED BANK, TN 37415
L	3543		10/16/2003	HAMILTON	2501 DAYTON BLVD.	RED BANK, TN 37415
L	3544		10/16/2003	HAMILTON	902 DALLAS ROAD	CHATTANOOGA, TN 37405
L	3545		10/16/2003	HAMILTON	5710 LAKE RESORT TER	RED BANK, TN 37415
L	3546		10/16/2003	BRADLEY	3480 KEITH STREET NW	CLEVELAND, TN 37312
L	3547		10/16/2003	BRADLEY	4850 GEORGETOWN PIKE	CLEVELAND, TN 37312
L	3548		10/16/2003	MCMINN	703 SOUTH WHITE STRE	ATHENS, TN 37303
L	3550		10/16/2003	HAMILTON	914 SIGNAL MOUNTAIN	CHATTANOOGA, TN 37405
L	3552		10/16/2003	HAMILTON	3740 TENNESSEE AVE.	CHATTANOOGA, TN 37409
L	3556		10/16/2003	MARION	4919 MAIN STREET	KIMBALL, TN 37347
L	3557		10/16/2003	HAMILTON	4849 HIXSON PIKE	HIXSON, TN 37343
L	3558		10/16/2003	SEQUATCHIE	852 RANKIN AVE. NORT	DUNLAP, TN 37327
L	3559		10/16/2003	COFFEE	1200 MCARTHUR STREET	MANCHESTER, TN 37355
L	3562		10/16/2003	RUTHERFORD	2493 SOUTH CHURCH ST	MURFREESBORO, TN 37127
L	3565		10/16/2003	COFFEE	1264 MCMINNVILLE HWY	MANCHESTER, TN 37355
L	3566		10/16/2003	RUTHERFORD	2374 OLD FORT PKWY.	MURFREESBORO, TN 37128
L	3567		10/16/2003	COFFEE	2278 HILLSBORO BLVD.	MANCHESTER, TN 37355
L	3568		10/16/2003	BRADLEY	2695 BLACKBURN ROAD,	CLEVELAND, TN 37323
L	3569		10/16/2003	RHEA	8994 RHEA COUNTY HWY	DAYTON, TN 37321
L	3570		10/16/2003	HAMILTON	6708 RINGGOLD ROAD	EAST RIDGE, TN 37412
L	3571		10/16/2003	MCMINN	835 HWY. 411 NORTH	ETOWAH, TN 37331
O	3572		10/16/2003	HAMILTON	4858 HWY. 58	CHATTANOOGA, TN 37416
L	3573		10/16/2003	HAMILTON	8600 HIXSON PIKE	HIXSON, TN 37343
L	3574		10/16/2003	HAMILTON	13424 DAYTON PIKE	SODDY DAISY, TN 37379
L	3575		10/16/2003	HAMILTON	8640 DAYTON PIKE	SODDY DAISY, TN 37379
L	3576		10/16/2003	HAMILTON	4026 SHALLOWFORD ROA	CHATTANOOGA, TN 37411
L	3577		10/16/2003	HAMILTON	3407 AMNICOLA HWY.	CHATTANOOGA, TN 37406
L	3578		10/16/2003	HAMILTON	4300 NORCROSS RD.	HIXSON, TN 37343
L	3579		10/16/2003	RUTHERFORD	1850 ALMAVILLE ROAD	SMYRNA, TN 37167
L	3580		10/16/2003	GRUNDY	1675 MAIN STREET	MONTEAGLE, TN 37356
L	3582		10/16/2003	HAMILTON	3743 CUMMINGS HWY.	CHATTANOOGA, TN 37419
L	3583		10/16/2003	RUTHERFORD	1702 SOUTH RUTHERFOR	MURFREESBORO, TN 37130
L	3584		10/16/2003	RUTHERFORD	519 WALDRON ROAD	LAVERGNE, TN 37086
L	3585		10/16/2003	WILLIAMSON	8003 HORTON HWY.	ARRINGTON, TN 37014
L	3586		10/16/2003	POLK	4147 HWY. 411	OCOEE, TN 37361
L	3588		10/16/2003	HAMILTON	9652 E. BRAINERD RD.	CHATTANOOGA, TN 37421
L	3589		10/16/2003	BRADLEY	210 25TH STREET, NW	Cleveland, TN 37336
O	3591		10/16/2003	MARION	1200 SOUTH CEDAR	SOUTH PITTSBURG, TN 37380
L	3592		10/16/2003	BRADLEY	2280 SPRING PLACE RD	CLEVELAND, TN 37323
L	3593		10/16/2003	BRADLEY	2502 BLUE SPRINGS RD	CLEVELAND, TN 37311
L	3594		10/16/2003	MONROE	416 SWEETWATER-VONRO	SWEETWATER, TN 37874
L	3595		10/16/2003	MEGIS	106 HIGHWAY 58 SOUTH	DECATUR, TN 37322
L	3596		10/16/2003	POLK	5067 HIGHWAY 64	COPPER BASIN, TN 37317
L	3597		10/16/2003	POLK	6254 HWY. 411	BENTON, TN 37307
L	3598		10/16/2003	MCMINN	MT. VERD ROAD & I-75	ATHENS, TN 37303
L	3599		10/16/2003	MONROE	1157 HIGHWAY 68	SWEETWATER, TN 37874

36

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
O	3600		10/16/2003	MCMINN	230 TENNESSEE AVE.	ETOWAH, TN 37331

L	3601		10/16/2003	MONROE	708 SOUTH MAIN STREE	SWEETWATER, TN 37874

L	3602		10/16/2003	HAMILTON	6003 SHALLOWFORD ROA	CHATTANOOGA, TN 37421

O	3603		10/16/2003	BRADLEY	1700 HARRISON PIKE	CLEVELAND, TN 37311

L	3605		10/16/2003	HAMILTON	5012 HIXSON PIKE	HIXSON, TN 37343

L	3606		10/16/2003	MCMINN	2631 DECATUR PIKE	ATHENS, TN 37303

L	3607		10/16/2003	HAMILTON	6239 HIGHWAY 58	HARRISON, TN 37341

L	3608		10/16/2003	RUTHERFORD	796 NISSAN DRIVE	SMYRNA, TN 37167

L	3609		10/16/2003	DAVIDSON	198 HAYWOOD LANE	NASHVILLE, TN 37211

L	3610		10/16/2003	COFFEE	989 INTERSTATE DRIVE	MANCHESTER, TN 37355

L	3611		10/16/2003	HAMILTON	109 SEQUOYAH ACCESS	SODDY DAISY, TN 37379

L	3613		10/16/2003	RUTHERFORD	5183 MURFREESBORO RO	LAVERGNE, TN 37086

L	3614		10/16/2003	HAMILTON	7020 E. BRAINERD ROA	CHATTANOOGA, TN 37421

L	3616		10/16/2003	HAMILTON	4900 BRAINERD RD.	CHATTANOOGA, TN 37411

L	3617		10/16/2003	RUTHERFORD	2610 SOUTH CHURCH ST	MURFREESBORO, TN 37127

L	3618		10/16/2003	SUMNER	1221 SOUTH WATER AVE	GALLATIN, TN 37066

L	3620		10/16/2003	WILSON	10576 LEBANON ROAD	MT. JULIET, TN 37122

L	3621		10/16/2003	BEDFORD	2098 MADISON ST.	ROYAL, TN 37160

L	3623		10/16/2003	HAMILTON	600 ASHLAND TERRACE	RED BANK, TN 37415

L	3624		10/16/2003	HAMILTON	2300 JENKINS RD.	CHATTANOOGA, TN 37421

L	3625		10/16/2003	WILSON	1309 WEST MAIN STREE	LEBANON, TN 37087

L	3626		10/16/2003	RUTHERFORD	3401 MEMORIAL ROAD	MURFREESBORO, TN 37129

L	3627		10/16/2003	PUTNAM	1300 EAST SPRING STR	ALGOOD, TN 38501

L	3628		10/16/2003	BRADLEY	2890 WATERLEVEL HIGH	CLEVELAND, TN 37323

L	3629		10/16/2003	HAMILTON	6917 MIDDLE VALLEY R	HIXSON, TN 37343

L	3107		7/16/1998	Petersburg	2744 S CRATER ROAD	PETERSBURG, VA 23805

L	3108		7/16/1998	Virginia B	1912 LASKIN ROAD	VIRGINIA BEACH, VA 23454

L	3109		7/16/1998	Colonial H	891 TEMPLE AVENUE	COLONIAL HEIGHTS, VA 23834

L	3110		7/16/1998	STAFFORD	34 PROSPERITY LANE	STAFFORD, VA 22406

L	3111		7/16/1998	Virginia B	1600 GENERAL BOOTH B	VIRGINIA BEACH, VA 23454

L	3112		7/16/1998	HANOVER	610 ENGLAND STREET	ASHLAND, VA 23005

L	3113		7/16/1998	Richmond (	1013 NORTH BLVD	RICHMOND, VA 23230

L	3114		7/16/1998	HALIFAX	1014 BILL TUCK HIGHW	SOUTH BOSTON, VA 24592

L	3115		7/16/1998	Emporia (C	128 N MAIN STREET	EMPORIA, VA 23847

L	3116		7/16/1998		702 EAST ATLANTIC AV	SOUTH HILL, VA 23970

L	3155		2/25/1999	NOTTOWAY	321 CHURCH STREET	BLACKSTONE, VA 23824-1601

L	3206		2/25/1999	ALBEMARLE	1099 RIO ROAD	CHARLOTTESVILLE, VA 22901-1805

L	3207		2/25/1999	Covington	1106 S MONROE STREET	COVINGTON, VA 24426-2053

L	3208		2/25/1999	ROCKINGHAM	750 MARKET STREET	HARRISONBURG, VA 22801-4235

L	3209		2/25/1999	ROANOKE	3919 ELECTRIC ROAD	ROANOKE, VA 24018

L	3210		2/25/1999	Staunton (	636 GREENVILLE AVE.	STAUNTON, VA 24401-4804

L	3211		2/25/1999	SHENANDOAH	629 S. MAIN STREET	WOODSTOCK, VA 22664-1259

L	3212		2/25/1999	WYTHE	690 E. MAIN STREET	WYTHEVILLE, VA 24382-2035

L	3364		1/27/2000	Galax (Cit	806 S MAIN ST	GALAX, VA 24333

L	3365		1/27/2000	Galax (Cit	532 E STUART DRIVE	GALAX, VA 24333

L	3366		1/27/2000	Galax (Cit	967-A E STUART DR	GALAX, VA 24333

37

Pr Tp	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
L	3367		1/27/2000	CARROLL	62 KELLY RD	FANCY GAP, VA 24328
L	3369		1/27/2000	CARROLL	2662 CARROLLTON PIKE	HILLSVILLE, VA 24343
L	3370		1/27/2000	WYTHE	125 HOLSTON RD	WYTHEVILLE, VA 24382
L	3372		1/27/2000	CARROLL	14264 FANCY GAP HWY	CANA, VA 24317
L	3373		1/27/2000		RT 11 HWY 628	ATKINS, VA 24311
L	3375		1/27/2000	CARROLL	140 E STUART DR	HILLSVILLE, VA 24343
L	3376		1/27/2000	CARROLL	7115 CHANCES CREEK R	FANCY GAP, VA 24328
L	3383		9/7/2000	Newport Ne	683 J. CLYDE MORRIS	NEWPORT NEWS, VA 23601
L	3478		1/25/2001		9181 US HWY 29	BLAIRS, VA 24527-0284

Leased Stores 1014 Owned Stores 366

38

Schedule 3.5 (c)

LOCATIONS OF COLLATERAL

Schedule 3.5(b) is incorporated herein by reference.

Headquarters and Warehouses

Description	Address	City	State
Corp Office	1801 DOUGLAS DR	SANFORD	NC
Annex	300 INDEPENDENT DR	SANFORD	NC
Western Way	8930 WESTERN WAY	JACKSONVILLE	FL
Philips Hwy	9143 PHILIPS HWY	JACKSONVILLE	FL
Storage-McNeill Road	118 MCNEILL RD.	SANFORD	NC
Storage-Third Street	192 S. THIRD ST	SANFORD	NC
GG Headquarters	4409 OAKWOOD DRIVE	CHATTANOOGA	TN

Vendor Warehouses

Vendor	Address	City	State
Southern Pump and Tank	4800 North Graham St.	CHARLOTTE	NC
Southern Pump and Tank	55330 W. Beaver St.	JACKSONVILLE	FL
Price Davis	East Hwy 27	IRON STATION	NC

Closed Stores

Store #	Address	City	State
3213	3209 S. MEMORIAL DRIVE	GREENVILLE	NC
6151	7424 SR 54	NEW PORT RICHEY	FL
6602	2855 US 1 – RENTAL	ST. AUGUSTINE	FL
1315	I-75 @ SR 236 EXIT 79	HIGH SPRINGS	FL
1232	2135 S VOLUSIA AVE	ORANGE CITY	FL
1143	922 NE 16TH STREET	GAINESVILLE	FL
2889	23702 US 301, C125/US301	LAWTEY	FL
1188	6854 N ORANGE BLOSSOM TR	ORLANDO	FL
1130	7144 ATLANTIC BLVD	JACKSONVILLE	FL
1135	952 LANE AVENUE, N	JACKSONVILLE	FL
3259	4305 WASHINGTON ROAD	EVANS	GA
1099	1950 MAIN STREET	JACKSONVILLE	FL
6045	5089 SR 218	MIDDLEBURG	FL
6008	2568 BLANDING BLVD.	MIDDLEBURG	FL
1059	7403 SR 21	KEYSTONE HEIGHTS	FL
1175	6410 SW 8TH AVENUE	GAINESVILLE	FL
6017	11054 NORMANDY BLVD	JACKSONVILLE	FL
1054	SR 24 (ARCHER RD)	GAINESVILLE	FL
1219	3362 POWERS AVENUE	JACKSONVILLE	FL
6112	5440 SR 218	MIDDLEBURG	FL
1080	8900 103RD ST	JACKSONVILLE	FL
6297	2256 MAYPORT RD	JACKSONVILLE	FL
6603	1630 UNIVERSITY BLVD-RENT	JACKSONVILLE	FL

39

6608	NWQ EXIT 90 I-95 - LAND	PALM COAST	FL

6514	12077 ORANGE BLOSSOM TRAI	ORLANDO	FL

1028	3001 N ORANGE BLOSSOM TRA	ZELLWOOD	FL

350	5812 CLIFFDALE RD	FAYETTEVILLE	NC

2942	CR 301 & 63RD STREET	OCALA	FL

2956	15A & BERESFORD	DELAND	FL

3074	1121 HYATT STREET	GAFFNEY	SC

2988	SR 121 & CR 16	RAIFORD	FL

1048	193 SAN MARCO AVENUE	ST AUGUSTINE	FL

421	84 NEW CLYDE HWY	CANTON	NC

1039	13800 S E HIGHWAY 42	WEIRSDALE	FL

2989	SR 16	STARKE	FL

6607	FOURACRE & BLAZING STAR-L	JACKSONVILLE	FL

328	1134 E HOWE SPRINGS RD	FLORENCE	SC

6022	724 KINGSLEY AVENUE	ORANGE PARK	FL

2270	170 CR 305	SEVILLE	FL

1254	996 ST JOHNS BLUFF RD, N	JACKSONVILLE	FL

2948	US 17 & HORSELANDING ROAD	SAN MATEO	FL

2923	SR 100 & CR 315	GRANDIN	FL

6123	10910 S TRAIL CIRCLE	ORLANDO	FL

6276	125 SR 207	ST AUGUSTINE	FL

1092	6892 OLD KINGS RD, S	JACKSONVILLE	FL

2969	SR 20	INTERLACHEN	FL

708	705 N GREEN ST	HENDERSON	KY

821	2450 S HWY 14	GREER	SC

6061	14797 NORMANDY BLVD	JACKSONVILLE	FL

612	777 E FARIS RD	GREENVILLE	SC

2794	248 E. CENTER STREET	PIERSON	FL

6102	905 SR 207	ST AUGUSTINE	FL

777	1414 N CENTER ST	STATESVILLE	NC

1189	4510 CLARCONA-OCOEE RD	ORLANDO	FL

6143	1300 PALM BAY RD, NE #3	PALM BAY	FL

3153	1100 E. MEMORIAL DRIVE	AHOSKIE	NC

181	300 MALCOLM BLVD, PO BOX 419	RUTHERFORD COLLEGE	NC

1163	708 N TEMPLE AVENUE	STARKE	FL

4024	5274 N. ROXBORO RD.	DURHAM	NC

1173	3500 HECKSCHER DRIVE	JACKSONVILLE	FL

6261	6630 BEACH BLVD	JACKSONVILLE	FL

715	2610 VEACH RD	OWENSBORO	KY

6005	8402 103RD STREET	JACKSONVILLE	FL

1162	4035 A1A, S	ST AUGUSTINE	FL

4027	P.O. BOX 185	ENFIELD	NC

367	1809 SANDHILLS BLVD, US1 SOUTH	SOUTHERN PINES	NC

40

Schedule 3.7

TAX ASSESSMENTS

None.

41

Schedule 3.11

ERISA

None.

42

Schedule 3.13

ENVIRONMENTAL MATTERS

1. Underground Storage Tank (“UST”) Upgrades. Regulations enacted by the United States Environmental Protection Agency establish requirements with respect to installing and upgrading UST systems. Under Florida UST laws and regulations, by December 2009, Borrower is required to ensure that all USTs have secondary containment around the tanks and associated piping.

2. Environmental Remediation and Third Party Claims. Under various federal, state and local laws, ordinances and regulations, the Borrower, as the owner or operator of its locations, may be liable for the cost of assessment, removal or remediation of contamination at its current or former locations, without regard to whether it knew of, or was responsible for, the presence of such contamination. The Borrower has experienced known releases at a number of its sites.

3. State Trust Funds. All states in which the Borrower will operate UST systems have established trust funds for the sharing, recovering and reimbursing of certain cleanup costs and liabilities incurred as a result of releases from USTs. These trust funds, which essentially provide insurance coverage for the cleanup of environmental damages caused by the operation of USTs, are funded by a UST registration fee and a tax on the wholesale purchase of motor fuels within each state. The coverage afforded by each state fund varies. However, Florida does not provide coverage for third-party claims, and Georgia does not provide coverage for third-party claims relating to personal injury or diminution in property values. Costs for which the Borrower does not receive reimbursement include but are not limited to: (i) the per-site deductible; (ii) costs incurred in connection with releases occurring or reported to trust funds prior to their inception; (iii) removal and disposal of UST systems; and (iv) costs incurred in connection with sites otherwise ineligible for reimbursement from the trust funds. Reimbursements from state trust funds will be dependent upon the continued maintenance and solvency of the various funds. The State of Florida trust fund ceased accepting new claims for reimbursement for releases discovered after December 31, 1998. However, the State of Florida trust fund will continue to reimburse claims for remedial work performed on sites accepted into its program before December 31, 1998. The Borrower participates in the trust funds of all states for new releases with the exception of Georgia and Florida where private insurance is maintained by the Borrower as the financial mechanism for remediation in those states.

43

Schedule 3.17

RELATED AGREEMENTS

1.	Amended and Restated Registration Rights Agreement dated July 2, 1998 among The Pantry, FS Equity Partners III, L.P. (“FSEP III”), FS Equity Partners IV, L.P. (“FSEP IV”) FS Equity Partners International, L.P. (“FSEP International”), Peter J. Sodini, Chase Manhattan Capital, L.P., CB Capital Investors, L.P., and Baseball Partners.

2.	Amendment No. 1 to the Amended and Restated Registration Rights Agreement dated as of June 1, 1999 among The Pantry, FSEP III, FSEP IV, FSEP International, Chase Manhattan Capital, L.P., CB Capital Investors, L.P., Baseball Partners and Peter J. Sodini.

3.	Registration Rights Agreement dated December 30, 1996, by and among The Pantry, FSEP III and FSEP International.

4.	Amended and Restated Stockholders’ Agreement dated July 2, 1998 among The Pantry, FSEP III, FSEP IV, FSEP International, Chase Manhattan Capital, L.P., CB Capital Investors, L.P., Baseball Partners and Peter J. Sodini.

5.	Amendment No. 1 to the Amended and Restated Stockholder’s Agreement dated as of June 1, 1999 among The Pantry, FSEP III, FSEP IV, FSEP International, Chase Manhattan Capital, L.P., CB Capital Investors, L.P., Baseball Partners and Peter J. Sodini.

6.	Stock Purchase Agreement dated October 23, 1997 among The Pantry, FSEP III, FSEP International, CB Capital Investors, L.P. and Peter J. Sodini.

7.	Contribution to Capital Agreement dated October 23, 1997 among The Pantry, FSEP III, FSEP International, Chase Manhattan Capital, L.P. and Baseball Partners.

8.	Employment Agreement dated October 1, 1997 between Peter J. Sodini and The Pantry.

9.	Amendment No. 1 to Employment Agreement between The Pantry and Peter J. Sodini.

10.	Amendment No. 2 to Employment Agreement between The Pantry and Peter J. Sodini.

11.	Amendment No. 3 to Employment Agreement between The Pantry and Peter J. Sodini.

12.	Amendment No. 4 to Employment Agreement between The Pantry and Peter J. Sodini.

13.	Employment Agreement dated May 1, 2003 between Steven J. Ferriera and The Pantry.

44

14.	Employment Agreement dated May 3, 2003 between Joseph Krol and The Pantry.

15.	Employment Agreement dated May 6, 2003 between David Zaborski and The Pantry.

16.	Employment Agreement dated May 6, 2003 between Gregory J. Tornberg and The Pantry.

17.	Employment Agreement dated May 2, 2003 between Daniel J. Kelly and The Pantry.

45

Schedule 3.21

INTELLECTUAL PROPERTY

CURRENT TRADEMARKS OWNED BY OR ASSIGNED TO THE PANTRY, INC.:

U.S. Trademarks/Service Marks

Mark	Registration Number	Registration Date
AUNT M’S and Design	2683350	February 4, 2003
AUNT M’S CHICKEN and Design	2683339	February 4, 2003
BEAN STREET COFFEE COMPANY	2348885	May 9, 2000
BEAN STREET MARKET and Design	2793523	December 16, 2003
BIG CHILL	1331174	April 16, 1985
CELESTE (water)	2730524	June 24, 2003
CHICKEN N’ BISCUITS	1433356	March 17, 1987
CONCESSIONS	2333856	March 21, 2000
FAST LANE	1219408	December 7, 1982
FOOD CHIEF	1213614	October 19, 1982
FOOD CHIEF and Design	2326263	March 7, 2000
GOLDEN GALLON	1186208	January 12, 1982
GOLDEN GALLON (fruit punch; milk)	0994024	September 24, 1974
THE GRILLING DEPOT	2107794	October 21, 1997
HANDY WAY	1875705	January 24, 1995
K and Design	2318479	February 15, 2000
KANGAROO	1354632	August 13, 1985
KOALA and Design	2733231	July 1, 2003
KNOCK OUT	2180896	August 11, 1998
LIL’ CHAMP FOOD STORE	1365016	October 8, 1985
ME MARKET EXPRESS	1199163	June 22, 1982
P and Design	2149628	April 7, 1998
P THE PANTRY and Design	2122059	December 16, 1997
P THE PANTRY and Design	2088093	August 12, 1997
THE PANTRY	1167513	September 1, 1981
THE PANTRY and Design	1557345	September 19, 1989
POWER PERK	1389273	April 8, 1986
THE ROO	2237356	April 6, 1999
SNACKIN SAMS	1482037	March 22, 1988
WHEN YOU RUN OUT RUN OUT TO THE PANTRY	1532395	March 28, 1989
WORTH and Design	1372925	November 26, 1985

46

U.S. Pending Applications

Mark	Serial Number	Filing Date
CELESTE (soft drinks)	76493760	February 28, 2003
RED CELESTE	76544455	September 3, 2003
THE CHILL ZONE	76448056	September 9, 2002
KOALA and Design	76358383	January 14, 2002

State Trademarks/Service Marks

State	Mark	Registration Number	Registration Date
FL	THE JAVA SHOP	T951013	August 17, 1995
FL	LIL’ CHAMP and Design	921621	November 27, 1979
FL	NATURE’S TOUCH NATURAL SPRING WATER	T961153	October 10, 1996
FL	PAPA G’S	T931331	November 8, 1993
FL	SMOKERS EXPRESS	T981423	December 21, 1998
FL	SPRINT	925356	October 19, 1981
FL	URGE SOFT DRINKS	T961152	October 10, 1996
GA	K and Design	S16032	December 11, 1996
GA	KANGAROO	S16031	December 11, 1996
GA	THE ROO	S16066	December 11, 1996
MS	BIG K FOOD STORES	None	August 31, 2000
NC	ETNA and Design	T-2595	March 7, 1967
NC	EXPRESS STOP	T-14892	July 23, 1998
NC	QUICK STOP	T-9739	September 23, 1991
TN	GOLDEN GALLON	None	August 17, 1983

State Pending Applications

State	Mark	Serial Number	Filing Date
FL	CANDY LANE		To be filed 02/04
GA	CANDY LANE		To be filed 02/04
IN	CANDY LANE		To be filed 02/04
KY	CANDY LANE		To be filed 02/04
LA	CANDY LANE		To be filed 02/04
MS	CANDY LANE		To be filed 02/04
NC	CANDY LANE		To be filed 02/04
SC	CANDY LANE		To be filed 02/04
TN	CANDY LANE		To be filed 02/04
VA	CANDY LANE		To be filed 02/04

47

Common Law Marks

Mark
DAIRY DELIGHT
DELI EXPRESS
DEPOT
KANGAROO EXPRESS
MINI MART

U.S. Copyrights

Title	Registration Number	Registration Date
Architectural work for a pantry located at 9195 Highway 79, N. Charleston, South Carolina 29418.	VAu-287-144	July 21, 1993
Technical drawings for a pantry Located At 9195 Highway 78, N. Charleston, South Carolina 29418.	VAu-287-145	May 27, 1993

Other Proprietary Intellectual Property

GASOLINE PRICING SYSTEM
PAYROLL SYSTEM
CASH MANAGEMENT
CORPORATE AUDIT SYSTEM
MAINTENANCE TRACKING SYSTEM
INTERNET/INTRANET WEBSITE
APPLICATION SECURITY SYSTEM
STORE INFORMATION SYSTEM

48

Schedule 4.1-1

FORM OF SECRETARY’S CERTIFICATE

Pursuant to Section 4.1(b) of the Amended and Restated Credit Agreement dated as of March     , 2004 (as amended, restated or otherwise modified, the “Credit Agreement”) among The Pantry, Inc. (the “Borrower”), the Domestic Subsidiaries of the Company from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”), the undersigned                      of [CREDIT PARTY] hereby certifies as follows:

1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the board of directors of [CREDIT PARTY] which (i) approve and adopt the Credit Documents to which [CREDIT PARTY] is a party and the transactions contemplated therein and (ii) authorize the execution and delivery of such Credit Documents. Such resolutions have not been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only proceedings now in force relating to or affecting the matters referred to therein.

2. Attached hereto as Annex II is a true and complete copy of the Certificate of Incorporation of [CREDIT PARTY] as in effect at all times since                          to and including the date hereof.

3. Attached hereto as Annex III is a true and complete copy of the bylaws of [CREDIT PARTY] and all amendments thereto as in effect on the date hereof.

4. The following persons are now the duly elected and qualified officers of [CREDIT PARTY], holding the offices indicated next to the names below on the date hereof, and the signatures appearing opposite the names below are their true and genuine signatures, and each of such officers is duly authorized to execute and deliver on behalf of [CREDIT PARTY] the Credit Agreement, the Notes and the other Credit Documents to be issued pursuant thereto:

Name	Office	Signature

IN WITNESS WHEREOF, the undersigned has hereunto set his/her name and affixed the corporate seal of [CREDIT PARTY].

Name:
Title:

Date:                     , 2004

I,                         ,                          of [CREDIT PARTY], hereby certify that                     , whose genuine signature appears above, is a duly elected, qualified and acting                      of [CREDIT PARTY].

Name:
Title:

Date:                     , 2004

Schedule 4.1-2

MORTGAGED PROPERTIES

Pr Tr	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
O	1010	1010	11/20/1971	Marion	5198 SE ABSHIER BLVD	BELLEVIEW, FL 34420
O	1013	1013	1/14/1972	Bradford	2158 N TEMPLE AVENUE	STARKE, FL 32091
O	1035	1035	7/16/1972	St. Johns	9900 SHANDS PIER RD	JACKSONVILLE, FL 32259
O	1040	1040	10/14/1972	St. Johns	120 VILANO ROAD	ST AUGUSTINE, FL 32095
O	1041	1041	12/2/1972	Levy	392 N. HATHAWAY AVE	BRONSON, FL 32612
O	1042	1042	12/16/1972	Sumter	8727 N US 301	WILDWOOD, FL 34785
O	1043	1043	12/9/1972	St. Johns	6929 A1A, S	ST AUGUSTINE, FL 32086
O	1066	1066	1/31/1974	Seminole	1920 FRENCH AVENUE	SANFORD, FL 32771
O	1069	1069	3/8/1974	St. Johns	4760 US 1, N, SUITE	ST AUGUSTINE, FL 32095
O	1084	1084	7/26/1974	Duval	11985 BEACH BLVD	JACKSONVILLE, FL 32246
O	1095	1095	7/25/1975	Duval	2810 SR A1A	ATLANTIC BEACH, FL 32233
O	1101	1101	8/27/1976	St. Johns	511 ANASTASIA BLVD	ST AUGUSTINE, FL 32084
O	1102	1102	9/24/1976	Duval	5708 NW 34TH ST	GAINESVILLE, FL 32653
O	1106	1106	11/18/1976	Alachua	203 NE 39TH AVE	GAINESVILLE, FL 32609
O	1113	1113	11/3/1977	Seminole	1119 E 25TH ST	SANFORD, FL 32771
O	1119	1119	8/23/1977	Alachua	16130- 10 N.W. US HW	ALACHUA, FL 32615
O	1127	1127	8/3/1978	Duval	953 NEW BERLIN RD	JACKSONVILLE, FL 32218
O	1132	1132	2/15/1979	Duval	9750 OLD ST AUG. RD	JACKSONVILLE, FL 32257
O	1133	1133	3/21/1979	Duval	6655 OLD KINGS RD,N	JACKSONVILLE, FL 32219
O	1136	1136	9/12/1979	Duval	2950 EDGEWOOD AVE,N	JACKSONVILLE, FL 32254
O	1142	1142	7/24/1980	Alachua	3509 WILLISTON ROAD	GAINESVILLE, FL 32608
O	1158	1158	9/17/1981	Duval	1005 EDGEWOOD AVE, S	JACKSONVILLE, FL 32205
O	1172	1172	1/6/1983	Clay	2468 BLANDING BLVD	MIDDLEBURG, FL 32068
O	1195	1195	8/9/1984	Duval	4525 SUNBEAM RD	JACKSONVILLE, FL 32257
O	1202	1202	3/14/1985	Alachua	14411 N.W. US HIGHWA	ALACHUA, FL 32615
O	1205	1205	6/13/1985	Osceola	101 BUENAVENTURA BLV	KISSIMMEE, FL 34743
O	1208	1208	6/20/1985	Duval	5408 MAIN STREET	JACKSONVILLE, FL 32208
O	1220	1220	12/4/1986	Alachua	7404 NE WALDO RD	GAINESVILLE, FL 32609
O	1223	1223	3/12/1987	Alachua	5200 NE WALDO RD	GAINESVILLE, FL 32609
O	1226	1226	2/19/1987	Seminole	7499 SR 427	SANFORD, FL 32773
O	1227	1227	5/3/1987	Orange	18359 E COLONIAL DR	ORLANDO, FL 32820
O	1228	1228	5/3/1987	Clay	3075 HWY 17 GREEN COV	E SPRINGS, FL 32043
O	1229	1229	5/28/1987	Flagler	4850 E HIGHWAY 100	FLAGLER BEACH, FL 32136
O	1231	1231	8/6/1987	Duval	3605 ST JOHN’S BLUFF	JACKSONVILLE, FL 32224
O	1233	1233	2/3/1988	Flagler	500 E MOODY STREET	BUNNELL, FL 32110
O	1236	1236	2/18/1988	Osceola	4301 13TH STREET	ST CLOUD, FL 34769
O	1237	1237	3/11/1988	Marion	3232 W SILVER SPGS B	OCALA, FL 34475
O	1238	1238	4/21/1988	Marion	14780 NE HWY 315	FT MCCOY, FL 32134
O	1239	1239	4/14/1988	Osceola	1700 N THACKER AVENU	KISSIMMEE, FL 32741
O	1240	1240	4/22/1988	Orange	2438 SHADER ROAD	ORLANDO, FL 32804
O	1241	1241	6/15/1988	Orange	6201 EDGEWATER DR	ORLANDO, FL 32810

49

Pr Tr	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
O	1242	1242	8/25/1988	Marion	17980 N US HWY 441	ORANGE LAKE, FL 32681
O	1244	1244	7/16/1988	Seminole	2095 COUNTY RD 427 N	LONGWOOD, FL 32750
O	1245	1245	8/18/1988	Duval	202 EDGEWOOD AVE, S	JACKSONVILLE, FL 32254
O	1248	1248	7/31/1988	St. Johns	800 S PONCE DELEON B	ST AUGUSTINE, FL 32084
O	1250	1250	1/12/1989	Duval	5711 BOWDEN ROAD, #1	JACKSONVILLE, FL 32216
O	1251	1251	11/16/1988	Marion	7676 N US HWY 441	OCALA, FL 34475
O	1253	1253	12/28/1988	Duval	5001 HECKSCHER DR	JACKSONVILLE, FL 32226
O	1256	1256	4/5/1989	Volusia	1712 DOYLE ROAD	DELTONA, FL 32738
O	1259	1259	4/20/1989	Marion	12995 N US HWY 441	CITRA, FL 34475
O	1261	1261	6/30/1989	Orange	2986 SILVER STAR RD	ORLANDO, FL 32808
O	1262	1262	10/12/1989	Nassau	551726 US HWY 1	HILLIARD, FL 32046
O	1263	1263	9/15/1989	Volusia	1380 HOWLAND BLVD	DELTONA, FL 32738
O	1265	1265	1/18/1990	Flagler	1201 PALM HARBOR PKW	PALM COAST, FL 32137
O	1266	1266	2/15/1990	Osceola	1297 SIMPSON RD	KISSIMMEE, FL 34744
O	1267	1267	4/12/1990	Flagler	#3 KINGSWOOD DR	PALM COAST, FL 32137
O	1271	1271	5/24/1991	Volusia	1520 N US 1	ORMOND BEACH, FL 32174
O	1272	1272	6/27/1991	Volusia	100 US 17-92	DEBARY, FL 32713
O	1273	1273	8/15/1991	Volusia	2798 ELKCAM BLVD	DELTONA, FL 32738
O	1276	1276	1/16/1992	Orange	808 CHICKASAW TRAIL,	ORLANDO, FL 32825
O	1277	1277	4/16/1992	Seminole	690 W AIRPORT BLVD	SANFORD, FL 32773
O	1278	1278	12/10/1992	Flagler	5484 N OCEANSHORE BL	PALM COAST, FL 32137
O	1279	1279	3/30/1995	St. Johns	2919 COASTAL HWY	ST AUGUSTINE, FL 32095
O	1285	1285	12/22/1994	Clay	2816 HENLEY ROAD	GREEN COVE SPRINGS, FL 2043
O	1286	1286	5/11/1995	Citrus	7985 NORTH CITRUS AV	CRYSTAL RIVER, FL 34428
O	1290	1290	8/21/1997	Flagler	890 PALM COAST PKWY	PALM COAST, FL 32137
O	1291	1291	10/17/1996	Brevard	7290 GEORGE T.EDWARD	MELBOURNE, FL 32940
O	1305		5/2/1998	Alachua	2300 E UNIVERSITY AV	GAINESVILLE, FL 32609
O	1309		5/2/1998	Gilchrist	705 N MAIN ST	TRENTON, FL 32693
O	1313		4/29/1998	Alachua	4221 NW 16TH BLVD	GAINESVILLE, FL 32605
O	1322		9/1/1998	Baker	340 E MACCLENNY AVE	MACCLENNY, FL 32063
O	1323		9/1/1998	Clay	205 S. LAWRENCE BLVD	KEYSTONE HEIGHTS, FL 32656
O	2046		1/28/1999	Volusia	1101 DERBYSHIRE	HOLLY HILL, FL 32117
O	2049		1/28/1999	Seminole	4140 E SR46	SANFORD, FL 32771
O	2050		1/28/1999	Volusia	1591 DUNLAWTON AVE	PORT ORANGE, FL 32119
O	2053		1/28/1999	Putnam	1171 HIGHWAY 17S	SATSUMA, FL 32189
O	2072		1/28/1999	Volusia	239 N. CENTER STREET	PIERSON, FL 32180
O	2074		1/28/1999	Volusia	2123 INTERNATIONAL S	DELAND, FL 32724
O	2102		1/28/1999	Volusia	2185 W. STATE ROAD 4	DELAND, FL 32720
O	2103		1/28/1999	Orange	10 E. SILVER STAR RO	OCOEE, FL 34761
O	2104		1/28/1999	Volusia	1058 N. US 1	ORMOND BEACH, FL 32174
O	2105		1/28/1999	Marion	13873 S.E. HIGHWAY 4	WEIRSDALE, FL 32195
O	2106		1/28/1999	Orange	8299 SILVER STAR ROA	ORLANDO, FL 32818
O	2107		1/28/1999	Putnam	551 S. SUMMIT STREET	CRESCENT CITY, FL 32112
O	2108		1/28/1999	Lake	1525 US HWY 27	CLERMONT, FL 34711
O	2110		1/28/1999	Seminole	5690 WEST SR 46	SANFORD, FL 32771

50

Pr Tr	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
O	2111		1/28/1999	Brevard	6004 US HIGHWAY 1	SCOTTSMOOR, FL 32775
O	2114		1/28/1999	Lake	810 US HWY 27	MINNEOLA, FL 34755
O	2115		1/28/1999	Volusia	1099 W. INT’L SPEEDWA	DELAND, FL 32720
O	2116		1/28/1999	Orange	17503 W SR 50	OAKLAND, FL 34760
O	2117		1/28/1999	Putnam	241 S. HIGHWAY 17	EAST PALATKA, FL 32131
O	2118		1/28/1999	Lake	24425 SR 44	EUSTIS, FL 32736
O	2119		1/28/1999	Citrus	8486 N. CARL G. ROSE	HERNANDO, FL 34442
O	2120		1/28/1999	Marion	14870 S US HIGHWAY 4	SUMMERFIELD, FL 34491
O	2122		4/22/1999	Marion	3550 N US HIGHWAY 44	OCALA, FL 34475
O	2123		1/28/1999	Marion	6155 SW HIGHWAY 200	OCALA, FL 34476
O	2125		2/4/1999	Polk	45489 US HWY 27	DAVENPORT, FL 33837
O	2157		1/28/1999	Putnam	1140 CR 309	WELAKA, FL 32193
O	2184		1/28/1999	Volusia	1022 E. NEW YORK AVE	DELAND, FL 32724
O	2207		1/28/1999	Orange	12390 E. COLONIAL DR	ORLANDO, FL 32826
O	2209		1/28/1999	Polk	101 POLO PARK BLVD E	DAVENPORT, FL 33837
O	2234		1/28/1999	Volusia	1701 N. VOLUSIA AVE	ORANGE CITY, FL 32763
O	2235		1/28/1999	Putnam	624 S STATE ROAD 19	PALATKA, FL 32177
O	2236		1/28/1999	Brevard	2498 TURPENTINE RD	MIMS, FL 32754
O	2258		1/28/1999	Volusia	1717 S US 17	BARBERVILLE, FL 32105
O	2271		1/28/1999	Volusia	1695 N. US 17	SEVILLE, FL 32190
O	2291		1/28/1999	St. Johns	6750 US1 SOUTH	ST AUGUSTINE, FL 32086
O	2292		1/28/1999	Lake	7609 US 441	LEESBURG, FL 34748
O	2307		1/28/1999	Putnam	131 SR 207	EAST PALATKA, FL 32131
O	2314		1/28/1999	Marion	10143 SE SUNSET HARB	SUMMERFIELD, FL 34491
O	2321		1/28/1999	Marion	13002 NE JACKSONVILL	SPARR, FL 32192
O	2322		1/28/1999	Marion	15877 E HWY 40	SILVER SPRINGS, FL 34488
O	2326		1/28/1999	Marion	12475 NW GAINESVILLE	LOWELL, FL 32663
O	2328		1/28/1999	Marion	1940 SE 58TH AVENUE	OCALA, FL 34471
O	2329		1/28/1999	Putnam	902 SR 20	INTERLACHEN, FL 32148
O	2330		1/28/1999	Marion	6000 W SR 40	OCALA, FL 34482
O	2332		1/28/1999	Lake	10030 CR 44	LEESBURG, FL 34788
O	2334		1/28/1999	Orange	4914 ROCK SPRINGS RO	APOPKA, FL 32712
O	2403		1/28/1999	Lake	23932 SR46 (SORRENTO	SORRENTO, FL 32776
O	2404		1/28/1999	Orange	1252 S. APOPKA BLVD	APOPKA, FL 32703
O	2405		1/28/1999	Marion	225 NE 28TH AVE	OCALA, FL 34471
O	2406		1/28/1999	Seminole	4181 ORANGE BLVD	LAKE MONROE, FL 32747
O	2408		1/28/1999	Volusia	3930 SR 44	NEW SMYRNA BEACH, FL 32168
O	2416		1/28/1999	Alachua	6905 NE HWY 301	HAWTHORNE, FL 32640
O	2419		1/28/1999	Volusia	446 S LAKEVIEW DRIVE	LAKE HELEN, FL 32744
O	2426		1/28/1999	Putnam	519 N. SUMMIT STREET	CRESCENT CITY, FL 32112
O	2430		1/28/1999	Volusia	905 S SPRING GARDEN	DELAND, FL 32720
O	2483		1/28/1999	Seminole	905 SR 434	ALTAMONTE SPRINGS, FL 32714
O	2502		1/28/1999	Seminole	1000 LOCWOOD ROAD	OVIEDO, FL 32765
O	2503		1/28/1999	Lake	2101 SR 19	TAVARES, FL 32778
O	2504		1/28/1999	Orange	10001 LAKE UNDERHILL	ORLANDO, FL 32825

51

Pr Tr	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
O	2505		1/28/1999	Volusia	399 S US 17/92	DEBARY, FL 32713
O	2525		1/28/1999	Volusia	1805 S. RIDGEWOOD AV	EDGEWATER, FL 32132
O	2574		1/28/1999	Volusia	1520 SR 40	ORMOND BEACH, FL 32174
O	2575		1/28/1999	Lake	100 MILLER STREET	FRUITLAND PARK, FL 34731
O	2576		1/28/1999	St. Johns	1115 A1A BEACH BLVD	ST AUGUSTINE BEACH, FL 32084
O	2655		1/28/1999	Seminole	135 E. SR 46	GENEVA, FL 32732
O	2777		1/28/1999	Marion	1777 HIGHWAY 17S	POMONA PARK, FL 32181
O	2798		1/28/1999	Lake	2999 W. MAIN STREET	LEESBURG, FL 34748
O	2800		1/28/1999	Lake	8049 SR 48	YALAHA, FL 34797
O	2802		1/28/1999	Putnam	2803 SILVER LAKE DRI	PALATKA, FL 32177
O	2804		1/28/1999	Lake	391 N. CENTRAL AVENU	UMATILLA, FL 32784
O	2805		1/28/1999	Orange	400 FRANKLIN STREET	OCOEE, FL 34761
O	2806		1/28/1999	Volusia	320 N. SR 415	OSTEEN, FL 32764
O	2904		1/28/1999	Volusia	2095 E SR 44	DELAND, FL 32724
O	2908		1/28/1999	Marion	8664 SW 103RD STREET	OCALA, FL 34481
O	2910		1/28/1999	Volusia	601 BEVILLE ROAD	S. DAYTONA, FL 32119
O	6009		4/14/1983	Putnam	400 SR 26	MELROSE, FL 32666
O	6019		9/28/1983	Clay	2000 STATE ROAD 16W	GREEN COVE SPRINGS, FL 32043
O	6020		8/29/1971	Nassau	1015 ATLANTIC BLVD	FERNANDINA BEACH, FL 32034
O	6034		4/14/1973	Clay	102 SUZANNE AVE	ORANGE PARK, FL 32073
O	6038	38	4/23/1985	Duval	7992 NORMANDY BLVD	JACKSONVILLE, FL 32221
O	6039	39	8/11/1983	Duval	4024 SOUTHSIDE BLVD	JACKSONVILLE, FL 32216
O	6042	42	6/22/1973	Clay	2584 SR 220	DOCTORS INLET, FL 32030
O	6051	51	10/10/1985	Bradford	2652 S E STATE RD 21	MELROSE, FL 32666
O	6058	58	5/14/1975	Alachua	5420 W SR 235 (P.O.	LACROSSE, FL 32658
O	6059	59	7/3/1975	Alachua	1516 SE 4TH ST	GAINESVILLE, FL 32641
O	6070	70	6/24/1976	Marion	16991 EAST HIGHWAY 4	SILVER SPRINGS, FL 34488
O	6073	73	10/21/1976	Duval	8181 103RD ST	JACKSONVILLE, FL 32210
O	6079	79	7/14/1977	Lake	24421 SR 40/BOX 336	ASTOR, FL 32102
O	6081	81	7/22/1977	Volusia	4622 S CLYDE MORRIS	PORT ORANGE, FL 32119
O	6082	82	8/12/1977	Volusia	1379 BEVILLE RD	DAYTONA BEACH, FL 32119
O	6084	84	1/20/1978	St. Johns	1790 SR 13	JACKSONVILLE, FL 32259
O	6094	94	3/23/1978	Brevard	3164 MAIN ST, W	MIMS, FL 32754
O	6116	116	12/19/1978	Duval	13434 ST AUGUSTINE R	JACKSONVILLE, FL 32258
O	6118	118	8/4/1981	St. Johns	2800 US 1, S	ST AUGUSTINE, FL 32086
O	6120	120	9/13/1979	Pasco	15434 HWY 19, N	HUDSON, FL 34667
O	6128	128	4/10/1980	Brevard	6155 N COURTENAY	MERRITT ISLAND, FL 32953
O	6130	130	1/31/1980	Duval	8838 ATLANTIC BLVD	JACKSONVILLE, FL 32211
O	6131	131	3/6/1980	Brevard	4001 N WICKHAM RD	MELBOURNE, FL 32935
O	6145	145	1/13/1982	Brevard	7175 HWY 1 N	COCOA, FL 32927
O	6149	149	6/10/1982	Brevard	701 S PARK AVENUE	TITUSVILLE, FL 32780
O	6150	150	5/5/1982	Volusia	2460 OCEAN SHORE BLV	ORMOND BEACH, FL 32176
O	6152	152	5/19/1982	Duval	1092 S MCDUFF AVENUE	JACKSONVILLE, FL 32205
O	6155	155	11/18/1982	Orange	4252 S ORANGE BLOSSO	ORLANDO, FL 32839
O	6156	156	1/5/1983	Brevard	3990 LAKE DRIVE	COCOA, FL 32926

52

Pr Tr	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
O	6157	157	1/20/1983	Orange	808 S PARK AVENUE	APOPKA, FL 32703
O	6158	158	1/27/1983	Nassau	1403 LEWIS STREET	FERNANDINA BEACH, FL 32034
O	6159	159	1/13/1983	Duval	8804 LONE STAR RD	JACKSONVILLE, FL 32211
O	6160	160	3/9/1983	Duval	1310 S 3RD ST	JACKSONVILLE BEACH, FL 32250
O	6161	161	3/17/1983	Alachua	45 SW 250TH ST	NEWBERRY, FL 32669
O	6163	163	8/10/1983	Duval	1001 N LANE AVENUE	JACKSONVILLE, FL 32254
O	6165	165	5/4/1983	Orange	11205 S ORG BLOSSOM	ORLANDO, FL 32837
O	6166	166	7/21/1983	Brevard	1709 N HARBOR CITY B	MELBOURNE, FL 32935
O	6167	167	9/18/1983	Volusia	1150 OCEAN SHORE BLV	ORMOND BEACH, FL 32176
O	6168	168	10/13/1983	Volusia	2625 BEVILLE RD	DAYTONA BEACH, FL 32119
O	6169	169	1/4/1984	Duval	14376 BEACH BLVD	JACKSONVILLE, FL 32224
O	6175	175	5/12/1983	Baker	584 SIXTH ST	MACCLENNY, FL 32063
O	6183	183	11/10/1983	Citrus	743 HIGHWAY 41 SOUTH	INVERNESS, FL 34450
O	6195	195	11/29/1984	Pasco	6226 ROWAN RD	NEW PORT RICHEY, FL 34653
O	6210	210	3/7/1985	Brevard	1060 EMERSON DR NE	PALM BAY, FL 32907
O	6229	229	12/19/1985	Brevard	2595 EMERSON DRIVE	PALM BAY, FL 32909
O	6230	230	4/3/1985	Duval	9509 SAN JOSE BLVD	JACKSONVILLE, FL 32257
O	6236	236	8/7/1985	Duval	1209 MONUMENT RD	JACKSONVILLE, FL 32225
O	6249	249	5/1/1985	St. Johns	70 MASTERS DRIVE	ST AUGUSTINE, FL 32095
O	6262	262	7/17/1985	Nassau	3331 S FLETCHER AVE	FERNANDINA BEACH, FL 32034
O	6267	267	11/7/1985	Clay	338 COLLEGE DR	ORANGE PARK, FL 32065
O	6271	271	5/8/1986	Duval	4815 SAN PABLO RD	JACKSONVILLE, FL 32224
O	6272	272	1/22/1986	Putnam	543 SOUTH HWY 17	SAN MATEO, FL 32187
O	6273	273	2/13/1986	Duval	1839 8TH ST, E	JACKSONVILLE, FL 32206
O	6274	274	6/4/1986	Levy	4 HIGHWAY 19 SOUTH	INGLIS, FL 34449
O	6278	278	7/11/1986	St. Johns	8796 E CHURCH ST	HASTINGS, FL 32145
O	6279	279	3/13/1987	Citrus	6296 W GULF TO LAKE	CRYSTAL RIVER, FL 34429
O	6282	282	4/23/1987	Seminole	495 PEARL LAKE CAUSE	ALTAMONTE SPRINGS, FL 32714
O	6283	283	9/11/1986	Pasco	6618 EMBASSY BLVD	PORT RICHEY, FL 34668
O	6284	284	5/15/1986	Nassau	1484 NASSAUVILLE RD	FERNANDINA BEACH, FL 32034
O	6285	285	10/9/1986	Duval	2615 ST JOHNS BLUFF	JACKSONVILLE, FL 32246
O	6286	286	6/6/1986	Clay	4486 CR 218, W	MIDDLEBURG, FL 32068
O	6288	288	3/5/1987	Hernando	999 NORTH BROAD STRE	BROOKSVILLE, FL 34610
O	6289	289	5/13/1987	Putnam	744 S HWY 17	SATSUMA, FL 32189
O	6290	290	8/15/1986	Clay	3128 BLANDING BLVD	MIDDLEBURG, FL 32068
O	6293	293	11/21/1986	Duval	4129 SPORTMAN’S CLUB	JACKSONVILLE, FL 32219
O	6294	294	11/14/1986	Orange	1515 WURST RD	OCOEE, FL 34761
O	6295	295	1/16/1987	Clay	1091 BLANDING BLVD	ORANGE PARK, FL 32065
O	6296	296	1/28/1987	Duval	636 S MCDUFF AVE	JACKSONVILLE, FL 32205
O	6298	298	1/23/1987	Lake	451 W MYERS	MASCOTTE, FL 32753
O	6299	299	2/19/1987	Duval	8496 BLANDING BLVD	JACKSONVILLE, FL 32244
O	6504	504	10/23/1986	Volusia	807 INDIAN RIVER BLV	EDGEWATER, FL 32132
O	6510	510	6/10/1987	Clay	486 BLANDING BLVD	ORANGE PARK, FL 32073
O	6511	511	7/1/1987	Volusia	799 BILL FRANCE DRIV	DAYTONA BEACH, FL 32114
O	6512	512	9/25/1987	Hernando	13075 SPRINGHILL DRI	SPRING HILL, FL 34609

53

Pr Tr	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
O	6513	513	9/11/1987	Brevard	900 MALABAR ROAD, SW	PALM BAY, FL 32907
O	6516	516	3/10/1988	Pasco	13703 HWY 19	HUDSON, FL 34667
O	6517	517	9/18/1987	Duval	3051 MONUMENT RD	JACKSONVILLE, FL 32225
O	6518	518	2/18/1988	Duval	8735 N KINGS RD	JACKSONVILLE, FL 32219
O	6519	519	12/16/1987	Clay	804 BLANDING BLVD	ORANGE PARK, FL 32065
O	6524	524	1/19/1989	Marion	3873 SW COLLEGE RD	OCALA, FL 34474
O	6527	527	5/31/1989	Alachua	9404 NW 39TH AVENUE	GAINESVILLE, FL 32606
O	6528	528	11/9/1989	Brevard	748 PALM BAY RD, NE	PALM BAY, FL 32905
O	6532	532	2/22/1989	Orange	9988 S ORANGE AVE	ORLANDO, FL 32824
O	6534	534	3/1/1989	Duval	4856 PARK STREET	JACKSONVILLE, FL 32205
O	6535	535	9/30/1988	Alachua	2152 NW 39TH AVE	GAINESVILLE, FL 32605
O	6537	537	3/25/1991	Putnam	720 S STATE ROAD 19	PALATKA, FL 32177
O	6542	542	1/17/1991	Brevard	3088 HARBOR CITY BLV	MELBOURNE, FL 32935
O	6548	548	11/20/1991	Clay	695 KINGSLEY AVE	ORANGE PARK, FL 32073
O	6549	549	1/30/1992	Brevard	2200 S FISKE BOULEVA	ROCKLEDGE, FL 32955
O	3255		7/22/1999	Richmond	3477 WRIGHTSBORO RD	AUGUSTA, GA 30909
O	3265		7/22/1999	Columbia	440 SOUTH BELAIR RD	AUGUSTA, GA 30909
O	3313		11/11/1999	Habersham	3951 STATE HWY 365	ALTO, GA 30510
O	3507		10/16/2003	Walker	118 KAY CONLEY ROAD	ROCK SPRINGS, GA 30739
O	3509		10/16/2003	Walker	728 PARK CITY RD.	ROSSVILLE, GA 30741
O	3520		10/16/2003	Chattooga	11134 HWY. 27	SUMMERVILLE, GA 30747
O	3522		10/16/2003	Floyd	3129 MAPLE STREET	LINDALE, GA 30147
O	3525		10/16/2003	Whitfield	201 CARBONDALE RD. S	DALTON, GA 30720
O	3530		10/16/2003	Whitfield	1321 DUG GAP ROAD	DALTON, GA 30720
O	3534		10/16/2003	Walker	1111 NORTH MAIN ST.	LAFAYETTE, GA 30728
O	809		12/17/1987	VANDERBURG	1321 N. FULTON AVE.	EVANSVILLE, IN 47710
O	812		12/17/1987	VANDERBURG	325 S KENTUCKY AVE	EVANSVILLE, IN 47714
O	391		5/27/1982	CHRISTIAN	3249 LAFAYETTE RD	HOPKINSVILLE, KY 42240
O	394		6/17/1982	CHRISTIAN	932 NORTH MAIN ST	HOPKINSVILLE, KY 42240
O	419		12/15/1983	LOGAN	1034 N. MAIN STREET	RUSSELLVILLE, KY 42276
O	420		12/8/1983	LOGAN	407 HOPKINSVILLE RD	RUSSELLVILLE, KY 42276
O	427		7/26/1984	HOPKINS	HWY US 41A & 62	NORTONVILLE, KY 42442
O	702		7/14/1986	HENDERSON	2336 S GREEN ST	HENDERSON, KY 42420
O	706		5/2/1977	HENDERSON	300 WATSON LANE	HENDERSON, KY 42420
O	725		5/22/1981	MUHLENBERG	6059 US HWY 62 W	GRAHAM, KY 42344
O	843		12/14/1989	HENDERSON	2001 U.S. 60 EAST	HENDERSON, KY 42420
O	3451		12/21/2000		4320 DESIARD	MONROE, LA 71201
O	105		3/1/1981	LEE	809 CARTHAGE ST	SANFORD, NC 27330
O	112		1/6/1986	ALAMANCE	110 W HAGGARD ST	ELON COLLEGE, NC 27244
O	116		1/1/1974	HARNETT	1175 HWY 421	LILLINGTON, NC 27546
O	125		1/1/1974	WAKE	601 N MAIN ST	FUQUAY-VARINA, NC 27526
O	130		1/1/1974	ROWAN	264 EAST MAIN STREET	ROCKWELL, NC 28138
O	140		1/1/1974	WATAUGA	1218 STATE FARM RD.	BOONE, NC 28607
O	142		1/1/1974	CHATHAM	507 W THIRD ST	SILER CITY, NC 27344
O	147		7/2/1978	WATAUGA	1056 EAST KING ST.	BOONE, NC 28607

54

Pr Tr	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
O	150		7/1/1974	RANDOLPH	127 EAST SWANNANOA	LIBERTY, NC 27298
O	157		11/1/1978	IREDELL	250 MAIN ST	TROUTMAN, NC 28166
O	161		7/7/1975	ALAMANCE	1031 HWY 87 NORTH	ELON COLLEGE, NC 27244
O	163		7/1/1975	CATAWBA	1608 SECOND AVE NW	HICKORY, NC 28601
O	170		5/4/1984	GUILFORD	3101 PLEASANT GARDEN	GREENSBORO, NC 27406
O	172		8/29/1975	IREDELL	354 S MAIN ST	MOORESVILLE, NC 28115
O	182		8/24/1976	ROWAN	300 S SALISBURY ST	SPENCER, NC 28159
O	186		8/9/1976	LEE	3014 SOUTH HORNER BL	SANFORD, NC 27330
O	192		5/1/1985	FORSYTH	700 JONESTOWN RD	WINSTON-SALEM, NC 27103
O	215		7/1/1976	STOKES	101 E KING ST	KING, NC 27021
O	218		12/5/1985	LEE	1130 N HORNER BLVD	SANFORD, NC 27330
O	239		3/24/1978	CATAWBA	1200 E MAIN ST	MAIDEN, NC 28650
O	240		7/21/1977	CATAWBA	334 EAST 20TH ST	NEWTON, NC 28658
O	268		3/10/1980	CATAWBA	1901 SW US HWY 70	HICKORY, NC 28601
O	286		3/13/1981	CUMBERLAND	4832 RAMSEY STREET	FAYETTEVILLE, NC 28301
O	294		6/2/1980	CHATHAM	11399 US HWY 15-501	CHAPEL HILL, NC 27514
O	302		3/24/1981	CUMBERLAND	736 S REILLY RD	FAYETTEVILLE, NC 28304
O	305		1/22/1981	CUMBERLAND	1501 PAMALEE DR	FAYETTEVILLE, NC 28303
O	331		12/31/1971	LEE	1612 TRAMWAY ROAD	SANFORD, NC 27330
O	355		6/10/1971	LEE	429 EAST WEATHERSPOO	SANFORD, NC 27330
O	366		6/26/1982	LEE	812 SOUTH HORNER BLV	SANFORD, NC 27330
O	376		8/21/1981	CUMBERLAND	4000 SOUTH MAIN ST	HOPE MILLS, NC 28348
O	405		10/1/1981	LEE	3006 HAWKINS AVENUE	SANFORD, NC 27330
O	406		10/3/1981	HARNETT	1404 S MAIN ST	LILLINGTON, NC 27546
O	410		12/13/1982	WATAUGA	1996 BLOWING ROCK RD	BOONE, NC 28607
O	413		7/1/1983	CHATHAM	1010 N SECOND AVE E	SILER CITY, NC 27344
O	450		5/30/1985	NEW HANOVE	2400 N. COLLEGE RD	WILMINGTON, NC 28405
O	454		7/26/1985	GUILFORD	2522 RANDLEMAN RD	GREENSBORO, NC 27406
O	457		7/18/1985	WAKE	705 E. WILLIAMS STRE	APEX, NC 27502
O	462		9/27/1985	GUILFORD	101 PISGAH CHURCH	GREENSBORO, NC 27405
O	464		8/5/1985	NEW HANOVE	2375 S 17TH STREET	WILMINGTON, NC 28401
O	467		8/8/1985	BRUNSWICK	1130 NORTH HOWE STRE	SOUTHPORT, NC 28461
O	475		11/27/1985	MOORE	1600 US HWY 15 501	SOUTHERN PINES, NC 28387
O	481		2/27/1986	CUMBERLAND	3458 N. MAIN ST.	HOPE MILLS, NC 28348
O	484		8/25/1986	NEW HANOVE	5800 CASTLE HAYNE RD	CASTLE HAYNE, NC 28429
O	500		4/22/1987	CUMBERLAND	1300 HOPE MILLS RD	FAYETTEVILLE, NC 28304
O	247		5/25/1978	HORRY	348 DICK POND RD	MYRTLE BEACH, SC 29577
O	277		6/12/1980	BEAUFORT	71 MATTHEWS DR & HWY	HILTON HEAD ISLAND, SC 29928
O	288		10/30/1980	CHARLESTON	2572 ASHLEY RIVER RD	CHARLESTON, SC 29414
O	295		10/16/1980	BEAUFORT	1810 RIBALT RD	PORT ROYAL, SC 29902
O	298		10/30/1980	DORCHESTER	4010 ASHLEY PHOSPHAT	CHARLESTON, SC 29420
O	313		3/19/1981		5830 DORCHESTER RD	CHARLESTON, SC 29405
O	315		4/16/1981	KERSHAW	2507 MAIN STREET	ELGIN, SC 29045
O	317		12/17/1981	FLORENCE	2352 PAMLICO HWY	FLORENCE, SC 29501
O	321		4/8/1982	BERKELEY	1044 REDBANK RD	GOOSE CREEK, SC 29445

55

Pr Tr	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
O	323		1/7/1982	RICHLAND	317-B ROYAL TOWER RD	IRMO, SC 29063
O	326		10/22/1981	SUMTER	550 SOUTH PIKE EAST	SUMTER, SC 29150
O	327		7/2/1981	FLORENCE	3205 E PALMETTO ST	FLORENCE, SC 29501
O	330		8/13/1981	BERKELEY	215 RED BANK RD.	GOOSE CREEK, SC 29445
O	332		10/8/1981	LEXINGTON	3950 AUGUSTA RD	WEST COLUMBIA, SC 29169
O	334		7/16/1981	HORRY	1011 GLENN BAY RD	SURFSIDE BEACH, SC 29575
O	340		10/22/1981	GREENWOOD	1530 BYPASS NE	GREENWOOD, SC 29646
O	398		11/12/1981	SUMTER	503 BROAD & MILLER S	SUMTER, SC 29150
O	399		1/7/1982	LEXINGTON	1190 SUNSET BLVD	WEST COLUMBIA, SC 29169
O	422		4/13/1984	HORRY	511 HWY 17, 6TH AVE.	NORTH MYRTLE BEACH, SC 29582
O	430		9/20/1984	BEAUFORT	1610 FORDING ISLAND	BLUFFTON, SC 29926
O	442		2/21/1985	LEXINGTON	3504 CHARLESTON HWY	WEST COLUMBIA, SC 29169
O	445		2/7/1985	RICHLAND	806 BROAD RIVER RD	COLUMBIA, SC 29210
O	446		5/15/1985	BERKELEY	830 COLLEGE PARK ROA	LADSON, SC 29456
O	448		5/3/1985	BERKELEY	1677 NORTH MAIN	SUMMERVILLE, SC 29483
O	452		5/8/1985	LEXINGTON	3516 BUSH RIVER RD	COLUMBIA, SC 29210
O	453		4/27/1985	RICHLAND	3800 ROSEWOOD DRIVE	COLUMBIA, SC 29205
O	461		7/25/1985	HORRY	860 HWY 17 N.	LITTLE RIVER, SC 29566
O	470		1/15/1986	RICHLAND	4400 BETHEL CHURCH R	FOREST ACRES, SC 29206
O	476		12/18/1985	LEXINGTON	1259 CHAPIN RD	CHAPIN, SC 29036
O	482		5/8/1986	HORRY	13 E HWY 9 & 90	NORTH MYRTLE BEACH, SC 29572
O	489		11/18/1986	RICHLAND	7800 GARNERS FERRY R	COLUMBIA, SC 29209
O	490		10/3/1986	BEAUFORT	1000 RIBAULT & MORRA	PORT ROYAL, SC 29935
O	494		6/27/1987	CHARLESTON	3586 SAVANNAH HWY	JOHNS ISLAND, SC 29455
O	497		4/3/1987	RICHLAND	2235 DECKER BLVD	COLUMBIA, SC 29209
O	498		5/15/1987		5098 DORCHESTER RD	CHARLESTON, SC 29418
O	603		9/23/1977		1688 HWY 17 NORTH	MOUNT PLEASANT, SC 29464
O	773		9/15/1986	GREENVILLE	429 WADE HAMPTON BLV	GREENVILLE, SC 29604
O	788		10/16/1987	DORCHESTER	207 OLD TROLLEY RD	SUMMERVILLE, SC 29483
O	794		3/9/1989	DORCHESTER	1595 TROLLEY RD	SUMMERVILLE, SC 29483
O	820		6/25/1989	CHARLESTON	906 FOLLY ROAD	JAMES ISLAND, SC 29412
O	833		11/21/1989	KERSHAW	521 HWY 601 S	LUGOFF, SC 29078
O	839		3/1/1990		42 CENTER STREET	FOLLY BEACH, SC 29439
O	840		9/27/1990		1402 BEN SAWYER BLVD	MOUNT PLEASANT, SC 29464
O	3260		7/22/1999	LEXINGTON	1900 BUSH RIVER ROAD	COLUMBIA, SC 29210
O	3291		7/22/1999	SPARTANBUR	2204 CHESNEE HWY	SPARTANBURG, SC 29303
O	3295		7/22/1999	CHEROKEE	862 WINSLOW AVE	GAFFNEY, SC 29341
O	3406		6/29/2000	CHEROKEE	100 SHELBY HWY	GAFFNEY, SC 29340
O	402		4/6/1982	MONTGOMERY	560 DOVER RD	CLARKSVILLE, TN 37040
O	407		3/30/1982	MONTGOMERY	1874 MEMORIAL DR	CLARKSVILLE, TN 37040
O	443		5/23/1985	MONTGOMERY	648 LA FAYETTE RD	CLARKSVILLE, TN 37042
O	451		5/9/1985	MONTGOMERY	1801 MADISON STREET	CLARKSVILLE, TN 37040
O	458		10/3/1985	SUMNER	601 HARTSVILLE PIKE	GALLATIN, TN 37066
O	463		8/22/1985	MONTGOMERY	301 PROVIDENCE ROAD	CLARKSVILLE, TN 37042
O	472		4/10/1986	BEDFORD	330 MADISON ST	SHELBYVILLE, TN 37160

56

Pr Tr	Store #	Old Cobra #	Open Date	County	Street Address	City/State/Zip
O	473		12/5/1985	MONTGOMERY	1791 WILMA RUDOLPH B	CLARKSVILLE, TN 37040
O	474		3/20/1986	RUTHERFORD	302 W NORTHFIELD BLV	MURFREESBORO, TN 37129
O	477		5/1/1986	BEDFORD	702 S CANNON BLVD.	SHELBYVILLE, TN 37160
O	485		8/14/1986	BEDFORD	900 N MAIN STREET	SHELBYVILLE, TN 37160
O	3492		10/16/2003	HAMILTON	6801 SHALLOWFORD & H	CHATTANOOGA, TN 37421
O	3493		10/16/2003	HAMILTON	3200 REDDING ROAD	RED BANK, TN 37415
O	3572		10/16/2003	HAMILTON	4858 HWY. 58	CHATTANOOGA, TN 37416
O	3591		10/16/2003	MARION	1200 SOUTH CEDAR	SOUTH PITTSBURG, TN 37380
O	3600		10/16/2003	MCMINN	230 TENNESSEE AVE.	ETOWAH, TN 37331
O	3603		10/16/2003	BRADLEY	1700 HARRISON PIKE	CLEVELAND, TN 37311

Total Leased Stores 1014

Total Owned Stores 366

57

Schedule 4.1-3

FORM OF SOLVENCY CERTIFICATE

The undersigned Chief Financial Officer of THE PANTRY, INC., a Delaware corporation (the “Borrower”), is familiar with the properties, businesses, assets and liabilities of the Credit Parties (as defined in the Credit Agreement referred to below) and is duly authorized to execute this certificate on behalf of the Credit Parties.

Reference is made to that certain Amended and Restated Credit Agreement, dated as of March     , 2004, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”). All capitalized terms used and not defined herein have the meanings stated in the Credit Agreement.

1. The undersigned certifies that he has made such investigation and inquiries as to the financial condition of the Credit Parties as he deems necessary and prudent for the purpose of providing this Certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the making of Loans under the Credit Agreement.

2. The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

BASED ON THE FOREGOING, the undersigned certifies that, both before and after giving effect to the Loans and other Extensions of Credit:

A.	The Credit Parties, on a consolidated basis, are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

B.	The Credit Parties, on a consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature in their ordinary course.

C.	The Credit Parties, on a consolidated basis, are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which the assets of the Borrowers, on a consolidated basis, would constitute unreasonably small capital.

D.	The present fair saleable value of the consolidated assets of the Credit Parties, measured on a going concern basis, is not less than the amount that will be required to pay the liability on the debts of the Borrowers, on a consolidated basis, as they become absolute and matured.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this              day of March, 2004, in his/her capacity as the chief financial officer of the Borrower.

THE PANTRY, INC.

By:
Name:
Title:	Chief Financial Officer

Schedule 5.9

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”), dated as of                     ,             , is by and between                         , a                          (the “New Subsidiary”), and WACHOVIA BANK, NATIONAL ASSSOCIATION, in its capacity as Administrative Agent under that certain Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of March     , 2004, by and among The Pantry, Inc. (the “Borrower”), the Domestic Subsidiaries of the Borrower from time to time party thereto (individually a “Guarantor” and collectively, the “Guarantors”), the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”). All of the defined terms in the Credit Agreement are incorporated herein by reference.

The New Subsidiary is an Additional Credit Party, and, consequently, the Borrower is required by Section 5.9 of the Credit Agreement to cause the New Subsidiary to become a “Guarantor” thereunder.

Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Credit Documents. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Documents, including without limitation (i) all of the representations and warranties of the Borrowers set forth in Article III of the Credit Agreement and (ii) all of the affirmative and negative covenants set forth in Articles V and VI of the Credit Agreement. Without limiting the generality of the foregoing terms of this Paragraph 1, the New Subsidiary hereby, jointly and severally together with the other Guarantors, guarantees to each Lender, the Administrative Agent, the Swingline Lender and the Issuing Lender the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof and agrees that if any of such Credit Party Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the New Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

2. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an “Obligor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this Paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the New Subsidiary in and to the Collateral (as such term is defined in the Security Agreement) of the New Subsidiary.

3. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Pledge Agreement, and shall have all the obligations of a “Pledgor” thereunder as if it had executed the Pledge Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this Paragraph 3, the New Subsidiary hereby pledges and assigns to the Administrative Agent, for the benefit of the Lenders, and grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the New Subsidiary in and to Pledged Capital Stock (as such term is defined in the Pledge Agreement) and the other Pledged Collateral (as such term is defined in the Pledge Agreement).

4. The New Subsidiary acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Security Document and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement and the Security Documents are hereby amended (to the extent permitted under the Credit Agreement or Security Documents) to provide the information shown on the attached Schedule A.

5. The Borrower confirms that all of its obligations under the Credit Documents are, and upon the New Subsidiary becoming a Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the New Subsidiary becoming a Guarantor the term “Credit Party Obligations,” as used in the Credit Agreement, shall include all obligations of such New Subsidiary under the Credit Agreement and under each other Credit Document.

6. The New Subsidiary hereby agrees that upon becoming a Guarantor it will assume all Credit Party Obligations of a Guarantor as set forth in the Credit Agreement.

7. Each of the Credit Parties and the New Subsidiary agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

8. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

9. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York. The Borrower and the New Subsidiary agree that Sections 5-1401 and 5-1402 of the General Obligations law of the State of New York shall apply to this Agreement.

IN WITNESS WHEREOF, each of the Credit Parties and the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

THE PANTRY, INC.

By:
Name:
Title:

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

SCHEDULE A

to

Joinder Agreement

Schedules to Credit Agreement

Schedule 5.10

GOLDEN GALLON ASSETS HELD FOR SALE

City/State	Acreage	FMV
Adairsville, GA	0.76	200,000
Sale Creek, NB	1.00	100,000
Dalton, Ga	1.44	100,000
Murfreesboro, TN	1.17	540,000
McMinnville, TN	2.05	180,000
Hixson, TN	1.30	300,000
Chattanooga, TN	1.55	350,000
Decatur, TN	1.13	150,000
Athens, TN	3.22	225,000
Cleveland, TN	0.50	80,000
Charleston, TN	2.67	125,000
Cleveland, TN	1.20	50,000
Ringgold, GA	22.00	1,100,000
Cleveland, TN	1.58	650,000
Hixson, TN	15.00	10,000
Chattanooga, TN	1.41	200,000
Chattanooga, TN	Headquarters	650,000

58

Schedule 6.1

INDEBTEDNESS

Description	Issuer	Payee	Final Payment Date	Balance
				(in ‘000’s)
7.75% Senior Subordinated Notes	The Pantry, Inc.	Various	2/14	$250,000
10.25% Senior Subordinated Notes	The Pantry, Inc.	Various	10/07	$200,000
Note Payable re: Property Purchased	The Pantry, Inc.	Jack Roten	12/05	53
Note Payable re: Property Purchased	The Pantry, Inc.	Jack Wood	07/04	23
Vehicle Financing	The Pantry, Inc.	Ford Motor Credit	04/04	1

				$450,077

59

Schedule 6.2

LIENS

Debtor	Jurisdiction	Liens
The Pantry, Inc.	Delaware Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	9737497 11/4/1997 First Union National Bank BLANKET LIEN
* Continuation filed 07/03/02

		2.	File No.: File Date: Secured Party: Collateral:	9906644 2/10/1999 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Pty: Collateral:	21473507 5/20/2002 Voicestream Wireless Corp. BLANKET LIEN[1]

		4.	File No.: File Date: Secured Party: Collateral:	21914781 07/11/2002 NCR Corporation Specific Equipment

		5.	File No.: File Date: Secured Party: Collateral:	21975915 7/23/2002 Diamond Lease U.S.A., Inc. Specific Equipment

		6.	File No.: File Date: Secured Party: Collateral:	22525727 9/30/2002 GreatAmerica Leasing Corporation Specific Equipment

		7.	File No.: File Date: Secured Party: Collateral:	30296338 2/3/2003 GreatAmerica Leasing Corporation Specific Equipment

		8.	File No.: File Date: Secured Party: Collateral:	30331481 2/6/2003 Xerox Capital Services LLC Specific Equipment

[1]	To be subordinated to the security interest of the Lenders pursuant to a post-closing covenant.

60

Debtor	Jurisdiction	Liens
		9.	File No.: File Date: Secured Party: Collateral:	31002503 4/17/2003 Wachovia Bank, N.A. as Collateral Agent BLANKET LIEN

		10.	File No.: File Date: Secured Party: Collateral:	31202749 04/24/2003 Alliance Bank, N.A. Specific Equipment

		11.	File No.: File Date: Secured Party: Collateral:	31090110 4/28/2003 IBM Credit LLC Specific Equipment

		12.	File No.: File Date: Secured Party: Collateral:	31252769 5/15/2003 GreatAmerica Leasing Corporation Specific Equipment

		13.	File No.: File Date: Secured Party: Collateral:	31258683 5/16/2003 LEAF Funding, Inc. Specific Equipment

		14.	File No.: File Date: Secured Party: Collateral:	31860736 6/19/2003 LEAF Funding, Inc. Specific Equipment

		15.	File No.: File Date: Secured Party: Collateral:	32004177 7/14/2003 LEAF Financial Corporation Specific Equipment

		16.	File No.: File Date: Secured Party: Collateral:	32037821 7/17/2003 De Lage Landen Financial Services, Inc. Specific Equipment

		17.	File No.: File Date: Secured Party: Collateral:	32084831 7/25/2003 PAR Finance Corporation Specific Equipment / BLANKET LIEN

	Florida Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	980000152646 7/10/1998 First Union National Bank BLANKET LIEN

61

Debtor	Jurisdiction	Liens
		2.	File No.: File Date: Secured Party: Collateral:	990000031154 2/10/1999 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Party: Collateral:	200000272128 12/1/2000 Sierracities.com Inc. Specific Equipment[2]

	Georgia Central Filing Office	1.	File No.: File Date: Secured Pty: Collateral:	036-1999-001232 8/26/1999 First Union National Bank (Columbia County) BLANKET LIEN

		2.	File No.: File Date: Secured Pty: Collateral:	036-1999-001233 8/26/1999 First Union National Bank (Columbia County) BLANKET LIEN

		3.	File No.: File Date: Secured Pty: Collateral:	121-1999-003275 8/27/1999 First Union National Bank BLANKET LIEN

		4.	File No.: File Date: Secured Pty: Collateral:	121-1999-003404 8/31/1999 First Union National Bank BLANKET LIEN

		5.	File No.: File Date: Secured Pty: Collateral:	007-2000-005137 5/4/2000 First Union National Bank BLANKET LIEN

		6.	File No.: File Date: Secured Pty: Collateral:	068-2000-000792 5/4/2000 First Union National Bank (Habersham County) BLANKET LIEN

		7.	File No.: File Date: Secured Pty: Collateral:	029-2000-000684 5/4/2000 First Union National Bank BLANKET LIEN

2.	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

62

Debtor	Jurisdiction	Liens
		8.	File No.: File Date: Secured Pty: Collateral:	069-2000-002025 5/4/2000 First Union National Bank BLANKET LIEN

		9.	File No.: File Date: Secured Pty: Collateral:	076-2000-001381 5/4/2000 First Union National Bank (Houston County) BLANKET LIEN

		10.	File No.: File Date: Secured Pty: Collateral:	126-2000-000876 5/4/2000 First Union National Bank (Spalding County) BLANKET LIEN

		11.	File No.: File Date: Secured Pty: Collateral:	095-2000-000382 5/4/2000 First Union National Bank (Madison County) BLANKET LIEN

		12.	File No.: File Date: Secured Pty: Collateral:	075-2000-000538 5/4/2000 First Union National Bank (Jackson County) BLANKET LIEN

		13.	File No.: File Date: Secured Pty: Collateral:	075-2000-000836 5/4/2000 First Union National Bank (Henry County) BLANKET LIEN

		14.	File No.: File Date: Secured Pty: Collateral:	007-2000-005234 5/5/2000 Sierracities.com Specific Equipment[3]

		15.	File No.: File Date: Secured Pty: Collateral:	154-2000-000343 5/5/2000 First Union National Bank (White County) BLANKET LIEN

		16.	File No.: File Date: Secured Pty: Collateral:	042-2000-000278 5/5/2000 First Union National Bank (Dawson County) BLANKET LIEN

[3]	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

63

Debtor	Jurisdiction	Liens
		17.	File No.: File Date: Secured Pty: Collateral:	147-2000-000536 5/5/2000 First Union National Bank (Walton County) BLANKET LIEN

		18.	File No.: File Date: Secured Pty: Collateral:	067-2000-005010 5/5/2000 First Union National Bank (Gwinnett County) BLANKET LIEN

	Indiana Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	2238610 2/10/1999 First Union National Bank BLANKET LIEN

	Kentucky Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	1600198 2/10/1999 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	1604098 7/21/2000 Parrot Ice Financial, Inc. Specific Equipment
			* Assigned to Sierracities.com Inc. on 8/8/2000

	Louisiana Central Filing Office	1.	File No.: File Date: Secured Pty: Collateral:	33-145663 (Madison) 3/13/01 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty: Collateral:	34-101739 (Morehouse) 3/13/01 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Pty: Collateral:	37-101209 (Ouchita) 3/13/01 First Union National Bank BLANKET LIEN

		4.	File No.: File Date: Secured Pty: Collateral:	53-24395 (Tangipahoa) 3/14/01 First Union National Bank BLANKET LIEN

	Mississippi Secretary of State	1.	File No.: File Date: Secured Pty: Collateral:	01454747 8/9/00 First Union National Bank BLANKET LIEN

64

Debtor	Jurisdiction	Liens
	Forest Co., MS	1.	File No.: File Date: Secured Party: Collateral:	90171 8/9/2000 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	94104 3/29/2001 GE Capital Business Asset Funding Specific Equipment

	Hancock Co., MS	1.	File No.: File Date: Secured Party: Collateral:	312-2001 2/7/2001 First Union National Bank BLANKET LIEN

	Harrison Co., MS (1st District)	1.	File No.: File Date: Secured Party: Collateral:	005802 8/29/2000 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	001800 3/29/2001 GE Capital Business Asset Funding Specific Equipment

	Harrison Co., MS (2nd District)	1.	File No.: File Date: Secured Party: Collateral:	00-2571 8/11/2000 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	01-357 2/6/2001 First Union National Bank BLANKET LIEN

	Hinds Co., MS (2nd District)	1.	File No.: File Date: Secured Pty: Collateral:	034948 10/16/02 First Union National Bank BLANKET LIEN

	Jackson Co., MS	1.	File No.: File Date: Secured Party: Collateral:	002991 8/10/2000 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	011054 3/29/2001 GE Capital Business Asset Funding Specific Equipment

65

Debtor	Jurisdiction	Liens
	Jones Co., MS (2nd District)	1.	File No.: File Date: Secured Party: Collateral:	109,846 8/11/2000 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	111,787 3/29/2001 GE Capital Business Asset Funding Specific Equipment

	Lamar Co., MS	1.	File No.: File Date: Secured Party: Collateral:	9-37792 8/9/2000 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	9-39075 3/29/2001 GE Capital Business Asset Funding Specific Equipment

	Lauderdale Co., MS	1.	File No.: File Date: Secured Pty: Collateral:	6792-00 8/9/00 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty:	01959 3/29/01 First Sierra Financial, Inc.
				GE Capital Business Asset Funding (assignee)
			Collateral:	Specific Equipment[4]

	Marion Co., MS	1.	File No.: File Date: Secured Party: Collateral:	02186 8/9/2000 First Union National Bank BLANKET LIEN

	Pearl River Co., MS	1.	File No.: File Date: Secured Party: Collateral:	083015 8/14/2000 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	085010 3/29/2001 GE Capital Business Asset Funding Specific Equipment

[4]	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

66

Debtor	Jurisdiction	Liens
	Perry Co., MS	1.	File No.: File Date: Secured Party: Collateral:	00-08-0760 8/9/2000 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	01-03-1443 1/3/2001 GE Capital Business Asset Funding Specific Equipment

	Rankin Co., MS	1.	File No.: File Date: Secured Pty: Collateral:	00-000-3740 10/10/00 First Union National Bank BLANKET LIEN

	Scott Co., MS	1.	File No.: File Date: Secured Pty: Collateral:	081431 10/10/00 First Union National Bank BLANKET LIEN

	Stone Co., MS	1.	File No.: File Date: Secured Party: Collateral:	23565 8/10/2000 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	24041 4/4/2001 GE Capital Business Asset Funding Specific Equipment

	Warren Co., MS	1.	File No.: File Date: Secured Pty: Collateral:	18900 2/7/01 First Union National Bank BLANKET LIEN

	Washington Co., MS	1.	File No.: File Date: Secured Pty: Collateral:	20110808 2/7/01 First Union National Bank BLANKET LIEN

	Yazoo Co., MS	1.	File No.: File Date: Secured Party: Collateral:	62580 2/7/2001 First Union National Bank BLANKET LIEN

	North Carolina Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	19980044343 7/10/1998 First Union National Bank BLANKET LIEN
			* Partial Release filed 7/20/2000 #20000072563

67

Debtor	Jurisdiction	Liens
		2.	File No.: File Date: Secured Party: Collateral:	19980044344 7/10/1998 First Union National Bank BLANKET LIEN
* Partial Release filed 7/20/2000 #20000072564

		3.	File No.: File Date: Secured Party: Collateral:	19980044345 7/10/1998 First Union National Bank BLANKET LIEN
* Partial Release filed 7/20/2000 #20000072565

		4.	File No.: File Date: Secured Party: Collateral:	19980046730 7/17/1998 Superior Coffee and Foods Company Specific Equipment

		5.	File No.: File Date: Secured Party: Collateral:	19980046731 7/17/1998 Superior Coffee and Foods Company Specific Equipment

		6.	File No.: File Date: Secured Party: Collateral:	19980087092 11/18/1998 Brunswick Electric Membership Corp. Specific Equipment

		7.	File No.: File Date: Secured Party: Collateral:	19990012923 2/9/1999 First Union National Bank BLANKET LIEN
* Partial Release filed 7/20/2000 #20000072566

		8.	File No.: File Date: Secured Party: Collateral:	19990026151 3/18/1999 First Union National Bank BLANKET LIEN
* Partial Release filed 7/20/2000 #20000072567

		9.	File No.: File Date: Secured Party: Collateral:	20000004017 1/11/2000 Norwest Financial Leasing Specific Equipment

		10.	File No.: File Date: Secured Party: Collateral:	20000030567 3/24/2000 Pitney Bowes Credit Corporation Specific Equipment

68

Debtor	Jurisdiction	Liens
		11.	File No.: File Date: Secured Party: Collateral:	20000074485 7/25/2000 IBM Credit Corporation Specific Equipment

		12.	File No.: File Date: Secured Party: Collateral:	20000074883 7/26/2000 SierraCities.com Inc. Specific Equipment
* Assignment to General Electric Capital Business Asset Funding Corporation #20000079546 8/8/2000

		13.	File No.: File Date: Secured Party: Collateral:	20010013452 2/7/2001 IBM Credit Corporation Specific Equipment

		14.	File No.: File Date: Secured Party: Collateral:	20010027858 3/20/2001 First Sierra Financial Inc. Specific Equipment[5]

		15.	File No.: File Date: Secured Party: Collateral:	20010503617H 7/24/2001 SierraCities.com Inc. Specific Equipment[6]

		16.	File No.: File Date: Secured Party: Collateral:	20010521507J 9/11/2001 SierraCities.com Inc. Specific Equipment[7]

		17.	File No.: File Date: Secured Party: Collateral:	20010546419L 11/14/2001 First Sierra Financial, Inc. Specific Equipment[8]

[5]	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

[6]	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

[7]	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

[8]	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

69

Debtor	Jurisdiction	Liens
		18.	File No.: File Date: Secured Party: Collateral:	20010546422C 11/14/2001 First Sierra Financial, Inc. Specific Equipment[9]

		19.	File No.: File Date: Secured Party: Collateral:	20010546423E 11/14/2001 First Sierra Financial, Inc. Specific Equipment[10]

		20.	File No.: File Date: Secured Party: Collateral:	20010546450A 11/14/2001 First Sierra Financial, Inc. Specific Equipment[11]

		21.	File No.: File Date: Secured Party: Collateral:	20010546451B 11/14/2001 First Sierra Financial, Inc. Specific Equipment[12]

		22.	File No.: File Date: Secured Party: Collateral:	20010546456H 11/14/2001 First Sierra Financial, Inc. Specific Equipment[13]

		23.	File No.: File Date: Secured Party: Collateral:	20010546457J 11/14/2001 First Sierra Financial, Inc. Specific Equipment[14]

		24.	File No.: File Date: Secured Party: Collateral:	20010546458K 11/14/2001 First Sierra Financial, Inc. Specific Equipment[15]

[9]	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

[10]	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

[11]	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

[12]	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

[13]	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

[14]	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

70

Debtor	Jurisdiction	Liens
		25.	File No.: File Date: Secured Party: Collateral:	20010546459L 11/14/2001 First Sierra Financial, Inc. Specific Equipment[16]

		26.	File No.: File Date: Secured Party: Collateral:	20010546461B 11/14/2001 First Sierra Financial, Inc. Specific Equipment[17]

		27.	File No.: File Date: Secured Party: Collateral:	20010546463E 11/14/2001 First Sierra Financial, Inc. Specific Equipment[18]

		28.	File No.: File Date: Secured Party: Collateral:	20030040283C 4/22/2003 PAR Technology, Inc. Specific Equipment

		29.	File No.: File Date: Secured Party: Collateral:	20030040286G 4/22/2003 PAR Technology, Inc Specific Equipment

		30.	File No.: File Date: Secured Party: Collateral:	20040014292F 2/12/2009 American Express Business Finance Specific Equipment

		31.	File No.: File Date: Secured Party: Collateral:	20040018072F 2/12/2009 American Express Business Finance Specific Equipment

	Alamance Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-0259 2/9/99 First Union National Bank BLANKET LIEN

[15]	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

[16]	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

[17]	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

[18]	Collateral description to be amended to the extent necessary to clarify that the applicable security interest is limited to specific leased equipment.

71

Debtor	Jurisdiction	Liens
		2.	File No.: File Date: Secured Pty: Collateral:	99-0484 3/18/99 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Pty:	01548 7/26/00 Parrot Ice Financial, Inc. SierraCities.com Inc. (as Assignee)
			Collateral:	Specific Equipment
			Assignment to General Electric Capital Business Asset Funding Corporation filed 8/7/00

	Alleghany Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-38 2/9/99 First Union National Bank BLANKET LIEN

	Avery Co., NC	1.	File No.: File Date: Secured Pty Collateral:	99-32 2/9/99 First Union National Bank BLANKET LIEN

	Bladen Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-183 3/18/99 First Union National Bank BLANKET LIEN

	Brunswick Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-192 2/9/99 First Union National Bank BLANKET LIEN

	Burke Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-186 2/9/99 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty:	00-892 7/26/00 Parrot Ice Financial, Inc. SierraCities.com Inc. (as Assignee)
			Collateral:	Specific Equipment
			Assignment to General Electric Capital Business Asset Funding Corporation filed 8/8/00

	Carteret Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-157 2/9/1999 First Union National Bank BLANKET LIEN

72

Debtor	Jurisdiction	Liens
		2.	File No.: File Date: Secured Party: Collateral:	99-292 3/18/1999 First Union National Bank BLANKET LIEN

	Catawba Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	990390 2/10/99 First Union National Bank BLANKET LIEN

	Chatham Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	9900132 2/9/99 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty: Collateral:	9900252 3/18/99 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Pty:	0000822 7/26/00 Parrot Ice Financial, Inc. SierraCities.com Inc. (as Assignee)
			Collateral:	Specific Equipment
			Assignment to General Electric Capital Business Asset Funding Corporation filed 8/7/00

	Chowan Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-144 3/18/99 First Union National Bank BLANKET LIEN

	Cleveland Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-158 2/9/99 First Union National Bank BLANKET LIEN

	Columbus Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-175 2/9/99 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty: Collateral:	99-332 3/18/99 First Union National Bank BLANKET LIEN

73

Debtor	Jurisdiction	Liens
		3.	File No.: File Date: Secured Pty:	00-891 7/26/00 Parrot Ice Financial, Inc. SierraCities.com Inc. (as Assignee)
			Collateral:	Specific Equipment
Assignment to General Electric Capital Business Asset Funding Corporation filed 8/7/00

	Craven Co., NC	1.	File No.: File Date: Secured Party: Collateral:	990197 2/12/1999 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	990429 3/18/1999 First Union National Bank BLANKET LIEN

	Cumberland Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-727 2/9/1999 First Union National Bank BLANKET LIEN

		2	File No.: File Date: Secured Party: Collateral:	99-1454 3/18/1999 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Party:	00-3565 7/26/2000 Parrot Ice Financial, Inc.
			Collateral:	Specific Equipment
* Total Assignment to SierraCities.com Inc. #003810 8/4/2000

	Davidson Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-415 2/10/99 First Union National Bank BLANKET LIEN

	Duplin Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-0532 3/18/1999 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party:	2000-1419 7/26/2000 General Electric Capital Business Asset Funding Corporation
			Collateral:	Specific Equipment

74

Debtor	Jurisdiction	Liens
	Durham Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-298 2/9/99 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty: Collateral:	99-600 3/18/99 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Pty:	200001507 7/26/00 Parrot Ice Financial, Inc.
SierraCities.com Inc. (as Assignee)
			Collateral:	Specific Equipment
Assignment to General Electric Capital Business Asset Funding Corporation filed 8/8/00

	Edge Combe Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-0559 3/18/1999 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party:	2000-1699 7/26/2000 General Electric Capital Business Asset Funding
Corporation
			Collateral:	Specific Equipment

	Forsyth Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	229860 2/9/99 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty: Collateral:	230313 3/18/99 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Pty:	236243 7/26/00 Parrot Ice Financial, Inc.
SierraCities.com Inc. (as Assignee)
			Collateral:	Specific Equipment
Assignment to General Electric Capital Business Asset Funding Corporation filed 8/8/00

	Gaston Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-254 2/12/99 First Union National Bank BLANKET LIEN

75

Debtor	Jurisdiction	Liens
	Guilford Co., NC	1.	File No.: File Date: Secured Party: Collateral:	483462 2/9/1999 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	484532 3/18/1999 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Party: Collateral:	499264 8/18/2000 General Electric Capital Business Asset Funding Specific Equipment

	Harnett Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	990328 2/10/99 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty:	2000-1448 2/26/00 Parrot Ice Financial, Inc. SierraCities.com Inc. (as Assignee)
			Collateral:	Specific Equipment
			Assignment to General Electric Capital Business Asset Funding Corporation filed 8/7/00

	Hertford Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-239 3/18/99 First Union National Bank BLANKET LIEN

	Hoke Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-52 2/9/1999 First Union National Bank BLANKET LIEN

	Iredell Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-264 2/9/99 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty: Collateral:	99-515 3/18/99 First Union National Bank BLANKET LIEN

76

Debtor	Jurisdiction	Liens
		3.	File No.: File Date: Secured Pty:	00-1421 7/26/00 Parrot Ice Financial, Inc. SierraCities.com Inc. (as Assignee)
			Collateral:	Specific Equipment
Assignment to General Electric Capital Business Asset Funding Corporation filed 8/7/00

	Johnston Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-0373 2/9/99 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty: Collateral:	99-745 3/18/99 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Pty:	2000-2524 7/26/00 Parrot Ice Financial, Inc. SierraCities.com Inc. (as Assignee)
			Collateral:	Specific Equipment
Assignment to General Electric Capital Business Asset Funding Corporation filed 8/7/00

	Lee Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-209 2/9/99 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty: Collateral:	99-433 3/18/99 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Pty:	00-1181 7/26/00 Parrot Ice Financial, Inc. SierraCities.com Inc. (as Assignee)
			Collateral:	Specific Equipment
Assignment to General Electric Capital Business Asset Funding Corporation filed 8/7/00

	Lenoir Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-0291 2/9/1999 First Union National Bank BLANKET LIEN

77

Debtor	Jurisdiction	Liens
		2.	File No.: File Date: Secured Party: Collateral:	99-0524 3/18/1999 First Union National Bank BLANKET LIEN

	Mecklenburg Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	1215 2/10/99 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty: Collateral:	200006623 7/26/00 Parrot Ice Financial, Inc. SierraCities.com Inc. (as Assignee) Specific Equipment
			Assignment to General Electric Capital Business Asset Funding Corporation filed 9/16/00

	Moore Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-245 2/9/99 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty: Collateral:	99-498 3/18/99 First Union National Bank BLANKET LIEN

	Nash Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-691 3/18/1999 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	001848 7/27/2000 General Electric Capital Business Asset Funding Corporation Specific Equipment

	New Hanover Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	00B-0992 7/26/00 Parrot Ice Financial, Inc. SierraCities.com Inc. (as Assignee) Specific Equipment
			Assignment to General Electric Capital Business Asset Funding Corporation filed 8/8/00

	Onslow Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-000429 2/8/1999 First Union National Bank BLANKET LIEN

78

Debtor	Jurisdiction	Liens
		2.	File No.: File Date: Secured Party: Collateral:	2000-1768 7/27/2000 General Electric Capital Business Asset Funding Corporation Specific Equipment

	Orange Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-181 2/9/99 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty: Collateral:	99-370 3/18/99 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Pty: Collateral:	2000-933 7/26/00 Parrot Ice Financial, Inc. SierraCities.com Inc. (as Assignee) Specific Equipment
			Assignment to General Electric Capital Business Asset Funding Corporation filed 8/7/00

	Pasqutank Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	38471 3/18/99 First Union National Bank BLANKET LIEN

	Pitt Co., NC	1.	File No.: File Date: Secured Party: Collateral:	990378 2/9/1999 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	0000-3036 8/21/2000 General Electric Business Asset Funding Corporation Specific Equipment

	Randolph Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-1863 3/18/99 First Union National Bank BLANKET LIEN

	Richmond Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-82 2/9/99 First Union National Bank BLANKET LIEN

79

Debtor	Jurisdiction	Liens
		2.	File No.: File Date: Secured Pty: Collateral:	200906 7/26/00 Parrot Ice Financial, Inc. SierraCities.com Inc. (as Assignee) Specific Equipment Assignment to General Electric Capital Business Asset Funding Corporation filed 8/7/00

	Robeson Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-761 3/18/99 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty: Collateral:	00-2238 8/8/00 Parrot Ice Financial, Inc. SierraCities.com Inc. (as Assignee) Specific Equipment
			Assignment to General Electric Capital Business Asset Funding Corporation filed 10/17/00

	Rockingham Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-197 2/9/1999 First Union National Bank BLANKET LIEN

	Rowan Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	990146 2/9/99 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty: Collateral:	990284 3/18/99 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Pty: Collateral:	2000-1420 7/26/00 Parrot Ice Financial, Inc. SierraCities.com Inc. (as Assignee) Specific Equipment
			Assignment to General Electric Capital Business Asset Funding Corporation filed 8/7/00

	Sampson Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-401 3/18/1999 First Union National Bank BLANKET LIEN

80

Debtor	Jurisdiction	Liens
	Stokes Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-87 2/9/1999 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	99-0194 3/18/1999 First Union National Bank BLANKET LIEN

	Union Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	9900706 3/19/99 First Union National Bank BLANKET LIEN

	Wake Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99000982 2/9/99 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty: Collateral:	99002090 3/18/99 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Pty: Collateral:	00005296 7/26/00 Parrot Ice Financial, Inc. SierraCities.com Inc. (as Assignee) Specific Equipment
			Assignment to General Electric Capital Business Asset Funding Corporation filed 8/7/00

	Watauga Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-80 2/9/99 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Pty: Collateral:	00-478 7/26/00 Parrot Ice Financial, Inc. SierraCities.com Inc. (as Assignee) Specific Equipment
			Assignment to General Electric Capital Business Asset Funding Corporation filed 8/7/00

	Wayne Co., NC	1.	File No.: File Date: Secured Party: Collateral:	1999-0379 2/9/1999 First Union National Bank BLANKET LIEN

81

Debtor	Jurisdiction	Liens
		2.	File No.: File Date: Secured Party: Collateral:	2000-1974 7/26/2000 General Electric Capital Business Asset Funding Specific Equipment

	Wilkes Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-309 3/18/99 First Union National Bank BLANKET LIEN

	Wilson Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-0189 2/9/1999 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	99-0355 3/18/1999 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Party:	000-0840 7/26/2000 General Electric Capital Business Asset Funding Corporation
			Collateral:	Specific Equipment

	South Carolina Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	145056A 7/10/1998 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	132334A 2/10/1999 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Party: Collateral:	125212A 8/26/1999 First Union National Bank BLANKET LIEN

		4.	File No.: File Date: Secured Party: Collateral:	125319A 8/26/1999 First Union National Bank BLANKET LIEN

		5.	File No.: File Date: Secured Party: Collateral:	114732A 7/21/2000 Parrot Ice Financial, Inc. Specific Equipment
* Assigned to SierraCities.com Inc. #000815-111445A 8/15/2000

82

Debtor	Jurisdiction	Liens
	Tennessee Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	972-078920 10/8/1997 Hardin’s-Sysco Food Services, Inc. Specific Equipment

		2.	File No.: File Date: Secured Party: Collateral:	992-008984 2/17/1999 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Party: Collateral:	100-000522 7/25/2000 SierraCities.com Inc. Specific Equipment
			* Assigned to General Electric Capital Business Asset Funding Corporation #200-031754 8/11/2000

	Virginia Secretary of Commonwealth	1.	File No.: File Date: Secured Party: Collateral:	9807107803 7/10/1998 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	9902097821 2/9/1999 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Party: Collateral:	9902107815 2/10/1999 First Union National Bank BLANKET LIEN

		4.	File No.: File Date: Secured Party: Collateral:	9903187871 3/18/1999 First Union National Bank BLANKET LIEN

	Nottowqay Co., VA	1.	File No.: File Date: Secured Party: Collateral:	99-060 3/19/1999 First Union National Bank BLANKET LIEN

	Pittsylvania Co., VA	1.	File No.: File Date: Secured Party: Collateral:	01 084 2/1/2001 First Union National Bank BLANKET LIEN

	Shenandoah Co., VA	1.	File No.: File Date: Secured Party: Collateral:	99-000058 3/18/1999 First Union National Bank BLANKET LIEN

83

Debtor	Jurisdiction	Liens
R & H Maxxon, Incorporated	South Carolina Secretary of State	1.	File No.: File Date: Secured Party:	020612-1113135 6/12/2002 First Union National Bank, as Administrative Agent
			Collateral:	BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	030421-1418417 4/21/2003 Wachovia Bank, N.A., as Collateral Agent BLANKET LIEN

		3.	File No.: File Date: Secured Party: Collateral:	030505-1147294 5/5/2003 Wachovia Bank, N.A., as Collateral Agent BLANKET LIEN

Kangaroo, Inc.	Georgia Central Filing Office	1.	File No.: File Date: Secured Party: Collateral:	007-2000-009587 8/15/2000 First Union National Bank BLANKET LIEN (Barrow County)

		2.	File No.: File Date: Secured Party: Collateral:	016-2000-001662 8/15/2000 First Union National Bank BLANKET LIEN (Bulloch County)

		3.	File No.: File Date: Secured Party: Collateral:	029-2000-001305 8/15/2000 First Union National Bank BLANKET LIEN (Clarke County)

		4.	File No.: File Date: Secured Party: Collateral:	042-2000-000465 8/15/2000 First Union National Bank BLANKET LIEN (Dawson County)

		5.	File No.: File Date: Secured Party: Collateral:	075-2000-001540 8/15/2000 First Union National Bank BLANKET LIEN (Henry County)

		6.	File No.: File Date: Secured Party: Collateral:	078-2000-000909 8/15/2000 First Union National Bank BLANKET LIEN (Jackson County)

		7.	File No.: File Date: Secured Party: Collateral:	126-2000-001627 8/15/2000 First Union National Bank BLANKET LIEN (Spalding County)

84

Debtor	Jurisdiction	Liens
		8.	File No.: File Date: Secured Party: Collateral:	154-2000-000622 8/15/2000 First Union National Bank BLANKET LIEN (White County)

		9.	File No.: File Date: Secured Party: Collateral:	147-2000-000931 8/15/2000 First Union National Bank BLANKET LIEN (Walton County)

		10.	File No.: File Date: Secured Party: Collateral:	095-2000-000741 8/15/2000 First Union National Bank BLANKET LIEN (Madison County)

		11.	File No.: File Date: Secured Party: Collateral:	076-2000-002570 8/15/2000 First Union National Bank BLANKET LIEN (Houston County)

		12.	File No.: File Date: Secured Party: Collateral:	069-2000-003667 8/15/2000 First Union National Bank BLANKET LIEN (Hall County)

		13.	File No.: File Date: Secured Party: Collateral:	068-2000-001590 8/15/2000 First Union National Bank BLANKET LIEN (Habersham County)

		14.	File No.: File Date: Secured Party: Collateral:	067-2000-009265 8/16/2000 First Union National Bank BLANKET LIEN (Gwinnett County)

		15.	File No.: File Date: Secured Party: Collateral:	060-2003-005188 4/22/03 Wachovia Bank, N.A. BLANKET LIEN

	North Carolina Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	20000081779 8/14/2000 First Union National Bank BLANKET LIEN

Smokers Express	Florida Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	990000031154 2/10/1999 First Union National Bank BLANKET LIEN

85

Debtor	Jurisdiction	Liens
	North Carolina Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	19990012923 2/9/1999 First Union National Bank BLANKET LIEN
			* Partial Release #20000072566 4/5/2000

	Chattam Co., NC	1.	File No.: File Date: Secured Party: Collateral:	9900132 2/9/1999 First Union National Bank BLANKET LIEN

	Columbus Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-175 2/9/1999 First Union National Bank BLANKET LIEN

	Cumberland Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-727 2/9/1999 First Union National Bank BLANKET LIEN

	Durham Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-298 2/9/1999 First Union National Bank BLANKET LIEN

	Guilford Co., NC	1.	File No.: File Date: Secured Party: Collateral:	483462 2/9/1999 First Union National Bank BLANKET LIEN

	Lee Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-209 2/9/1999 First Union National Bank BLANKET LIEN

	Moore Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-245 2/9/1999 First Union National Bank BLANKET LIEN

	Nash Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-691 3/18/1999 First Union National Bank BLANKET LIEN

	New Hanover Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99A475 2/9/1999 First Union National Bank BLANKET LIEN

86

Debtor	Jurisdiction	Liens
	Pitt Co., NC	1.	File No.: File Date: Secured Party: Collateral:	990378 2/10/1999 First Union National Bank BLANKET LIEN

	Wake Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99000982 2/9/1999 First Union National Bank BLANKET LIEN

	Wayne Co., NC	1.	File No.: File Date: Secured Party: Collateral:	1999-0379 2/9/1999 First Union National Bank BLANKET LIEN

	South Carolina Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	132334a 2/10/1999 First Union National Bank BLANKET LIEN

Quick Stop	North Carolina Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	19980044344 7/10/1998 First Union National Bank BLANKET LIEN
			* Partial Release #20000072564 7/20/2000

		2.	File No.: File Date: Secured Party: Collateral:	19990029947 3/26/1999 ORIX Credit Alliance Inc. Lease

	Brunswick Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-192 2/9/99 First Union National Bank BLANKET LIEN

	Cabbarus Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	990390 2/10/99 First Union National Bank BLANKET LIEN

	Catawba Co., NC	1.	File No.: File Date: Secured Party: Collateral:	990390 2/10/1999 First Union National Bank BLANKET LIEN

	Cumberland Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-727 2/9/99 First Union National Bank BLANKET LIEN

87

Debtor	Jurisdiction	Liens
	Harnett Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	990328 2/10/99 First Union National Bank BLANKET LIEN

	Hoke Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-52 2/9/1999 First Union National Bank BLANKET LIEN

	Iredell Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-264 2/9/99 First Union National Bank BLANKET LIEN

	Lee Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-209 2/9/99 First Union National Bank BLANKET LIEN

	Moore Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99-245 2/9/99 First Union National Bank BLANKET LIEN

	New Hanover Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	99A475 2/9/99 First Union National Bank BLANKET LIEN

	Union Co., NC	1.	File No.: File Date: Secured Pty: Collateral:	9900706 3/19/99 First Union National Bank BLANKET LIEN

	South Carolina Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	145056A 7/10/1998 First Union National Bank BLANKET LIEN

Zip Mart	North Carolina Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	19980044345 7/10/1998 First Union National Bank BLANKET LIEN
			* Partial Release #20000072565 7/20/2000

		2.	File No.: File Date: Secured Party: Collateral:	19990012923 2/9/1999 First Union National Bank BLANKET LIEN
			* Partial Release 20000072566 7/20/2000

88

Debtor	Jurisdiction	Liens
	Durham Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-298 2/9/1999 First Union National Bank BLANKET LIEN

	Johnston Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-0373 2/9/1999 First Union National Bank BLANKET LIEN

	Lenior Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-0291 2/9/1999 First Union National Bank BLANKET LIEN

	Nash Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-691 3/18/1999 First Union National Bank BLANKET LIEN

	Orange Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-181 2/9/1999 First Union National Bank BLANKET LIEN

	Pitt Co., NC	1.	File No.: File Date: Secured Party: Collateral:	990378 2/9/1999 First Union National Bank BLANKET LIEN

	Wake Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99000982 2/9/1999 First Union National Bank BLANKET LIEN

	Wayne Co., NC	1.	File No.: File Date: Secured Party: Collateral:	379 2/9/1999 First Union National Bank BLANKET LIEN

	Wilson Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-0189 2/9/1999 First Union National Bank BLANKET LIEN

	Virginia Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	9807107803 7/10/1998 First Union National Bank BLANKET LIEN

89

Debtor	Jurisdiction	Liens
		2.	File No.: File Date: Secured Party: Collateral:	9902097821 2/9/1999 First Union National Bank BLANKET LIEN

		3.	File No.: File Date: Secured Party: Collateral:	9902107815 2/10/1999 First Union National Bank BLANKET LIEN

	Greensville Co., VA	1.	File No.: File Date: Secured Party: Collateral:	990021818 2/10/1999 First Union National Bank BLANKET LIEN

		2.	File No.: File Date: Secured Party: Collateral:	990021854 3/18/1999 First Union National Bank BLANKET LIEN

	Halifax Co., VA	1.	File No.: File Date: Secured Party: Collateral:	48670 2/10/1999 First Union National Bank BLANKET LIEN

	Hanover Co., VA	1.	File No.: File Date: Secured Party: Collateral:	99-141 2/10/1999 First Union National Bank BLANKET LIEN

	Mecklenburg Co., VA	1.	File No.: File Date: Secured Party: Collateral:	99-55 2/9/1999 First Union National Bank BLANKET LIEN

	Stafford Co., VA	1.	File No.: File Date: Secured Party: Collateral:	990000167 2/9/1999 First Union National Bank BLANKET LIEN

Express Stop	North Carolina Secretary of State	1.	File Date: File No.: Secured Party: Collateral:	19990012923 2/9/1999 First Union National Bank BLANKET LIEN
			* Partial Release filed #20000072566 4/5/2000

	Brunswick Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-192 2/9/1999 First Union National Bank BLANKET LIEN

90

Debtor	Jurisdiction	Liens
	Columbus Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-175 2/9/1999 First Union National Bank BLANKET LIEN

	Cumberland Co., NC	1.	File No.: File Date: Secured Party: Collateral:	00-727 2/9/1999 First Union National Bank BLANKET LIEN

	South Carolina Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	132334A 2/10/1999 First Union National Bank BLANKET LIEN

Etna	North Carolina Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	19990026151 3/18/1999 First Union National Bank BLANKET LIEN
			* Partial Release #20000072567 7/20/2000

	Alamance Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-0484 3/18/1999 First Union National Bank BLANKET LIEN

	Beaufort Co., NC	1.	File No.: File Date: Secured Party: Collateral:	990249 3/18/1999 First Union National Bank BLANKET LIEN

	Bladen Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-183 3/18/1999 First Union National Bank BLANKET LIEN

	Carteret Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-292 3/18/1999 First Union National Bank BLANKET LIEN

	Chatham Co., NC	1.	File No.: File Date: Secured Party: Collateral:	9900252 3/18/1999 First Union National Bank BLANKET LIEN

	Columbus Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-332 3/18/1999 First Union National Bank BLANKET LIEN

91

Debtor	Jurisdiction	Liens
	Craven Co., NC	1.	File No.: File Date: Secured Party: Collateral:	990429 3/18/1999 First Union National Bank BLANKET LIEN

	Cumberland Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-1454 3/18/1999 First Union National Bank BLANKET LIEN

	Davidson Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-849 3/19/1999 First Union National Bank BLANKET LIEN

	Duplin Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-0532 3/18/1999 First Union National Bank BLANKET LIEN

	Durham Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-600 3/18/1999 First Union National Bank BLANKET LIEN

	Forsyth Co., NC	1.	File No.: File Date: Secured Party: Collateral:	230313 3/18/1999 First Union National Bank BLANKET LIEN

	Guilford Co., NC	1.	File No.: File Date: Secured Party: Collateral:	484532 3/18/1999 First Union National Bank BLANKET LIEN

	Hertford Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-239 3/18/1999 First Union National Bank BLANKET LIEN

	Iredell Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-515 3/18/1999 First Union National Bank BLANKET LIEN

	Johnston Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-745 3/18/1999 First Union National Bank BLANKET LIEN

92

Debtor	Jurisdiction	Liens
	Lenior Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-0524 3/18/1999 First Union National bank BLANKET LIEN

	Moore Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-498 3/18/1999 First Union National Bank BLANKET LIEN

	Nash Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-691 3/18/1999 First Union National Bank BLANKET LIEN

	Orange Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-370 3/18/1999 First Union National Bank BLANKET LIEN

	Pasquatank Co., NC	1.	File No.: File Date: Secured Party: Collateral:	38471 3/18/1999 First Union National Bank BLANKET LIEN

	Randolph Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-1863 3/18/1999 First Union National Bank BLANKET LIEN

	Rowan Co., NC	1.	File No.: File Date: Secured Party: Collateral:	990284 3/18/1999 First Union National Bank BLANKET LIEN

	Stokes Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-194 3/18/1999 First Union National Bank BLANKET LIEN

	Wake Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99002090 3/18/1999 First Union National Bank BLANKET LIEN

	Wilkes Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-309 3/18/1999 First Union National bank BLANKET LIEN

93

Debtor	Jurisdiction	Liens
	Wilson Co., NC	1.	File No.: File Date: Secured Party: Collateral:	99-0355 3/18/1999 First Union National Bank BLANKET LIEN

	Virginia Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	9903187871 3/18/1999 First Union National Bank BLANKET LIEN

	Nottoway Co., VA	1.	File No.: File Date: Secured Party: Collateral:	99-060 3/19/1999 First Union National bank BLANKET LIEN

	Roanoke Co., VA	1.	File No.: File Date: Secured Party: Collateral:	99-221 3/18/1999 First Union National Bank BLANKET LIEN

	Rockingham Co., VA	1.	File No.: File Date: Secured Party: Collateral:	50357 3/18/1999 First Union National Bank BLANKET LIEN

	Shenendoah Co., VA	1.	File No.: File Date: Secured Party: Collateral:	99-000058 3/18/1999 First Union National Bank BLANKET LIEN

	Wythe Co., VA	1.	File No.: File Date: Secured Party: Collateral:	99-90 3/31/1999 First Union National Bank BLANKET LIEN

	Forest Co., MS	1.	File No.: File Date: Secured Party: Collateral:	94104 3/29/2001 GE Capital Business Asset Funding Specific Equipment

	Harrison Co., MS (1st District)	1.	File No.: File Date: Secured Party: Collateral:	01-1800 3/29/2001 GE Capital Business Asset Funding Specific Equipment

	Jackson Co., MS	1.	File No.: File Date: Secured Party: Collateral:	01-01054 3/29/2001 GE Capital Business Asset Funding Specific Equipment

94

Debtor	Jurisdiction	Liens
	Jones Co., MS (2nd District)	1.	File No.: File Date: Secured Party: Collateral:	111,787 3/29/2001 GE Capital Business Asset Funding Specific Equipment

	Lauderdale Co., MS	1.	File No.: File Date: Secured Party: Collateral:	01959 3/29/2001 GE Capital Business Assets Funding Specific Equipment

	Stone Co., MS	1.	File No.: File Date: Secured Party: Collateral:	24041 4/4/2001 GE Capital Business Asset Funding Specific Equipment

Depot	South Carolina Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	125319A 8/26/1999 First Union National Bank BLANKET LIEN

	Georgia Central Filing Office	1.	File No.: File Date: Secured Party: Collateral:	1211999003404 8/31/1999 First Union National Bank BLANKET LIEN

	Warren Co., MS	1.	File No.: File Date: Secured Party:	14534 7/16/1999 Central Products, Inc. dba Central Restaurant Products
			Collateral:	Open Account

Food Chief	South Carolina Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	125212A 8/26/1999 First Union National Bank BLANKET LIEN

Handy Way	Florida Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	990000031149 2/10/1999 First Union National Bank BLANKET LIEN

Sprint	Florida Secretary of State	1.	File No.: File Date: Secured Party: Collateral:	99000031146 2/10/1999 First Union National Bank BLANKET LIEN

95

Schedule 6.3

INVESTMENTS

None.

96

Schedule 6.4

CONTINGENT OBLIGATIONS

The Borrower has the following Surety Bonds outstanding:

BOND #	OBLIGEE	DESCRIPTION	LIABILITY	PREMIUM	EFF. DATE
45034860	Town of Decater	Beer Bond	$500.00	$100.00	10/10/2003
45017967	Jefferson Energy Cooperative	Bond in Lieu of Deposit	$4,200.00	$100.00	7/22/2003
45017959	City of Rocky Mount	Bond in Lieu of Deposit Stores 3077, 3078, 3080, 3081,	$32,400.00	$648.00	6/23/2003
45017922	City of Russellville	Electric Plant Board-Bond in Lieu of Deposit	$5,000.00	$100.00	5/24/2003
45017644	US Dept of Agriculture	Food Stamp Bond-store 734 - IN	$1,000.00	$100.00	10/1/2003
45017663	US Dept of Agriculture	Food Stamp Bond-store 211-FLA	$1,000.00	$100.00	12/21/2003
45017660	US Dept of Agriculture	Food Stamp Bond-store 278-FLA	$1,000.00	$100.00	11/13/2003
45017662	US Dept of Agriculture	Food Stamp Bond-store 1227-FLA	$1,000.00	$100.00	12/17/2003
45017661	US Dept of Agriculture	Food Stamp Bond-store 220-FLA	$1,000.00	$100.00	11/26/2003
45017962	Florida Dept of Revenue	Fuel Tax Bond	$5,000.00	$100.00	6/5/2003
45017766	State of VA	Fuel Tax Bond	$300,000.00	$4,200.00	12/7/2003
45017767	State of Louisana	Fuel Tax Bond	$10,000.00	$140.00	12/7/2003
45017666	Florida Dept of Revenue	Fuel Tax Bond	$100,000.00	$2,000.00	1/24/2004
45017919	State of Delaware	Gasoline Tax Bond	$3,000.00	$100.00	3/29/2003
45034745	NC Dept of Trans of Highway	Highway Encroachment Bond	$1,000.00	$100.00	10/28/2003
45034760	NC Dept of Trans of Highway	Highway Encroachment Bond	$1,000.00	$100.00	12/9/2003
45034635	NC Dept of Trans of Highway	Highway Encroachment Bond	$1,000.00	$100.00	2/1/2003
45034784	NC Dept of Trans of Highway	Highway Encroachment Bond	$1,000.00	$100.00	2/28/2003
45034803	NC Dept of Trans of Highway	Highway Encroachment Bond	$2,000.00	$100.00	4/29/2003
45034804	NC Dept of Trans of Highway	Highway Encroachment Bond	$1,500.00	$100.00	4/30/2003
45034810	NC Dept of Trans of Highway	Highway Encroachment Bond	$6,000.00	$120.00	5/16/2003
45034845	NC Dept of Trans of Highway	Highway Encroachment Bond	$10,000.00	$250.00	9/8/2003
45017633	State of VA – DOT	Land Use Bond	$2,500.00	$100.00	9/18/2003
45017844	State of Florida Dot	Motor Carrier Bond	$7,000.00	$140.00	4/1/2003
45017937	State of Maryland	Motor Fuel Dealer Bond	$90,000.00	$1,800.00	5/31/2003
45017923	State of Georgia	Motor Fuel Distributor’s Bond	$110,000.00	$2,200.00	5/24/2003
45017966	State of NC	Motor Fuel Tax	$250,000.00	$5,000.00	5/11/2003
45017984	State of S. Carolina	Motor Fuel Tax	$1,000,000.00	$20,000.00	6/8/2003
45017919	State of Delaware	Motor Gasoline	$5,000.00	$100.00	3/29/2003
45017918	St of Delaware	Motor Fuels Tax	$5,000.00	$100.00	3/29/2003
45017996	Comm of Kentucky	Motor Fuels License Bond 3084, 3085, 3087, 3090, 3096, 3106	$350,000.00	$7,000.00	8/17/2003
45034844	St of GA DOT	Performance bond	$20,000.00	$500.00	9/8/2003
45034792	Town of Cary, NC	Performance bond	$39,259.13	$785.00	3/29/2003
45017659	State of Tennessee	Petroleum Products and Alternative Fuels Bond	$3,000.00	$100.00	1/1/2004
45017957	State of Mississippi	Petroleum Products and Alternative Fuels Bond	$250,000.00	$5,000.00	6/9/2003
45017938	Santee Cooper S.C.	South Carolina Public Services-Utility Bond	$114,000.00	$2,280.00	4/13/2003
45017918	State of Delaware	Special Fuel Tax Bond	$5,000.00	$100.00	3/29/2003
45017835	State of Florida Dept of Revenue	Fuel Tax Bond	$100,000.00	$2,000.00	1/24/2004

97

BOND #	OBLIGEE	DESCRIPTION	LIABILITY	PREMIUM	EFF. DATE
45017847	Tampa Electric	Utility Service Guaranty Bond	$12,000.00	$240.00	2/10/2004
45017675	Florida Power & Light	Utility Service Guaranty Bond	$376,280.00	$7,526.00	1/24/2004
45017673	Withlacoochee River Electric	Utility Service Guaranty Bond	$26,000.00	$520.00	1/24/2004
45017654	Central Georgia EMC	Utility Service Guaranty Bond	$8,000.00	$140.00	11/2/2003
45017655	Water, Light & Gas	Utility Service Guaranty Bond	$3,300.00	$100.00	11/2/2003
45017921	Murfreesboro Electric Department	Utility Service Guaranty Bond	$3,000.00	$100.00	5/24/2003
45017964	Southern Pine Electric	Utility Service Guaranty Bond	$18,500.00	$370.00	6/21/2003
45017963	Pearl River Valley	Utility Service Guaranty Bond	$9,150.00	$183.00	6/21/2003
45017958	Broad Power Electric Company	Utility Service Guaranty Bond	$5,006.00	$100.00	6/23/2003
45034584	Georgia Power Company	Utility Service Guaranty Bond	$35,000.00	$700.00	7/20/2003
45017622	Canton Municipal Utilities	Utility Service Guaranty Bond	$9,000.00	$180.00	9/7/2003
45017623	Entergy Mississippi	Utility Service Guaranty Bond	$126,530.00	$2,531.00	9/7/2003
45017635	Mississippi Valley Gas	Utility Service Guaranty Bond	$2,300.00	$100.00	9/22/2003
45017688	State of Louisana	Utility Service Guaranty Bond	$20,000.00	$350.00	11/3/2003
45017768	City of Vicksburg	Utility Service Guaranty Bond	$3,600.00	$100.00	12/14/2003
45017802	Yazoo City Public Utility	Utility Service Guaranty Bond	$6,000.00	$100.00	12/14/2003
45017803	Coast Electric Store#3463	Utility Service Guaranty Bond	$3,000.00	$100.00	12/14/2003
45017804	Coast Electric Store#3465	Utility Service Guaranty Bond	$4,000.00	$100.00	12/14/2003
45017805	Coast Electric Store#3466	Utility Service Guaranty Bond	$4,000.00	$100.00	12/14/2003
45017806	Coast Electric Store#3458	Utility Service Guaranty Bond	$4,000.00	$100.00	12/14/2003
45017809	Entergy Louisiana	Utility Service Guaranty Bond	$62,290.00	$623.00	12/9/2003
45017676	City of Leesburg	Utility Service Guaranty Bond	$8,450.00	$169.00	1/24/2004
45017674	City of Jacksonville Beach	Utility Service Guaranty Bond	$39,000.00	$780.00	1/24/2004
45017843	Florida Public Utilities	Utility Service Guaranty Bond	$10,000.00	$200.00	1/24/2004
45017848	St Cloud Utility	Utility Service Guaranty Bond	$3,000.00	$100.00	2/10/2004
45017956	Florida Power Corp	Utility Service Guaranty Bond	$154,000.00	$3,080.00	4/29/2003
45017638	City of Williston	Utility Service Guaranty Bond	$5,000.00	$100.00	10/5/2003
45017672	City of Green Cove Springs	Utility Service Guaranty Bond	$6,210.00	$124.00	1/24/2004
45017671	Clay Electric Cooperative	Utility Service Guaranty Bond	$101,400.00	$2,028.00	1/22/2004
45017670	City of Newberry	Utility Service Guaranty Bond	$6,500.00	$130.00	1/24/2004
45017890	New Smyrna Beach	Utility Service Guaranty Bond	$9,000.00	$158.00	2/28/2004
45034566	City of Orlando	Utility Service Guaranty Bond	$2,050.00	$100.00	7/10/2003
45017669	Sumter Electric	Utility Service Guaranty Bond	$33,000.00	$660.00	1/24/2004
45034861	Tristate Membership	Utility Service Guaranty Bond	$2,100.00	$100.00	10/10/2003
45034862	Athens Utility	Utility Service Guaranty Bond	$1,235.00	$100.00	10/10/2003
45034863	Cleveland Utilities	Utility Service Guaranty Bond	$27,000.00	$675.00	10/10/2003
45034864	City of Cartersville	Utility Service Guaranty Bond	$2,500.00	$100.00	10/10/2003
45034865	Sweetwater Utility	Utility Service Guaranty Bond	$10,000.00	$200.00	10/10/2003
45034866	Sequachee Valley-Dunlap	Utility Service Guaranty Bond	$4,210.00	$105.00	10/10/2003
45034867	Sequachee Valley-Pittsburgh	Utility Service Guaranty Bond	$7,020.00	$140.00	10/10/2003
45034868	Sequachee Valley-Tracy City	Utility Service Guaranty Bond	$5,010.00	$100.00	10/10/2003
45034869	Chattanooga Electric	Utility Service Guaranty Bond	$170,650.00	$3,413.00	10/10/2003
45034870	Nashville Gas	Utility Service Guaranty Bond	$770.00	$100.00	10/10/2003
45034871	City of Lafayette	Utility Service Guaranty Bond	$5,150.00	$129.00	10/10/2003
45034872	City of Calhoun	Utility Service Guaranty Bond	$4,340.00	$108.00	10/10/2003
45034873	City of Cooksville	Utility Service Guaranty Bond	$5,600.00	$100.00	10/10/2003

98

BOND #	OBLIGEE	DESCRIPTION	LIABILITY	PREMIUM	EFF. DATE
45034874	Nashville & Davidson	Utility Service Guaranty Bond	$11,285.00	$226.00	10/10/2003
45034875	Duck River Electric	Utility Service Guaranty Bond	$19,500.00	$390.00	10/10/2003
45034877	North GA Electric	Utility Service Guaranty Bond	$70,000.00	$1,400.00	10/10/2003
			$4,304,295.13	$85,541.00

The Company has assigned the following leases:

Location	Lease Assigned to
St. Matthews, SC	Boxley Enterprises, Inc.
Gainesville, GA	Ranajung Sahni
Hiram, GA	Hollis Petroleum, LLC
Orlando, FL	Boxley Enterprises, Inc.

99

Schedule 6.8-1

EXISTING SALE AND LEASE-BACK TRANSACTIONS

Store #	Date	Lessor/Amount
#855	10/31/97	Harold Chastain - $650,000
#861	11/14/97	Harold Chastain - $1,000,000
#872	11/24/97	Margaret Heagerty - $633,109
#1301	3/7/99	Realty Income Corporation - $1,359,977.50
#1302	3/7/99	Realty Income Corporation - $1,054,957.63
#1303	3/7/99	Realty Income Corporation - $1,016,559.99
#1304	3/7/99	Realty Income Corporation - $972,897.77
#1306	3/7/99	Realty Income Corporation - $850,435.12
#1307	3/7/99	Realty Income Corporation - $880,231.92
#1310	3/7/99	Realty Income Corporation - $1,321,662.70
#1320	3/7/99	Realty Income Corporation - $869,930.62
#1321	3/7/99	Realty Income Corporation - $818,346.75
#3243	7/22/99	Realty Income Corporation - $800,000
#3244	7/22/99	Realty Income Corporation - $750,000
#3245	7/22/99	Realty Income Corporation - $950,000
#3248	7/22/99	Realty Income Corporation - $800,000
#3249	7/22/99	Realty Income Corporation - $850,000
#3250	7/22/99	Realty Income Corporation - $1,000,000
#3252	7/22/99	Realty Income Corporation - $900,000
#3253	7/22/99	Realty Income Corporation - $800,000
#3254	7/22/99	Realty Income Corporation - $1,200,000
#3256	7/22/99	Realty Income Corporation - $700,000
#3257	7/22/99	Realty Income Corporation - $925,000
#3258	7/22/99	Realty Income Corporation - $700,000
#3261	7/22/99	Realty Income Corporation - $1,000,000
#3262	7/22/99	Realty Income Corporation - $875,000
#3263	7/22/99	Realty Income Corporation - $1,100,000
#3264	7/22/99	Realty Income Corporation - $900,000
#3266	7/22/99	Realty Income Corporation - $600,000
#3267	7/22/99	Realty Income Corporation - $1,100,000
#3270	7/22/99	Realty Income Corporation - $650,000
#3271	7/22/99	Realty Income Corporation - $500,000
#3272	7/22/99	Realty Income Corporation - $1,100,000
#3273	7/22/99	Realty Income Corporation - $1,200,000
#3275	7/22/99	Realty Income Corporation - $850,000
#3276	7/22/99	Realty Income Corporation - $900,000
#3277	7/22/99	Realty Income Corporation - $850,000
#3280	7/22/99	Realty Income Corporation - $900,000
#3281	7/22/99	Realty Income Corporation - $700,000
#3282	7/22/99	Realty Income Corporation - $800,000
#3284	7/22/99	Realty Income Corporation - $1,100,000
#3285	7/22/99	Realty Income Corporation - $1,250,000

100

Store #	Date	Lessor/Amount
#3286	7/22/99	Realty Income Corporation - $1,100,000
#3289	7/22/99	Realty Income Corporation - $1,100,000
#3290	7/22/99	Realty Income Corporation - $900,000
#3356	2/1/00	K. Martin Waters, Jr. - $648,140
#3357	2/1/00	K. Martin Waters, Jr. - $596,075
#3358	2/1/00	K. Martin Waters, Jr. - $585,957
#3359	2/1/00	K. Martin Waters, Jr. - $546,260
#3354	4/1/00	SMCO, LLC - $1,200,000
#3314	5/8/00	Highland Park/Athens-Gainesville, LLC - $900,000
#3346	5/8/00	Highland Park/Athens-Gainesville, LLC - $1,500,000
#3322	6/1/00	MWH Properties, LLC - $1,200,000
#3350	6/1/00	MWH Properties, LLC - $1,000,000
#3377	7/21/00	1B Regency Parkway, LLC (Hilton Head, SC) - $800,000
#941	8/22/00	Rachel, LLC - $907,000
#3419	11/20/00	Waters Investments, Inc. - $500,000
#3442	12/21/00	M. K., LLC (Durham, NC) - $1,400,000
#3440	12/21/00	Petroleum Realty VI, LLC - $400,000
#3443	12/21/00	Petroleum Realty VI, LLC - $1,050,000
#3444	12/21/00	Petroleum Realty VI, LLC - $950,000
#3445	12/21/00	Petroleum Realty VI, LLC - $1,280,000
#3446	12/21/00	Petroleum Realty VI, LLC - $1,230,000
#3447	12/21/00	Petroleum Realty VI, LLC - $1,280,000
#3448	12/21/00	Petroleum Realty VI, LLC - $780,000
#3449	12/21/00	Petroleum Realty VI, LLC - $750,000
#3450	12/21/00	Petroleum Realty VI, LLC - $1,040,000
#3452	12/21/00	Petroleum Realty VI, LLC - $1,110,000
#3453	12/21/00	Petroleum Realty VI, LLC - $990,000
#3454	12/21/00	Petroleum Realty VI, LLC - $1,110,000
#3455	12/21/00	Petroleum Realty VI, LLC - $1,060,000
#3456	12/21/00	Petroleum Realty VI, LLC - $1,150,000
#3458	12/21/00	Petroleum Realty VI, LLC - $950,000
#3459	12/21/00	Petroleum Realty VI, LLC - $1,080,000
#3460	12/21/00	Petroleum Realty VI, LLC - $1,090,000
#3461	12/21/00	Petroleum Realty VI, LLC - $1,060,000
#3463	12/21/00	Petroleum Realty VI, LLC - $580,000
#3465	12/21/00	Petroleum Realty VI, LLC - $1,180,000
#3466	12/21/00	Petroleum Realty VI, LLC - $1,390,000
#3467	12/21/00	Petroleum Realty VI, LLC - $1,080,000
#3468	12/21/00	Petroleum Realty VI, LLC - $1,660,000
#3474	01/25/01	Realty Income Corporation - $1,200,000
#3480	01/25/01	Realty Income Corporation - $900,000
#3469	06/14/01	Carolina Magee, LLC - $1,400,000
#3355	01/24/02	LRD, LLC, Kingfisher Investments LLC, and Beach Brothers, LLC - $1,333,500
#3438	03/13/02	Oates Oil Company - $2,067,025

101

Store #	Date	Lessor/Amount
#3439	08/21/02	Oates Oil Company - $1,465,173
#6278	11/14/02	Shirley & James Andrews - $1,200,000
3499	10/16/2003	RI GA 1, LLC - $400,000
3502	10/16/2003	RI GA 1, LLC - $490,000
3503	10/16/2003	RI GA 1, LLC - $1,000,000
3504	10/16/2003	RI GA 1, LLC - $469,230
3505	10/16/2003	RI GA 1, LLC - $250,000
3506	10/16/2003	RI GA 1, LLC - $450,000
3508	10/16/2003	RI GA 1, LLC - $450,000
3510	10/16/2003	RI GA 1, LLC - $350,000
3511	10/16/2003	RI GA 1, LLC - $519,231
3512	10/16/2003	RI GA 1, LLC - $1,387,570
3516	10/16/2003	RI GA 1, LLC - $400,000
3518	10/16/2003	RI GA 1, LLC - $350,000
3519	10/16/2003	RI GA 1, LLC - $750,000
3521	10/16/2003	RI GA 1, LLC - $189,231
3523	10/16/2003	RI GA 1, LLC - $417,143
3526	10/16/2003	RI GA 1, LLC - $400,000
3528	10/16/2003	RI GA 1, LLC - $369,231
3537	10/16/2003	RI GA 1, LLC - $600,000
3549	10/16/2003	RI GA 1, LLC - $569,140
3551	10/16/2003	RI GA 1, LLC - $576,547
3553	10/16/2003	RI GA 1, LLC - $670,000
3554	10/16/2003	RI GA 1, LLC - $750,000
3561	10/16/2003	RI GA 1, LLC - $1,100,000
3564	10/16/2003	RI GA 1, LLC - $900,000
3581	10/16/2003	RI GA 1, LLC - $1,200,000
3590	10/16/2003	RI GA 1, LLC - $600,000
3604	10/16/2003	RI GA 1, LLC - $950,000
3612	10/16/2003	RI GA 1, LLC - $1,250,000
3615	10/16/2003	RI GA 1, LLC - $1,377,860
3494	10/16/2003	RI TN 1, LLC - $850,000
3495	10/16/2003	RI TN 1, LLC - $519,230
3496	10/16/2003	RI TN 1, LLC - $669,230
3497	10/16/2003	RI TN 1, LLC - $2,000,000
3498	10/16/2003	RI TN 1, LLC - $300,000
3515	10/16/2003	RI TN 1, LLC - $480,000
3517	10/16/2003	RI TN 1, LLC - $500,000
3524	10/16/2003	RI TN 1, LLC - $ 457,083
3527	10/16/2003	RI TN 1, LLC - $300,000
3533	10/16/2003	RI TN 1, LLC - $1,000,000
3535	10/16/2003	RI TN 1, LLC - $314,312
3539	10/16/2003	RI TN 1, LLC - $775,000
3540	10/16/2003	RI TN 1, LLC - $700,000
3541	10/16/2003	RI TN 1, LLC - $850,000
3546	10/16/2003	RI TN 1, LLC - $650,000

102

Store #	Date	Lessor/Amount
3548	10/16/2003	RI TN 1, LLC - $500,000
3550	10/16/2003	RI TN 1, LLC - $925,000
3552	10/16/2003	RI TN 1, LLC - $800,000
3556	10/16/2003	RI TN 1, LLC - $950,000
3558	10/16/2003	RI TN 1, LLC - $900,000
3559	10/16/2003	RI TN 1, LLC - $760,340
3565	10/16/2003	RI TN 1, LLC - $804,785
3567	10/16/2003	RI TN 1, LLC - $913,847
3568	10/16/2003	RI TN 1, LLC - $800,000
3569	10/16/2003	RI TN 1, LLC - $750,000
3571	10/16/2003	RI TN 1, LLC - $550,000
3573	10/16/2003	RI TN 1, LLC - $1,466,328
3574	10/16/2003	RI TN 1, LLC - $1,000,000
3575	10/16/2003	RI TN 1, LLC - $700,000
3576	10/16/2003	RI TN 1, LLC - $735,000
3578	10/16/2003	RI TN 1, LLC - $270,000
3579	10/16/2003	RI TN 1, LLC - $900,000
3580	10/16/2003	RI TN 1, LLC - $774,780
3582	10/16/2003	RI TN 1, LLC - $809,168
3583	10/16/2003	RI TN 2, LLC - $1,570,000
3585	10/16/2003	RI TN 2, LLC - $1,100,000
3586	10/16/2003	RI TN 2, LLC - $342,263
3589	10/16/2003	RI TN 2, LLC - $700,000
3592	10/16/2003	RI TN 2, LLC - $450,000
3593	10/16/2003	RI TN 2, LLC - $350,000
3594	10/16/2003	RI TN 2, LLC - $350,000
3595	10/16/2003	RI TN 2, LLC - $519,231
3597	10/16/2003	RI TN 2, LLC - $550,000
3598	10/16/2003	RI TN 2, LLC - $354,797
3599	10/16/2003	RI TN 2, LLC - $969,231
3601	10/16/2003	RI TN 2, LLC - $380,000
3607	10/16/2003	RI TN 2, LLC - $1,383,751
3608	10/16/2003	RI TN 2, LLC - $1,218,475
3609	10/16/2003	RI TN 2, LLC - $1,424,650
3613	10/16/2003	RI TN 2, LLC - $1,650,000
3614	10/16/2003	RI TN 2, LLC - $1,550,000
3616	10/16/2003	RI TN 2, LLC - $950,000
3617	10/16/2003	RI TN 2, LLC - $1,336,600
3618	10/16/2003	RI TN 2, LLC - $1,500,000
3620	10/16/2003	RI TN 2, LLC - $1,134,650
3621	10/16/2003	RI TN 2, LLC - $914,940
3623	10/16/2003	RI TN 2, LLC - $858,208
3624	10/16/2003	RI TN 2, LLC - $500,000
3626	10/16/2003	RI TN 2, LLC - $858,208
3628	10/16/2003	RI TN 2, LLC - $858,208
3629	10/16/2003	RI TN 2, LLC - $858,208

103

Store #	Date	Lessor/Amount
3501	10/16/2003	Crestnet 1, LLC - $541,290
3513	10/16/2003	Crestnet 1, LLC - $497,704
3514	10/16/2003	Crestnet 1, LLC - $897,704
3536	10/16/2003	Crestnet 1, LLC - $647,704
3538	10/16/2003	Crestnet 1, LLC - $847,704
3545	10/16/2003	Crestnet 1, LLC - $797,704
3557	10/16/2003	Crestnet 1, LLC - $1,147,704
3560	10/16/2003	Crestnet 1, LLC - $847,704
3562	10/16/2003	Crestnet 1, LLC - $1,047,704
3563	10/16/2003	Crestnet 1, LLC - $1,047,704
3566	10/16/2003	Crestnet 1, LLC - $1,172,704
3570	10/16/2003	Crestnet 1, LLC - $697,704
3584	10/16/2003	Crestnet 1, LLC - $1,147,704
3587	10/16/2003	Crestnet 1, LLC - $681,313
3588	10/16/2003	Crestnet 1, LLC - $1,547,704
3602	10/16/2003	Crestnet 1, LLC - $1,047,704
3605	10/16/2003	Crestnet 1, LLC - $1,407,704
3606	10/16/2003	Crestnet 1, LLC - $1,247,704
3610	10/16/2003	Crestnet 1, LLC - $1,547,704
3611	10/16/2003	Crestnet 1, LLC - $1,497,704
3619	10/16/2003	Crestnet 1, LLC - $1,597,704
3622	10/16/2003	Crestnet 1, LLC - $1,343,104
3625	10/16/2003	Crestnet 1, LLC - $578,294
3627	10/16/2003	Crestnet 1, LLC - $1,173,917
6293	8/27/2003	James and Shirley Andrews - $800,000

104

Schedule 6.8-2

PERMITTED SALE AND LEASE-BACK PROPERTIES

None.

105

Schedule 9.2

LENDERS’ LENDING OFFICES

Credit Contact	Operations Contact
Wachovia Bank, National Association One Wachovia Center, TW-6 Charlotte, North Carolina 28288-0760 Attention: Mr. Douglas Boothe Telephone: (704) 383-7553 Facsimile: (704) 383-7611

Wachovia Bank, National Association

Charlotte Plaza

201 South College Street, CP-8

Charlotte, North Carolina 28288-0680

Attention: Syndication Agency Services

Telephone: (704) 715-1880

Facsimile: (704) 383-0288

Credit Suisse First Boston Eleven Madison Avenue New York, New York 10010 Attention: Bill Fox Telephone: (212) 325-9923 Facsimile: (212) 743-2155	Credit Suisse First Boston One Madison Avenue New York, New York 10010 Attention: Hazel Leslie Telephone: (212) 538-3380 Facsimile: (212) 538-6851

Wells Fargo Bank, N.A. 333 S. Grand Avenue 9th Floor Los Angeles, California 90071 Attention: Michael St. Geme Telephone: (213) 253-7304 Facsimile: (213) 628-1188	Wells Fargo Bank, N.A. 201 Third Street, 8th Floor MAC A0187-081 San Francisco, California 94105 Attention: Rosanna Roxas Telephone: (415) 477-5424 Facsimile: (415) 979-0675

Guaranty Bank 8333 Douglas Avenue Dallas, Texas 75225 Attention: Michael Ansolabehere Telephone: (214) 360-8966 Facsimile: (214) 360-8908	Guaranty Bank 8333 Douglas Avenue Dallas, Texas 75225 Attention: Kimberly Thompson Telephone: (214) 360-2609 Facsimile (214) 360-5109

IKB Capital Corporation 555 Madison Avenue, 24th Floor New York, New York 10022 Attention: David Snyder Telephone: (212) 485-3600 Facsimile: (212) 583-8808	IKB Capital Corporation 555 Madison Avenue, 24th Floor New York, New York 10022 Attention: April Greaves-Bryan Telephone: (212) 485-3600 Facsimile: (212) 583-8808

Raymond James Bank, FSB 710 Carillon Parkway St. Petersburg, Florida 33716 Attention: Andrew D. Hahn Telephone: (727) 567-7762 Facsimile: (727) 567-8830	Raymond James Bank, FSB 710 Carillon Parkway St. Petersburg, Florida 33716 Attention: Cheryl Buchanan Telephone: (727) 567-7633 Facsimile: (727) 567-8519

Credit Industriel et Commercial 520 Madison Avenue 37th Floor New York, New York 10022 Attention: Anthony Rock Telephone: (212) 715-4666 Facsimile: (212) 715-4535	Credit Industriel et Commercial 520 Madison Avenue 37th Floor New York, New York 10022 Attention: Telephone: (212) 715-4541 Facsimile: (212) 715-4477

Schedule 9.6(c)

FORM OF COMMITMENT TRANSFER SUPPLEMENT

COMMITMENT TRANSFER SUPPLEMENT

Reference is made to the Amended and Restated Credit Agreement, dated as of March 12, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Pantry, Inc. (the “Borrower”), the Domestic Subsidiaries of the Borrower from time to time party thereto (individually a “Guarantor” and collectively, the “Guarantors”), the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                     (the “Transferor Lender”) and                      (the “Purchasing Lender”) agree as follows:

1. For an agreed consideration, the Transferor Lender hereby irrevocably sells and assigns to the Purchasing Lender, and the Purchasing Lender hereby irrevocably purchases and assumes from the Transferor Lender, as of the Transfer Funding Date (as defined below), (a) all of the Transferor Lender’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as set forth on Schedule 1, and all instruments delivered pursuant thereto to the extent related to the principal amount and Commitment Percentage set forth on Schedule 1 attached hereto of all of such outstanding rights and obligations of the Transferor Lender under the respective facilities set forth on Schedule 1 (including any letters of credit, guarantees, and swingline loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Transferor Lender (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Transferor Lender and, except as expressly provided in this Commitment Transfer Supplement, without representation or warranty by the Transferor Lender.

2. The Transferor Lender (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment Transfer Supplement and to consummate the transactions contemplated hereby; (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any Collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Documents; and (c) in the case of an assignment of the entire remaining amount of the Transferor Lender’s Commitments, attaches any Note(s) held by it evidencing the Assigned Interest and requests that the Administrative Agent exchange the attached Note(s) for a new Note(s) payable to the Purchasing Lender.

3. The Purchasing Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment Transfer Supplement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date (as defined below), it shall be bound by the provisions of the Credit Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and (iii) it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.3 thereof, the financial statements delivered pursuant to Section 5.1 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; (b) agrees that it will (i) independently and without reliance upon the Transferor Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto and (ii) perform in accordance with its terms all the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 2.19 of the Credit Agreement; and (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

4. The effective date of this Commitment Transfer Supplement shall be                      , 20     (the “Effective Date”). Following the execution of this Commitment Transfer Supplement, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date.

5. The funding date for this Commitment Transfer Supplement shall be                      , 20     (the “Transfer Funding Date”). On the Transfer Funding Date, any registration and processing fee shall be due and payable to the Administrative Agent pursuant to Section 9.6 of the Credit Agreement.

6. Upon such acceptance, recording and payment of applicable registration and processing fees, from and after the Transfer Funding Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Purchasing Lender whether such amounts have accrued prior to the Transfer Funding Date or accrue subsequent to the Transfer Funding Date. The Transferor Lender and the Purchasing Lender shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Transfer Funding Date or, with respect to the making of this assignment, directly between themselves.

7. From and after the Transfer Funding Date, (a) the Purchasing Lender shall be a party to the Credit Agreement and, to the extent provided in this Commitment Transfer Supplement,

have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Transferor Lender shall, to the extent provided in this Commitment Transfer Supplement, relinquish its rights and be released from its obligations under the Credit Agreement.

8. This Commitment Transfer supplement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

SCHEDULE 1

TO COMMITMENT TRANSFER SUPPLEMENT

EFFECTIVE DATE:             , 200

Name of Transferor Lender:

Name of Purchasing Lender:

Transfer Funding Date of Assignment:

Assigned Interest:

Facility Assigned	Principal Amount of Commitment/Loans Assigned	Commitment Percentage Assigned[2]	CUSIP Number
	$	%

[NAME OF PURCHASING LENDER]	[NAME OR TRANSFEROR LENDER]

By	By
Name:	Name:
Title:	Title:

Accepted (if required):	Consented to (if required):

WACHOVIA BANK,	THE PANTRY, INC.,
NATIONAL ASSOCIATION,	a Delaware corporation, as the Borrower
as the Administrative Agent

By:	By:
Name:	Name:
Title:	Title:

[2]	Calculate the Commitment Percentage that is assigned to at least 9 decimal places and show as a percentage of the aggregate commitments of all Lenders.